Filed Pursuant to Rule 424(b)(3)

Registration No. 333-263573

PROSPECTUS SUPPLEMENT NO. 1

(to Prospectus dated July 13, 2022)

D-WAVE QUANTUM INC.

COMMON SHARES

WARRANTS TO PURCHASE COMMON SHARES

COMMON SHARES UNDERLYING WARRANTS

This prospectus supplement updates, amends and supplements the prospectus contained in our Registration Statement on Form S-4, effective as of July 13, 2022 (as supplemented or amended from time to time, the “Prospectus”) (Registration No. 333-263573).

This prospectus supplement is being filed to update, amend and supplement the information included in the Prospectus with the information contained in (a) our Current Report on Form 8-K, filed with the Securities and Exchange Commission (the “SEC”) on August 10, 2022, as amended (the “Original Form 8-K”), (b) Amendment No. 1 on Form 8-K/A to the Original Form 8-K, filed with the SEC on August 29, 2022 (the “Form 8-K Amendment”) and (c) our Quarterly Report on Form 10-Q for the quarter ended June 30, 2022, filed with the SEC on August 26, 2022 (the “Quarterly Report”). Accordingly, we have attached each of the Original Form 8-K, the Form 8-K Amendment and the Quarterly Report to this prospectus supplement.

This prospectus supplement is not complete without the Prospectus. This prospectus supplement should be read in conjunction with the Prospectus, which is to be delivered with this prospectus supplement, and is qualified by reference thereto, except to the extent that the information in this prospectus supplement updates or supersedes the information contained in the Prospectus. Please keep this prospectus supplement with your Prospectus for future reference.

Our shares of common stock, par value $0.0001 (“Common Shares”), and warrants to purchase Common Shares (“Warrants”), each whole Warrant exercisable for 1.4541326 Common Shares at an exercise price of $11.50, are listed on the New York Stock Exchange (the “NYSE”) under the symbols “QBTS” and “QBTS.WS,” respectively. On September 2, 2022, the last reported sales prices for the Common Shares and Warrants on the NYSE were $6.10 and $0.40, respectively.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 51 of the Prospectus for a discussion of applicable information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if the Prospectus or this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is September 6, 2022.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 5, 2022

D-Wave Quantum Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41468	84-1068854
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3033 Beta Avenue Burnaby, British Columbia Canada	V5G 4M9
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (604) 630-1428

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	QBTS	New York Stock Exchange
Warrants, each whole warrant exercisable for 1.4541326 shares of common stock at an exercise price of $11.50	QBTS.WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

Overview

This Current Report on Form 8-K is being filed to report matters under items 1.01, 2.01, 3.02, 4.01, 5.01, 5.02, 5.05, 5.06, 7.01, and 9.01 of Form 8-K. On August 5, 2022 (the “Closing Date”), DPCM Capital, Inc., a Delaware corporation (“DPCM”), D-Wave Quantum Inc., a Delaware corporation and a direct, wholly-owned subsidiary of DPCM (“D-Wave Quantum”), DWSI Holdings Inc., a Delaware corporation and a direct, wholly-owned subsidiary of D-Wave Quantum (“Merger Sub”), DWSI Canada Holdings ULC, a British Columbia unlimited liability company and a direct, wholly-owned subsidiary of D-Wave Quantum (“CallCo”), D-Wave Quantum Technologies Inc., a British Columbia corporation and a direct, wholly-owned subsidiary of CallCo (“ExchangeCo”), and D-Wave Systems Inc., a British Columbia company (“D-Wave”), consummated the transactions (the “Transaction”) contemplated by the Transaction Agreement, dated February 7, 2022, by and among DPCM, D-Wave Quantum, CallCo, ExchangeCo and D-Wave (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Transaction Agreement”), following the approval at a special meeting of the stockholders of DPCM held on August 2, 2022 (the “Special Meeting”).

Pursuant to the terms of the Transaction Agreement, Merger Sub was merged with and into DPCM (the “DPCM Merger”), with DPCM surviving such merger as a direct, wholly-owned subsidiary of D-Wave Quantum, with the stockholders of DPCM receiving an aggregate of 4,327,512 shares of D-Wave Quantum common stock (“D-Wave Quantum Common Shares”) in the DPCM Merger; and (ii) immediately following the DPCM Merger, pursuant to a statutory plan of arrangement under the Business Corporations Act (British Columbia) (the “Plan of Arrangement”), D-Wave became a subsidiary of D-Wave Quantum, with the stockholders of D-Wave receiving, at their election, either D-Wave Quantum Common Shares or exchangeable shares in the capital of ExchangeCo (the “Exchangeable Shares”). The Exchangeable Shares are exchangeable from time to time, at the holder’s election, for D-Wave Quantum Common Shares on a one-for-one basis.

In connection with the Special Meeting and the Transaction, the holders of 29,097,787 shares of DPCM Class A common stock, par value $0.0001 per share, exercised their right to redeem their shares for cash at a redemption price of approximately $10.01 per share, for an aggregate redemption amount of approximately $291.4 million.

Conversion and Exchange of Equity in the Transaction

Upon the closing of the Transaction (the “Closing”), the following occurred:

•

Each non-redeeming share of DPCM Class A Common Stock was converted into the right to receive 1.4541326 D-Wave Quantum Common Shares (the “Exchange Ratio”), such that 902,213 shares of DPCM Class A Common Stock that were not redeemed were exchanged for 1,311,937 D-Wave Quantum Common Shares;

•

All outstanding warrants of DPCM were converted into the right to receive warrants of D-Wave Quantum (“D-Wave Quantum Warrants”). Each such D-Wave Quantum Warrant is exercisable for 1.4541326 D-Wave Quantum Common Shares, at any time commencing 30 days after the completion of the Transaction. The number of D-Wave Quantum Common Shares received upon the exercise of D-Wave Quantum Warrants will be rounded down to the nearest whole number of D-Wave Quantum Common Shares;

•

Following the forfeiture by DPCM’s sponsor, CDPM Sponsor Group, LLC (the “Sponsor”) of 4,484,425 of the 7,252,500 shares of DPCM Class B Common Stock (the “Founder Shares”) held by it, the remaining 3,015,575 Founder Shares held by Sponsor and DPCM’s officers, directors and other special advisors, were converted into D-Wave Quantum Common Shares on a one-for-one basis; and

•

Immediately following the DPCM Merger, the arrangement under Part 9, Division 5 of the Business Corporations Act (British Columbia) (the “Arrangement”) was effected. The aggregate consideration paid to shareholders of D-Wave in connection with the Transaction was approximately 99.7 million D-Wave Quantum Common Shares and Exchangeable Shares (excluding options of D-Wave and warrants of D-Wave) as described in the final prospectus and definitive proxy statement, dated July 13, 2022 (the “Proxy

Statement/Prospectus”) filed by D-Wave Quantum with the Securities and Exchange Commission (the “SEC”).

A description of the Transaction and the terms of the Transaction Agreement are included in the Proxy Statement/Prospectus in the section titled “Proposal No. 1—The Transaction Proposal” beginning on page 280 of the Proxy Statement/Prospectus.

The foregoing description of the Transaction Agreement is a summary only, does not purport to be complete and is qualified in its entirety by the full text of the Transaction Agreement, a copy of which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

PIPE Subscription Agreements

Concurrently with the execution of the Transaction Agreement, certain investors (the “PIPE Investors”) entered into subscription agreements (the “PIPE Subscription Agreements”) pursuant to which the PIPE Investors committed to purchase a number of D-Wave Quantum Common Shares (the “PIPE Shares”) equal to the aggregate purchase price for all D-Wave Quantum Common Shares subscribed for by each PIPE Investor, divided by $10.00 and multiplied by the Exchange Ratio for an aggregate purchase price of $40.0 million (the “PIPE Financing”), such that the PIPE Investors purchased 5,816,528 PIPE Shares in the aggregate. The sale of the PIPE Shares was consummated substantially concurrently with Closing.

A description of the PIPE Subscription Agreements is included in the Proxy Statement/Prospectus in the section titled “Proposal No. 1—The Transaction Proposal — Related Agreements —PIPE Financing” on page 293 of the Proxy Statement/Prospectus.

The foregoing description of the Subscription Agreements is a summary only, does not purport to be complete and is qualified in its entirety by the full text of the form of PIPE Subscription Agreement, which is attached hereto as Exhibit 10.3 and is incorporated herein by reference.

The Lincoln Park Transactions

On June 16, 2022, D-Wave Quantum, D-Wave and DPCM entered into a purchase agreement (the “Purchase Agreement”) with Lincoln Park Capital Fund, LLC (“Lincoln Park”) pursuant to which Lincoln Park has agreed to purchase from D-Wave Quantum, at the option of D-Wave Quantum, up to $150,000,000 of D-Wave Quantum Common Shares from time to time over a 36-month period following the Closing and upon the satisfaction of certain other conditions set forth in the Purchase Agreement. In accordance with the Lincoln Park Purchase Agreement, on August 5, D-Wave issued to Lincoln Park 127,180 D-Wave Quantum Common Shares in respect of $875,000 of the $2,625,000 commitment fee due to Lincoln Park.

In connection with the Purchase Agreement, D-Wave Quantum, D-Wave and DPCM also entered into a Registration Rights Agreement (the “Lincoln Park Registration Rights Agreement”) with Lincoln Park, pursuant to which D-Wave Quantum has agreed to file a registration statement covering D-Wave Quantum Common Shares that are issuable to Lincoln Park under the Purchase Agreement with the SEC within thirty (30) days following the Closing.

A description of the Purchase Agreement and Lincoln Park Registration Rights Agreement is included in the Proxy Statement/Prospectus in the section titled “Proposal No. 1—The Transaction Proposal — Related Agreements — The Lincoln Park Transactions” beginning on page 293 of the Proxy Statement/Prospectus.

The foregoing description of the Purchase Agreement and Lincoln Park Registration Rights Agreement is a summary only, does not purport to be complete and is qualified in its entirety by the full text of the Purchase Agreement and the Lincoln Park Registration Rights Agreement, which are attached hereto as Exhibit 10.34 and Exhibit 10.35, respectively, and are incorporated herein by reference.

Amended and Restated Sponsor Support Agreement

Concurrently with the execution of the Transaction Agreement, the Sponsor, DPCM, D-Wave Quantum and D-Wave entered into a Sponsor Support Agreement, pursuant to which, among other things, the Sponsor agreed to (i) vote in favor of the Transaction Agreement and the Transaction, (ii) a certain number of D-Wave Quantum

Common shares becoming subject to certain vesting conditions immediately prior to, and contingent upon, the Closing, (iii) reimburse or otherwise compensate DPCM for an aggregate amount of fees, expenses, commissions or other amounts incurred by or on behalf of, or otherwise payable (and not otherwise expressly allocated to D-Wave or any of its subsidiaries (each a “Group Company”) or any holder of shares of D-Wave, options of D-Wave or warrants of D-Wave pursuant to the terms of the Transaction Agreement or any ancillary document), whether or not due, by DPCM, ExchangeCo, D-Wave Quantum, Merger Sub or CallCo (together, the “DPCM Parties”) in connection with the negotiation, preparation or execution of the Transaction Agreement or any ancillary documents, the performance of its covenants or agreements in the Transaction Agreement or any ancillary document or the consummation of the Transaction, including (a) the fees and expenses of outside legal counsel, accountants, advisors, brokers, investment bankers, consultants, or other agents or service providers of any DPCM Party and (b) any other fees, expenses, commissions or other amounts that are expressly allocated to any DPCM Party pursuant to the Transaction Agreement or any ancillary document (“DPCM Expenses”) in excess of the sum of (a) $35,000,000 plus (b) an amount up to $100,000 to the extent paid by DPCM to the PIPE Financing placement agents in connection with the PIPE Financing plus (c) an amount equal to any fees payable by DPCM to the PIPE Financing placement agents in connection with a private placement or placements of D-Wave Quantum Common Shares, other than the PIPE Financing, if any, consented to by DPCM and D-Wave (the “Additional PIPE Financing”), if applicable and (iv) the forfeiture of certain shares of DPCM’s Class B common stock, par value $0.0001 per share (“DPCM Class B Common Stock”).

On June 16, 2022, the Sponsor, DPCM, D-Wave Quantum and D-Wave entered into an Amended and Restated Sponsor Agreement, pursuant to which, among other things, the Sponsor agreed to (i) vote in favor of the Transaction Agreement and the Transaction, (ii) reimburse or otherwise compensate DPCM for an aggregate amount of fees, expenses, commissions or other amounts incurred by or on behalf of, or otherwise payable (and not otherwise expressly allocated to any Group Company) or any holder of shares of D-Wave, options of D-Wave or warrants of D-Wave pursuant to the terms of the Transaction Agreement or any ancillary document), whether or not due, by the DPCM Parties in connection with the negotiation, preparation or execution of the Transaction Agreement or any ancillary documents, the performance of its covenants or agreements in the Transaction Agreement or any ancillary document or the consummation of the Transaction, including (a) the fees and expenses of outside legal counsel, accountants, advisors, brokers, investment bankers, consultants, or other agents or service providers of any DPCM Party and (b) any DPCM Expenses in excess of the sum of $6,750,000 and (iii) the forfeiture of 4,484,425 shares of DPCM Class B Common Stock.

The Amended and Restated Sponsor Support Agreement is described in the Proxy Statement/Prospectus in the section titled “Proposal No. 1—The Transaction Proposal — Related Agreements — Sponsor Support Agreement” beginning on page 290 of the Proxy Statement/Prospectus.

The foregoing description of the Amended and Restated Sponsor Support Agreement is a summary only, does not purport to be complete and is qualified in its entirety by the full text of the Amended and Restated Sponsor Support Agreement, a copy of which is attached hereto as Exhibit 10.6 and is incorporated herein by reference.

Transaction Support Agreement

On February 7, 2022, concurrently with the execution of the Transaction Agreement, certain D-Wave shareholders entered into a Transaction Support Agreement with DPCM and D-Wave (each such D-Wave shareholder, a “Supporting D-Wave Shareholder”), pursuant to which such Supporting D-Wave Shareholders agreed to, among other things, support and vote in favor of the special resolution of the shareholders of D-Wave and holders of the options of D-Wave in respect of the Arrangement to be considered at the meeting of the shareholders of D-Wave.

The Transaction Support Agreement is described in the Proxy Statement/Prospectus in the section titled “Proposal No. 1—The Transaction Proposal — Related Agreements —Transaction Support Agreement” on page 292 of the Proxy Statement/Prospectus.

The foregoing description of the Transaction Support Agreement is a summary only, does not purport to be complete and is qualified in its entirety by the full text of the form of the Transaction Support Agreement, a copy of which is attached hereto as Exhibit 10.5 and is incorporated herein by reference.

Item 1.01	Entry into a Material Definitive Agreement.

Registration Rights and Lock-Up Agreement

At the Closing, D-Wave Quantum, Sponsor, the other holders of the DPCM Class B Common Stock and each shareholder of D-Wave, pursuant to the Plan of Arrangement, became parties to a Registration Rights and Lock-Up Agreement, pursuant to which, among other things, each of Sponsor, the other holders of DPCM Class B Common Stock and D-Wave shareholders (a) agreed not to effect any sale or distribution of certain equity securities of D-Wave Quantum held by any of them during the lock-up period described therein and (b) were granted certain registration rights with respect to their respective D-Wave Quantum Common Shares, in each case, on the terms and subject to the conditions set forth therein.

The terms of the Registration Rights and Lock-Up Agreement are described in the Proxy Statement/Prospectus in the section titled “Proposal No. 1—The Transaction Proposal — Related Agreements —Registration Rights and Lock-Up Agreement” beginning on page 292 of the Proxy Statement/Prospectus.

The foregoing description of the Registration Rights and Lock-Up Agreement does not purport to be complete and is qualified in its entirety by the full text of the Registration Rights and Lock-Up Agreement, a copy of which is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

Indemnification Agreements

On the Closing Date, D-Wave Quantum entered into indemnification agreements with all of its directors and executive officers. These indemnification agreements require D-Wave Quantum to indemnify its directors and executive officers for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by a director or executive officer in any action or proceeding arising out of their services as one of D-Wave Quantum’s directors or executive officers or any other company or enterprise to which the person provides services at D-Wave Quantum’s request.

The indemnification agreements are described in the Proxy Statement/Prospectus in the section titled “Management of D-Wave Quantum— Limitation on Liability and Indemnification of Directors and Officers” beginning on page 249 of the Proxy Statement/Prospectus.

The foregoing description of the indemnification agreements does not purport to be complete and is qualified in its entirety by the full text of the form of indemnification agreement, a copy of which is attached hereto as Exhibit 10.28 and is incorporated herein by reference.

Assignment, Assumption and Amendment Agreement

On the Closing Date, DPCM, D-Wave Quantum, Continental Stock Transfer & Trust Company, as the existing warrant agent, and Computershare Trust Company, N.A. and Computershare Inc., together, as the successor warrant agent, entered into an Assignment, Assumption and Amendment Agreement, pursuant to which, among other things, DPCM assigned to D-Wave Quantum all of DPCM’s right, title and interest in and to, and D-Wave Quantum assumed, and agreed to pay, perform, satisfy and discharge in full, as the same becomes due and payable, all of DPCM’s liabilities and obligations under the certain Warrant Agreement, dated as of October 20, 2020, between Continental Stock Transfer & Trust Company and DPCM (the “Existing Warrant Agreement”) arising from and after the Effective Time (as defined in the Transaction Agreement). As a result, each of the issued and outstanding warrants of DPCM were no longer exercisable for shares of DPCM Class A Common Stock and instead became exercisable for D-Wave Quantum Common Shares.

The Assignment, Assumption and Amendment Agreement is described in the Proxy Statement/Prospectus in the section titled “Description of D-Wave Quantum Securities—Warrants” beginning on page 254 of the Proxy Statement/Prospectus and is incorporated herein by reference.

The foregoing description of the Assignment, Assumption and Amendment Agreement does not purport to be complete and is qualified in its entirety by the full text of the Assignment, Assumption and Amendment Agreement, a copy of which is attached hereto as Exhibit 4.3 and is incorporated herein by reference.

Side Letter Agreement

On the Closing Date, D-Wave Quantum and the Public Sector Pension Investment Board (“PSP”) entered into a Side Letter Agreement pursuant to which PSP agreed to not exercise the voting rights attached to any of its D-Wave Quantum Common Shares or Exchangeable Shares during the Restricted Period (as defined in the Side Letter Agreement) that would result in it voting, whether directly or indirectly, including through any voting trust, more than 49.99% of the voting interests eligible to vote at any meeting of the stockholders of D-Wave Quantum.

The foregoing description of the Side Letter Agreement does not purport to be complete and is qualified in its entirety by the full text of the Side Letter Agreement, a copy of which is attached hereto as Exhibit 10.36 and is incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The disclosure set forth in the “Introductory Note” above is incorporated by reference into this Item 2.01 of this Current Report on Form 8-K.

FORM 10 INFORMATION

Item 2.01(f) of this Current Report on Form 8-K states that if the predecessor registrant was a shell company, as DPCM was immediately before the Transaction, then the registrant must disclose the information that would be required if the registrant were filing a general form for registration of securities on Form 10. Accordingly, D-Wave Quantum is providing the information below that would be included in a Form 10 if it were to file a Form 10. Please note that the information provided below relates to the combined company after the consummation of the Transaction unless otherwise specifically indicated or the context otherwise requires.

Forward-Looking Statements

Certain statements in this Current Report on Form 8-K and in documents incorporated herein by reference may constitute “forward-looking statements” for purposes of the federal securities laws. D-Wave Quantum’s forward-looking statements include, but are not limited to, statements regarding D-Wave Quantum’s, D-Wave Quantum’s management team’s, D-Wave’s and D-Wave’s management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. In some cases, you can identify forward-looking statements by the following words: “believe,” “may,” “will,” “could,” “would,” “should,” “would,” “expect,” “intend,” “plan,” “anticipate,” “trend,” “believe,” “estimate,” “predict,” “project,” “potential,” “seem,” “seek,” “future,” “outlook,” “forecast,” “projection,” “continue,” “ongoing,” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. These statements involve risks, uncertainties, and other factors that may cause actual results, levels of activity, performance, or achievements to be materially different from the information expressed or implied by these forward-looking statements. D-Wave Quantum cautions you that these statements are based on a combination of facts and factors currently known by D-Wave Quantum and D-Wave Quantum’s projections of the future, which are subject to a number of risks. Forward-looking statements in this proxy statement/prospectus may include, for example, statements about:

•	D-Wave’s future growth and innovations;

•	the increased adoption of quantum computing solutions and expansion of related market opportunities and use cases;

•	the estimated total addressable market for quantum computing and expectations regarding product development and functionality;

•	D-Wave Quantum’s financial and business performance following the Transaction, including financial projections and business metrics;

•	changes in D-Wave’s strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects and plans;

•	the ability of D-Wave’s products and services to meet customers’ compliance and regulatory needs;

•	D-Wave’s ability to attract and retain qualified employees and management;

•	D-Wave’s ability to develop and maintain its brand and reputation;

•	developments and projections relating to D-Wave’s competitors and industry;

•	the impact of health epidemics, including the COVID-19 pandemic, on D-Wave’s business and the actions D-Wave may take in response thereto;

•	D-Wave’s expectations regarding its ability to obtain and maintain intellectual property protection and not infringe on the rights of others;

•	expectations regarding the time during which D-Wave Quantum will be an emerging growth company under the JOBS Act;

•	D-Wave’s future capital requirements and sources and uses of cash;

•	D-Wave’s ability to obtain funding for its operations and future growth; and

•	D-Wave’s business, expansion plans and opportunities.

These forward-looking statements are based on information available as of the date of this Current Report on Form 8-K, and current expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties and are not predictions of actual performance. Accordingly, forward-looking statements should not be relied upon as representing D-Wave Quantum’s views as of any subsequent date, and D-Wave Quantum does not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

These forward-looking statements are not intended to serve as, and must not be relied on as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability regarding future performance, events or circumstances. Many of the factors affecting actual performance, events and circumstances are beyond the control of D-Wave, D-Wave Quantum and DPCM. As a result of a number of known and unknown risks and uncertainties, D-Wave Quantum’s actual results or performance may be materially different from those expressed or implied by these forward-looking statements.

Some factors that could cause actual results to differ include:

•	anticipated trends, growth rates, and challenges in companies, such as D-Wave, that are engaged in the business of quantum computing and in the markets in which they operate;

•

D-Wave’s ability to recognize the anticipated benefits of the Transaction, which may be affected by, among other things, competition and the ability of D-Wave to grow and achieve and maintain profitably following the Transaction;

•	risks related to the uncertainty of the unaudited prospective forecasted financial information;

•	risks related to the performance of D-Wave Quantum’s business and the timing of expected business or financial milestones;

•	unanticipated technological or project development challenges, including with respect to the cost and or timing thereof;

•	the performance of D-Wave Quantum’s products and services;

•	the effects of competition on D-Wave Quantum’s business;

•	changes in the business of D-Wave, D-Wave’s market, financial, political and legal conditions;

•

the risk that D-Wave Quantum will need to raise additional capital to execute its business plan, which may not be available on acceptable terms or at all; the risk that D-Wave Quantum may never achieve or sustain profitability;

•	the risk that D-Wave is unable to secure or protect its intellectual property;

•	changes in applicable laws or regulations;

•	the effect of the COVID-19 pandemic, geopolitical events, natural disasters, wars, terrorist acts or a combination of these factors on D-Wave’s business and the economy in general;

•	the ability of D-Wave to execute its business model, including market acceptance of its planned products and services;

•	the possibility that D-Wave may be negatively impacted by other economic, business, and/or competitive factors; and

•	any changes to U.S. tax laws.

In addition, statements that “DPCM believes,” “D-Wave believes” or “D-Wave Quantum believes” and similar statements reflect DPCM’s, D-Wave’s or D-Wave Quantum’s beliefs and opinions on the relevant subject. These statements are based upon information available to D-Wave, DPCM or D-Wave Quantum, as the case may be, as of the date of this Current Report on Form 8-K, and while D-Wave, DPCM or D-Wave Quantum, as the case may be, believes such information forms a reasonable basis for such statements, such information may be limited or incomplete, and such statements should not be read to indicate that such party has conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

Please see the other risks and uncertainties set forth in the Proxy Statement/Prospectus in the section titled “Risk Factors” beginning on page 51 of the Proxy Statement/Prospectus and is incorporated herein by reference.

Business and Properties

The business and properties of DPCM and D-Wave prior to the Transaction are described in the Proxy Statement/Prospectus in the sections titled “Information About DPCM” and “Information About D-Wave” beginning on pages 175 and 196, respectively, of the Proxy Statement/Prospectus, and such descriptions are incorporated herein by reference.

Risk Factors

The risks associated with D-Wave Quantum’s business are described in the Proxy Statement/Prospectus in the section titled “Risk Factors” beginning on page 51 of the Proxy Statement/Prospectus and are incorporated herein by reference.

Financial Information

Reference is made to the disclosure set forth under Item 9.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

The Management’s Discussion and Analysis of Financial Condition and Results of Operations of D-Wave for the three months ended March 31, 2022 and 2021 and for the years ended December 31, 2021 and 2020 is included in the Proxy Statement/Prospectus beginning on page 215 of the Proxy Statement/Prospectus and is incorporated herein by reference.

The Management’s Discussion and Analysis of Financial Condition and Results of Operations of DPCM for the three months ended March 31, 2022 and 2021 and for the year ended December 31, 2021 and the period from March 24, 2020 (inception) through December 31, 2020 is included in the Proxy Statement/Prospectus beginning on page 191 of the Proxy Statement/Prospectus and is incorporated herein by reference.

Directors and Executive Officers

D-Wave Quantum’s directors and executive officers after the Closing are as follows, with each person’s biography and familial relationship, if any, described in the Proxy Statement/Prospectus in the section titled “Management of D-Wave Quantum” beginning on page 244 of the Proxy Statement/Prospectus and is incorporated herein by reference.

Name	Age	Position
Executive Officers
Alan Baratz	67	President & Chief Executive Officer and Director
John M. Markovich	66	Chief Financial Officer
Jennifer Houston	51	Chief Marketing Officer
Tanya J. Rothe	51	General Counsel
Victoria Brydon	48	Senior Vice President, People and Operational Excellence
Non-Employee Directors
Steven M. West	68	Chairman
Emil Michael	49	Director
Eduard van Gelderen	57	Director
Roger Biscay	54	Director
Amy Cappellanti-Wolf	57	Director
Michael Rogers	58	Director

Executive Compensation

Information with respect to the compensation of D-Wave Quantum’s executive officers is described in the Proxy Statement/Prospectus in the section titled “D-Wave Executive Compensation” beginning on page 236 of the Proxy Statement/Prospectus and is incorporated herein by reference.

Director Compensation

On August 5, 2022, D-Wave Quantum approved the director compensation policy described below, payable on an annual basis:

•	$35,000 per annum to each director of D-Wave Quantum;

•	$30,000 per annum to the chairperson of the board of directors of D-Wave Quantum;

•	$20,000 per annum to the chairperson of the audit committee and $8,000 per annum to each other member of the audit committee;

•	$15,000 per annum to the chairperson of the compensation committee and $8,000 per annum to each other member of the compensation committee; and

•

the chairperson of nomination and corporate governance committee will not receive additional compensation for this role and $8,000 per annum to each other member of the nomination and corporate governance committee.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information regarding the actual beneficial ownership of D-Wave Quantum Common Shares as of August 5, 2022 by:

•	each person who is the beneficial owner of more than 5% of the issued and outstanding Common Shares;

•	each of D-Wave Quantum’s named executive officers and directors; and

•	all executive officers and directors of D-Wave Quantum.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days of August 5, 2022.

The beneficial ownership of D-Wave Quantum is based on 110,007,972 D-Wave Quantum Common Shares issued and outstanding as of August 5, 2022. In computing the number of D-Wave Quantum Common Shares beneficially owned by a person and the percentage ownership of such person, all D-Wave Quantum Common Shares issuable pursuant to (i) D-Wave Quantum Warrants, (ii) options to purchase shares of common stock of D-Wave that were issued and outstanding under D-Wave’s 2020 Equity Incentive Plan prior to the Effective Time, and that, at the Effective Time, became exercisable for D-Wave Quantum Common Shares (“D-Wave Options”) and (iii) the warrants exercisable for D-Wave preferred stock that were outstanding as of immediately prior to the Effective Time, and that, at the Effective Time, became exercisable for D-Wave Quantum Common Shares (“D-Wave Warrants”), in each case that are currently exercisable or exercisable within 60 days of August 5, 2022, are included. However, such shares are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. Other than D-Wave Quantum Warrants, D-Wave Options and D-Wave Warrants exercisable within 60 days of August 5, 2022 by a particular holder, which are reflected as described above, the beneficial ownership information below assumes no exercises of such securities.

Unless otherwise indicated, we believe that all persons named in the table below have sole voting and investment power with respect to all Common Shares beneficially owned by them. To our knowledge, no D-Wave Quantum Common Shares beneficially owned by any executive officer or director have been pledged as security.

The beneficial ownership information below excludes D-Wave Quantum Common Shares reserved for issuance under the 2022 Plan (as defined below) or the ESPP (as defined below), excludes D-Wave Quantum Common Shares that may be payable in respect of $1,750,000 of the commitment fee payable to Lincoln Park Capital Fund, LLC pursuant to a Purchase Agreement (the “Purchase Agreement”) entered into by D-Wave Quantum, D-Wave Systems and DPCM with Lincoln Park Capital Fund, LLC and any D-Wave Quantum Common Shares to be sold under the Purchase Agreement, and assumes that all Exchangeable Shares have been exchanged for Common Shares.

Name and Address of Beneficial Owner	Number of Common Shares	%
Directors and Executive Officers of D-Wave Quantum (1):
Alan Baratz(2)	2,920,207	2.6%
John M. Markovich(2)	407,145	*
Jennifer Houston(2)	362,797	*
Steven M. West(3)	336,633	*
Emil Michael(4)	14,437,489	11.9%
Eduard van Gelderen	—	—
Roger Biscay	—	—
Amy Cappellanti-Wolf	—	—
Michael Rogers	—	—

Name and Address of Beneficial Owner	Number of Common Shares	%
All Directors and Executive Officers of D-Wave Quantum as a Group (11 individuals)(5)	19,209,564	15.2%
Five Percent Holders of D-Wave Quantum After Consummation of the Transaction:
Public Sector Pension Investment Board(6)	59,431,311	54.0%
CDPM Sponsor Group, LLC(7)	14,401,136	11.8%
BDC Capital Inc.(8)	9,424,713	8.6%
Goldman Sachs & Co. LLC(9)	7,939,146	7.2%

*	less than one percent.
(1)	Unless otherwise noted, the business address of each of the following entities or individuals is D-Wave Quantum Inc., 3033 Beta Avenue, Burnaby, BC V5G 4M9.
(2)	Consists of D-Wave Quantum Common Shares underlying D-Wave Quantum Options.
(3)	Includes D-Wave Quantum Common Shares held by Emerging Company Partners, an entity controlled by Steven M. West and Common Shares underlying D-Wave Quantum Options.
(4)

Includes D-Wave Quantum Common Shares of which CDPM Sponsor Group, LLC, or the Sponsor, is the record holder and 11,633,061 Common Shares underlying D-Wave Quantum Warrants issued to the Sponsor in the Transaction in exchange for private placement warrants of DPCM, which D-Wave Quantum Warrants are exercisable commencing 30 September 4, 2022. Mr. Michael is the manager of the Sponsor, and as such has voting and dispositive power over the securities held by the Sponsor and may be deemed to have beneficial ownership of such securities. Mr. Michael disclaims beneficial ownership of such securities except to the extent of his pecuniary interest therein.

(5)	Includes D-Wave Quantum Common Shares underlying D-Wave Quantum Options, Warrants and Exchangeable Shares.
(6)

Consists of D-Wave Quantum Common Shares and D-Wave Quantum Common Shares underlying Exchangeable Shares held of record by PSP. PSP is a Canadian Crown corporation with a share capital created by a special act of Legislature in Canada on September 14, 1999. All the shares of PSP are held by the President of Treasury Board on behalf of her Majesty in Right of Canada, in accordance with the PSP Act. Neil Cunningham, the CEO of PSP, has authority to vote and dispose of the shares held by PSP. The business address for PSP is 1250 René-Lévesque Boulevard West, Suite 1400, Montréal, Québec, Canada H3B 5E9. On the Closing Date, D-Wave Quantum and PSP entered into a Side Letter Agreement. See the section titled “Side Letter Agreement.”

(7)

Consists of D-Wave Quantum Common Shares of which CDPM Sponsor Group, LLC, or the Sponsor, is the record holder and 11,633,061 Common Shares underlying D-Wave Quantum Warrants issued to the Sponsor in the Transaction in exchange for private placement warrants of DPCM, which D-Wave Quantum Warrants are exercisable commencing 30 September 4, 2022. Mr. Michael is the manager of the Sponsor, and as such has voting and dispositive power over the securities held by the Sponsor and may be deemed to have beneficial ownership of such securities. Mr. Michael disclaims beneficial ownership of such securities except to the extent of his pecuniary interest therein.

(8)

Consists of D-Wave Quantum Common Shares held of record by BDC Capital Inc. (“BDC”). BDC is a wholly-owned subsidiary of the Business Development Bank of Canada which is itself wholly-owned by the federal government of Canada. Jerôme Nycz, Executive Vice-President, BDC, and Karl Reckziegel, Senior Vice-President, Direct Investments, BDC, have authority to vote and dispose of the shares held by BDC Capital. The business address of the foregoing persons is 5 Place Ville Marie, Suite 300, Montreal Quebec (Canada) H3B 5E7.

(9)

Consists of D-Wave Quantum Common Shares held by Broad Street Principal Investments, L.L.C., Bridge Street 2014, L.P., Stone Street 2014 Holdings, L.P., MBD 2014, L.P., and 2014 Employee Offshore Aggregator, L.P. (collectively, the “GS Entities”). Goldman Sachs & Co. LLC, or GS, is a wholly owned subsidiary of The Goldman Sachs Group, Inc., or GSG. Affiliates of GSG are the general partner, managing general partner or investment manager, as applicable, of the GS Entities. Each of GS and GSG disclaims beneficial ownership of the equity interests and the shares described above held directly or indirectly by the GS Entities, except to the extent of their pecuniary interest therein, if any. The address of each of the GS Entities, GS and GSG is 200 West Street, New York, NY 10282.

Certain Relationships and Related Party Transactions

Certain relationships and related party transactions are described in the Proxy Statement/Prospectus in the section titled “Certain Relationships and Related Transactions” beginning on page 270 of the Proxy Statement/Prospectus and such descriptions are incorporated herein by reference.

Legal Proceedings

There is no material litigation, arbitration or governmental proceeding currently pending against D-Wave Quantum or any members of its management team.

Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters

Market Information and Holders

DPCM’s units, common stock and warrants were historically quoted on The New York Stock Exchange under the symbols “XPOA.U,” “XPOA” and “XPOA.WS,” respectively. The D-Wave Quantum Common Shares and D-Wave Quantum Warrants began trading on The New York Stock Exchange under the new trading symbols “QBTS” and “QBTS.WS,” respectively, on August 8, 2022.

As of the Closing Date and following the completion of the Transaction, D-Wave Quantum had 61,598,331 D-Wave Quantum Common Shares issued and outstanding held of record by approximately 175 holders (which includes 60 holders of Exchangeable Shares) and 18,000,000 D-Wave Quantum Warrants outstanding held of record by 2 holders.

Dividends

D-Wave Quantum has not paid any dividends to its shareholders. D-Wave Quantum’s board of directors will consider whether or not to institute a dividend policy in the future. The determination to pay dividends will depend on many factors, including, among others, D-Wave Quantum’s financial condition, current and anticipated cash requirements, contractual restrictions and financing agreement covenants, solvency tests imposed by applicable corporate law and other factors that D-Wave Quantum’s board of directors may deem relevant.

Recent Sales of Unregistered Securities

Reference is made to the disclosure set forth under Item 3.02 of this Current Report on Form 8-K concerning recent sales of unregistered securities, which is incorporated herein by reference.

Description of Registrant’s Securities

D-Wave Quantum Common Shares

A description of the D-Wave Quantum Common Shares is included in the Proxy Statement/Prospectus in the section titled “Description of D-Wave Quantum Securities-Common Stock Following the Transaction” beginning on page 251 of the Proxy Statement/Prospectus and is incorporated herein by reference.

D-Wave Quantum Warrants

A description of the D-Wave Quantum Warrants is included in the Proxy Statement/Prospectus in the section titled “Description of D-Wave Quantum Securities—Warrants” beginning on page 254 of the Proxy Statement/Prospectus and is incorporated herein by reference.

Indemnification of Directors and Officers

In connection with the Transaction, D-Wave Quantum entered into indemnification agreements with each of its directors and executive officers. These indemnification agreements provide such directors and executive officers with contractual rights to indemnification and expense advancement.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the text of the form of indemnification agreement, a copy of which is attached hereto as Exhibit 10.28 and is incorporated herein by reference.

Financial Statements and Supplementary Data

Reference is made to the disclosure set forth under Item 9.01 of this Current Report on Form 8-K concerning D-Wave Quantum’s financial statements and supplementary data.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

Reference is made to the disclosure set forth under Item 4.01 of this Current Report on Form 8-K concerning the changes in certifying accountant.

Financial Statements and Exhibits

The information set forth in Item 9.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The disclosure set forth in the “Introductory Note” above is incorporated by reference into this Item 3.02 of this Current Report on Form 8-K.

As described above, concurrently with the execution of the Transaction Agreement, the PIPE Investors entered into the PIPE Subscription Agreements pursuant to which the PIPE Investors committed to purchase a number of D-Wave Quantum Common Shares or Exchangeable Shares, as applicable, equal to (x) the aggregate purchase price for all D-Wave Quantum Common Shares subscribed for by each PIPE Investor, divided by $10.00 and multiplied by the Exchange Ratio, for an aggregate purchase price of $40.0 million. The PIPE Shares were issued in transactions not involving any public offering within the meaning of Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) or in “offshore transactions” within the meaning of Regulation S under the Securities Act.

The foregoing description of the PIPE Subscription Agreements does not purport to be complete and is qualified in its entirety by the terms and conditions of the PIPE Subscription Agreements, the form of which is attached hereto as Exhibit 10.3 and is incorporated herein by reference.

On June 16, 2022, D-Wave Quantum, D-Wave and DPCM entered into Purchase Agreement with Lincoln Park pursuant to which Lincoln Park has agreed to purchase from D-Wave Quantum, at the option of D-Wave Quantum, up to $150,000,000 of D-Wave Quantum Common Shares from time to time over a 36-month period following the Closing and upon the satisfaction of certain other conditions set forth in the Purchase Agreement. In accordance with the Lincoln Park Purchase Agreement, on August 5, 2022, D-Wave issued to Lincoln Park 127,180 D-Wave Quantum Common Shares in respect of $875,000 of the $2,625,000 commitment fee due to Lincoln Park. Such D-Wave Quantum Common Shares were issued in a transaction not involving any public offering within the meaning of Section 4(a)(2) of the Securities Act.

A description of the Purchase Agreement is included in the Proxy Statement/Prospectus in the section titled “Proposal No. 1—The Transaction Proposal — Related Agreements — The Lincoln Park Transactions” beginning on page 293 of the Proxy Statement/Prospectus.

The foregoing description of the Purchase Agreement is a summary only, does not purport to be complete and is qualified in its entirety by the full text of the Purchase Agreement, which is attached hereto as Exhibit 10.34 and is incorporated herein by reference.

Item 4.01	Changes in Registrant’s Certifying Accountant.

On August 5, 2022, D-Wave Quantum’s board of directors approved the engagement of PricewaterhouseCoopers LLP (“PwC”) as D-Wave Quantum’s independent registered public accounting firm to audit D-Wave Quantum’s consolidated financial statements for the year ending December 31, 2022. PwC served as the independent registered public accounting firm of D-Wave prior to the Transaction. Accordingly, following the filing of the Quarterly Report on Form 10-Q for the period ended June 30, 2022 of DPCM, DPCM expects to dismiss Marcum LLP (“Marcum”), its independent registered public accounting firm prior to the Transaction.

Marcum’s report of independent registered public accounting firm dated March 14, 2022 with respect to Marcum’s audits of the financial statements of DPCM as of as of December 31, 2021 and 2020 and for the year ended December 31, 2021 and for the period from March 24, 2020 (DPCM’s inception) through December 31, 2020, did not contain any adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainties (except with respect to an explanatory paragraph in such report relating to substantial doubt about the ability of DPCM to continue as a going concern), audit scope or accounting principles.

During the period from March 24, 2020 (DPCM’s inception) through December 31, 2021 and the subsequent interim period through March 31, 2022, there were no “disagreements” (as such term is defined in Item 304(a)(1)(iv) of Regulation S-K) with Marcum on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Marcum, would have caused Marcum to make reference thereto in its reports on DPCM’s financial statements for such periods. During the period from March 24, 2020 (DPCM’s inception) through December 31, 2021 and the subsequent interim period through March 31, 2022, there have been no “reportable events” (as such term is defined in Item 304(a)(1)(v) of Regulation S-K) other than the material weakness in internal controls identified by management related to the accounting for warrants issued in connection with the initial public offering of DPCM, which resulted in the restatement of DPCM’s financial statements as set forth in Amendment No. 1 to DPCM’s Form 10-K for the year ended December 31, 2020, as filed with the SEC on June 24, 2021, the material weakness in internal controls identified by management related to shares of DPCM Class A common stock included in the units issued in connection with DPCM’s initial public offering, which resulted in the restatement of DPCM’s financial statements as set forth in Amendment No. 2 to DPCM’s Form 10-K for the year ended December 31, 2020, as filed with the SEC on December 21, 2021 and the material weakness in internal controls identified by management related to DPCM’s control environment related to DPCM’s disclosure of material agreements and related contingent fees, which resulted in a revision of its financial statements for the years ended December 31, 2021 and December 31, 2020 and the three months ended March 31, 2022 and 2021 to include such omitted disclosure.

D-Wave Quantum has provided Marcum with a copy of the disclosures made by the registrant in this Item 4.01 in response to Item 304(a) of Regulation S-K under the Exchange Act of 1934, as amended (the “Exchange Act”) and requested that Marcum furnish D-Wave Quantum with a letter addressed to the SEC stating whether it agrees with the statements made by the registrant in this Item 4.01 in response to Item 304(a) of Regulation S-K under the Exchange Act and, if not, stating the respects in which it does not agree. A letter from Marcum is attached hereto as Exhibit 16.1.

Item 5.01	Changes in Control of Registrant.

The information set forth in the section titled “Introductory Note” and in the section titled “Security Ownership of Certain Beneficial Owners and Management” in Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

As a result of the completion of the Transaction pursuant to the Transaction Agreement, a change of control of DPCM has occurred, and the stockholders of DPCM as of immediately prior to the Closing held 3.9% of the outstanding D-Wave Quantum Common Shares (including the Exchangeable Shares) immediately following the Closing.

Item 5.02	Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in the sections titled “Directors and Executive Officers” and “Certain Relationships and Related Transactions” in Item 2.01 of this Current Report on Form 8-K and in the section titled “D-Wave Executive Compensation” beginning on page 236 of the Proxy Statement/Prospectus are incorporated herein by reference.

2022 Equity Incentive Plan

At the Special Meeting, the DPCM stockholders considered and approved the D-Wave Quantum 2022 Equity Incentive Plan (the “2022 Plan”). The 2022 Plan was previously approved, subject to stockholder approval, by DPCM’s board of directors on August 5, 2022. The 2022 Plan became effective immediately upon the Closing. The 2022 Plan initially makes available a maximum number of 16,965,849 D-Wave Quantum Common Shares. Additionally, the number of shares reserved for issuance under the 2022 Plan will increase on January 1st of each year for a period of ten years commencing on January 1, 2023 and ending on (and including) January 1, 2032, in an amount equal to the lesser of (a) 5% of the fully-diluted number of Common Shares outstanding on December 31st of the immediately preceding calendar year (inclusive of the Share Pool (as defined in the 2022 Plan) and the share reserve under the 2022 Plan (or any successor to either of the foregoing)) and (b) such smaller number of shares as is determined by the D-Wave Quantum board of directors.

A summary of the terms of the Equity Incentive Plan is set forth in the Proxy Statement/Prospectus in the section titled “Proposal No. 2—The Equity Incentive Plan Proposal” beginning on page 320 of the Proxy Statement/Prospectus and is incorporated herein by reference. Such summary and the foregoing description do not purport to be complete and are qualified in their entirety by reference to the text of the Equity Incentive Plan, a copy of which is attached hereto as Exhibit 10.29 and is incorporated herein by reference.

Employee Stock Purchase Plan

At the Special Meeting, the DPCM stockholders considered and approved the D-Wave Quantum Employee Stock Purchase Plan (the “ESPP”). The ESPP was previously approved, subject to stockholder approval, by DPCM’s board of directors on August 5, 2022. The ESPP became effective immediately upon the Closing. The ESPP initially makes available for sale a maximum number of 8,036,455 D-Wave Quantum Common Shares. Additionally, the number of shares reserved for issuance under the ESPP will increase on January 1st of each year for a period of ten years commencing on January 1, 2023 and ending on (and including) January 1, 2032, in an amount equal to the lesser of (a) 1% of the fully-diluted number of shares of D-Wave Quantum common stock outstanding on December 31st of the immediately preceding calendar year (inclusive of the share reserve under the ESPP and the 2022 Plan (or any successor to either of the foregoing)), (b) 1,607,291 shares and (c) such smaller number of shares as is determined by the D-Wave Quantum board of directors.

A summary of the terms of the ESPP is set forth in the Proxy Statement/Prospectus in the section titled “Proposal No. 3—The Employee Stock Purchase Plan Proposal” beginning on page 327 of the Proxy Statement/Prospectus and is incorporated herein by reference. Such summary and the foregoing description do not purport to be complete are qualified in their entirety by reference to the text of the ESPP, a copy of which is attached hereto as Exhibit 10.30 and is incorporated herein by reference.

Item 5.05	Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

In connection with the Transaction, on August 5, 2022, D-Wave Quantum approved and adopted a new Code of Business Conduct and Ethics applicable to all employees, officers and directors of D-Wave Quantum. A copy of the Code of Ethics can be found in the Investor Relations section of D-Wave Quantum’s website at www.dwavesys.com.

Item 5.06	Change in Shell Company Status.

As a result of the Transaction, DPCM ceased being a shell company. Reference is made to the disclosure in the Proxy Statement/Prospectus in the section titled “Proposal No. 1—The Transaction Proposal” beginning on page 280 of the Proxy Statement/Prospectus, and such disclosure is incorporated herein by reference. Further reference is made to the information contained in Item 2.01 of this Current Report on Form 8-K.

Item 7.01	Regulation FD Disclosure.

On August 5, 2022, D-Wave Quantum issued a press release announcing the Closing. A copy of the press release is filed hereto as Exhibit 99.1 and is incorporated herein by reference.

The information in this Item 7.01, including Exhibit 99.1, is furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liabilities under that section, and shall not be deemed to be incorporated by reference into the filings of the registrant under the Securities Act, or the Exchange Act, regardless of any general incorporation language in such filings. This Current Report on Form 8-K will not be deemed an admission as to the materiality of any information contained in this Item 7.01, including Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

The audited consolidated financial statements of D-Wave as of December 31, 2021 and 2020 and for the years ended December 31, 2021 and 2020 and the related notes are included in the Proxy Statement/Prospectus beginning on page F-2 of the Proxy Statement/Prospectus and are incorporated herein by reference.

The unaudited condensed consolidated financial statements of D-Wave as of March 31, 2022 and December 31, 2021 and for the three months ended March 31, 2022 and 2021 and the related notes are included in the Proxy Statement/Prospectus beginning on page F-41 of the Proxy Statement/Prospectus and are incorporated herein by reference.

The audited financial statements of DPCM as of December 31, 2021 and 2020, the related statements of operations, changes in stockholders’ deficit and cash flows of the year ended December 31, 2021 and for the period March 24, 2020 (inception) through December 31, 2020, and the related notes are included in the Proxy Statement/Prospectus beginning on page F-61 of the Proxy Statement/Prospectus and are incorporated herein by reference.

The unaudited financial statements of DPCM as of March 31, 2022 and December 31, 2021 and for the three months ended March 31, 2022 and 2021 and the related notes are included in the Proxy Statement/Prospectus beginning on page F-85 of the Proxy Statement/Prospectus and are incorporated herein by reference.

(b) Pro Forma Financial Information.

The unaudited pro forma condensed combined financial information of D-Wave and DPCM as of and for the three months ended March 31, 2022 and the unaudited pro forma combined statement of operations for the year ended December 31, 2021 is included in Exhibit 99.2 and is incorporated herein by reference.

(c) Exhibits.

Exhibit No.	Description	Incorporated by Reference Exhibits
		Filer	Form	Exhibit	Filing Date

2.1	Transaction Agreement, dated February 7, 2022, by and among DPCM Capital, Inc., D-Wave Quantum Inc., DWSI Holdings Inc., DWSI Canada Holdings ULC, D-Wave Quantum Technologies Inc. and D-Wave Systems Inc.	D-Wave Quantum Inc.	S-4	2.1	March 15, 2022

2.2	Amendment to Transaction Agreement, dated June 16, 2022, by and among DPCM Capital, Inc., D-Wave Quantum Inc., DWSI Holdings Inc., DWSI Canada Holdings ULC, D-Wave Quantum Technologies Inc. and D-Wave Systems Inc.	D-Wave Quantum Inc.	S-4/A	2.2	June 23, 2022

3.1	Amended and Restated Certificate of Incorporation of D-Wave Quantum Inc.	D-Wave Quantum Inc.	S-4	3.4	March 15, 2022

3.2	Amended and Restated Bylaws of D-Wave Quantum Inc.	D-Wave Quantum Inc.	S-4	3.5	March 15, 2022

3.3	Certificate of Designations of Special Voting Preferred Stock of D-Wave Quantum Inc.	D-Wave Quantum Inc.	S-4/A	3.6	May 27, 2022

4.1	Specimen Common Stock Certificate of D-Wave Quantum Inc.	D-Wave Quantum Inc.	S-4/A	4.1	May 27, 2022

4.2	Warrant Agreement, dated October 20, 2020, between Continental Stock Transfer & Trust Company and DPCM Capital, Inc.	DPCM Capital, Inc.	8-K	4.1	October 26, 2020

4.3*	Assignment, Assumption and Amendment Agreement, dated August 5, 2022, among DPCM Capital, Inc., D-Wave Quantum Inc., Continental Stock Transfer & Trust Company, Computershare Inc., and Computershare Trust Company, N.A.

4.4	Exchangeable Share Provisions.	D-Wave Quantum Inc.	S-4/A	4.7	May 27, 2022

4.5*	Specimen Warrant Certificate of D-Wave Quantum Inc. (included in Exhibit 4.3).

10.1	Plan of Arrangement.	DPCM Capital, Inc.	8-K	10.1	February 11, 2022

10.2*	Registration Rights and Lock-Up Agreement.

10.3	Form of PIPE Subscription Agreement	DPCM Capital, Inc.	8-K	10.5	February 11, 2022

10.4*	Exchangeable Share Support Agreement.

10.5*	Voting and Exchange Trust Agreement.

10.6	Amended and Restated Sponsor Support Agreement, dated June 16, 2022, by and among DPCM Capital, Inc., CDPM Sponsor Group, LLC, D-Wave Quantum Inc. and D-Wave Systems Inc.	D-Wave Quantum Inc.	S-4/A	10.10	June 23, 2022

10.7	Form of Transaction Support Agreement	DPCM Capital, Inc.	8-K	10.2	February 11, 2022

10.8†	Agreement, dated as of September 22, 2005, between Her Majesty the Queen in Right of Canada as represented by the Minister of Industry and D-Wave Systems Inc., as amended.	D-Wave Quantum Inc.	S-4	10.16	March 15, 2022

10.9	Contribution Agreement, dated as of July 10, 2018, between Canada Foundation for Sustainable Development Technology and D-Wave Systems Inc.	D-Wave Quantum Inc.	S-4	10.17	March 15, 2022

Exhibit No.	Description	Incorporated by Reference Exhibits

10.10†	Amendment No. 1 to Contribution Agreement, dated as of May 25, 2020, between Canada Foundation for Sustainable Development Technology and D-Wave Systems Inc.	D-Wave Quantum Inc.	S-4/A	10.18	May 27, 2022

10.11†	Agreement, dated as of November 20, 2020, among D-Wave Systems Inc., DWSI Holdings Inc., each as recipients, and Her Majesty the Queen in Right of Canada as represented by the Minister of Industry.	D-Wave Quantum Inc.	S-4/A	10.19	May 27, 2022

10.12	Amendment Agreement No. 1 to Agreement, dated as of August 24, 2021, between D-Wave Systems Inc., (resulting from the amalgamation of D-Wave Systems Inc. with its parent company DWSI Holdings Inc.) and Her Majesty the Queen in Right of Canada as represented by the Minister of Industry.	D-Wave Quantum Inc.	S-4	10.20	March 15, 2022

10.13	Triple Net Lease, dated as of January 15, 2013, between Embarcadero Joint Venture and D-Wave Systems Inc.	D-Wave Quantum Inc.	S-4	10.21	March 15, 2022

10.14	First Amendment to Lease, dated as of January 29, 2018, between Embarcadero Joint Venture and D-Wave Commercial Inc.	D-Wave Quantum Inc.	S-4	10.22	March 15, 2022

10.15	Lease Agreement, dated as of July 25, 2012, among 0727219 Ltd., PCI Beta Holdings Inc. and D-Wave Systems Inc.	D-Wave Quantum Inc.	S-4	10.23	March 15, 2022

10.16	Amendment of Lease, dated as of October 11, 2012, among 0727219 Ltd., PCI Canada Way Limited Partnership and D-Wave Systems Inc.	D-Wave Quantum Inc.	S-4	10.24	March 15, 2022

10.17	Lease Extension and Modification Agreement, dated as of November 8, 2021, between Redstone Enterprises Ltd. and D-Wave Systems Inc.	D-Wave Quantum Inc.	S-4	10.25	March 15, 2022

10.18†	Lease Agreement, dated as of December 15, 2017, between 0937847 B.C. Ltd. and Omni Circuit Boards Ltd.	D-Wave Quantum Inc.	S-4	10.26	March 15, 2022

10.19†	Agreement for Pilot Line Operation, dated as of July 31, 2006, by and between Cypress Semiconductor Corporation and D-Wave Systems Inc., as amended.	D-Wave Quantum Inc.	S-4	10.27	March 15, 2022

10.20†	Agreement for Semiconductor Line Operation, dated as of December 23, 2012, by and between Cypress Semiconductor Corporation and D-Wave Systems Inc., as amended.	D-Wave Quantum Inc.	S-4	10.28	March 15, 2022

10.21#†	Full-Time Amended and Restated Employment Agreement, dated as of January 1, 2020, between D-Wave Commercial Inc. and Alan Baratz.	D-Wave Quantum Inc.	S-4	10.29	March 15, 2022

10.22#†	Form of DWSI Holdings Inc. 2020 Equity Incentive Plan Award Agreement – Option between Alan Baratz and DWSI Holdings Inc.	D-Wave Quantum Inc.	S-4	10.30	March 15, 2022

10.23#†	Full-time Employment Agreement dated as of August 20, 2021, between D-Wave Commercial Inc. and John Markovich.	D-Wave Quantum Inc.	S-4	10.31	March 15, 2022

10.24#†	Form of D-Wave Systems Inc. 2020 Equity Incentive Plan Award Agreement – Option between John Markovich and D-Wave Systems Inc.	D-Wave Quantum Inc.	S-4	10.32	March 15, 2022

10.25#†	Full-time Employment Agreement, dated as of May 31, 2018, between D-Wave Commercial Inc. and Jennifer Studer Houston.	D-Wave Quantum Inc.	S-4	10.33	March 15, 2022

10.26#†	Form of D-Wave Systems Inc. 2020 Equity Incentive Plan Award Agreement – Option between Jennifer Houston and D-Wave Systems Inc.	D-Wave Quantum Inc.	S-4	10.34	March 15, 2022

Exhibit No.	Description	Incorporated by Reference Exhibits

10.27#	DWSI Holdings Inc. 2020 Equity Incentive Plan.	D-Wave Quantum Inc.	S-4	10.35	March 15, 2022

10.28	Form of Indemnification Agreement of D-Wave Quantum Inc.	D-Wave Quantum Inc.	S-4/A	10.36	May 27, 2022

10.29#*	2022 Equity Incentive Plan.

10.30#*	2022 Employee Stock Purchase Plan.

10.31	Venture Loan and Security Agreement, dated as of March 3, 2022, between D-Wave, D-Wave US Inc., D-Wave Government Inc., D-Wave Commercial Inc., D-Wave International Inc., D-Wave Quantum Solutions Inc. and Omni Circuit Boards Ltd., as Borrower, and PSPIB Unitas Investments II Inc., as Lender.	D-Wave Quantum Inc.	S-4/A	10.39	March 15, 2022

10.32	DWSI Holdings Inc. Warrant Certificate for Purchase of Preferred Shares dated as of November 24, 2020 held by Amazon.com NV Investment Holdings LLC.	D-Wave Quantum Inc.	S-4/A	10.40	March 15, 2022

10.33	Form of Performance Guarantee of D-Wave Quantum Inc. to Her Majesty the Queen in Right of Canada as represented by the Minister of Industry.	D-Wave Quantum Inc.	S-4/A	10.41	May 27, 2022

10.34	Purchase Agreement, dated as of June 16, 2022, among D-Wave Quantum Inc., D-Wave Systems Inc., DPCM Capital, Inc. and Lincoln Park Fund, LLC.	D-Wave Quantum Inc.	S-4/A	10.43	June 23, 2022

10.35	Registration Rights Agreement, dated as of June 16, 2022, among D-Wave Quantum Inc., D-Wave Systems Inc., DPCM Capital, Inc. and Lincoln Park Fund, LLC.	D-Wave Quantum Inc.	S-4/A	10.44	June 23, 2022

10.36*	Side Letter Agreement, dated as of August 5, 2022, among D-Wave Quantum Inc. and Public Sector Pension Investment Board.

16.1*	Letter from Marcum LLP.

21.1*	List of subsidiaries of D-Wave Quantum Inc.

99.2*	Unaudited Pro Forma Condensed Combined Financial Statements of D-Wave Quantum Inc. and DPCM Capital, Inc.

104*	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Filed herewith.
#	Indicates management contract or compensatory plan or arrangement.
†	Certain portions of this exhibit (indicated by “[*****]”) have been redacted pursuant to Regulation S-K, Item 601(a)(6).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

D-WAVE QUANTUM INC.

Dated: August 10, 2022

	By:	/s/ Alan Baratz
Alan Baratz
President & Chief Executive Officer

Exhibit 4.3

EXECUTION VERSION

ASSIGNMENT, ASSUMPTION AND AMENDMENT AGREEMENT

This Assignment, Assumption and Amendment Agreement (this “Agreement”) is made as of August 5, 2022, by and among DPCM Capital, Inc., a Delaware corporation (the “Company”), D-Wave Quantum Inc., a Delaware corporation (“D-Wave Quantum”), Continental Stock Transfer & Trust Company, a New York corporation (“Continental”), Computershare Inc., a Delaware corporation and its affiliate, Computershare Trust Company, N.A., a federally chartered trust company (together, “Computershare”).

WHEREAS, the Company and Continental are parties to that certain Warrant Agreement, dated as of October 20, 2020 and filed with the United States Securities and Exchange Commission on October 26, 2020 (the “Existing Warrant Agreement”). Capitalized terms used herein but not otherwise defined in this Agreement shall have the meanings ascribed to such terms in the Existing Warrant Agreement;

WHEREAS, pursuant to the Existing Warrant Agreement, the Company issued (a) 8,000,000 warrants to the Sponsor (the “Private Placement Warrants”) to purchase shares of the Company’s Class A common stock, par value $0.0001 per share (“Common Stock”) simultaneously with the closing of the Offering, at a purchase price of $1.00 per Private Placement Warrant, with each Private Placement Warrant being exercisable for one share of Common Stock and with an exercise price of $11.50 per share and (b) 10,000,000 warrants to public investors in the Offering (the “Public Warrants” and together with the Private Placement Warrants, the “Warrants”) to purchase shares of Common Stock, with each Public Warrant being exercisable for one share of Common Stock and with an exercise price of $11.50 per share;

WHEREAS, on February 7, 2022, a Transaction Agreement (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Transaction Agreement”) was entered into by and among the Company, D-Wave Quantum, DWSI Holdings Inc., a Delaware corporation (“Merger Sub”), DWSI Canada Holdings ULC, a British Columbia unlimited liability company, D-Wave Quantum Technologies Inc., a British Columbia corporation, and D-Wave Systems Inc., a British Columbia company;

WHEREAS, all of the Warrants are governed by the Existing Warrant Agreement;

WHEREAS, pursuant to the provisions of the Transaction Agreement, among other things, Merger Sub will merge with and into the Company with the Company surviving such merger as a wholly owned subsidiary of D-Wave Quantum (the “Merger”, and collectively with the other transactions contemplated by the Transaction Agreement, the Plan of Arrangement (as defined in the Transaction Agreement) and the Ancillary Documents (as defined in the Transaction Agreement), the “Transactions”), and, as a result of the Transactions, all shares of Common Stock that are issued and outstanding immediately prior to the Effective Time (as defined in the Transaction Agreement) shall automatically be converted into the right to receive shares of common stock of D-Wave Quantum (“D-Wave Quantum Common Stock”);

WHEREAS, upon consummation of the Transactions, as provided in Section 4.4 of the Existing Warrant Agreement, each of the issued and outstanding Warrants will no longer be

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exercisable for shares of Common Stock but instead will be exercisable (subject to the terms and conditions of the Existing Warrant Agreement as amended hereby) for shares of D-Wave Quantum Common Stock;

WHEREAS, the board of directors of the Company has determined that the Transactions will constitute a Business Combination (as defined in Section 3.2 of the Existing Warrant Agreement);

WHEREAS, in connection with the Transactions, the Company desires to assign all of its right, title and interest in the Existing Warrant Agreement to D-Wave Quantum and D-Wave Quantum wishes to accept such assignment and assume the obligations of the Company under the Existing Warrant;

WHEREAS, pursuant to Section 8.2.1 of the Existing Warrant Agreement, Continental has agreed to resign its duties as Warrant Agent effective as of the Effective Time, and Computershare has agreed to serve as successor Warrant Agent from and after the Effective Time; and

WHEREAS, Section 9.8 of the Existing Warrant Agreement provides that the Company and the Warrant Agent may amend the Existing Warrant Agreement without the consent of any Registered Holders (a) for the purpose of curing any ambiguity or to correct any mistake, or curing, correcting or supplementing any defective provision contained therein or adding or changing any other provisions with respect to matters or questions arising under the Existing Warrant Agreement as the Company and the Warrant Agent may deem necessary or desirable and that the Company and the Warrant Agent deem shall not adversely affect the interest of the Registered Holders and (b) to provide for the delivery of an Alternative Issuance pursuant to Section 4.4 of the Existing Warrant Agreement.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, the parties hereto hereby agree as follows:

1.	Assignment and Assumption; Consent.

1.1

Assignment and Assumption. The Company hereby assigns and transfers to D-Wave Quantum all of the Company’s right, title and interest in and to the Existing Warrant Agreement (as amended hereby) as of the Effective Time. D-Wave Quantum hereby assumes, and agrees to pay, perform, satisfy and discharge in full, as the same shall become due and payable, all of the Company’s liabilities and obligations under the Existing Warrant Agreement (as amended hereby) arising from and after the Effective Time.

1.2

Consent. Continental, as Warrant Agent, hereby consents to the assignment of the Existing Warrant Agreement by the Company to D-Wave Quantum pursuant to Section 1.1 hereof effective as of the Effective Time, and the assumption of the Existing Warrant Agreement by D-Wave Quantum from the Company pursuant to Section 1.1 hereof effective as of the Effective Time, and to the continuation of the Existing Warrant Agreement in full force and effect from and after the Effective Time, subject at all times to the Existing Warrant

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Agreement (as amended hereby) and to all of the provisions, covenants, agreements, terms and conditions of the Existing Warrant Agreement and this Agreement.

2.

Resignation of Current Warrant Agent and Appointment of Successor Warrant Agent. Effective as of the Effective Time, Continental hereby resigns as Warrant Agent under the Existing Warrant Agreement and D-Wave Quantum hereby appoints Computershare to act as Warrant Agent under the Existing Warrant Agreement, and, from and after the Effective Time, Computershare hereby accepts such appointment and agrees to perform the same in accordance with the terms and conditions set forth in the Existing Warrant Agreement, as modified by this Agreement; provided, that, Computershare shall not assume any of Continental’s liabilities and obligations under the Existing Warrant Agreement (as amended hereby) arising prior to the Effective Time.

3.	Alternative Issuance. Pursuant to Section 4.4 of the Existing Warrant Agreement, as of the Effective Time, each Warrant shall be exercisable for 1.4541326 shares of D-Wave Quantum Common Stock.

4.

Amendment of Existing Warrant Agreement. The Company and the Warrant Agent hereby amend the Existing Warrant Agreement as provided in this Section 4, effective as of the Effective Time, and the Company and Continental acknowledge and agree that the amendments to the Existing Warrant Agreement set forth in this Section 4 are necessary or desirable and that such amendments (a) do not adversely affect the interests of the Registered Holders and (b) provide for the delivery of an Alternative Issuance pursuant to Section 4.4 of the Existing Warrant Agreement.

4.1

Preamble. The preamble of the Existing Warrant Agreement is hereby amended by (a) deleting “DPCM Capital, Inc.” and replacing it with “D-Wave Quantum Inc.” and (b) deleting “Continental Stock Transfer and Trust Company, a New York limited purpose trust company” and replacing it with “Computershare Inc., a Delaware corporation and its wholly-owned subsidiary, Computershare Trust Company, N.A., a federally chartered trust company.” As a result thereof, (a) all references to the “Company” in the Existing Warrant Agreement (including all Exhibits thereto) shall be references to D-Wave Quantum Inc. rather than DPCM Capital, Inc. and (b) all references to the “Warrant Agent” in the Existing Warrant Agreement (including all Exhibits thereto) shall be references to Computershare rather than Continental.

4.2	Recitals. The recitals of the Existing Warrant Agreement are hereby deleted and replaced in their entirety as follows:

“WHEREAS, DPCM Capital, Inc. (“DPCM”) consummated its initial public offering (the “Offering”) of units of DPCM’s equity securities, each such unit comprised of one share of Class A common stock of DPCM, par value $0.0001 per share (“DPCM Common Stock”), and one-third of one redeemable Public Warrant (as defined below) (the “Units”) and, in connection therewith, has issued and delivered 10,000,000 warrants to public investors in the Offering (the “Public Warrants”), each whole Public Warrant

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entitling the holder to purchase one share of DPCM Common Stock at an exercise price of $11.50 per share, subject to adjustment as described herein;

WHEREAS, on October 20, 2020, DPCM entered into that certain Warrant Purchase Agreement with CDPM Sponsor Group, LLC, a Delaware limited liability company (the “Sponsor”), pursuant to which the Sponsor agreed to purchase an aggregate of 8,000,000 warrants simultaneously with the closing of the Offering, bearing the legend set forth in Exhibit B hereto (the “Private Placement Warrants” and, together with the Public Warrants, the “DPCM Warrants”), at a purchase price of $1.00 per Private Placement Warrant;

WHEREAS, DPCM has filed with the Securities and Exchange Commission (the “Commission”) registration statements on Form S-1, File Nos. 333-249274 and 333-249575, and a prospectus (the “Prospectus”), for the registration under the Securities Act of 1933, as amended (the “Securities Act”), of the offering and sale of the Units, the Public Warrants and the DPCM Common Stock included in the Units;

WHEREAS, on February 7, 2022, a Transaction Agreement (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Transaction Agreement”) was entered into by and among DPCM, the Company, DWSI Holdings Inc., a Delaware corporation (“Merger Sub”), DWSI Canada Holdings ULC, a British Columbia unlimited liability company, D-Wave Quantum Technologies Inc., a British Columbia corporation, and D Wave Systems Inc., a British Columbia company, which, among other things, provides for the merger of Merger Sub with and into DPCM with DPCM surviving such merger as a wholly owned subsidiary of the Company (the “Merger”, and collectively with the other transactions contemplated by the Transaction Agreement, the Plan of Arrangement (as defined in the Transaction Agreement) and the Ancillary Documents (as defined in the Transaction Agreement), the “Transactions”), and, as a result of the Transactions, all shares of DPCM Common Stock shall be converted into and exchanged for the right to receive shares of the Company’s Common Stock (“Common Stock”);

WHEREAS, on August 5, 2022, pursuant to the terms of the Transaction Agreement, DPCM, the Company and the Warrant Agent entered into an Assignment, Assumption and Amendment Agreement (the “Warrant Assumption Agreement”), pursuant to which DPCM assigned this Agreement to the Company and the Company assumed this Agreement from DPCM;

WHEREAS, pursuant to the Transaction Agreement, the Warrant Assumption Agreement and Section 4.4 of this Agreement, as of and following the Effective Time (as defined in the Transaction Agreement), each of the issued and outstanding DPCM Warrants were no longer exercisable for shares of DPCM Common Stock but instead became exercisable (subject to the terms and conditions of this Agreement) for shares of Common Stock (each a “Warrant” and collectively, the “Warrants”);

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WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing to so act, in connection with the issuance, registration, transfer, exchange, redemption and exercise of the Warrants;

WHEREAS, the Company desires to provide for the form and provisions of the Warrants, the terms upon which they shall be issued and exercised, and the respective rights, limitation of rights, and immunities of the Company, the Warrant Agent, and the holders of the Warrants; and

WHEREAS, all acts and things have been done and performed which are necessary to make the Warrants, when executed on behalf of the Company and countersigned by or on behalf of the Warrant Agent, as provided herein, the valid, binding and legal obligations of the Company, and to authorize the execution and delivery of this Agreement.

NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto agree as follows:”

4.3

Reference to Common Stock. As a result thereof, all references to the “Common Stock” in the Existing Warrant Agreement (including all Exhibits thereto) shall mean shares of common stock of the Company.

4.4	Detachability of Warrants. Section 2.4 of the Existing Warrant Agreement is hereby deleted and replaced with the following:

“[INTENTIONALLY OMITTED]”

Except that the defined term “Business Day” set forth therein shall be retained for all purposes of the Existing Warrant Agreement.

4.5	No Fractional Warrants Other Than as Part of Units. Section 2.5 of the Existing Warrant Agreement is hereby deleted and replaced with the following:

“[INTENTIONALLY OMITTED]”

4.6	Post IPO Warrants. Section 2.7 of the Existing Warrant Agreement is hereby deleted in its entirety.

4.7	Warrant Price. The first and second sentences of Section 3.1 of the Existing Warrant Agreement are hereby deleted and replaced with the following:

“Each Warrant shall, when countersigned by the Warrant Agent, entitle the Registered Holder thereof, subject to the provisions of such Warrant and of this Agreement, to purchase from the Company the number of shares of Common Stock stated therein, for an aggregate price of $11.50, subject to the adjustments provided in Section 4 hereof and in the last sentence of this Section 3.1. The term “Warrant Price” as used in this Agreement shall mean the price (including in cash or by payment of Warrants pursuant to a “cashless

5

exercise” to the extent permitted hereunder) at which shares of Common Stock may be purchased at the time a Warrant is exercised.”

4.8	Duration of Warrants. The first sentence of Section 3.2 of the Existing Warrant Agreement is hereby deleted and replaced with the following:

“A Warrant may be exercised only during the period (the “Exercise Period”) commencing on the date that is thirty (30) days after the consummation of the transactions contemplated by the Transaction Agreement (a “Business Combination”), and terminating at 5:00 p.m., New York City time, on the earlier to occur of: (x) the date that is five (5) years after the date on which the Business Combination is completed, or (y) other than with respect to the Private Placement Warrants to the extent then held by the original purchasers thereof or their Permitted Transferees with respect to Sections 6.1 and 6.2, the Redemption Date (as defined below) as provided in Section 6.3 hereof (the “Expiration Date”); provided, however, that the exercise of any Warrant shall be subject to the satisfaction of any applicable conditions, as set forth in subsection 3.3.2 below with respect to an effective registration statement.”

4.9	Issuance of Shares of Common Stock upon Exercise. The seventh sentence of Section 3.3.2 of the Existing Warrant Agreement is hereby amended and restated as follows:

“If, by reason of any exercise of Warrants on a “cashless” basis”, the holder of any Warrant would be entitled, upon the exercise of such of Warrant, to receive a fractional interest in a share of Common Stock (after taking into account all Warrants exercised concurrently by such holder), the Company shall round down the number of shares of Common Stock issued to such holder to the nearest whole number.”

4.10	Notices of Changes in Warrant. Section 4.5 is hereby amended by adding, immediately after the first full sentence, the following sentence:

“The Warrant Agent shall be entitled to rely on such reasonably prompt notice from the Company and any adjustment or statement therein contained and shall have no duty or liability with respect thereto and shall not be deemed to have knowledge of any such adjustment or any such event unless and until it shall have received such notice.”

4.11	No Fractional Shares. The first section of Section 4.6 of the Existing Warrant Agreement is hereby amended and restated as follows:

“Notwithstanding any provision contained in this Agreement to the contrary, the Company shall not (after taking into account all Warrants exercised concurrently by any holder) issue fractional shares of Common Stock.”

4.12	Registration of Transfer. Section 5.1 is hereby amended to replace the first sentence thereof with the following sentence:

“The Warrant Agent shall register the transfer, from time to time, of any outstanding Warrant upon the Warrant Register, upon surrender of such Warrant for transfer, in the

6

case of a certificated Warrant, properly endorsed together with any evidence of authority that may be required by the Warrant Agent, including but not limited to, a signature guarantee from an eligible guarantor institution participating in a signature guarantee program approved by the Securities Transfer Association, and appropriate instructions for transfer.”

4.13	Procedure for Surrender of Warrants. Section 5.2 is hereby amended to add the following as the final sentence thereof:

“In particular, such opinion of counsel shall state that Warrants to be surrendered are registered under the Securities Act or are exempt from such registration.”

4.14	Warrant Execution and Countersignature. Section 5.5 is hereby amended to add the following as the final sentence thereof.

“The Warrant Agent may countersign a Warrant Certificate in manual or facsimile form.”

4.15	Transfer of Warrants. Section 5.6 of the Existing Warrant Agreement is hereby deleted in its entirety.

4.16	Lost, Stolen, Mutilated, or Destroyed Warrants. Section 7.2 is hereby amended to replace the first sentence thereof with the following sentences:

“Warrant Agent shall issue replacement Warrants in a form mutually agreed to by Warrant Agent and the Company for those certificates alleged to have been lost, stolen or destroyed, upon receipt by Warrant Agent of an open penalty surety bond satisfactory to it and holding it and Company harmless, absent notice to Warrant Agent that such certificates have been acquired by a bona fide purchaser. Warrant Agent may, at its option, issue replacement Warrants for mutilated certificates upon presentation thereof without such indemnity.”

4.17	Registration of Common Stock; Cashless Exercise at Company’s Option. Section 7.4 is hereby amended by adding new subsections 7.4.3, 7.4.4 and 7.4.5 to the end thereof as follows:

7.4.3. Calculation of Common Stock to be issued on Cashless Exercise. In connection with any cashless exercise of Warrants, the Company shall calculate and transmit to the Warrant Agent, and the Warrant Agent shall have no duty under this Agreement to determine, the number of shares of Common Stock to be issued on such cashless exercise, and the Warrant Agent shall have no duty or obligation to calculate or confirm whether the Company’s determination of Common Stock to be issued on such exercise is accurate.

7.4.4. Delivery of Warrant Exercise Funds. The Warrant Agent shall forward funds received for Warrant exercises in a given month by the 5th business day of the following month by wire transfer to an account designated by the Company.

7.4.5. Cost Basis Information. The Company hereby instructs the Warrant Agent to record cost basis for newly issued shares (whether pursuant to a cash exercise or a cashless

7

exercise) in accordance with instructions as the Company may provide from time to time. If the Company does not provide such cost basis information to the Warrant Agent as outlined above, then the Warrant Agent will treat those shares issued hereunder as uncovered securities or the equivalent, and each holder of such shares will need to obtain such cost basis information from the Company.

4.18	Payment of Taxes. Section 8.1 is hereby amended to add the following sentence:

“The Warrant Agent shall not have any duty or obligation to take any action under any section of this Agreement that requires the payment of taxes and/or charges unless and until it is reasonably satisfied that all such payments have been made.”

4.19

Appointment of Successor Warrant Agent. The first sentence of Section 8.2.1 is amended such that the sixty (60) days’ notice period is replaced by thirty (30) days. The following language is inserted as the second sentence of Section 8.2.1.

“If for any reason the transfer agency relationship in effect between the Company and the Warrant Agent or its affiliates terminates, the Warrant Agent will be deemed to have resigned automatically and be discharged from its duties under this Agreement.”

4.20	Merger or Consolidation of Warrant Agent. Section 8.2.3 is hereby amended such that the mention of “corporation” therein is replaced with “entity.”

4.21	Remuneration. Section 8.3.1 is hereby amended and restated in its entirety as follows:

“The Company agrees to pay the Warrant Agent reasonable remuneration for its services as such Warrant Agent hereunder in accordance with a fee schedule to be mutually agreed upon and will reimburse the Warrant Agent upon demand for all of its reasonable expenses (including reasonable counsel fees and expenses) incurred in connection with the preparation, delivery, negotiation, amendment, administration and execution of this Agreement and the exercise and performance of its duties hereunder.”

4.22	Reliance on Company Statement. Section 8.4.1 is hereby amended and restated in its entirety as follows:

“Whenever in the performance of its duties under this Agreement, the Warrant Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking, suffering, or omitting to take any action hereunder, such fact or matter may be deemed to be conclusively proved and established by a certificate signed by a person reasonably believed in the absence of gross negligence, willful misconduct or bad faith (in each case as determined by a final non appealable judgment of a court of competent jurisdiction) by the Warrant Agent to be the Chief Executive Officer, the Chief Financial Officer, President, Secretary or Chairperson of the Board of the Company (each an authorized officer); and such certificate shall be full authorization and protection to the Warrant Agent and the Warrant Agent shall incur no liability for or in respect of any action taken, suffered or omitted to be taken by it under the provisions of this Agreement in reliance upon such certificate in the absence of bad faith by it pursuant to the provisions of

8

this Agreement. The Warrant Agent shall not be held to have notice of any change of authority of any authorized officer, until receipt of written notice thereof from Company.”

4.23	Indemnity; Limitation on Liability. Section 8.4.2 is hereby amended and restated in its entirety as follows:

“The Company covenants and agrees to indemnify the Warrant Agent for, and to hold it harmless against, any and all loss, liability, damage, judgment, fine, penalty, claim, demand, settlement, cost or expense (including, without limitation, the reasonable fees and expenses of legal counsel) (“Losses”) that may be paid, incurred or suffered by it, or which it may become subject, other than such Losses arising in connection with the gross negligence, bad faith or willful misconduct on the part of the Warrant Agent (which gross negligence, bad faith, or willful misconduct must be determined by a final, non-appealable judgment of a court of competent jurisdiction), for any action taken, suffered, or omitted to be taken by the Warrant Agent arising from, directly or indirectly, the execution, acceptance, administration, exercise and performance of its duties under this Agreement, including the costs and expenses of defending against any claim of liability arising therefrom, directly or indirectly, or enforcing its rights hereunder. The costs and expenses incurred in enforcing this right of indemnification shall be paid by the Company. The Warrant Agent shall be liable hereunder only for its own gross negligence, bad faith or willful misconduct (which gross negligence, bad faith or willful misconduct must be determined by a final, non-appealable judgment of a court of competent jurisdiction). Notwithstanding anything in this Agreement to the contrary, the aggregate liability of the Warrant Agent under this Agreement will be, limited to the amount of fees paid by the Company, but not including reimbursable expenses, to the Warrant Agent during the twelve (12) months immediately preceding the event for which recovery from the Warrant Agent is being sought. Anything to the contrary notwithstanding, in no event will the Company or the Warrant Agent be liable for special, punitive, indirect, incidental or consequential loss or damages of any kind whatsoever (including, without limitation, lost profits), even if the Company or the Warrant Agent, as applicable, has been advised of the likelihood of or has foreseen the possibility of such loss or damages, and regardless of the form of action.

The provisions under this Section 8.4 shall survive the expiration of the Warrant and the termination of this Agreement and the resignation, replacement or removal of the Warrant Agent.”

4.24	Acceptance of Agency. Section 8.5 is hereby amended and restated in its entirety as follows:

“The Warrant Agent hereby accepts the agency established by this Agreement and agrees to perform the same upon the express terms and conditions (and no implied terms and conditions) herein set forth and among other things shall account for, and pay to the Company, all monies received by the Warrant Agent for the purchase of shares of Common Stock through the exercise of the Warrants. The Warrant Agent shall act hereunder solely as agent for the Company. The Warrant Agent shall not assume any obligations or relationship of agency or trust with any of the owners or holders of the Warrants or

9

Common Stock. The Warrant Agent shall not have any duty or responsibility in the case of the receipt of any written demand from any holder of Warrants or Common Stock with respect to any action or default by the Company, including, without limiting the generality of the foregoing, any duty or responsibility to initiate or attempt to initiate any proceedings at law or otherwise or to make any demand upon the Company. The Warrant Agent shall have no responsibility to the Company, any holders of Warrants, any holders of Common Stock or any other Person for interest or earnings on any moneys held by the Warrant Agent pursuant to this Agreement.”

4.25	Waiver. Section 8.6 of the Existing Warrant Agreement is hereby deleted in its entirety.

4.26	The following provisions are hereby incorporated into Section 8 in the numerical order set forth below:

8.7 Reliance on Attorneys and Agents. The Warrant Agent may consult with legal counsel selected by it (who may be legal counsel for the Company), and the opinion or advice of such counsel shall be full and complete authorization and protection to the Warrant Agent as to any action taken or omitted by it in reliance upon such advice or opinion. The Warrant Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Warrant Agent shall not be answerable or accountable for any act, omission, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company resulting from any such act, omission, default, neglect or misconduct, absent gross negligence, willful misconduct or bad faith in the selection and continued employment thereof (which gross negligence, willful misconduct or bad faith must be determined by a final, non-appealable judgment of a court of competent jurisdiction).

8.8 Reliance on Agreement and Warrants. The Warrant Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Warrants (except as to its countersignature thereof) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only.

8.9 No Responsibility as to Certain Matters. The Warrant Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Warrant Agent) or in respect of the validity or execution of any Warrant (except its countersignature thereon); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Warrant; nor shall it be responsible for any change in the exercisability of the Warrant any adjustment required under this Agreement or responsible for the manner, method or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment; nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any securities to be issued pursuant to this Agreement or any Warrant or as to whether any other securities will, when so issued, be validly authorized and issued, fully paid and nonassessable.

10

8.10 Freedom to Trade in Company Securities. Subject to applicable laws, the Warrant Agent and any stockholder, director, officer or employee of the Warrant Agent may buy, sell or deal in any of the Warrant or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Warrant Agent under this Agreement. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.

8.11 No Risk of Own Funds. No provision of this Agreement shall require the Warrant Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise any of its rights or powers if it shall believe that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.

8.12 No Notice. The Warrant Agent shall not be required to take notice or be deemed to have notice of any event or condition hereunder, including any event or condition that may require action by the Warrant Agent, unless the Warrant Agent shall be specifically notified in writing of such event or condition by the Company, and all notices or other instruments required by this Agreement to be delivered to the Warrant Agent must, in order to be effective, be received by the Warrant Agent as specified in Section 9.2 hereof, and in the absence of such notice so delivered, the Warrant Agent may conclusively assume no such event or condition exists.

8.13 Ambiguity. In the event the Warrant Agent believes any ambiguity or uncertainty exists hereunder or in any notice, instruction, direction, request or other communication, paper or document received by the Warrant Agent hereunder, the Warrant Agent, may, in its sole discretion, refrain from taking any action, and shall be fully protected and shall not be liable in any way to Company, the holder of any Warrant or any other person for refraining from taking such action, unless the Warrant Agent receives written instructions signed by the Company which eliminates such ambiguity or uncertainty to the satisfaction of Warrant Agent.

8.14 Non-Registration. The Warrant Agent shall not be liable or responsible for any failure of the Company to comply with any of its obligations relating to any registration statement filed with the Securities and Exchange Commission or this Agreement, including without limitation obligations under applicable regulation or law.

8.15 Signature Guarantee. The Warrant Agent may rely on and be fully authorized and protected in acting or failing to act upon (a) any guaranty of signature by an “eligible guarantor institution” that is a member or participant in the Securities Transfer Agents Medallion Program or other comparable “signature guarantee program” or insurance program in addition to, or in substitution for, the foregoing; or (b) any related law, act, regulation or any interpretation of the same.

8.16 Bank Accounts. All funds received by Computershare Inc. under this Agreement that are to be distributed or applied by Computershare Inc. in the performance of services

11

hereunder (the “Funds”) shall be held by Computershare Inc. as agent for the Company and deposited in one or more bank accounts to be maintained by Computershare Inc. in its name as agent for the Company. Until paid pursuant to the terms of this Agreement, Computershare Inc. will hold the Funds through such accounts in: deposit accounts of commercial banks with Tier 1 capital exceeding $1 billion or with an average rating above investment grade by S&P (LT Local Issuer Credit Rating), Moody’s (Long Term Rating) and Fitch Ratings, Inc. (LT Issuer Default Rating) (each as reported by Bloomberg Finance L.P.). Computershare Inc. shall have no responsibility or liability for any diminution of the Funds that may result from any deposit made by Computershare Inc. in accordance with this paragraph, including any losses resulting from a default by any bank, financial institution or other third party. Computershare Inc. may from time to time receive interest, dividends or other earnings in connection with such deposits. Computershare Inc. shall not be obligated to pay such interest, dividends or earnings to the Company, any holder or any other party.

8.17 Force Majeure. Notwithstanding anything to the contrary contained herein, the Warrant Agent will not be liable for any delays or failures in performance resulting from acts beyond its reasonable control including, without limitation, acts of God, epidemics, pandemics, terrorist acts, shortage of supply, disruptions in public utilities, strikes and lock-outs, war, or civil unrest.

8.18 Confidentiality. The Warrant Agent and the Company agree that all books, records, information and data pertaining to the business of the other party, including inter alia, personal, non-public warrant holder information, which are exchanged or received pursuant to the negotiation or the carrying out of this Agreement including the fees for services set forth in the attached schedule shall remain confidential, and shall not be voluntarily disclosed to any other person, except as may be required by law, including, without limitation, pursuant to subpoenas from state or federal government authorities (e.g., in divorce and criminal actions).

4.27	Notices. Section 9.2 of the Existing Warrant Agreement is hereby amended in part to change:

4.27.1

“Any notice, statement or demand authorized by this Agreement to be given or made by the Warrant Agent or by the holder of any Warrant to or on the Company shall be sufficiently given when sent by hand, overnight delivery, certified mail or private courier service, postage prepaid, addressed (until another address is filed in writing by the Company with the Warrant Agent), as follows:

“D-Wave Quantum Inc.

3033 Beta Avenue

Burnaby, BC V5G 4M9

Attention: General Counsel

E-mail:      legal@dwavesys.com”

4.27.2	The delivery of notices to the “Warrant Agent” to the following:

12

Computershare Trust Company, N.A.

150 Royall Street

Canton, MA 02021

Attention: Client Services”

4.27.3	The delivery of a copy of notices to “Greenberg Traurig, P.A.” to the following:

“Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York, New York 10019

Attention: Adam M. Givertz

        Ian M. Hazlett

Email:       agivertz@paulweiss.com

                  ihazlett@paulweiss.com”

4.28	Examination of the Warrant Agreement. Section 9.5 is hereby amended and restated in its entirety as follows:

“A copy of this Agreement shall be available at all reasonable times at the office of the Warrant Agent as may be designated by it in writing from time to time, for inspection by the Registered Holder of any Warrant. The Warrant Agent may require any such holder to submit such holder’s Warrant for inspection by the Warrant Agent.”

4.29	Counterparts. Section 9.6 is hereby amended to add the following as the final sentence thereof.

“A signature to this Agreement transmitted electronically shall have the same authority, effect, and enforceability as an original signature.”

4.30	Amendments. Section 9.8 is hereby amended as follows:

4.30.1	The first sentence thereto is replaced with the following sentence:

“This Agreement may be amended by the parties hereto without the consent of any Registered Holder (i) for the purpose of curing any ambiguity or to correct any mistake, including to conform the provisions hereof to the description of the terms of the Warrants and this Agreement set forth in the Prospectus, or curing, correcting or supplementing any defective provision contained herein or adding or changing any other provisions with respect to matters or questions arising under this Agreement as the Company deems necessary or desirable and that shall not adversely affect the interest of the Registered Holders, and (ii) to provide for the delivery of Alternative Issuance pursuant to Section 4.4.

4.30.2	The following sentences are added to the end thereof:

“No supplement or amendment to this Agreement shall be effective unless duly executed by the Warrant Agent and the Company. Upon the delivery of a certificate from an authorized officer of the Company which states that the proposed

13

supplement or amendment is in compliance with the terms of this Section 9.8, the Warrant Agent shall execute such supplement or amendment. Notwithstanding anything in this Agreement to the contrary, the Warrant Agent shall not be required to execute any supplement or amendment to this Agreement that it has determined would adversely affect its own rights, duties, obligations or immunities under this Agreement.”

4.31	Severability. Section 9.9 is hereby amended to remove the period at the end of the first sentence and add the following:

“; provided, however, that if the exclusion of such provision shall adversely affect the rights, immunities, liabilities, duties or obligations of the Warrant Agent, the Warrant Agent shall be entitled to resign immediately upon written notice to the Company.”

4.32	Exhibit A to the Existing Warrant Agreement is hereby amended by deleting Exhibit A in its entirety and replacing it with new Exhibit A attached hereto.

5.	Miscellaneous Provisions.

5.1

Effectiveness of Warrant. Each of the parties hereto acknowledges and agrees that the effectiveness of this Agreement shall be expressly subject to the occurrence of the Effective Time and shall automatically be terminated and shall be null and void if the Transaction Agreement shall be terminated for any reason.

5.2

Successors. All the covenants and provisions of this Agreement by or for the benefit of DPCM, D-Wave Quantum or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns.

5.3

Severability. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

5.4

Applicable Law. The validity, interpretation and performance of this Agreement shall be governed in all respects by the laws of the State of New York, without giving effect to conflict of law principles that would result in the application of the substantive laws of another jurisdiction. The parties hereby agree that any action, proceeding or claim against a party arising out of or relating in any way to this Agreement shall be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. Each of the parties hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.

5.5	Examination of the Warrant Agreement. A copy of this Agreement shall be available at all reasonable times at the office of the Warrant Agent for inspection by the Registered Holder

14

of any Warrant. The Warrant Agent may require any such holder to submit such holder’s Warrant for inspection by the Warrant Agent.

5.6

Counterparts. This Agreement may be executed in any number of original or facsimile counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. Signatures to this Agreement transmitted by electronic mail in PDF form, or by any other electronic means designed to preserve the original graphic and pictorial appearance of a document (including DocuSign), will be deemed to have the same effect as physical delivery of the paper document bearing the original signatures.

5.7	Effect of Headings. The section headings herein are for convenience only and are not part of this Agreement and shall not affect the interpretation thereof.

5.8	Reference to and Effect on Agreements; Entire Agreement.

5.8.1

Any references to “this Agreement” in the Existing Warrant Agreement will mean the Existing Warrant Agreement as amended by this Agreement. Except as specifically amended by this Agreement, the provisions of the Existing Warrant Agreement shall remain in full force and effect.

5.8.2

This Agreement and the Existing Warrant Agreement, as modified by this Agreement, constitutes the entire understanding of the parties and supersedes all prior agreements, understandings, arrangements, promises and commitments, whether written or oral, express or implied, relating to the subject matter hereof, and all such prior agreements, understandings, arrangements, promises and commitments are hereby canceled and terminated.

[Remainder of page intentionally left blank.]

15

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be duly executed as of the date first above written.

DPCM CAPITAL, INC.

By:	/s/ Emil Michael
Name:	Emil Michael
Title:	Chief Executive Officer

D-WAVE QUANTUM INC.

By:	/s/ Alan Baratz
Name:	Alan Baratz
Title:	President & Chief Executive Officer

CONTINENTAL STOCK TRANSFER & TRUST COMPANY

By:	/s/ Stacy Aqui
Name:	Stacy Aqui
Title:	Vice President

COMPUTERSHARE INC.

COMPUTERSHARE TRUST COMPANY, N.A.

By:	/s/ Collin Ekeogu
Name:	Collin Ekeogu
Title:	Manager, Corporate Actions

[Signature Page to Assignment, Assumption and Amendment Agreement]

EXHIBIT A

[FACE]

Number

WARRANTS

THIS WARRANT SHALL BE VOID IF NOT EXERCISED PRIOR TO

THE EXPIRATION OF THE EXERCISE PERIOD PROVIDED FOR

IN THE WARRANT AGREEMENT DESCRIBED BELOW

D-WAVE QUANTUM INC.

Incorporated Under the Laws of the State of Delaware

CUSIP 26740W 117

Warrant Certificate

This Warrant Certificate certifies that __________, or its registered assigns, is the registered holder of __________ warrant(s) evidenced hereby (the “Warrants” and each, a “Warrant”) to purchase shares of common stock, $0.0001 par value per share (“Common Stock”), of D-Wave Quantum Inc., a Delaware corporation (the “Company”). Each Warrant entitles the holder, upon exercise during the period set forth in the Warrant Agreement referred to below, to receive from the Company that number of fully paid and non-assessable shares of Common Stock as set forth below, at the exercise price (the “Exercise Price”) as determined pursuant to the Warrant Agreement, payable in lawful money (or through “cashless exercise” as provided for in the Warrant Agreement) of the United States of America upon surrender of this Warrant Certificate and payment of the Exercise Price at the office or agency of the Warrant Agent referred to below, subject to the conditions set forth herein and in the Warrant Agreement. Defined terms used in this Warrant Certificate but not defined herein shall have the meanings given to them in the Warrant Agreement.

Each whole Warrant is initially exercisable for 1.4541326 shares of Common Stock. If, upon the exercise of Warrants, a holder would be entitled to receive a fractional interest in a share of Common Stock, the Company will (after taking into account all Warrants exercised concurrently by such holder), upon exercise, round down to the nearest whole number the number of shares of Common Stock to be issued to the Warrant holder. The number of shares of Common Stock issuable upon exercise of the Warrants is subject to adjustment upon the occurrence of certain events set forth in the Warrant Agreement.

The initial Exercise Price for any Warrant is equal to $11.50. The Exercise Price is subject to adjustment upon the occurrence of certain events set forth in the Warrant Agreement.

Subject to the conditions set forth in the Warrant Agreement, the Warrants may be exercised only during the Exercise Period and to the extent not exercised by the end of such Exercise Period, such Warrants shall become void.

Reference is hereby made to the further provisions of this Warrant Certificate set forth on the reverse hereof and such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Warrant Certificate shall not be valid unless countersigned by the Warrant Agent, as such term is used in the Warrant Agreement.

This Warrant Certificate shall be governed by and construed in accordance with the internal laws of the State of New York, without regard to conflicts of laws principles thereof.

D-WAVE QUANTUM INC.

By:
Name:
Title:

COMPUTERSHARE INC.

COMPUTERSHARE TRUST COMPANY, N.A.

By:
Name:
Title:

[Form of Warrant Certificate]

[Reverse]

The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants entitling the holder on exercise to receive shares of Common Stock and are issued or to be issued pursuant to that certain Warrant Agreement (the “Existing Warrant Agreement”), dated as of October 20, 2020, as amended by that certain assignment, assumption and amendment agreement (the “Amendment” and, the Existing Warrant Agreement as amended by the Amendment, the “Warrant Agreement”) dated as of __________ , 2022, each duly executed and delivered to Computershare Inc., a Delaware corporation and its wholly-owned subsidiary, Computershare Trust Company, N.A., a federally chartered trust company (together, the “Warrant Agent”), which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Warrant Agent, the Company and the holders (the words “holders” or “holder” meaning the Registered Holders or Registered Holder, respectively) of the Warrants. A copy of the Warrant Agreement may be obtained by the holder hereof upon written request to the Company. Defined terms used in this Warrant Certificate but not defined herein shall have the meanings given to them in the Warrant Agreement.

Warrants may be exercised at any time during the Exercise Period set forth in the Warrant Agreement. The holder of Warrants evidenced by this Warrant Certificate may exercise them by surrendering this Warrant Certificate, with the form of election to purchase set forth hereon properly completed and executed, together with payment of the Exercise Price as specified in the Warrant Agreement (or through “cashless exercise” as provided for in the Warrant Agreement) at the principal corporate trust office of the Warrant Agent. In the event that upon any exercise of Warrants evidenced hereby the number of Warrants exercised shall be less than the total number of Warrants evidenced hereby, there shall be issued to the holder hereof or his, her or its assignee, a new Warrant Certificate evidencing the number of Warrants not exercised.

Notwithstanding anything else in this Warrant Certificate or the Warrant Agreement, no Warrant may be exercised unless at the time of exercise (i) a registration statement covering the shares of Common Stock to be issued upon exercise is effective under the Securities Act and (ii) a prospectus thereunder relating to the shares of Common Stock is current, except through “cashless exercise” as provided for in the Warrant Agreement.

The Warrant Agreement provides that upon the occurrence of certain events the number of shares of Common Stock issuable upon exercise of the Warrants set forth on the face hereof may, subject to certain conditions, be adjusted. If, upon exercise of a Warrant, the holder thereof would be entitled to receive a fractional interest in a share of Common Stock, the Company shall (after taking into account all Warrants exercised concurrently by such holder), upon exercise, round down to the nearest whole number of shares of Common Stock to be issued to the holder of the Warrant.

Warrant Certificates, when surrendered at the principal corporate trust office of the Warrant Agent by the Registered Holder thereof in person or by legal representative or attorney duly authorized in writing, may be exchanged, in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge, for another Warrant Certificate or Warrant Certificates of like tenor evidencing in the aggregate a like number of Warrants.

Upon due presentation for registration of transfer of this Warrant Certificate at the office of the Warrant Agent a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge except for any tax or other governmental charge imposed in connection therewith.

The Company and the Warrant Agent may deem and treat the Registered Holder(s) hereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, of any distribution to the holder(s) hereof, and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary. Neither the Warrants nor this Warrant Certificate entitles any holder hereof to any rights of a stockholder of the Company.

Election to Purchase

(To Be Executed Upon Exercise of Warrant)

The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to receive __________ shares of Common Stock and herewith tenders payment for such shares of Common Stock to the order of D-Wave Quantum Inc. (the “Company”) in the amount of $ __________ in accordance with the terms hereof. The undersigned requests that a certificate for such shares of Common Stock be registered in the name of __________, whose address is __________ and that such shares of Common Stock be delivered to __________ whose address is __________. If said number of shares of Common Stock is less than all of the shares of Common Stock purchasable hereunder, the undersigned requests that a new Warrant Certificate representing the remaining balance of such shares of Common Stock be registered in the name of __________, whose address is __________ and that such Warrant Certificate be delivered to __________, whose address is __________.

In the event that the Warrant has been called for redemption by the Company pursuant to Section 6 of the Warrant Agreement and the Company has required cashless exercise pursuant to Section 6.4 of the Warrant Agreement, the number of shares of Common Stock that this Warrant is exercisable for shall be determined in accordance with subsection 3.3.1(b) and Section 6.4 of the Warrant Agreement.

In the event that the Warrant has been called for redemption by the Company pursuant to Section 6.2 of the Warrant Agreement and a holder thereof elects to exercise its Warrant pursuant to a Make-Whole Exercise, the number of shares of Common Stock that this Warrant is exercisable for shall be determined in accordance with Section 6.2 of the Warrant Agreement.

In the event that the Warrant is a Private Placement Warrant that is to be exercised on a “cashless” basis pursuant to subsection 3.3.1(c) of the Warrant Agreement, the number of shares of Common Stock that this Warrant is exercisable for shall be determined in accordance with subsection 3.3.1(c) of the Warrant Agreement.

In the event that the Warrant is to be exercised on a “cashless” basis pursuant to Section 7.4.2 of the Warrant Agreement, the number of shares of Common Stock that this Warrant is exercisable for shall be determined in accordance with Section 7.4.2 of the Warrant Agreement.

In the event that the Warrant may be exercised, to the extent allowed by the Warrant Agreement, through cashless exercise (i) the number of shares of Common Stock that this Warrant is exercisable for would be determined in accordance with the relevant section of the Warrant Agreement which allows for such cashless exercise and (ii) the holder hereof shall complete the following: The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, through the cashless exercise provisions of the Warrant Agreement, to receive shares of Common Stock. If said number of shares of Common Stock is less than all of the shares of Common Stock purchasable hereunder (after giving effect to the cashless exercise), the undersigned requests that a new Warrant Certificate representing the remaining balance of such shares of Common Stock be registered in the name of __________, whose address is __________ and that such Warrant Certificate be delivered to __________, whose address is __________.

[Signature Page Follows]

Date: __________, 20

(Signature)

(Address)

(Tax Identification Number)
Signature Guaranteed:

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15 (OR ANY SUCCESSOR RULE) UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED).

Exhibit 10.2

REGISTRATION RIGHTS AND LOCK-UP AGREEMENT

THIS REGISTRATION RIGHTS AND LOCK-UP AGREEMENT (this “Agreement”), dated as of August 5, 2022, is made and entered into by and among D-Wave Quantum Inc., a Delaware corporation (the “Company”), each former holder of shares of Class B common stock, par value $0.0001 per share, of DPCM Capital, Inc., a Delaware corporation (“DPCM”), who received NewCo Common Shares (“Founder Shares”) pursuant to the Transaction Agreement (each such party, a “Founder”), and each former shareholder of D-Wave Systems Inc., a British Columbia corporation (“D-Wave”), who received NewCo Common Shares (“D-Wave Shares”) or Exchangeable Shares pursuant to the Transaction Agreement (each such party, a “D-Wave Holder”). The Founders, the D-Wave Holders and any person or entity who hereafter becomes a party to this Agreement pursuant to Section 4.2, are each referred to herein as a “Holder.”

RECITALS

WHEREAS, the Company has entered into that certain Transaction Agreement (the “Transaction Agreement”), dated as of February 7, 2022, by and among the Company, D-Wave, DPCM, DWSI Holdings Inc., a Delaware corporation and a direct, wholly-owned subsidiary of the Company, DWSI Canada Holdings ULC, a British Columbia unlimited liability company and a direct, wholly-owned subsidiary of the Company, and D-Wave Quantum Technologies Inc., a British Columbia corporation and a direct, wholly-owned subsidiary of CallCo;

WHEREAS, pursuant to the transactions contemplated by the Transaction Agreement, the D-Wave Holders received D-Wave Shares and/or Exchangeable Shares and the Founders received Founder Shares upon the closing of such transactions (the “Closing”);

WHEREAS, DPCM and CDPM Sponsor Group, LLC, a Delaware limited liability company (the “Sponsor”), are party to that certain Warrant Purchase Agreement, dated October 20, 2020, pursuant to which the Sponsor purchased 8,000,000 warrants (the “Private Placement Warrants”) in private placement transactions occurring simultaneously with the closing of DPCM’s initial public offering;

WHEREAS, in connection with the Transaction, the Company and DPCM have entered into separate Subscription Agreements (the “Subscription Agreements”) in respect of the PIPE Financing;

WHEREAS, DPCM and the Founders are party to that certain Registration and Shareholder Rights Agreement dated October 20, 2020 (the “Existing Registration Rights Agreement”), pursuant to which, among other matters, such Founders were granted certain registration rights with respect to DPCM securities then held by the Founders; and

WHEREAS, pursuant to the Plan of Arrangement, the Company, the Founders and the D-Wave Holders were deemed to be parties to this Agreement for the provision of certain registration rights and transfer restrictions with respect to certain securities of the Company as if they had executed this Agreement.

NOW, THEREFORE, in consideration of the representations, covenants and agreements contained herein, and certain other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

DEFINITIONS

1.1 Definitions. The terms defined in this Article I shall, for all purposes of this Agreement, have the respective meanings set forth below. Capitalized terms used herein and not otherwise defined have the meanings set forth in the Transaction Agreement.

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person; provided that no Holder or other security holder of the Company shall be deemed an Affiliate of the Company or another member of the Company Group or an Affiliate of any other security holder of the Company solely by reason of any investment in the Company or the existence or exercise of any rights or obligations under this Agreement or the Company Securities held by such security holder. For the purpose of this definition, the term “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise; provided that, with respect to a Holder, the members of the Company Group shall be deemed to not be Affiliates of such Holder (without prejudice to whether a Holder may be deemed to be an Affiliate of a member of the Company Group).

“Agreement” has the meaning given in the Preamble.

“Board” means the Board of Directors of the Company.

“Bought Deal” means any of (i) a block trade of Registrable Securities, or (ii) an “overnight” underwritten offering of Registrable Securities without a prior marketing process, in each case, pursuant to an agreement among the Company, one or more underwriters and other Persons and a Shelf Prospectus Supplement. For the avoidance of doubt, any sale of Registrable Securities by a Holder to one or more underwriters that does not require a new Registration Statement or Shelf Prospectus Supplement shall be deemed not to be a Bought Deal.

“Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in (i) New York City, New York, in the United States of America or (ii) Vancouver, British Columbia, in Canada, are authorized by law to close.

“Commission” means the U.S. Securities and Exchange Commission.

“Company” has the meaning given in the Preamble.

“Company Group” means the Company and its Subsidiaries (including any present or future direct or indirect Subsidiaries).

“Company Securities” means (i) the NewCo Common Shares, (ii) any securities convertible into or exchangeable for NewCo Common Shares and (iii) any options, warrants or other rights to acquire NewCo Common Shares. For the avoidance of doubt, the term “Company Securities” includes the Exchangeable Shares.

“Damages” means any and all losses, claims, damages, liabilities and expenses (including reasonable and documented expenses of investigation and reasonable attorneys’ fees and expenses).

“D-Wave Holders” has the meaning given in the Preamble.

“D-Wave Lock-up Period” means the period ending on the earlier of (A) six (6) months following the Closing and (B) the date on which (x) the last reported sale price of the NewCo Common Shares equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any twenty (20) trading days within any thirty (30) consecutive trading day period commencing after the ninetieth (90th) day following the Closing or (y) the completion by the Company of a liquidation, merger, stock exchange, reorganization or other similar transaction that results in all of the Company’s public shareholders having the right to exchange their NewCo Common Shares for cash, securities or other property.

“D-Wave Shares” has the meaning given in the Recitals.

“Demand Registration” has the meaning given in subsection 2.1.1.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Excluded Registration” means a registration or qualification (i) on Form S-8 or S-4 (or similar form that relates to a transaction subject to Rule 145 under the Securities Act) any successor forms or any substantially equivalent forms, (ii) relating to Company Securities issuable upon exercise of employee equity awards or in connection with any employee benefit or similar plan of the Company or (iii) in connection with an offering of debt securities of a member of the Company Group convertible into or exchangeable for capital stock or other securities of a member of the Company Group and any capital stock or other securities of a member of the Company Group issuable upon the conversion or exchange of such debt securities.

“Existing Registration Rights Agreement” has the meaning given in the Recitals hereto.

“FINRA” means the Financial Industry Regulatory Authority.

“Founder Lock-up Period” means (i) with respect to the Founder Shares, the period ending on the earlier of (A) one (1) year following the Closing and (B) the date on which (x) the last reported sale price of the NewCo Common Shares equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any twenty (20) trading days within any thirty (30) consecutive trading day period commencing after the one hundred and fiftieth (150th) day following the Closing, or (y) the completion by the Company of a liquidation, merger, stock exchange, reorganization or other similar transaction that results in all of the Company’s public shareholders having the right to exchange their NewCo Common Shares for cash, securities or other property, and (ii) with respect to the Private Placement Warrants, thirty (30) days after the Closing.

“Founder Shares” has the meaning given in the Recitals hereto.

“Holders” has the meaning given in the Preamble.

“Holders Counsel” means one law firm or other legal counsel for all Registering Shareholders selected by the Registering Shareholders holding at least a majority of the Registrable Securities to be sold for the account of all Registering Shareholders in the offering and one or more local counsels for any of the Registering Shareholders.

“Indemnified Party” has the meaning given in subsection 2.8.1.

“Indemnifying Party” has the meaning given in subsection 2.8.1.

“Insider Letter” means that certain letter agreement, dated as of October 20, 2020, by and among DPCM, the Sponsor and the Founders, as in effect immediately prior to the Closing.

“Inspectors” has the meaning given in subsection 2.5.7.

“Lock-up Period” means, as applicable, the D-Wave Lock-up Period or the Founder Lock-Up Period.

“Maximum Offering Size” has the meaning given in subsection 2.1.5.

“National Securities Exchange” means the New York Stock Exchange, NYSE American, Nasdaq Global Select Market, Nasdaq Global Market or Nasdaq Capital Market.

“Permitted Transferees” means: (a) any direct or indirect general partner, limited partner, shareholder, member or owner of similar equity interests in the Holder or any related investment funds or vehicles controlled or managed by such Persons or their respective Affiliates; (b) a trust, or other entity formed for estate planning purposes for the primary benefit of the spouse, domestic partner, parent, sibling, child or grandchild of the Holder or any other person with whom the Holder has a relationship by blood, marriage or adoption not more remote than first cousin; or (c) any Affiliate of the Holder.

“Person” means an individual, corporation, limited liability company, partnership, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Piggyback Registration” has the meaning given in subsection 2.2.1.

“Private Placement Warrants” has the meaning given in the Recitals hereto.

“Preliminary Prospectus” means a preliminary prospectus that is a part of a Registration Statement filed with the SEC.

“Prospectus” means a final prospectus contained within a Registration Statement proposed to be filed with the Commission (which includes, for greater certainty, a final prospectus omitting pricing information in accordance with Rule 430A under the Securities Act).

“Public Offering” means a public offering of Company Securities pursuant to an effective Registration Statement, other than pursuant to a registration statement on Form S-4 or Form S-8, or any successor form.

“Public Offering Launch” means the earlier of (i) the commencement of marketing or a “roadshow” by underwriters in connection with a Public Offering or (ii) the filing of a Preliminary Prospectus or preliminary Shelf Prospectus Supplement with the Commission in which such Preliminary Prospectus or Shelf Prospectus Supplement contains an estimated price range.

“Public Offering Pricing” means the approval of a price for securities to be sold in a Public Offering by the Company (whether by the Board, a pricing committee thereof or other Persons to which such approval has been properly delegated), which may be evidenced by the entry into an underwriting agreement or purchase agreement by the Company or any Holders selling securities in the Public Offering.

“Records” has the meaning given in subsection 2.5.7.

“Registrable Securities” means, in each case for so long as held by a Holder, (a) the Founder Shares, (b) the Private Placement Warrants, (c) the D-Wave Shares, (d) the NewCo Common Shares issued or issuable upon the exercise of any Private Placement Warrants, (e) any outstanding NewCo Common Shares or any other equity security (including the NewCo Common Shares issued or issuable upon the exercise or conversion of any other equity security including Exchangeable Shares) of the Company held by a Holder as of immediately following the Closing, and (f) any other issued or issuable Company Security; provided, however, that, as to any particular Registrable Security, such securities shall cease to be Registrable Securities when: (i) a

Registration Statement covering the offering and sale of such securities has been declared effective by the Commission and such securities have been disposed of pursuant to such effective Registration Statement; (ii) such securities have been sold or may be sold to the public by such Holder without volume or manner of sale limitation under Rule 144 promulgated under the Securities Act; or (iii) such securities are otherwise Transferred and such securities may be resold by the Transferee under the same circumstances described in the immediately preceding clause (ii).

“Registration Expenses” means any and all expenses incident to the performance of or compliance with any registration, qualification or marketing of Registrable Securities, including all (i) registration, qualification and filing fees, and all other fees and expenses payable in connection with the listing of securities on any securities exchange or automated interdealer quotation system, (ii) fees and expenses of compliance with any securities laws or “blue sky” laws (including reasonable fees and disbursements of counsel in connection therewith) of any applicable jurisdiction, (iii) expenses in connection with the preparation, printing, mailing and delivery of any Registration Statement, prospectuses and other documents in connection therewith and any amendments or supplements thereto, (iv) security engraving and printing expenses, (v) internal expenses of the Company (including all salaries and expenses of its officers and employees performing legal or accounting duties), (vi) reasonable fees and disbursements of counsel for the Company and customary fees and expenses for independent certified public accountants retained by the Company (including the expenses relating to any comfort letters or costs associated with the delivery by independent certified public accountants of any comfort letters requested pursuant to subsection 2.5.8), (vii) reasonable fees and expenses of any special experts retained by the Company in connection with such registration, (viii) reasonable and documented fees, out-of-pocket costs, and expenses of the Holders and Holders Counsel, (ix) fees and expenses in connection with any review by FINRA or comparable governmental or self-regulatory authority of the underwriting arrangements or other terms of the offering, and all fees and expenses of any “qualified independent underwriter,” including the fees and expenses of any counsel thereto, (x) fees and disbursements of underwriters customarily paid by issuers or sellers of securities, but excluding any underwriting fees, discounts and commissions and transfer taxes attributable to the sale of Registrable Securities, (xi) costs of printing and producing any agreements among underwriters, underwriting agreements, any “wrapper,” “blue sky” or legal investment memoranda and any selling agreements and other documents in connection with the offering, sale or delivery of the Registrable Securities, (xii) transfer agents’ and registrars’ fees and expenses and the fees and expenses of any other agent or trustee appointed in connection with such offering, (xiii) expenses relating to any analyst or investor presentations or any “road shows” undertaken in connection with the registration, marketing or selling of the Registrable Securities, (xiv) fees and expenses payable in connection with any ratings of the Registrable Securities, including expenses relating to any presentations to rating agencies and (xv) all out-of-pocket costs and expenses incurred by the Company or its appropriate officers in connection with their compliance with subsection 2.5.12.

“Registration Requirements” means, with respect to one or more Holders, that such Holder is not able to freely resell Registrable Securities without volume or manner of sale restrictions under Rule 144 promulgated under the Securities Act.

“Registration Statement” means any registration statement that covers the Registrable Securities pursuant to the provisions of this Agreement (including Form S-1, Form S-3 or any successor or equivalents to such forms), including the Prospectus included in such registration statement, amendments (including post-effective amendments) and supplements to such registration statement, and all exhibits to and all material incorporated by reference in such registration statement.

“Registering Shareholders” has the meaning given subsection 2.1.1.

“Related Fund” means, with respect to any Person, (i) an Affiliate of such Person; or (ii) any fund, account or investment vehicle that is controlled, managed, advised or sub-advised by such Person, an Affiliate of such Person, the same investment manager, advisor or sub-advisor of such Person or an Affiliate of such investment manager, advisor or sub-advisor; provided that, with respect to a Holder, the members of the Company Group shall be deemed to not be Related Funds of such Holder (without prejudice to whether a Holder may be deemed to be a Related Fund of a member of the Company Group).

“Requesting Shareholders” has the meaning given in subsection 2.1.1.

“Restricted Securities” means (i) with respect to the Founder Lock-up Period, (a) the Founder Shares and (b) the Private Placement Warrants, and (ii) with respect to the D-Wave Lock-up Period, (a) the D-Wave Shares and (b) the Exchangeable Shares. For the avoidance of doubt, securities issued pursuant to the PIPE Financing shall not constitute Restricted Securities.

“roadshow” has the meaning given in Section 2.6.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Selling Shareholder Information” means the name of a Registering Shareholder selling Company Securities pursuant to a Demand Registration or Piggyback Registration, the amount of Company Securities offered and the address and other information (excluding percentages) with respect to such Registering Shareholder that appear (or are required by applicable law and rule or regulation of an applicable governmental authority or securities exchange) in a table and corresponding footnotes in the Registration Statement, Preliminary Prospectus, Prospectus, Shelf Prospectus or Shelf Prospectus Supplement or any amendment or supplement thereto.

“Shelf Prospectus” means a prospectus filed as part of a Registration Statement with the Commission pursuant to a Shelf Registration.

“Shelf Prospectus Supplement” means a prospectus supplement filed with the Commission with respect to a Registration Statement for which a Shelf Prospectus has been filed.

“Shelf Registration” means a proposed registration of securities pursuant to a registration statement on a delayed or continuous offering basis pursuant to Rule 415 or any similar provision that may be adopted by the Commission.

“Sponsor” has the meaning given in the Preamble.

“Subscription Agreements” has the meaning given in the Recitals hereto.

“Subsidiary” means, with respect to any Person, any entity of which securities or other ownership interests having ordinary voting power to elect at least a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person.

“Transaction Agreement” has the meaning given in the Recitals hereto.

“Transfer” means, with respect to any Company Securities, (i) when used as a verb, to sell, assign, dispose of, exchange, pledge, encumber, hypothecate or otherwise transfer such Company Securities or any participation or interest therein, whether directly or indirectly (including pursuant to a derivative transaction), or agree or commit to do any of the foregoing, and (ii) when used as a noun, a direct or indirect sale, assignment, disposition, exchange, pledge, encumbrance, hypothecation, or other transfer of such Company Securities or any participation or interest therein or any agreement or commitment to do any of the foregoing. “Transferred,” “Transferor” and “Transferee” shall have correlative meanings.

ARTICLE II

REGISTRATION RIGHTS

2.1 Demand Registration.

2.1.1 If at any time and from time to time on or after the date hereof, the Company shall receive a request from one or more Holders (such Holders, the “Requesting Shareholders”) that the Company, effect a registration under the Securities Act of all or any portion of the Requesting Shareholder’s Registrable Securities, specifying the intended method of disposition thereof, including whether to be conducted via an underwritten offering (each such request shall be referred to herein as a “Demand Registration”), the Company shall use its reasonable best efforts to effect, as expeditiously as possible, and in no event later than 45 Business Days after the receipt of such request, the filing of a Registration Statement and the effectiveness of the Demand Registration, subject to the restrictions set forth in this ARTICLE II. The Company shall give reasonably prompt notice of a Demand Registration (and in no event later than 15 Business Days or 5 Business Days in the case of a Bought Deal prior to the anticipated filing date of the Registration Statement relating to such Demand Registration) to the other Holders with respect to all other Registrable Securities of the same class as those requested to be registered by the Requesting Shareholders (all such Holders, together with the Requesting Shareholders, and any other Holders participating in a Demand Registration or Piggyback Registration, the “Registering Shareholders”) that such Holders have the right to request the Company to register by request received by the Company within 10 Business Days, or 2 Business Days in the case of a Bought Deal, after the date of the Company’s notice of the Demand Registration, and the Company shall use reasonable best efforts to include all Registrable Securities requested to be registered by the Registering Shareholders in such Registration Statement. Notwithstanding the foregoing, the Company shall not be obligated to effect a Demand Registration (i) unless the aggregate proceeds expected to be received from the sale of the Registrable Securities requested to be included in such Demand Registration equals or exceeds $30,000,000 and (ii) if the Company shall have effected a Demand Registration in which Holders had the opportunity to sell Registrable Securities within the three-month period prior to receipt of the Demand Registration.

2.1.2 At any time prior to the Public Offering Launch of a Demand Registration, the Requesting Shareholders may revoke such request, without liability to any of the other Registering Shareholders, by providing a notice to the Company revoking such request.

2.1.3 The Company shall be liable for and pay all Registration Expenses in connection with any Demand Registration, regardless of whether (i) such Demand Registration is completed or (ii) a Requesting Shareholder sells Registrable Securities pursuant to such Demand Registration.

2.1.4 A Demand Registration shall be deemed not to have occurred:

(a) unless the Public Offering Pricing has been completed and a final Prospectus or Shelf Prospectus Supplement relating to the applicable Registration Statement containing pricing information has been filed with the Commission; provided that a Demand Registration shall be deemed not to have occurred if either (1) such Registration Statement is interfered with by any cease trade or stop order, injunction or other order or requirement of the Commission or any other governmental agency or court or (2) less than 75% of the Registrable Securities included in such Registration Statement have been sold thereunder; or

(b) if the Maximum Offering Size is reduced in accordance with subsection 2.1.5 such that less than 75% of the Registrable Securities of the Requesting Shareholders sought to be included in such registration are included.

2.1.5 If a Demand Registration involves an underwritten Public Offering and the managing underwriters advise the Company and the Registering Shareholders that, in their view, the amount of Registrable Securities requested to be included in such Demand Registration (including any securities that the Company proposes to include) exceeds the largest amount of Registrable Securities that can be sold without having an adverse effect on such offering, including the price at which such Registrable Securities can be sold (the “Maximum Offering Size”), the Company shall include in such registration, in the priority listed below, up to the Maximum Offering Size:

(a) first, all Registrable Securities requested to be registered by the Registering Shareholders (allocated, if necessary for the offering not to exceed the Maximum Offering Size, pro rata among such Persons on the basis of the relative number of Registrable Securities beneficially owned by such Registering Shareholders); and

(b) second, any securities proposed to be registered by any other Persons (including the Company), with such priorities among them as the Company shall determine.

2.1.6 The Company may postpone effecting a Demand Registration on one occasion during any period of twelve consecutive months for a reasonable time specified in the notice but not exceeding 60 days (which period may not be extended or renewed), if the Company provides a certificate signed by the principal executive officer of the Company stating that in the good faith judgement of the Board that it would be seriously detrimental to the Company and its shareholders for such Demand Registration to be effected at such time. It is agreed that the existence or anticipation of a material acquisition or financing activity will be sufficient reason for the Company to postpone a Demand Registration.

2.1.7 At any time that Holders may request a Demand Registration, upon the request of one or more Holders that satisfy the Registration Requirements, the Company shall use its reasonable best efforts to file a Registration Statement for a Shelf Registration with respect to the Registrable Securities and to cause such Shelf Registration to become effective as soon as practicable thereafter. Any request for the

Company to prepare and file a Shelf Prospectus Supplement pursuant to a Shelf Registration in any underwritten Public Offering shall be deemed to be a Demand Registration subject to the provisions of subsection 2.1.1; provided, that for purposes of such Shelf Prospectus Supplement, the reference to 45 business days in subsection 2.1.1 shall be deemed to be 25 business days; provided, further that none of (x) the filing of a Shelf Prospectus or (y) the filing of Shelf Prospectus Supplement that does not relate to an underwritten Public Offering and is only for the purpose of updating a Shelf Prospectus with the identities of any selling shareholders, the amounts of securities to be sold and any related information required by the applicable Registration Statement, shall constitute a Demand Registration subject to the provisions of subsection 2.1.1; provided, further, that no Holder may request a Shelf Registration pursuant to this subsection 2.1.7 if such Holder’s Registrable Securities may, at the time of such request, be resold pursuant to a Registration Statement previously filed by the Company and declared effective by the Commission. The Company shall give notice of any Shelf Registration pursuant to the procedures in subsection 2.1.1.

2.2 Piggyback Registration.

2.2.1 If at any time the Company proposes to file a Registration Statement under the Securities Act (other than an Excluded Registration), whether or not for sale for its own account or for the account of stockholders of the Company, the Company shall at each such time give prompt notice at least 15 Business Days, or 5 Business Days in the case of a Bought Deal, prior to the anticipated filing date of the Registration Statement relating to such registration to each Holder, which notice shall set forth such Holder’s rights under this Section 2.2 and shall offer such Holder the opportunity to include in such Registration Statement the number of Registrable Securities of the same class or series as those proposed to be registered as each such Holder may request (a “Piggyback Registration”), subject to the provisions of subsection 2.2.2. Upon the request of any such Holder made within 10 Business Days, or 2 Business Days in the case of a Bought Deal, after the receipt of notice from the Company (which request shall specify the number of Registrable Securities intended to be registered by such Holder), the Company shall use its reasonable best efforts to file a Registration Statement for all Registrable Securities that the Company has been so requested to register by all such Registering Shareholders; provided that (i) if such registration involves an underwritten Public Offering, all such Registering Shareholders must agree to sell their Registrable Securities to the underwriters selected as provided in subsection 2.5.6(a) on the same terms and conditions as apply to the Company or the Requesting Shareholders, as applicable, and (ii) at any time after giving notice of its intention to register any Registrable Securities pursuant to this subsection 2.2.1 and prior to the Public Offering Pricing for such Piggyback Registration, the Company (whether on its own good faith determination or as the result of a request for withdrawal by persons pursuant to separate written contractual obligations) may withdraw a Registration Statement filed in connection with a Piggyback Registration, by giving notice to all such Registering Shareholders and, thereupon, shall be relieved of its obligation to register any Registrable Securities in connection with such Registration Statement. The Company shall pay all Registration Expenses in connection with each Piggyback Registration, regardless of whether (i) such Piggyback Registration is completed or (ii) a Requesting Shareholder sells Registrable Securities pursuant to such Piggyback Registration. For purposes of clarity, any registration of Registrable Securities effected pursuant to this Section 2.2 shall not be counted as a registration pursuant to a Demand Registration effected under Section 2.1.

2.2.2 If a Piggyback Registration involves an underwritten Public Offering (other than any Demand Registration, in which case the provisions with respect to priority of inclusion in such offering set forth in subsection 2.1.5 shall apply) and the managing underwriters, in good faith, advise the Company that, in its view, the number of Registrable Securities that the Company and such Registering Shareholders intend to include in such registration exceeds the Maximum Offering Size, the Company shall include in such registration, in the following priority, up to the Maximum Offering Size:

(a) first, so much of the Registrable Securities proposed to be registered for the account of the Company as would not cause the offering to exceed the Maximum Offering Size;

(b) second, all Registrable Securities requested to be included in such registration by any Registering Shareholders pursuant to Section 2.2 (allocated, if necessary for the offering not to exceed the Maximum Offering Size, pro rata among such Registering Shareholders on the basis of the relative amount of Registrable Securities so requested to be included in such registration by each); and

(c) third, any securities proposed to be registered for the account of any other Persons with such priorities among them as the Company shall determine.

2.3 Restriction on Demand Registration and Piggyback Registration. For the avoidance of doubt and notwithstanding anything to the contrary contained in this Agreement or the effectiveness of any Registration Statement, no sales of Registrable Securities shall be effected by any Holder until after the expiration of the applicable Lock-up Period in accordance with ARTICLE III. In addition, during any Lock-Up Period, the Company shall not be required to file any Registration Statement pursuant to any request for Demand Registration of Shelf Registration made by Requesting Shareholders subject to the applicable Lock-Up Period; provided, that the Company shall include all of the Registrable Securities as part of the Registration Statement to be filed in respect of the securities issued pursuant to the PIPE Financing, as contemplated by the Subscription Agreements, unless any Holder (x) expressly requests that its Registrable Securities not be included in such Registration Statement or (y) fails to promptly furnish in writing to the Company such information regarding the distribution of such Holder’s Registrable Securities as the Company may reasonably request and such other information as may be legally required in connection with such registration.

2.4 Transfer Restrictions.

2.4.1 Subject to subsection 2.4.3, in connection with any underwritten Public Offering and if required by the Board after consultation with the managing underwriters, no Registering Shareholder that is selling securities in such Public Offering shall Transfer any Company Securities (or any securities convertible into or exchangeable or exercisable for such Company Securities), other than any Company Securities sold to the managing underwriters, or exercise any registration rights with respect to such Company Securities from the Public Offering Launch for up to 90 days (or such shorter time as determined by the managing underwriters) following the date of a final Prospectus or Shelf Prospectus Supplement filed for such Public Offering.

2.4.2 Any Person restricted under subsection 2.4.1 shall execute a customary lock-up agreement with the underwriters, which shall be consistent with the provisions described under this Section 2.4 and otherwise provide for customary exceptions as negotiated by the Company with the managing underwriters. Any such executed lock-up agreement shall be deemed to replace the restrictions under Section 2.4.

2.4.3 No Holder shall be subject to the restrictions of this Section 2.4 unless all members of the Board, all officers of the Company, and all Holders selling securities in such Public Offering are subject to this Section 2.4 or similar lock-up restrictions. If the Company or the underwriters grant a waiver or release under this Section 2.4, any lock-up agreement or any substantially similar restrictions to any Person or entity that beneficially owns 1% or more of the outstanding capital stock of the Company, then all Holders shall be deemed to receive the same waiver or release to the same extent and on the same terms as such other Person for the same number of Company Securities as waived or released for such other Person; provided that if such waiver is in connection with a follow-on Public Offering, then such waiver shall only apply with respect to a Holder’s sales in such follow-on Public Offering so long as such Holder is given the opportunity to participate in such Public Offering on a ratable basis as all other Holders; provided further that this subsection 2.4.3 shall not apply (x) to any waiver or release for hardship as reasonably determined by the managing underwriters or the Board; or (y) with respect to any “net” or “cashless” exercise, or with respect to any dispositions solely to cover taxes or the payment of any exercise price, in connection with any equity awards.

2.5 Registration Procedures. In the event of a Demand Registration or Piggyback Registration, the Company shall use its reasonable best efforts to effect the registration and the sale of all Registrable Securities requested to be included by any Registering Shareholders in accordance with the intended method of disposition thereof as quickly as practicable, and, in connection with any such request:

2.5.1 The Company shall as promptly as reasonably possible prepare and file a Registration Statement on any form for which the Company then qualifies or that counsel for the Company shall deem appropriate and which form shall be available for the sale of the Registrable Securities to be registered thereunder in accordance with the intended method of distribution thereof, and use its reasonable best efforts to cause such filed Registration Statement to become and remain effective, until the earlier of (A) the time at which all of the Registrable Securities of the Registering Shareholders included in such Registration Statement shall have actually been sold thereunder and (B) in the case of a Shelf Registration, until there are no longer any Registrable Securities outstanding or, in the case of any other Demand Registration, the time at which the offering contemplated by such Registration Statement (upon the advice of the underwriters participating in such offering, if applicable) is terminated.

2.5.2 Prior to filing a Registration Statement, Preliminary Prospectus, Prospectus, Shelf Prospectus, Shelf Prospectus Supplement, or any amendment or supplement thereto, or any free writing prospectus or any other filing (in each case including all exhibits thereto and documents incorporated by reference therein) related to such Registration Statement, the Company shall, if requested, furnish without charge to Holders Counsel, each Registering Shareholder and each underwriter, if any, and such underwriter’s counsel, copies of such Registration Statement or other document as proposed to be filed, and thereafter the Company shall also furnish without charge such number of copies of such Registration Statement or other document as Holders Counsel, such Registering Shareholder, underwriter or underwriter’s counsel may reasonably request. Each Registering Shareholder shall have the right to request that the Company modify any information contained in such Registration Statement or other document pertaining to such Registering Shareholder and the Company shall use its reasonable best efforts to comply with such request; provided, however, that the Company shall not have any obligation to so modify any information if the Company reasonably expects that so doing would cause the applicable document to contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

2.5.3 After the filing of the Registration Statement, the Company shall (i) cause the related Preliminary Prospectus or Shelf Prospectus to be supplemented by any required Prospectus or Shelf Prospectus Supplement or any amendment (including any post-effective amendment) or other supplement, and, as so amended or supplemented, to be filed, (ii) comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such Registration Statement during the applicable period in accordance with the intended methods of disposition by the Holders thereof set forth in such Registration Statement, as amended or supplemented, and (iii) promptly notify each Holder holding Registrable Securities covered by such Registration Statement of any cease trade or stop order, injunction or other order issued or threatened by the Commission or any other governmental authority or court and take all reasonable actions required to prevent the entry of such order or injunction or to remove it if entered.

2.5.4 The Company shall use its reasonable best efforts to (i) register or qualify the Registrable Securities covered by such Registration Statement under such U.S. state “blue sky” laws, or such other securities laws as any Registering Shareholder holding such Registrable Securities reasonably (in light of such Registering Shareholder’s intended plan of distribution) requests and (ii) cause such Registrable Securities to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be reasonably necessary or advisable to enable such Registering Shareholder to consummate the disposition of the Registrable Securities owned by such Registering Shareholder; provided that the Company shall not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subsection 2.5.4, (B) subject itself to taxation in any such jurisdiction or (C) consent to general service of process in any such jurisdiction.

2.5.5 The Company shall immediately notify each Registering Shareholder holding such Registrable Securities covered by such Registration Statement, at any time when a Prospectus or Shelf Prospectus Supplement relating thereto is required to be delivered under the Securities Act, of the occurrence of an event requiring the preparation of a supplement or amendment to such Prospectus or Shelf Prospectus Supplement so that, as thereafter delivered to the purchasers of such Registrable Securities, such Prospectus or Shelf Prospectus Supplement will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and promptly prepare and make available to each such Registering Shareholder and file with the Commission any such supplement or amendment. Each Registering Shareholder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in this subsection 2.5.5, such Registering Shareholder shall forthwith discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until such Registering Shareholder’s receipt of the copies of the supplemented or amended Prospectus or Shelf Prospectus Supplement contemplated by subsection 2.5.5. If the Company shall give such notice, the Company shall make such supplement or amendment available as promptly as reasonably possible and shall extend the period during which such registration statement shall be maintained effective (including the period referred to in subsection 2.5.1) by the number of days during the period from and including the date of the giving of notice pursuant to this subsection 2.5.5 to the date when the Company shall make available to such Registering Shareholder a Prospectus or Shelf Prospectus Supplement supplemented or amended to conform with the requirements of subsection 2.5.5.

2.5.6 (a) A majority-in-interest of the Requesting Shareholders initiating the Demand Registration shall have the right, in their sole discretion, to select an underwriter or underwriters in connection with any Public Offering resulting from the exercise of a Demand Registration, which underwriter or underwriters may include any Affiliate of any Requesting Shareholder; and (b) the Company shall have the right, in its sole discretion, to select an underwriter or underwriters in connection with any other Public Offering, including a Piggyback Registration. In connection with any Public Offering, the Company shall enter into customary agreements (including an underwriting agreement in customary form) and take such all other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities in any such Public Offering, including the engagement of a “qualified independent underwriter” if required in connection with the qualification of the underwriting arrangements with FINRA.

2.5.7 Upon execution of confidentiality agreements in form and substance reasonably satisfactory to the Company, the Company shall make available for inspection by any Holders Counsel, any Registering Shareholder and any underwriter participating in any disposition pursuant to a Registration Statement being filed by the Company pursuant to this Section 2.5 and any attorney, accountant or other professional retained by any such Holder or underwriter (collectively, the “Inspectors”), all financial and other records and pertinent corporate documents of the Company (collectively, the “Records”) as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company’s officers, directors and employees to supply all information reasonably requested by any Inspectors in connection with such Registration Statement. Records that the Company determines, in good faith, to be confidential and that it notifies the Inspectors are confidential shall not be disclosed by the Inspectors unless (i) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in such Registration Statement or (ii) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction. Each Registering Shareholder agrees that information obtained by it as a result of such inspections shall be deemed confidential and shall not be used by it or its Affiliates as the basis for any market transactions in the Registrable Securities unless and until such information is made generally available to the public. Each Registering Shareholder further agrees that, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, it shall give notice to the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of the Records deemed confidential.

2.5.8 If requested by the managing underwriters in an underwritten Public Offering, the Company shall furnish to each underwriter (i) an opinion or opinions of legal counsel to the Company (including, for greater certainty, in the case of a Registration Statement made with the Commission, negative assurance letters or “10b-5 negative assurance letters”) and (ii) a comfort letter or comfort letters from the Company’s independent public accountants, each in customary form and covering such matters of the kind customarily covered by opinions or comfort letters, as the case may be, as the managing underwriters reasonably request.

2.5.9 The Company shall otherwise use its reasonable best efforts to comply with the Securities Act and all applicable rules and regulations of the Commission. If the Registration Statement is made with the Commission, the Company shall make available to its security holders, as soon as reasonably practicable, an earnings statement or such other document that shall satisfy the provisions of Section 11(a) of the Securities Act and the requirements of Rule 158 thereunder.

2.5.10 The Company may require each Registering Shareholder promptly to furnish in writing to the Company such information regarding the distribution of the Registrable Securities as the Company may from time to time reasonably request and such other information as may be legally required in connection with such registration.

2.5.11 The Company shall use its reasonable best efforts to list all Registrable Securities covered by such Registration Statement on any securities exchange or quotation system on which any of the Registrable Securities are then listed or traded, or have become listed in connection with the Registration Statement.

2.5.12 The Company shall have appropriate officers of the Company (i) prepare and make presentations at any “road shows” and before analysts and rating agencies, as the case may be, (ii) take other actions to obtain ratings for any Registrable Securities and (iii) otherwise use their reasonable best efforts to cooperate as reasonably requested by the underwriters in the offering, marketing or selling of the Registrable Securities.

2.5.13 The Company shall promptly notify the Holders upon receiving notice or otherwise obtaining knowledge of: (i) when the Registration Statement, any pre-effective amendment, the Prospectus or any prospectus supplement related thereto or post-effective amendment to the Registration Statement has been filed, and, with respect to the Registration Statement or any post-effective amendment, when the same has become effective, (ii) any delisting or pending delisting of the Registrable Securities by any national securities exchange or market on which the Registrable Securities are then listed or quoted, and (iii) the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the securities or “blue sky” laws of any jurisdiction or the initiation of any proceeding for such purpose.

2.5.14 The Company shall reasonably cooperate with the Holders to facilitate the timely preparation and delivery of certificates and/or book entry notations representing Registrable Securities to be delivered to a transferee pursuant to a Registration Statement, which certificates and/or book entry notations shall, subject to applicable securities laws, be free of all restrictive legends indicating that the Registrable Securities are unregistered or unqualified for resale under the Securities Act, and to enable such Registrable Securities to be in such denominations and registered in such names as any such Holder may request in writing.

2.5.15 The Company shall provide a transfer agent and registrar, which may be a single entity, and a CUSIP number for the Registrable Securities not later than the effective date of the first Registration Statement filed hereunder.

2.5.16 The Company shall reasonably cooperate with each Holder and each underwriter participating in the disposition of any Registrable Securities and their respective counsel in connection with filings required to be made with FINRA, if any.

2.6 Indemnification by the Company. (a) The Company agrees to indemnify and hold harmless each Registering Shareholder beneficially owning any Registrable Securities covered by a Demand Registration or Piggyback Registration, each such Registering Shareholder’s Affiliates and Related Funds and each of such Registering Shareholder’s and its Affiliates’ and Related Funds’ respective partners (whether general, limited or otherwise), shareholders, members, directors, officers, fiduciaries, managers, members, controlling Persons, employees and agents, and each Person, if any, who controls such Registering Shareholder or its Affiliates and Related Funds within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all Damages caused by, relating to, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained or incorporated by reference in any Registration Statement, Preliminary Prospectus, Prospectus, Shelf Prospectus or Shelf Prospectus Supplement, relating to the Demand Registration or Piggyback Registration, any “issuer free writing prospectus” (as defined in Rule 405 under the Securities Act), any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any road show as defined in Rule 433(h) under the Securities Act (a “road show”) (including, with respect to any of the foregoing, any amendments or supplements thereto and all documents incorporated by reference therein), or caused by or relating to any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such Damages are caused by or related to any such untrue statement or omission or alleged untrue statement or omission, so made based upon the Selling Shareholder Information furnished in writing to the Company by such Registering Shareholder or on such Registering Shareholder’s behalf expressly for use therein. The Company also agrees to indemnify any underwriters for the Demand Registration or Piggyback Registration, their officers and directors and each Person who controls such underwriters within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act on substantially the same basis as that of the indemnification of the Registering Shareholders provided in this Section 2.6.

2.7 Indemnification by Participating Shareholders.

2.7.1 Subject to subsection 2.7.2, each Registering Shareholder holding Registrable Securities included in any Registration Statement agrees, severally but not jointly, to indemnify and hold harmless the Company, its officers, directors and agents and each Person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all Damages caused by, relating to or arising out of or based upon any untrue statement or alleged untrue statement of a material fact, contained in any Registration Statement, Preliminary Prospectus, Prospectus, Shelf Prospectus or Shelf Prospectus Supplement, relating to the Demand Registration or Piggyback Registration, any issuer free writing prospectus, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any road show (including, with respect to any of the foregoing, any amendments or supplements thereto and all documents incorporated by reference therein), or caused by or relating to any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with respect to the Selling Shareholder Information furnished in writing by such Registering Shareholder or on such Registering Shareholder’s behalf expressly for use in any Registration Statement, Preliminary Prospectus, Prospectus, Shelf Prospectus or Shelf Prospectus Supplement relating to the Demand Registration or Piggyback Registration, or any amendment or supplement thereto. Subject to subsection 2.7.2, each such Registering Shareholder also agrees to indemnify and hold harmless underwriters of the Registrable Securities, their officers and directors and each Person who controls such underwriters within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act on substantially the same basis as that of the indemnification of the Company provided in this subsection 2.7.1. As a condition to including Registrable Securities in any Registration Statement filed in accordance with ARTICLE II, the Company may require that it shall have received an undertaking reasonably satisfactory to it from any underwriter to indemnify and hold it harmless to the extent customarily provided by underwriters with respect to similar securities.

2.7.2 No Holder shall be liable under this Section 2.7 for any Damages in excess of the net proceeds (after deducting discounts and commissions and transfer taxes) actually realized by such Registering Shareholder in the sale of Registrable Securities of such Registering Shareholder to which such Damages relate.

2.8 Conduct of Indemnification Proceedings.

2.8.1 If any proceeding (including any governmental investigation) shall be instituted involving any Person in respect of which indemnity may be sought pursuant to this ARTICLE II, such Person (an “Indemnified Party”) shall promptly notify the Person against whom such indemnity may be sought (the “Indemnifying Party”) in writing and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Party, and shall assume the payment of all reasonable and documented fees and expenses; provided that the failure of any Indemnified Party so to notify the Indemnifying Party shall not relieve the Indemnifying Party of its obligations hereunder except to the extent that the Indemnifying Party is materially prejudiced by such failure to notify. In any such proceeding, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel; (ii) the Indemnifying Party has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Party; (iii) the Indemnified Party shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Party; or (iv) the named parties to any such proceeding (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the Indemnifying Party shall not, in respect of the legal expenses of any Indemnified Party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such Indemnified Parties and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Indemnified Parties, such firm shall be nominated in writing by the Indemnified Parties.

2.8.2 The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent, or if there be a final judgment for the plaintiff, the Indemnifying Party shall indemnify and hold harmless such Indemnified Parties from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Party shall have requested an Indemnifying Party to reimburse the Indemnified Party for fees and expenses of counsel as contemplated by subsection 2.8.1, the Indemnifying Party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such Indemnifying Party of the aforesaid request and (ii) such Indemnifying Party shall not have reimbursed the Indemnified Party in accordance with such request prior to the date of such settlement. Without the prior written consent of the Indemnified Party, no Indemnifying Party shall effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement (x) includes an unconditional release of such Indemnified Party from all liability arising out of such proceeding and (y) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any Indemnified Party.

2.9 Contribution.

2.9.1 If the indemnification provided for in this ARTICLE II is unavailable to the Indemnified Parties in respect of any Damages, then each such Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Damages (i) as between the Company and the Registering Shareholders holding Registrable Securities covered by a Registration Statement on the one hand and the underwriters on the other, in such proportion as is appropriate to reflect the relative benefits received by the Company and such Registering Shareholders on the one hand and the underwriters on the other, from the offering of the Registrable Securities, or if such allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits but also the relative fault of the Company and such Registering Shareholders on the one hand and of such underwriters on the other in connection with the statements or omissions that resulted in such Damages, as well as any other relevant equitable considerations; and (ii) as between the Company on the one hand and each such Registering Shareholder on the other, in such proportion as is appropriate to reflect the relative fault of the Company and of each such Registering Shareholder in connection with such statements or omissions, as well as any other relevant equitable considerations. The relative benefits received by the Company and such Registering Shareholders on the one hand and such underwriters on the other shall be deemed to be in the same proportion as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company and such Registering Shareholders bear to the total underwriting discounts and commissions received by such underwriters. The relative fault of the Company and such Registering Shareholders on the one hand and of such underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact, relates to information supplied by the Company and such Registering Shareholders or by such underwriters. The relative fault of the Company on the one hand and of each such Registering Shareholder on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact, relates to information supplied by such party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement, omission or misrepresentation.

2.9.2 The Company and the Registering Shareholders agree that it would not be just and equitable if contribution pursuant to this Section 2.9 were determined by pro rata allocation (even if the underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Party as a result of the Damages referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 2.9, no underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any Damages that such underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, and no Registering Shareholder shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities of such Registering Shareholder were offered to the public (less underwriters’ discounts and commissions and transfer taxes) exceeds the amount of any Damages that such Registering Shareholder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

2.9.3 Each Registering Shareholder’s obligation to contribute pursuant to this Section 2.9 is several in the proportion that the proceeds of the offering received by such Registering Shareholder bears to the total proceeds of the offering received by all such Registering Shareholders and not joint. Notwithstanding anything to contrary in this Section 2.9, no Registering Shareholder shall be liable under this Section 2.9 for any Damages in excess of the net proceeds (after deducting discounts, commissions and transfer taxes) actually realized by such Registering Shareholder in the sale of Registrable Securities of such Registering Shareholder to which such Damages relate.

2.10 Participation in Public Offering. No Holder may participate in any Public Offering hereunder unless such Holder (a) agrees to sell such Holder’s Registrable Securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements and the provisions of this Agreement in respect of registration rights.

2.11 Third-Party Beneficiaries. Each Person indemnified under Section 2.6 or 2.7 is an express third-party beneficiary of Section 2.6 or 2.7, as applicable, and to the extent also applicable, Section 2.8 and Section 2.9.

2.12 Limitations on Subsequent Registration Rights. The Company agrees that it shall not enter into any agreement with any holder or prospective holder of any securities of the Company (i) that would allow such holder or prospective holder to include such securities in any Demand Registration or Piggyback Registration unless, under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that their inclusion would not reduce the amount of the Registrable Securities of the Holders or (ii) on terms otherwise more favorable than this Agreement unless approval by an instrument in writing by Holders with aggregate ownership of at least a majority of the NewCo Common Shares held by the Holders (including the holders of Exchangeable Shares and calculated on an as-exchanged basis) is obtained for such other agreement (calculated after excluding any NewCo Common Shares owned by Holders (or their Affiliates or Related Funds) who are party to such other agreement).

2.13 Alternative Registration Rights. In the event that the Company proposes to offer publicly any of its securities pursuant to the securities laws of a jurisdiction other than the United States, the Holders and the Company shall, before such public offering, amend this Agreement to provide the Holders with registration rights, provisions for lock-up agreements, payment of expenses, indemnification and contribution that are substantially equivalent to those provided under this ARTICLE II with any necessary modifications to reflect differences in securities laws and process for such other jurisdiction and securities exchange.

2.14 Opt-Out Process. Any Holder may at any time by written notice to the Company opt out of receiving any notices of a Demand Registration, Piggyback Registration or other notice or communication under this ARTICLE II and after delivering such notice, any such Holder shall not have the right to request a Demand Registration or Piggyback Registration, and the Company shall not provide any notices of future Demand Registrations or Piggyback Registrations thereof; provided that such Holder shall still be subject to Section 2.4 (Transfer Restrictions) and any other obligations under this ARTICLE II. Any opted-out Holder may at any time provide written notice to the Company or the Company that it desires to cancel such opt-out at which time such Holder will have all the same rights and receive the same notices as any other Holder that has not opted out.

2.15 Reporting Obligations. As long as any Holder shall own Registrable Securities, the Company, at all times while it shall be a reporting company under the Exchange Act, covenants to file timely (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to Sections 13(a) or 15(d) of the Exchange Act. The Company further covenants that it shall take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Securities held by such Holder without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act (or any successor rule promulgated thereafter by the Commission), including providing any legal opinions

ARTICLE III

LOCK-UP RESTRICTIONS

3.1 Lock-up Restrictions.

3.1.1 During the Founder Lock-up Period, none of the Founders owning Restricted Securities shall, and during D-Wave Lock-up Period, none of the D-Wave Holders owning Restricted Securities shall: offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of or distribute any Restricted Securities that are owned directly by such Holder (including securities held as a custodian) or with respect to which such Holder has beneficial ownership within the rules and regulations of the Commission, other than any transfer to a Permitted Transferee; provided, that in connection with any transfer of Restricted Securities to a Permitted Transferee, the restrictions and obligations contained in this Agreement will continue to apply to such Restricted Securities after any Transfer of such Restricted Securities and the Transferee in such Transfer shall be treated as a party to this Agreement (with the same rights and obligations as the Transferor) for all purposes of this Agreement. The foregoing restriction is expressly agreed to preclude each Holder, as applicable, from engaging in any hedging or other transaction with respect to Restricted Securities which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Restricted Securities even if such Restricted Securities would be disposed of by someone other than such Holder. Such prohibited hedging or other transactions include any short sale or any purchase, sale or grant of any right (including any put or call option) with respect to any of the Restricted Securities of the applicable Holder, or with respect to any security that includes, relates to, or derives any significant part of its value from such Restricted Securities.

3.1.2 Each Holder hereby represents and warrants that it now has and, except as contemplated by this subsection 3.1.2 for the duration of the applicable Lock-up Period, will have good, and marketable title to its Restricted Securities, free and clear of all liens, encumbrances, and claims that could impair the ability of such Holder to comply with the foregoing restrictions. Each Holder agrees and consents to the entry of stop-transfer instructions with the Company’s transfer agent and registrar against the transfer of any Restricted Securities during the applicable Lock-up Period.

ARTICLE IV

MISCELLANEOUS

4.1 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given) by delivery in person, by e-mail (having obtained electronic delivery confirmation thereof (i.e., an electronic record of the sender that the e-mail was sent to the intended recipient thereof without an “error” or similar message that such e-mail was not received by such intended recipient)), or by registered or certified mail (postage prepaid, return receipt requested) (upon receipt thereof) to the other parties as follows:

(a)	If to the Company, to:

D-Wave Quantum Inc.

3033 Beta Avenue

Burnaby, BC V5G 4M9

Attention: Tanya Rothe

E-mail: legal@dwavesys.com

with copies (which shall not constitute notice) to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York, NY 10019

Attention: Adam M. Givertz

                 Ian M. Hazlett

E-mail:     agivertz@paulweiss.com

                 ihazlett@paulweiss.com

Blake, Cassels & Graydon LLP

Suite 2600, 595 Burrard Street

Vancouver, B.C. V7X 1L3

Attention: Steven McKoen, Q.C.

E-mail:     steven.mckoen@blakes.com

(b)	If to any Holder, at such Holder’s address or other contact information as set forth in the Company’s books and records or to such other address as the party to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

4.2 Assignment; No Third Party Beneficiaries.

4.2.1 This Agreement and the rights, duties and obligations of the Company and the Holders, as the case may be, hereunder may not be assigned or delegated by the Company or the Holders, as the case may be, in whole or in part, except in connection with a transfer of Registrable Securities by such Holder to a Permitted Transferee, but only if such Permitted Transferee agrees to become bound by the terms and restrictions set forth in this Agreement.

4.2.2 Notwithstanding subsection 4.2.1, prior to the expiration of any Lock-up Period applicable to a Holder, if any, no such Holder may assign or delegate such Holder’s rights, duties or obligations under this Agreement, in whole or in part, except in connection with a transfer of Registrable Securities by such Holder to a Permitted Transferee, but only if such Permitted Transferee agrees to become bound by the transfer restrictions set forth in this Agreement, including the lock up restrictions applicable to the transferor, or any other applicable agreements between the Company and such Holder.

4.2.3 This Agreement and the provisions hereof shall be binding upon and shall inure to the benefit of each of the parties and its successors and the permitted assigns of the Holders, which shall include Permitted Transferees.

4.2.4 This Agreement shall not confer any rights or benefits on any persons that are not parties hereto, other than as expressly set forth in this Agreement and Section 4.2 hereof.

4.2.5 No assignment by any party hereto of such party’s rights, duties and obligations hereunder shall be binding upon or obligate the Company unless and until the Company shall have received (i) written notice of such assignment as provided in Section 4.1 hereof and (ii) the written agreement of the assignee, in a form reasonably satisfactory to the Company, to be bound by the terms and provisions of this Agreement (which may be accomplished by an addendum or certificate of joinder to this Agreement). Any transfer or assignment made other than as provided in this Section 4.2 shall be null and void.

4.3 Severability. Whenever possible, each provision of this Agreement will be interpreted in such a manner as to be effective and valid under applicable Law, but if any term or other provision of this Agreement is held to be invalid, illegal or unenforceable under applicable Law, all other provisions of this Agreement shall remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision of this Agreement is invalid, illegal or unenforceable under applicable Law, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

4.4 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the law of any jurisdiction other than the State of Delaware.

4.5 Waiver of Jury Trial. THE PARTIES EACH HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY PROCEEDING, CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION (A) ARISING UNDER THIS AGREEMENT OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES IN RESPECT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS RELATED HERETO, IN EACH CASE, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY, OR OTHERWISE. THE PARTIES EACH HEREBY AGREES AND CONSENTS THAT ANY SUCH PROCEEDING, CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PARTIES MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY AND (D) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 4.5.

4.6 Submission to Jurisdiction. Each of the parties irrevocably and unconditionally submits to the exclusive jurisdiction of the Chancery Court of the State of Delaware (or, if the Chancery Court of the State of Delaware declines to accept jurisdiction, any state or federal court within State of New York, New York County), for the purposes of any Proceeding, claim, demand, action or cause of action (a) arising under this Agreement or (b) in any way connected with or related or incidental to the dealings of the parties in respect of this Agreement or any of the transactions contemplated hereby, and irrevocably and unconditionally waives any objection to the laying of venue of any such Proceeding in any such court, and further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such Proceeding has been brought in an inconvenient forum. Each party hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any Proceeding, claim, demand, action or cause of action against such party (i) arising under this Agreement or (ii) in any way connected with or related or incidental to the dealings of the parties in respect of this Agreement or any of the transactions contemplated hereby, (A) any claim that such party is not personally subject to the jurisdiction of the courts as described in this Section 5.6 for any reason, (B) that such party or such party’s property is exempt or immune from the jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (C) that (x) the Proceeding, claim, demand, action or cause of action in any such court is brought against such party in an inconvenient forum, (y) the venue of such Proceeding, claim, demand, action or cause of action against such party is improper or (z) this Agreement, or the subject matter hereof, may not be enforced against such party in or by such courts. Each party agrees that service of any process, summons, notice or document by registered mail to such party’s respective address set forth in Section 4.1 shall be effective service of process for any such Proceeding, claim, demand, action or cause of action.

4.7 Entire Agreement. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

4.8 Amendments and Modifications. Upon the written consent of the Company and the Holders of at least a majority-in-interest of the Registrable Securities at the time in question (including the holders of Exchangeable Shares and calculated on an as-exchanged basis), compliance with any of the provisions, covenants and conditions set forth in this Agreement may be waived, or any of such provisions, covenants or conditions may be amended or modified; provided, however, that notwithstanding the foregoing, any amendment hereto or waiver hereof that adversely affects any Holder(s), solely in its capacity as a holder of the shares of the Company, in a manner that is materially different from other Holders (in such capacity) shall require the consent of the Holder(s) so affected. No course of dealing between any Holder or the Company and any other party hereto or any failure or delay on the part of a Holder or the Company in exercising any rights or remedies under this Agreement shall operate as a waiver of any rights or remedies of any Holder or the Company. No single or partial exercise of any rights or remedies under this Agreement by a party shall operate as a waiver or preclude the exercise of any other rights or remedies hereunder or thereunder by such party. Any waiver, amendment or modification effected in accordance with this Section 4.8 shall be binding on all parties hereto, regardless of whether any such party has consented thereto.

4.9 Titles and Headings. Titles and headings of sections of this Agreement are for convenience only and shall not affect the construction of any provision of this Agreement.

4.10 Remedies. Except as otherwise expressly provided herein, any and all remedies provided herein will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by Law or equity upon a party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. The parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that the parties do not perform their respective obligations under the provisions of this Agreement (including failing to take such actions as are required of them hereunder to consummate the transactions contemplated by this Agreement) in accordance with their specific terms or otherwise breach such provisions. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions, specific performance and other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, in each case, without posting a bond or undertaking and without proof of damages and this being in addition to any other remedy to which they are entitled at law or in equity. Each of the parties agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief when expressly available pursuant to the terms of this Agreement on the basis that the other parties have an adequate remedy at law or an award of specific performance is not an appropriate remedy for any reason at law or equity.

4.11 Other Registration Rights. The Company represents and warrants that no person, other than the Holders with respect to Registrable Securities, or the investors participating in the PIPE Financing, has any right to require the Company to register any securities of the Company for sale or to include such securities of the Company in any Registration Statement filed by the Company for the sale of securities for its own account or for the account of any other person. Further, the Company represents and warrants that this Agreement supersedes any other registration rights agreement or agreement with similar terms and conditions (excluding the Subscription Agreements) and in the event of a conflict between any such agreement or agreements and this Agreement, the terms of this Agreement shall prevail.

4.12 Term. This Agreement shall terminate with respect to any Holder on the later of (i) the date that such Holder no longer holds any Registrable Securities and (ii) the date that any Lock-up Period applicable to such Holder has expired. The provisions of Sections 2.6, 2.7, 2.8, 2.9 and 2.11 relating to indemnification and contribution shall survive any termination.

4.13 Termination of Existing Registration Rights and Lock-Up Restrictions. The registration rights and lock-up restrictions granted under this Agreement shall supersede any registration, qualification or similar rights and lock-up restrictions with respect to any shares of securities of the Company or DPCM granted under any other agreement, including the Existing Registration Rights Agreement and the Insider Letter, and any of such preexisting registration, qualification or similar rights shall be terminated and of no further force or effect.

*****

Exhibit 10.4

EXCHANGEABLE SHARE SUPPORT AGREEMENT

THIS EXCHANGEABLE SHARE SUPPORT AGREEMENT made as of August 5, 2022 among D-Wave Quantum Inc., a corporation existing under the laws of the State of Delaware (“D-Wave Quantum”), DWSI Canada Holdings ULC, an unlimited liability company existing under the laws British Columbia (“CallCo”) and D-Wave Quantum Technologies Inc., a company existing under the laws of British Columbia (“ExchangeCo”).

RECITALS:

A.

In connection with a transaction agreement (the “Transaction Agreement”) dated February 7, 2022 between DPCM Capital, Inc., DWSI Holdings Inc., D-Wave Quantum, CallCo, ExchangeCo and D-Wave Systems Inc. (the “Company”), ExchangeCo is to issue exchangeable shares (the “Exchangeable Shares”) to certain holders of common and preferred shares of the Company pursuant to an arrangement under Division 5 of Part 9 of the Business Corporations Act (British Columbia) (the “Arrangement”) on the terms and conditions set out in the Plan of Arrangement.

B.

Pursuant to the Transaction Agreement, and as a step in the Plan of Arrangement, D-Wave Quantum, CallCo and ExchangeCo are required to enter into an exchangeable share support agreement (this “Agreement”).

C.	In connection with the Plan of Arrangement, it is necessary and advisable to provide D-Wave Quantum and CallCo with the rights herein with respect to the Exchangeable Shares.

In consideration of the foregoing and the mutual agreements contained herein and for other good and valuable consideration (the receipt and sufficiency of which are acknowledged), the parties hereby agree as follows:

ARTICLE 1

DEFINITIONS AND INTERPRETATION

1.1 Defined Terms. In this Agreement, each capitalized term used and not otherwise defined herein shall have the meaning ascribed thereto in the rights, privileges, restrictions and conditions (collectively, the “Exchangeable Share Provisions”) attaching to the Exchangeable Shares as set out in the articles of ExchangeCo and attached hereto as Exhibit A.

1.2 Interpretation Not Affected by Headings. The division of this Agreement into Articles, Sections, subsections and paragraphs and the insertion of headings are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement. Unless the contrary intention appears, references in this Agreement to an Article, Section, subsection, paragraph or Schedule by number or letter or both refer to the Article, Section, subsection, paragraph or Schedule, respectively, bearing that designation in this Agreement.

1.3 Number and Gender. In this Agreement, unless the contrary intention appears, words importing the singular include the plural and vice versa, and words importing gender shall include all genders.

1.4 Date of any Action. If the date on which any action is required to be taken hereunder by any person is not a Business Day, such action shall be required to be taken on the next succeeding day which is a Business Day.

1.5 Statutes. Any reference to a statute refers to such statute and all rules and regulations made under it, as it or they may have been or may from time to time be amended or re-enacted, unless stated otherwise.

ARTICLE 2

COVENANTS OF D-WAVE QUANTUM AND EXCHANGECO

2.1 Covenants Regarding Exchangeable Shares. So long as any Exchangeable Shares not owned by D-Wave Quantum or its affiliates are outstanding, D-Wave Quantum shall:

(a)	not take any action that will result in the declaration or payment of any dividend or make any other distribution on the D-Wave Quantum Shares unless:

(i)

ExchangeCo shall (A) simultaneously declare or pay, as the case may be, an equivalent dividend or other distribution economically equivalent thereto (as determined in accordance with the Exchangeable Share Provisions) on the Exchangeable Shares (an “Equivalent Dividend”), (B) in the case of a cash dividend or other distribution, receive sufficient money or other assets from D-Wave Quantum (through any intermediary entities) to enable the due declaration and the due and punctual payment, in accordance with applicable law and the Exchangeable Share Provisions, of any such Equivalent Dividend, and (C) in the case of a dividend or other distribution that is a stock or share dividend or a distribution of stock or shares, have sufficient authorized but unissued securities available to enable the due declaration and the due and punctual payment, in accordance with applicable law and the Exchangeable Share Provisions, of any such Equivalent Dividend; provided however, for the avoidance of doubt, that in no event may ExchangeCo elect to effect a dividend or other distribution that is a stock or share dividend or a distribution of stock or shares in the form of cash or property other than stock or shares; or

(ii)

if the board of directors of ExchangeCo so chooses, in its sole discretion, as an alternative to taking any of the actions described in (i), ExchangeCo shall adjust the Exchangeable Share Exchange Ratio in accordance with the Exchangeable Share Provisions, provided however that the Exchangeable Share Exchange Ratio shall only be so adjusted to the extent that the board of directors of ExchangeCo determines in good faith and in its sole discretion that ExchangeCo would be liable for any unrecoverable tax as a result of taking any of the actions described in (i), and determines to adjust the Exchangeable Share Exchange Ratio in lieu of taking any such action;

(b)

advise ExchangeCo sufficiently in advance of the declaration by D-Wave Quantum of any dividend or other distribution on the D-Wave Quantum Shares and take all such other actions as are reasonably necessary or desirable, in co-operation with ExchangeCo, to ensure that the respective declaration date, record date and payment date for an Equivalent Dividend shall be the same as the declaration date, record date and payment date for the corresponding dividend or other distribution on the D-Wave Quantum Shares;

(c)	ensure that the record date for any dividend or other distribution declared on the D-Wave Quantum Shares is not less than 10 Business Days after the declaration date of such dividend or declaration;

(d)

take all such actions and do all such things as are reasonably necessary or desirable to enable and permit ExchangeCo, in accordance with applicable law, to pay and otherwise perform its obligations with respect to the satisfaction of the Liquidation Amount, the Retraction Price or the Redemption Price in respect of each issued and outstanding Exchangeable Share upon the liquidation, dissolution or winding-up of ExchangeCo, whether voluntary or involuntary, or any other distribution of the assets of ExchangeCo among its shareholders for the purpose of winding up its affairs, the delivery of a Retraction Request by a holder of Exchangeable Shares or a redemption of Exchangeable Shares by ExchangeCo, as the case may be, including, without limitation, all such actions and all such things as are necessary or desirable to enable and permit ExchangeCo to deliver or cause to be delivered D-Wave Quantum Shares or other property to the holders of Exchangeable Shares in accordance with the provisions of Sections 27.5, 27.6 or 27.7, as the case may be, of the Exchangeable Share Provisions;

(e)

take all such actions and do all such things as are reasonably necessary or desirable to enable and permit the Trustee, in accordance with applicable law, to perform its obligations under the Voting and Exchange Trust Agreement, including, without limitation, all such actions and all such things as are reasonably necessary or desirable to enable and permit the Trustee in its capacity as trustee under the Voting and Exchange Trust Agreement to exercise such number of votes in respect of a D-Wave Quantum Meeting (as such term is defined in the Voting and Exchange Trust Agreement) as is equal to the aggregate number of Exchangeable Shares outstanding at the relevant time (other than those held by D-Wave Quantum and its affiliates) multiplied by the Exchangeable Share Exchange Ratio;

(f)

take all such actions and do all such things as are reasonably necessary or desirable to enable and permit D-Wave Quantum or CallCo, as the case may be, in accordance with applicable law, to perform its obligations arising upon the exercise by it of the Liquidation Call Right, the Retraction Call Right, the Change of Law Call Right or the Redemption Call Right, including, without limitation, all such actions and all such things as are necessary or desirable to enable and permit D-Wave Quantum or CallCo, as the case may be, to deliver or cause to be delivered D-Wave Quantum Shares or other property to the holders of Exchangeable Shares in accordance with the provisions of the Liquidation Call Right, the Retraction Call Right, the Change of Law Call Right or the Redemption Call Right, as the case may be;

(g)

take all such actions and do all such things as are reasonably necessary or desirable to enable and permit D-Wave Quantum, in accordance with applicable law, to perform its obligations in connection with a Retraction Request pursuant to Section 27.6 of the Exchangeable Share Provisions and the redemption by ExchangeCo pursuant to Section 27.7 of the Exchangeable Share Provisions, including, without limitation, all such actions and all such things as are necessary or desirable to enable and permit D-Wave Quantum to deliver or cause to be delivered D-Wave Quantum Shares or other property to the holders of Exchangeable Shares in accordance with the provisions of Sections 27.6 or 27.7 of the Exchangeable Share Provisions; and

(h)

not exercise its vote as a shareholder of ExchangeCo to initiate the voluntary liquidation, dissolution or winding up of ExchangeCo or any other distribution of the assets of ExchangeCo among its shareholders for the purpose of winding up its affairs, nor take any action or omit to take any action that is designed to result in the liquidation, dissolution or winding up of ExchangeCo or any other distribution of the assets of ExchangeCo among its shareholders for the purpose of winding up its affairs, without the prior approval of the holders of the Exchangeable Shares in accordance with the Exchangeable Share Provisions as long as any Exchangeable Shares are outstanding.

2.2 Segregation of Funds. D-Wave Quantum will cause ExchangeCo to deposit a sufficient amount of funds in a separate account of ExchangeCo and segregate a sufficient amount of such other assets and property as is necessary to enable ExchangeCo to pay or otherwise satisfy its obligations with respect to the applicable dividend, Liquidation Amount, Retraction Price or Redemption Price, in each case once such amounts become payable under the terms of this Agreement or the Exchangeable Share Provisions. Once such amounts become payable, D-Wave Quantum will transfer such funds to ExchangeCo (through any intermediary entities) and ExchangeCo will use such funds, assets and property so segregated exclusively for the payment of dividends and the payment or other satisfaction of the Liquidation Amount, the Retraction Price or the Redemption Price, as applicable, net of any corresponding withholding tax obligations and for the remittance of such withholding tax obligations.

2.3 Reservation of D-Wave Quantum Shares. D-Wave Quantum hereby represents, warrants and covenants in favour of ExchangeCo and CallCo that D-Wave Quantum has reserved for issuance and shall, at all times while any Exchangeable Shares are outstanding, keep available, free from pre-emptive and other rights, out of its authorized and unissued capital stock such number of D-Wave Quantum Shares (or other shares or securities into which D-Wave Quantum Shares may be reclassified or changed as contemplated by Section 2.7):

(a)

as is equal to the sum of (i) the number of Exchangeable Shares issued and outstanding from time to time multiplied by the Exchangeable Share Exchange Ratio, and (ii) the number of Exchangeable Shares issuable upon the exercise of all rights to acquire Exchangeable Shares outstanding from time to time multiplied by the Exchangeable Share Exchange Ratio; and

(b)

as are now and may hereafter be required to enable and permit each of D-Wave Quantum, CallCo and ExchangeCo to meet its obligations under the Voting and Exchange Trust Agreement, the Exchangeable Share Provisions and any other security or commitment relating to the Arrangement pursuant to which D-Wave Quantum may now or hereafter be required to issue or cause to be issued D-Wave Quantum Shares.

2.4 Notification of Certain Events. In order to assist D-Wave Quantum to comply with its obligations hereunder and to permit D-Wave Quantum or CallCo to exercise, as the case may be, the Liquidation Call Right, the Retraction Call Right, the Change of Law Call Right or the

Redemption Call Right, as applicable, ExchangeCo shall notify D-Wave Quantum and CallCo of each of the following events at the time set forth below:

(a)

in the event of any determination by the board of directors of ExchangeCo to institute voluntary liquidation, dissolution or winding-up proceedings with respect to ExchangeCo or to effect any other distribution of the assets of ExchangeCo among its shareholders for the purpose of winding up its affairs, at least 60 days prior to the proposed effective date of such liquidation, dissolution, winding-up or other distribution;

(b)

promptly upon the earlier of (i) receipt by ExchangeCo of notice of, and (ii) ExchangeCo otherwise becoming aware of, any threatened or instituted claim, suit, petition or other proceedings with respect to the involuntary liquidation, dissolution or winding-up of ExchangeCo or to effect any other distribution of the assets of ExchangeCo among its shareholders for the purpose of winding up its affairs;

(c)	immediately, upon receipt by ExchangeCo of a Retraction Request;

(d)	on the same date on which notice of redemption is given to holders of Exchangeable Shares, upon the determination of a Redemption Date in accordance with the Exchangeable Share Provisions;

(e)

as soon as practicable upon the issuance by ExchangeCo of any Exchangeable Shares or rights to acquire Exchangeable Shares (other than the issuance of Exchangeable Shares and rights to acquire Exchangeable Shares pursuant to the Arrangement); and

(f)	promptly, upon receiving notice of a Change of Law.

2.5 Delivery of D-Wave Quantum Shares. Upon notice from CallCo or ExchangeCo of any event that requires CallCo or ExchangeCo to deliver or cause to be delivered D-Wave Quantum Shares to any holder of Exchangeable Shares, D-Wave Quantum shall forthwith issue and deliver or cause to be delivered the requisite number of D-Wave Quantum Shares for the benefit of CallCo or ExchangeCo, as appropriate, and CallCo or ExchangeCo, as the case may be, shall forthwith cause to be delivered the requisite number of D-Wave Quantum Shares to be received by or for the benefit of the former holder of the surrendered Exchangeable Shares. All such D-Wave Quantum Shares shall be duly authorized and validly issued as fully paid, non-assessable, free of preemptive rights and shall be free and clear of any lien, claim or encumbrance.

2.6 Qualification of D-Wave Quantum Shares.

(1)

D-Wave Quantum covenants and agrees that it shall use its commercially reasonable efforts to (a) file a registration statement (the “Registration Statement”) on Form S-1 (or any successor form) under the U.S. Securities Act of 1933, as amended (the “1933 Act”) to register any and all of the D-Wave Quantum Shares to be issued or delivered to holders of the Exchangeable Shares by D-Wave Quantum or CallCo (including, for greater certainty, pursuant to the Exchange Right, as that term is defined in the Exchange and Voting Trust Agreement, or the Automatic Exchange Right), (b) cause the Registration Statement to become effective as promptly as reasonably practicable after the time that any Exchangeable Shares are first issued (and in any event no later than the earlier of (i)

the 60th calendar day (or if the Securities and Exchange Commission (the “Commission”) notifies D-Wave Quantum that it will “review” the Registration Statement, 90th calendar day) following the date on which any Exchangeable Shares are first issued, and (ii) the 5th Business Day after the date D-Wave Quantum is notified (orally or in writing, whichever is earlier) by the Commission that the Registration Statement will not be “reviewed” or will not be subject to further review), and (c) cause the Registration Statement (or a successor registration statement) to remain effective at all times that any Exchangeable Shares remain outstanding. Without limiting the generality of the foregoing, D-Wave Quantum and CallCo each covenant and agree that it will take all such actions and do all such things as are reasonably necessary or desirable to make such filings and seek such regulatory consents and approvals as are necessary so that the D-Wave Quantum Shares to be issued or delivered to holders of Exchangeable Shares pursuant to the terms of the Exchangeable Share Provisions, the Voting and Exchange Trust Agreement and this Agreement will be offered, sold, issued and delivered in compliance with the 1933 Act and all applicable state securities laws, and applicable securities laws in Canada and will use commercially reasonable efforts to ensure that the D-Wave Quantum Shares will not be subject to any hold period as contemplated by Rule 144 under the 1933 Act or subject to any “hold period” resale restriction under National Instrument 45-102 Resale of Securities. D-Wave Quantum will in good faith expeditiously take all such actions and do all such things as are reasonably necessary or desirable to cause all D-Wave Quantum Shares to be delivered to holders of Exchangeable Shares pursuant to the terms of the Exchangeable Share Provisions, the Voting and Exchange Trust Agreement and this Agreement to be listed, quoted and posted for trading on all stock exchanges and quotation systems on which outstanding D-Wave Quantum Shares have been listed by D-Wave Quantum and remain listed and are quoted or posted for trading at such time.

(2)

Notwithstanding any other provision of the Exchangeable Share Provisions, or any term of this Agreement, the Voting and Exchange Trust Agreement or the Plan of Arrangement, no D-Wave Quantum Shares shall be issued (and D-Wave Quantum will not be required to issue any D-Wave Quantum Shares) in connection with any liquidation, dissolution or winding-up of ExchangeCo, or any retraction, redemption or any other exchange, direct or indirect, of Exchangeable Shares, if such issuance of D-Wave Quantum Shares would not be permitted by applicable laws.

2.7 Economic Equivalence.

(1)	So long as any Exchangeable Shares not owned by D-Wave Quantum or its affiliates are outstanding:

(a)

D-Wave Quantum shall not without the prior approval of ExchangeCo and the prior approval of the holders of the Exchangeable Shares given in accordance with Section 27.10(b) of the Exchangeable Share Provisions:

(i)

issue or distribute D-Wave Quantum Shares (or securities exchangeable for or convertible into or carrying rights to acquire D-Wave Quantum Shares) to the holders of all or substantially all of the then outstanding D-Wave Quantum Shares by way of stock or share dividend or other distribution, other than an issue of D-Wave Quantum Shares (or securities exchangeable for or convertible into or carrying rights to acquire D-Wave Quantum Shares) to holders of D-Wave Quantum Shares (A) who exercise an option to receive dividends in D-Wave Quantum Shares (or securities exchangeable for or convertible into or carrying rights to acquire D-Wave Quantum Shares) in lieu of receiving cash dividends, or (B) pursuant to any dividend reinvestment plan or scrip dividend or similar arrangement; or

(ii)

issue or distribute rights, options or warrants to the holders of all or substantially all of the then outstanding D-Wave Quantum Shares entitling them to subscribe for or to purchase D-Wave Quantum Shares (or securities exchangeable for or convertible into or carrying rights to acquire D-Wave Quantum Shares); or

(iii)

issue or distribute to the holders of all or substantially all of the then outstanding D-Wave Quantum Shares (A) shares or securities of D-Wave Quantum of any class other than D-Wave Quantum Shares (or securities convertible into or exchangeable for or carrying rights to acquire D-Wave Quantum Shares), (B) rights, options, warrants or other assets other than those referred to in Section 2.7(1)(a)(ii), (C) evidence of indebtedness of D-Wave Quantum or (D) assets of D-Wave Quantum;

unless, in each case, ExchangeCo issues or distributes the economic equivalent of such rights, options, warrants, securities, shares, evidences of indebtedness or other assets simultaneously to holders of the Exchangeable Shares including, without limitation, an adjustment to the Exchangeable Share Exchange Ratio in accordance with the terms of the Exchangeable Share Provisions; provided, however, that, for greater certainty, the above restrictions shall not apply to any securities issued or distributed by D-Wave Quantum in order to give effect to and to consummate the transactions contemplated by, and in accordance with, the Transaction Agreement and the Plan of Arrangement.

(b)

D-Wave Quantum shall not without the prior approval of ExchangeCo and the prior approval of the holders of the Exchangeable Shares given in accordance with Section 27.10(b) of the Exchangeable Share Provisions:

(i)	subdivide, redivide or change the then outstanding D-Wave Quantum Shares into a greater number of D-Wave Quantum Shares; or

(ii)	reduce, combine, consolidate or change the then outstanding D-Wave Quantum Shares into a lesser number of D-Wave Quantum Shares; or

(iii)	reclassify or otherwise change the D-Wave Quantum Shares or effect an amalgamation, merger, reorganization or other transaction affecting the D-Wave Quantum Shares;

unless, in each case, the same or an economically equivalent change is made simultaneously to, or in the rights of the holders of, the Exchangeable Shares; provided, however, that, for greater certainty, the above restrictions shall not apply to any securities issued or distributed by D-Wave Quantum in order to give effect to and to consummate the transactions contemplated by, and in accordance with the Transaction Agreement and the Plan of Arrangement.

(c)	D-Wave Quantum shall ensure that the record date for any event referred to in Section 2.7(1)(a) or Section 2.7(1)(b), or (if no record date is applicable for such event) the effective date for any such event, is not less than five Business Days after the date on which such event is declared or announced by D-Wave Quantum (with contemporaneous notification thereof by D-Wave Quantum to ExchangeCo).

(2)

The board of directors of ExchangeCo shall determine, in good faith and in its sole discretion (with the assistance of such financial or other advisors as the board of may determine), “economic equivalence” for the purposes of any event referred to in Section 2.7(1)(a) or Section 2.7(1)(b) and each such determination shall be conclusive and binding on D-Wave Quantum. In making each such determination, the following factors shall, without excluding other factors determined by the board of directors of ExchangeCo to be relevant, be considered by the board of directors of ExchangeCo:

(a)

in the case of any stock or share dividend or other distribution payable in D-Wave Quantum Shares, the number of such shares issued as a result of such stock or share dividend or other distribution in proportion to the number of D-Wave Quantum Shares previously outstanding;

(b)

in the case of the issuance or distribution of any rights, options or warrants to subscribe for or purchase D-Wave Quantum Shares (or securities exchangeable for or convertible into or carrying rights to acquire D-Wave Quantum Shares), the relationship between the exercise price of each such right, option or warrant, the number of such rights, options or warrants to be issued or distributed in respect of each D-Wave Quantum Share and the Current Market Price of a D-Wave Quantum Share, the price volatility of the D-Wave Quantum Shares and the terms of any such instrument;

(c)

in the case of the issuance or distribution of any other form of property (including, without limitation, any shares or securities of D-Wave Quantum of any class other than D-Wave Quantum Shares, any rights, options or warrants other than those referred to in Section 2.7(2)(b), any evidences of indebtedness of D-Wave Quantum or any assets of D-Wave Quantum), the relationship between the fair market value (as determined by the board of directors of ExchangeCo in the manner above contemplated) of such property to be issued or distributed with respect to each outstanding D-Wave Quantum Share and the Current Market Price of a D-Wave Quantum Share;

(d)

in the case of any subdivision, redivision or change of the then outstanding D-Wave Quantum Shares into a greater number of D-Wave Quantum Shares or the reduction, combination, consolidation or change of the then outstanding D-Wave Quantum Shares into a lesser number of D-Wave Quantum Shares or any amalgamation, merger, arrangement, reorganization or other transaction affecting D-Wave Quantum Shares, the effect thereof upon the then outstanding D-Wave Quantum Shares; and

(e)

in all such cases, the general taxation consequences of the relevant event to holders of Exchangeable Shares to the extent that such consequences may differ from the taxation consequences to holders of D-Wave Quantum Shares as a result of differences between taxation laws of Canada and the United States (except for any differing consequences arising as a result of differing marginal taxation rates and without regard to the individual circumstances of holders of Exchangeable Shares).

(3)

ExchangeCo agrees that, to the extent required, upon due notice from D-Wave Quantum, ExchangeCo shall use its best efforts to take or cause to be taken such steps as may be necessary for the purposes of ensuring that appropriate dividends are paid or other distributions are made by ExchangeCo, or subdivisions, redivisions or changes are made to the Exchangeable Shares, in order to implement the required economic equivalence with respect to the D-Wave Quantum Shares and Exchangeable Shares as provided for in this Section 2.7.

2.8 Tender Offers. In the event that a tender offer, share exchange offer, issuer bid, take-over bid or similar transaction with respect to D-Wave Quantum Shares (an “Offer”) is proposed by D-Wave Quantum or is proposed to D-Wave Quantum or its shareholders and is recommended by the board of directors of D-Wave Quantum, or is otherwise effected or to be effected with the consent or approval of the board of directors of D-Wave Quantum, and the Exchangeable Shares are not redeemed by ExchangeCo or purchased by D-Wave Quantum or CallCo pursuant to the Redemption Call Right, D-Wave Quantum and ExchangeCo will use reasonable efforts to take all such actions and do all such things as are necessary or desirable to enable and permit holders of Exchangeable Shares (other than D-Wave Quantum and its affiliates) to participate in such Offer to the same extent and on an economically equivalent basis as the holders of D-Wave Quantum Shares, without discrimination. Without limiting the generality of the foregoing, D-Wave Quantum and ExchangeCo will use reasonable efforts in good faith to ensure that holders of Exchangeable Shares may participate in each such Offer without being required to retract Exchangeable Shares as against ExchangeCo (or, if so required, to ensure that any such retraction shall be effective only upon, and shall be conditional upon, the closing of such Offer and only to the extent necessary to tender or deposit to the Offer). Nothing herein shall affect the rights of ExchangeCo to redeem, or D-Wave Quantum or CallCo to purchase pursuant to the Redemption Call Right, Exchangeable Shares in the event of a D-Wave Quantum Extraordinary Transaction.

2.9 D-Wave Quantum and Affiliates Not to Vote Exchangeable Shares. Each of D-Wave Quantum and CallCo covenants and agrees that it shall appoint and cause to be appointed proxyholders with respect to all Exchangeable Shares held by it and its affiliates for the sole purpose of attending each meeting of holders of Exchangeable Shares in order to be counted as part of the quorum for each such meeting. Each of D-Wave Quantum and CallCo further covenants and agrees that it shall not, and shall cause its affiliates not to, exercise any voting rights which may be exercisable by holders of Exchangeable Shares from time to time pursuant to the Exchangeable Share Provisions or pursuant to the provisions of the Business Corporations Act (British Columbia) (or any successor or other corporate statute by which ExchangeCo may in the future be governed) with respect to any Exchangeable Shares held by it or by its affiliates in respect of any matter considered at any meeting of holders of Exchangeable Shares; provided however, for further clarity, that this Section 2.9 shall not in any way restrict the right of D-Wave Quantum or any of its affiliates to vote their common shares of ExchangeCo in accordance with the articles of ExchangeCo.

2.10 Ordinary Market Purchases. For greater certainty, nothing contained in this Agreement, including, without limitation, the obligations of D-Wave Quantum contained in Section 2.8, shall limit the ability of D-Wave Quantum (or any of its affiliates) to make ordinary market or other voluntary purchases of D-Wave Quantum Shares, including by private agreement, in accordance with applicable laws and regulatory or stock exchange requirements.

2.11 Ownership of Outstanding Shares. Without the prior approval of ExchangeCo and the prior approval of the holders of the Exchangeable Shares given in accordance with

Section 27.10(b) of the Exchangeable Share Provisions, D-Wave Quantum covenants and agrees in favour of ExchangeCo that, as long as any outstanding Exchangeable Shares not owned by D-Wave Quantum or its affiliates are outstanding, D-Wave Quantum will be and remain the direct or indirect beneficial owner of all issued and outstanding common shares in the capital of ExchangeCo and CallCo. Notwithstanding the foregoing, D-Wave Quantum shall not be in violation of this Section 2.11 if any person or group of persons acting jointly or in concert acquires all or substantially all of the assets of D-Wave Quantum or the D-Wave Quantum Shares pursuant to any merger or similar transaction involving D-Wave Quantum pursuant to which D-Wave Quantum is not the surviving corporation.

2.12 Reimbursement by D-Wave Quantum. D-Wave Quantum shall reimburse ExchangeCo for, and indemnify and hold ExchangeCo harmless against, any expense or liability incurred by ExchangeCo with respect to the Exchangeable Shares.

ARTICLE 3

D-WAVE QUANTUM SUCCESSORS

3.1 Certain Requirements in Respect of Combination, etc. Subject to Section 27.7 of the Exchangeable Share Provisions and Article 4 hereof with respect to a D-Wave Quantum Extraordinary Transaction, so long as any Exchangeable Shares not owned by D-Wave Quantum or its affiliates are outstanding, D-Wave Quantum shall not enter into any transaction (whether by way of reorganization, consolidation, arrangement, amalgamation, merger, business combination, transfer, sale, lease or otherwise) whereby all or substantially all of its undertaking, property and assets would become the property of any other person or, in the case of an amalgamation or merger or combination, of the continuing corporation resulting therefrom, provided that it may do so if:

(a)

such other person or continuing corporation (the “D-Wave Quantum Successor”) by operation of law, becomes, without more, bound by the terms and provisions of this Agreement or, if not so bound, executes, prior to or contemporaneously with the consummation of such transaction, an agreement supplemental hereto and such other instruments (if any) as are necessary or advisable to evidence the assumption by the D-Wave Quantum Successor of liability for all moneys payable and property deliverable hereunder and the covenant of such D-Wave Quantum Successor to pay and deliver or cause to be paid and delivered the same and its agreement to observe and perform all the covenants and obligations of D-Wave Quantum under this Agreement; and

(b)

such transaction shall be upon such terms and conditions as to preserve and not to impair any of the rights, duties, powers and authorities of the other parties hereunder or the holders of the Exchangeable Shares.

3.2 Vesting of Powers in Successor. Whenever the conditions of Section 3.1 have been duly observed and performed, the parties, if required by Section 3.1, shall execute and deliver the supplemental agreement provided for in Section 3.1(a) and thereupon the D-Wave Quantum Successor and such other person that may then be the issuer of the D-Wave Quantum Shares shall possess and from time to time may exercise each and every right and power of D-Wave Quantum under this Agreement in the name of D-Wave Quantum or otherwise and any act or proceeding by any provision of this Agreement required to be done or performed by the board of directors of D-Wave Quantum or any officers of D-Wave Quantum may be done and performed with like force and effect by the directors or officers of such D-Wave Quantum Successor.

3.3 Wholly-Owned Subsidiaries. Nothing herein shall be construed as preventing (a) the amalgamation, merger or combination of any wholly-owned direct or indirect subsidiary of D-Wave Quantum (other than ExchangeCo or CallCo) with or into D-Wave Quantum, (b) the winding-up, liquidation or dissolution of any wholly-owned direct or indirect subsidiary of D-Wave Quantum (other than ExchangeCo or CallCo), provided that all of the assets of such subsidiary are transferred to D-Wave Quantum or another wholly-owned direct or indirect subsidiary of D-Wave Quantum, (c) any other distribution of the assets of any wholly-owned direct or indirect subsidiary of D-Wave Quantum (other than ExchangeCo or CallCo) among the shareholders of such subsidiary for the purpose of winding up its affairs, and (d) any such transactions are expressly permitted by this Article 3.

3.4 Successorship Transaction. Notwithstanding the foregoing provisions of this Article 3, in the event of a D-Wave Quantum Extraordinary Transaction:

(a)

in which D-Wave Quantum merges, combines or amalgamates with, or in which all or substantially all of the then outstanding D-Wave Quantum Shares are acquired by, one or more other corporations to which D-Wave Quantum is, immediately before such merger, combination, amalgamation or acquisition, “related” within the meaning of the Income Tax Act (Canada) (otherwise than by virtue of a right referred to in paragraph 251(5)(b) thereof);

(b)	which does not result in an acceleration of the Redemption Date in accordance with paragraph (ii) of the definition of Redemption Date in the Exchangeable Share Provisions; and

(c)

in which all or substantially all of the then outstanding D-Wave Quantum Shares are converted into or exchanged for shares or rights to receive such shares (the “Other Shares”) or another corporation (the “Other Corporation”) that, immediately after such D-Wave Quantum Extraordinary Transaction, owns or controls, directly or indirectly, D-Wave Quantum;

then all references herein to “D-Wave Quantum” shall thereafter be and be deemed to be references to “Other Corporation” and all references herein to “D-Wave Quantum Shares” shall thereafter be and be deemed to be references to “Other Shares” (with appropriate adjustments if any, as are required to result in a holder of Exchangeable Shares on the exchange, redemption or retraction of such shares pursuant to the Exchangeable Share Provisions or the exchange of such shares pursuant to the Voting and Exchange Trust Agreement immediately subsequent to the D-Wave Quantum Extraordinary Transaction being entitled to receive that number of Other Shares equal to the number of Other Shares such holder of Exchangeable Shares would have received if the exchange, redemption or retraction of such shares pursuant to the Exchangeable Share Provisions, or the exchange of such shares pursuant to the Voting and Exchange Trust Agreement had occurred immediately prior to the D-Wave Quantum Extraordinary Transaction and the D-Wave Quantum Extraordinary Transaction was completed) but subject to subsequent adjustments to reflect any subsequent changes in the share capital of the issuer of the Other Shares, including, without limitation, any subdivision, consolidation or reduction of share capital, without any need to amend the terms and conditions of the Exchangeable Shares and without any further action required.

ARTICLE 4

CERTAIN RIGHTS OF D-WAVE QUANTUM AND CALLCO TO ACQUIRE EXCHANGEABLE SHARES

4.1	Liquidation Call Right

The parties hereto hereby acknowledge the rights and obligations of D-Wave Quantum and CallCo in respect of the Exchangeable Shares as contained in Section 27.17 of the Exchangeable Share Provisions.

4.2	Redemption Call Right

The parties hereto hereby acknowledge the rights and obligations of D-Wave Quantum and CallCo in respect of the Exchangeable Shares as contained in Section 27.18 of the Exchangeable Share Provisions.

4.3	Change of Law Call Right

The parties hereto hereby acknowledge the rights and obligations of D-Wave Quantum and CallCo in respect of the Exchangeable Shares as contained in Section 27.19 of the Exchangeable Share Provisions.

4.4	Retraction Call Right

The parties hereto hereby acknowledge the rights and obligations in respect of the Exchangeable Shares contained in Section 27.6(2) of the Exchangeable Share Provisions.

ARTICLE 5

GENERAL

5.1 Term. This Agreement shall come into force and be effective as of the date hereof and shall terminate and be of no further force and effect at such time as no Exchangeable Shares (or securities or rights convertible into or exchangeable for or carrying rights to acquire Exchangeable Shares) are held by any person other than D-Wave Quantum and any of its affiliates.

5.2 Changes in Capital of D-Wave Quantum and ExchangeCo. Notwithstanding the provisions of Section 5.4, at all times after the occurrence of any event contemplated pursuant to Section 2.7 and Section 2.8 or otherwise, as a result of which either D-Wave Quantum Shares or the Exchangeable Shares or both are in any way changed, this Agreement shall forthwith be amended and modified as necessary in order that it shall apply with full force and effect, mutatis mutandis, to all new securities into which D-Wave Quantum Shares or the Exchangeable Shares or both are so changed and the parties hereto shall execute and deliver an agreement in writing giving effect to and evidencing such necessary amendments and modifications.

5.3 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule or law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this

Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

5.4 Amendments, Modifications. Subject to Section 5.2, Section 5.3 and Section 5.5, this Agreement may not be amended or modified except by an agreement in writing executed by D-Wave Quantum, CallCo and ExchangeCo and approved by the holders of the Exchangeable Shares in accordance with Section 27.10(b) of the Exchangeable Share Provisions. No amendment or modification or waiver of any of the provisions of this Agreement otherwise permitted hereunder shall be effective unless made in writing and signed by all of the parties hereto.

5.5 Ministerial Amendments. Notwithstanding the provisions of Section 5.4, the parties to this Agreement may in writing at any time and from time to time, without the approval of the holders of the Exchangeable Shares, amend or modify this Agreement for the purposes of:

(a)

adding to the covenants of any or all of the parties hereto if the board of directors of each of D-Wave Quantum, CallCo and ExchangeCo shall be of the good faith opinion that such additions will not be prejudicial to the rights or interests of the holders of the Exchangeable Shares;

(b)	evidencing the succession of D-Wave Quantum Successors and the covenants of and obligations assumed by each such D-Wave Quantum Successor in accordance with the provisions of Article 3;

(c)

making such amendments or modifications not inconsistent with this Agreement as may be necessary or desirable with respect to matters or questions arising hereunder which, in the good faith opinion of the board of directors of each of D-Wave Quantum, CallCo and ExchangeCo, it may be expedient to make, provided that each such board of directors shall be of the good faith opinion, after consultation with counsel, that such amendments or modifications will not be prejudicial to the rights or interests of the holders of the Exchangeable Shares; or

(d)

making such changes or corrections hereto which, on the advice of counsel to D-Wave Quantum, CallCo and ExchangeCo, are required for the purpose of curing or correcting any ambiguity or defect or inconsistent provision or clerical omission or mistake or manifest error contained herein, provided that the boards of directors of each of D-Wave Quantum, CallCo and ExchangeCo shall be of the good faith opinion that such changes or corrections will not be prejudicial to the rights or interests of the holders of the Exchangeable Shares.

5.6 Meeting to Consider Amendments. ExchangeCo, at the request of D-Wave Quantum, shall call a meeting or meetings of the holders of the Exchangeable Shares for the purpose of considering any proposed amendment or modification requiring approval pursuant to Section 5.4. Any such meeting or meetings shall be called and held in accordance with the articles of ExchangeCo, the Exchangeable Share Provisions and all applicable laws.

5.7 Enurement. This Agreement shall be binding upon and enure to the benefit of the parties hereto and their respective successors and assigns.

5.8 Notices to Parties. Any notice and other communications required or permitted to be given pursuant to this Agreement shall be sufficiently given if delivered in person or if sent by electronic transmission to the parties at the following address:

(a)	In the case of D-Wave Quantum, CallCo or ExchangeCo at the following address:

c/o D-Wave Systems Inc.

3033 Beta Avenue

Burnaby, BC V5G 4M9

Attention: General Counsel

E-mail: legal@dwavesys.com

with copies (which shall not constitute notice) to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York, NY 10019

Attention: Adam M. Givertz

Ian M. Hazlett

E-mail: agivertz@paulweiss.com

    ihazlett@paulweiss.com

Blake, Cassels & Graydon LLP

Suite 2600, 595 Burrard Street

Vancouver, B.C. V7X 1L3

Attention: Steven McKoen, Q.C.

E-mail: steven.mckoen@blakes.com

and such notice or other communication shall be deemed to have been given and received (x) if delivered on a Business Day prior to 5:00 p.m. (local time in the place where the notice or other communication is received), on the date of delivery, or (y) otherwise, on the next Business Day. Either party may change its address for notice by giving notice to the other parties in accordance with the foregoing provisions.

5.9 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument. Each party agrees that this Agreement may be delivered by electronic means and that electronic signatures shall be binding in the same manner as original signatures.

5.10 Jurisdiction. This Agreement shall be construed and enforced in accordance with the laws of the Province of British Columbia and the laws of Canada applicable therein. Each party hereto irrevocably submits to the exclusive jurisdiction of the courts of the Province of British Columbia with respect to any matter arising hereunder or related hereto.

[Remainder of this page left intentionally blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

D-WAVE QUANTUM INC.

By:	/s/ Alan Baratz
Name: Alan Baratz
Title: President & Chief Executive Officer

DWSI CANADA HOLDINGS ULC

By:	/s/ Alan Baratz
Name: Alan Baratz
Title: President

D-WAVE QUANTUM TECHNOLOGIES INC.

By:	/s/ Alan Baratz
Name: Alan Baratz
Title: President

Exhibit 10.5

VOTING AND EXCHANGE TRUST AGREEMENT

THIS VOTING AND EXCHANGE TRUST AGREEMENT made as of August 5, 2022 among D-Wave Quantum Inc., a corporation existing under the laws of the State of Delaware (“D-Wave Quantum”), DWSI Canada Holdings ULC, an unlimited liability company existing under the laws of British Columbia (“CallCo”), D-Wave Quantum Technologies Inc., a company existing under the laws of British Columbia (“ExchangeCo”) and Computershare Trust Company of Canada, a trust company incorporated under the laws of Canada (the “Trustee”).

RECITALS:

A.

In connection with a transaction agreement (the “Transaction Agreement”) dated February 7, 2022 between DPCM Capital, Inc., DWSI Holdings Inc., D-Wave Quantum, CallCo, ExchangeCo and D-Wave Systems Inc. (the “Company”), ExchangeCo is to issue exchangeable shares (the “Exchangeable Shares”) to certain holders of common and preferred shares of the Company pursuant to an arrangement under Division 5 of Part 9 of the Business Corporations Act (British Columbia) on the terms and conditions set out in the Plan of Arrangement.

B.

Pursuant to the Transaction Agreement, D-Wave Quantum, CallCo, ExchangeCo and the Trustee are required to enter into a voting and exchange trust agreement (this “Agreement”) substantially in the form of this Agreement.

C.	These recitals and any statements of fact in this Agreement are made by D-Wave Quantum, CallCo and ExchangeCo and not by the Trustee.

In consideration of the foregoing and the mutual agreements contained herein and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties agree as follows:

ARTICLE 1

DEFINITIONS AND INTERPRETATION

1.1 Definitions. In this Agreement, each capitalized term used and not otherwise defined herein shall have the meaning ascribed thereto in the rights, privileges, restrictions and conditions (collectively, the “Exchangeable Share Provisions”) attaching to the Exchangeable Shares as set out in the articles of ExchangeCo and the following terms shall have the following meanings:

“1933 Act” has the meaning ascribed thereto in Section 5.10;

“30% Rule” means the rule precluding Public Sector Pension Investment Board from investing in, directly or indirectly, securities to which are attached more than thirty percent (30%) of the right to vote for the election of directors of a corporation (or members of any similar governing body of a company or entity);

“Agreement” has the meaning ascribed thereto in Recital B;

“Automatic Exchange Right” has the meaning ascribed thereto in Section 5.12(2);

“Beneficiaries” means the registered holders from time to time of Exchangeable Shares, other than D-Wave Quantum, CallCo and their affiliates;

“Beneficiary Votes” has the meaning ascribed thereto in Section 4.2;

“Board of Directors” means the board of directors of ExchangeCo;

“Business Day” means a day, other than a Saturday or Sunday, on which commercial banks in New York, New York, Wilmington, Delaware and Vancouver, British Columbia are open for the general transaction of business;

“CallCo” has the meaning ascribed thereto in the introductory paragraph;

“Change of Law Call Right” has the meaning ascribed thereto in Section 27.19(1) of the Exchangeable Share Provisions;

“Commission” has the meaning ascribed thereto in Section 5.10;

“Current Market Price” means, in respect of a D-Wave Quantum Share on any date, the average closing price of a D-Wave Quantum Share on the NYSE during the period of 20 consecutive trading days ending on the third trading day immediately before such date or, if the D-Wave Quantum Shares are not then listed on the NYSE, on such other stock exchange or automated quotation system on which the D-Wave Quantum Shares are listed or quoted, as the case may be, as may be selected by the Board of Directors for such purpose; provided, however, that if in the reasonable opinion of the Board of Directors the public distribution or trading activity of D-Wave Quantum Shares during such period does not reflect the fair market value of a D-Wave Quantum Share, then the Current Market Price of a D-Wave Quantum Share shall be determined in good faith by the Board of Directors, based upon the advice of such qualified independent financial advisors as the Board of Directors may deem to be appropriate; and provided further that any such selection, opinion or determination by the Board of Directors shall be conclusive and binding, absent manifest error;

“D-Wave Quantum” has the meaning ascribed thereto in the introductory paragraph;

“D-Wave Quantum Extraordinary Transaction” shall be deemed to have occurred if:

(i)

any person acquires, directly or indirectly, any voting security of D-Wave Quantum and, immediately after such acquisition, directly or indirectly owns, or exercises control and direction over, voting securities representing more than 50% of the total voting power of all of the then outstanding voting securities of D-Wave Quantum;

(ii)

the shareholders of D-Wave Quantum approve a merger, consolidation, recapitalization or reorganization of D-Wave Quantum other than any such transaction which would result in the holders of outstanding voting securities of D-Wave Quantum immediately prior to such transaction directly or indirectly owning, or exercising control and direction over, voting securities representing more than 50% of the total voting power of all of the voting securities of the surviving entity outstanding immediately after such transaction;

(iii)	the shareholders of D-Wave Quantum approve a liquidation of D-Wave Quantum;

(iv)	D-Wave Quantum sells or disposes of all or substantially all of its assets;

(v)

D-Wave Quantum distributes securities or other property, by way of dividend, distribution, reorganization, spin-off, split-off or other similar event, to all holders of D-Wave Quantum Shares that constitutes, prior to the date of distribution, businesses, securities or assets (including equity interests of affiliates or investees of D-Wave Quantum) with a fair market value (as determined by the board of directors of D-Wave Quantum in its good faith judgment) equal to 10% or more of the fair market value of, or that constitutes 10% or more of the revenue or assets of, D-Wave Quantum and its affiliates, taken as a whole; or

(vi)	any other transaction or series of related transactions having a substantially similar effect;

“D-Wave Quantum Meeting” has the meaning ascribed thereto in Section 4.2;

“D-Wave Quantum Shares” means shares of common stock of D-Wave Quantum;

“D-Wave Quantum Successor” has the meaning ascribed thereto in Section 11.1(a);

“Effective Date” has the meaning ascribed thereto in the Plan of Arrangement;

“Equivalent Vote Amount” means, with respect to any matter, proposition, proposal or question on which holders of D-Wave Quantum Shares are entitled to vote, consent or otherwise act, the number of votes to which a holder of one D-Wave Quantum Share is entitled with respect to such matter, proposition or question;

“Exchange Right” has the meaning ascribed thereto in Section 5.1;

“Exchangeable Share Consideration” means, with respect to each Exchangeable Share, for any acquisition of, redemption of or distribution of assets of the Company in respect of such Exchangeable Share, or purchase of such Exchangeable Share pursuant to the Exchangeable Share Provisions, the Support Agreement or this Agreement:

(i)

one D-Wave Quantum Share multiplied by the Exchangeable Share Exchange Ratio on the Business Day immediately preceding the date on which the Exchangeable Share Price in respect of the Exchangeable Share Consideration being delivered is calculated; plus

(ii)	a cheque or cheques payable at par at any branch of the bankers of the payor in the amount contemplated by clause (ii) and (iv) of the Exchangeable Share Price; plus

(iii)	such stock or other property contemplated by clause (iii) of the Exchangeable Share Price;

provided that: (A) the part of the consideration which represents (iii) above shall be fully paid and satisfied by delivery of such non-cash items; (B) in each case, any such consideration shall be delivered free and clear of any lien, claim, encumbrance, security interest or adverse claim or interest; and (C) in each case, any such consideration shall be paid without interest and less any tax required to be deducted and withheld therefrom;

“Exchangeable Share Exchange Ratio” means, at any time and in respect of each Exchangeable Share, an amount equal to 1.00000, as at the Effective Date, as cumulatively adjusted from time to time thereafter by increasing the Exchangeable Share Exchange Ratio on each date after the Effective Date on which the board of directors of D-Wave Quantum pays any dividend or other distribution on the D-Wave Quantum Shares by an amount, rounded to the nearest five decimal places, equal to (a)(i) the amount of such dividend or other distribution (which, in the case of a non-cash dividend, shall equal the fair value as determined by the Board of Directors in good faith and in its sole discretion), expressed on a per D-Wave Quantum Share basis, multiplied (ii) by the Exchangeable Share Exchange Ratio in effect on the Business Day immediately preceding the record date set for such dividend or other distribution, divided by (b) the Current Market Price on the record date set for such dividend or other distribution, and any such adjustment shall be determined by the Board of Directors in good faith and in its sole discretion and any such determination by the Board of Directors shall be conclusive and binding; provided, however, that the Exchangeable Share Exchange Ratio shall only be so adjusted to the extent that the Board of Directors determines in good faith and in its sole discretion that ExchangeCo would be liable for any unrecoverable tax as a result of paying any such dividend or distribution and determines to adjust the Exchangeable Share Exchange Ratio in lieu of paying an equivalent dividend or other distribution on the Exchangeable Shares in accordance with these Exchangeable Share Provisions;

“Exchangeable Share Price” means, at any time, for each Exchangeable Share, an amount equal to the aggregate of:

(i)

the Current Market Price of one D-Wave Quantum Share at such time multiplied by the Exchangeable Share Exchange Ratio on the Business Day immediately preceding the date on which the Exchangeable Share Price is calculated;

(ii)

the full amount of all cash dividends declared, or, to the extent a cash dividend has been declared by D-Wave Quantum on the D-Wave Quantum Shares at such time for which a corresponding cash dividend on the Exchangeable Shares would be required to be, but has as not yet been, declared, undeclared (but only to the extent ExchangeCo has not taken one of the alternative actions permitted under these Exchangeable Share Provisions to account for such declaration by D-Wave Quantum), payable and unpaid, at such time, on such Exchangeable Share;

(iii)	the full amount of all non-cash dividends declared, payable and unpaid, at such time, on such Exchangeable Share; and

(iv)

the full amount of all dividends declared and payable in respect of each D-Wave Quantum Share (as adjusted by the Exchangeable Share Exchange Ratio from time to time) which have not, at such time, been paid on such Exchangeable Share in accordance herewith or adjusted for under the Exchangeable Share Exchange Ratio;

“Exchangeable Shares” has the meaning ascribed thereto in Recital A;

“ExchangeCo” has the meaning ascribed thereto in the introductory paragraph;

“Indemnified Parties” has the meaning ascribed thereto in Section 9.1;

“Insolvency Event” means (i) the institution by ExchangeCo of any proceeding to be adjudicated a bankrupt or insolvent or to be dissolved or wound up, or the consent of ExchangeCo to the institution of bankruptcy, insolvency, dissolution or winding-up proceedings against it, (ii) the filing by ExchangeCo of a petition, answer or consent seeking dissolution or winding-up under any bankruptcy, insolvency or analogous laws, including the Companies Creditors’ Arrangement Act (Canada) and the Bankruptcy and Insolvency Act (Canada), or the failure by ExchangeCo to contest in good faith any such proceedings commenced in respect of ExchangeCo within 30 days of becoming aware thereof, or the consent by ExchangeCo to the filing of any such petition or to the appointment of a receiver, (iii) the making by ExchangeCo of a general assignment for the benefit of creditors, or the admission in writing by ExchangeCo of its inability to pay its debts generally as they become due, or (iv) ExchangeCo not being permitted, pursuant to solvency requirements of applicable law, to redeem any Retracted Shares pursuant to Section 27.6(1)(c) of the Exchangeable Share Provisions specified in a retraction request delivered to ExchangeCo in accordance with Section 27.6 of the Exchangeable Share Provisions;

“Liquidation Call Right” has the meaning ascribed thereto in Section 27.17(1) of the Exchangeable Share Provisions;

“Liquidation Event” has the meaning ascribed thereto in Section 5.12(1)(a);

“Liquidation Event Effective Date” has the meaning ascribed thereto in Section 5.12(2);

“List” has the meaning ascribed thereto in Section 4.6;

“NYSE” means the New York Stock Exchange;

“Officer’s Certificate” means, with respect to D-Wave Quantum, CallCo or ExchangeCo, a certificate signed by any one of the respective directors or officers of D-Wave Quantum, CallCo or ExchangeCo;

“Other Corporation” has the meaning ascribed thereto in Section 11.4(c);

“Other Shares” has the meaning ascribed thereto in Section 11.4(c);

“Plan of Arrangement” means the plan of arrangement substantially in the form and content of Exhibit D to the means the transaction agreement dated February 7, 2022 between DPCM Capital, Inc., D-Wave Quantum, DWSI Holdings Inc., CallCo, D-Wave

Systems Inc. and the Company, as amended, supplemented or otherwise modified from time to time in accordance with its terms, including any appendices thereto, and any amendments, modifications or supplements thereto made from time to time in accordance with its terms and the terms of such transaction agreement;

“Privacy Laws” has the meaning ascribed thereto in Section 7.18;

“Redemption Call Right” has the meaning ascribed thereto in Section 27.18(1) of the Exchangeable Share Provisions;

“Redemption Date” means the date, if any, established by the Board of Directors for the redemption by the Company of all but not less than all of the outstanding Exchangeable Shares, which date shall be the Sunset Date, unless, prior to that time:

(i)

the aggregate number of Exchangeable Shares issued and outstanding (other than Exchangeable Shares held by D-Wave Quantum and its affiliates) is less than 5% of the number of Exchangeable Shares issued and outstanding on the Effective Date (as such number of shares may be adjusted as deemed appropriate by the Board of Directors to give effect to any stock or share dividend on the Exchangeable Shares, any issue or distribution of rights to acquire Exchangeable Shares or securities exchangeable for or convertible into Exchangeable Shares, any issue or distribution of other securities or rights or evidences of indebtedness or assets, or any other capital reorganization or other transaction affecting the Exchangeable Shares), in which case the Board of Directors may accelerate such redemption date to such date prior to the fifth anniversary of the Effective Date as it may determine, upon at least 30 days’ prior written notice to the holders of the Exchangeable Shares and the Trustee, unless so accelerating such redemption date and exercising such redemption right on such accelerated redemption date would result in any holder of Exchangeable Shares being in violation of Canadian pension regulations that restrict it from owning more than 30% of the securities that vote for the election of directors of D-Wave Quantum (including, for greater certainty, the 30% Rule); or

(ii)

a D-Wave Quantum Extraordinary Transaction is proposed, in which case, provided the Board of Directors determines in good faith that it is not practicable to substantially replicate the terms and conditions of the Exchangeable Shares in connection with such D-Wave Quantum Extraordinary Transaction or that the redemption of all but not less than all of the outstanding Exchangeable Shares (other than Exchangeable Shares held by D-Wave Quantum and its affiliates) is necessary to enable the completion of such D-Wave Quantum Extraordinary Transaction in accordance with its terms, the Board of Directors may accelerate such redemption date to such date as it may determine, upon such number of days prior written notice to the holders of the Exchangeable Shares and the Trustee as the Board of Directors may determine to be reasonably practicable in such circumstances, unless so accelerating such redemption date and exercising such redemption right on such accelerated redemption date would result in any holder of Exchangeable Shares being in violation of Canadian pension regulations that restrict it from owning more than 30%

of the securities that vote for the election of directors of D-Wave Quantum (including, for greater certainty, the 30% Rule);

provided, however, that the accidental failure or omission to give any notice of redemption under clauses (c) or (a) above to any of the holders of Exchangeable Shares shall not affect the validity of any such redemption;

“Registration Statement” has the meaning ascribed thereto in Section 5.10;

“Retracted Shares” has the meaning ascribed thereto in Section 5.7;

“Retraction Call Right” has the meaning ascribed thereto in Section 27.6(1)(a)(iii) of the Exchangeable Share Provisions;

“Special Voting Share” means the special voting share in the capital of D-Wave Quantum, issued by D-Wave Quantum to and deposited with the Trustee, which, at any time, entitles the holder of record to that number of votes at meetings of holders of D-Wave Quantum Shares equal to the number of Exchangeable Shares outstanding at such time (excluding Exchangeable Shares held by D-Wave Quantum, CallCo and their affiliates) multiplied by the Exchangeable Share Exchange Ratio, and in respect of each Beneficiary, rounded down to the nearest whole vote;

“Support Agreement” means the exchangeable share support agreement dated the date hereof between D-Wave Quantum, CallCo and ExchangeCo;

“Sunset Date” means the later of (A) the fifth anniversary of the Effective Date and (B) the date that the redemption of the Exchangeable Shares would not result in any holder of Exchangeable Shares being in violation of Canadian pension regulations that restrict it from owning more than 30% of the securities that vote for the election of directors of D-Wave Quantum (including, for greater certainty, the 30% Rule);

“Transaction Agreement” has the meaning ascribed thereto in Recital A;

“Transfer Agent” means Computershare Investor Services Inc. or such other person as may from time to time be appointed by the Company as the registrar and transfer agent for the Exchangeable Shares;

“Trust” means the trust created by this Agreement under the laws of the Province of British Columbia;

“Trust Estate” means the Special Voting Share, any other securities, the Exchange Right, the Automatic Exchange Right and any money or other property which may be held by the Trustee from time to time pursuant to this Agreement;

“Trustee” has the meaning ascribed thereto in the introductory paragraph; and

“Voting Rights” means the voting rights attached to the Special Voting Share.

1.2 Interpretation Not Affected by Headings. The division of this Agreement into Articles, Sections, subsections and paragraphs and the insertion of headings are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

Unless the contrary intention appears, references in this Agreement to an Article, Section, subsection, paragraph or Schedule by number or letter or both refer to the Article, Section, subsection, paragraph or Schedule, respectively, bearing that designation in this Agreement.

1.3 Number, Gender, etc. In this Agreement, unless the contrary intention appears, words importing the singular include the plural and vice versa, and words importing gender shall include all genders.

1.4 Date for any Action. If the date on which any action is required to be taken hereunder by any person is not a Business Day, such action shall be required to be taken on the next succeeding day which is a Business Day.

1.5 Currency. Unless otherwise stated, all references in this Agreement to sums of money are expressed in lawful money of United States and “$” refers to United States dollars.

1.6 Statutes. Any reference to a statute refers to such statute and all rules and regulations made under it, as it or they may have been or may from time to time be amended or re-enacted, unless stated otherwise.

ARTICLE 2

PURPOSE OF AGREEMENT

2.1 Establishment of Trust. The purpose of this Agreement is to create the Trust for the benefit of the Beneficiaries as herein provided. D-Wave Quantum, as the settlor of the Trust, hereby appoints the Trustee as trustee of the Trust. The Trustee shall hold the Special Voting Share in order to enable the Trustee to exercise the Voting Rights and shall hold the Exchange Right and the Automatic Exchange Right in order to enable the Trustee to exercise or enforce such rights, in each case as trustee for and on behalf of the Beneficiaries as provided in this Agreement.

ARTICLE 3

SPECIAL VOTING SHARE

3.1 Issue and Ownership of the Special Voting Share. Immediately following execution and delivery of this Agreement, D-Wave Quantum shall issue to and deposit with the Trustee the Special Voting Share to be hereafter held of record by the Trustee as trustee for and on behalf of, and for the use and benefit of, the Beneficiaries and in accordance with the provisions of this Agreement. D-Wave Quantum hereby acknowledges receipt from the Trustee, as trustee for and on behalf of the Beneficiaries, of $1.00 and other good and valuable consideration (and the adequacy thereof) for the issuance of the Special Voting Share by D-Wave Quantum to the Trustee. During the term of the Trust, and subject to the terms and conditions of this Agreement, the Trustee shall possess and be vested with full legal ownership of the Special Voting Share and shall be entitled to exercise all of the rights and powers of an owner with respect to the Special Voting Share; provided, however, that:

(a)	the Trustee shall hold the Special Voting Share and the legal title thereto as trustee solely for the use and benefit of the Beneficiaries in accordance with the provisions of this Agreement; and

(b)	except as specifically authorized by this Agreement, the Trustee shall have no power or authority to sell, transfer, vote or otherwise deal in or with the Special

Voting Share and the Special Voting Share shall not be used or disposed of by the Trustee for any purpose (including for exercising dissent or appraisal rights relating to the Special Voting Share) other than the purposes for which this Trust is created pursuant to this Agreement.

3.2 Legended Non-Transferable Acknowledgements. ExchangeCo shall cause each non-transferable acknowledgement representing Exchangeable Shares to bear a legend notifying the Beneficiary of such shares of their or its right to instruct the Trustee with respect to the exercise of that portion of the Voting Rights which corresponds to the number of Exchangeable Shares held by each such Beneficiary.

3.3 Safe Keeping of Certificate. Any certificate representing the Special Voting Share delivered to the Trustee shall at all times be held in safe keeping by the Trustee or its duly authorized agent.

ARTICLE 4

EXERCISE OF VOTING RIGHTS

4.1 Voting Rights. The Trustee, as the holder of record of the Special Voting Share, shall be entitled to exercise all of the Voting Rights, including the right to consent to or vote in person or by proxy the Special Voting Share, on any matter, question, proposal or proposition whatsoever that may properly come before the shareholders of D-Wave Quantum at a D-Wave Quantum Meeting. The Voting Rights shall be and remain vested in and exercisable by the Trustee on behalf of the Beneficiaries as provided in this Agreement. Subject to Section 7.15:

(a)

the Trustee shall exercise the Voting Rights only on the basis of instructions received pursuant to this Article 4 from Beneficiaries on the record date established by D-Wave Quantum or by applicable law for such D-Wave Quantum Meeting who are entitled to instruct the Trustee as to the voting thereof;

(b)

to the extent that no instructions are received from a Beneficiary with respect to the Voting Rights in respect of which such Beneficiary is entitled to instruct the Trustee, the Trustee shall not exercise or permit the exercise of such Voting Rights; and

(c)

without prejudice to paragraph (b) above, under no circumstances shall the Trustee exercise or permit the exercise of a number of Voting Rights which is greater than the number of Exchangeable Shares outstanding at the relevant time multiplied by the Exchangeable Share Exchange Ratio.

4.2 Number of Votes. With respect to all meetings of shareholders of D-Wave Quantum at which holders of D-Wave Quantum Shares are entitled to vote (each, a “D-Wave Quantum Meeting”), each Beneficiary shall be entitled to instruct the Trustee to cast and exercise, in the manner instructed, that number of votes equal to the Equivalent Vote Amount for each Exchangeable Share owned of record by such Beneficiary at the close of business on the record date established by D-Wave Quantum or by applicable law for such D-Wave Quantum Meeting, multiplied by the Exchangeable Share Exchange Ratio, and in respect of each Beneficiary, rounded down to the nearest whole vote (collectively, the “Beneficiary Votes”), in respect of each matter, question, proposal or proposition to be voted on at such D-Wave Quantum Meeting.

4.3 Mailings to Shareholders.

(1)

With respect to each D-Wave Quantum Meeting, the Trustee will mail or cause to be mailed (or otherwise communicate in the same manner as D-Wave Quantum utilizes in communications to holders of D-Wave Quantum Shares, subject to applicable regulatory requirements and to the Trustee being advised in writing of such manner of communications and provided that such manner of communications is reasonably available to the Trustee) to each Beneficiary named in the applicable List on the same day as the mailing (or other communication) with respect thereto is commenced by D-Wave Quantum to its shareholders:

(a)

a copy of such mailing, together with any related materials, including, without limitation, any proxy circular or information statement or listing particulars, to be provided to shareholders of D-Wave Quantum;

(b)

a statement that such Beneficiary is entitled to instruct the Trustee as to the exercise of the Beneficiary Votes with respect to such D-Wave Quantum Meeting or, pursuant to Section 4.7, to attend such D-Wave Quantum Meeting and to exercise personally the Beneficiary Votes thereat, as the proxy of the Trustee;

(c)

a statement as to the manner in which such instructions may be given to the Trustee, including an express indication that instructions may be given to the Trustee to give (A) a proxy to such Beneficiary or their or its designee to exercise personally such holder’s Beneficiary Votes, or (B) a proxy to a designated agent or other representative of D-Wave Quantum to exercise such holder’s Beneficiary Votes;

(d)	a statement that if no such instructions are received from such Beneficiary, the Beneficiary Votes to which the Beneficiary is entitled will not be exercised;

(e)	a form of direction such Beneficiary may use to direct and instruct the Trustee as contemplated herein; and

(f)

a statement of (A) the time and date by which such instructions must be received by the Trustee in order for such instructions to be binding upon the Trustee, which in the case of a D-Wave Quantum Meeting shall not be earlier than the close of business on the Business Day immediately prior to the date by which D-Wave Quantum has required proxies to be deposited for such meeting, and (B) of the method for revoking or amending such instructions.

(2)

The materials referred to in this Section 4.3 shall be provided to the Trustee by D-Wave Quantum, and the materials referred to in Sections 4.3(1)(b), 4.3(1)(c), 4.3(1)(d), 4.3(1)(e) and 4.3(1)(f) shall be subject to reasonable comment by the Trustee in a timely manner. Subject to the foregoing, D-Wave Quantum shall ensure that the materials to be provided to the Trustee are provided in sufficient time to permit the Trustee to comment as aforesaid and to send all materials to each Beneficiary at the same time as such materials are first sent to holders of D-Wave Quantum Shares. D-Wave Quantum agrees not to communicate with holders of D-Wave Quantum Shares with respect to the materials referred to in this Section 4.3 otherwise than by mail unless such method of communication is also reasonably available to the Trustee for communication with the Beneficiaries. Notwithstanding the foregoing, D-Wave Quantum may, at its option, exercise the duties of the Trustee to deliver copies of all materials to all Beneficiaries as required by this Section 4.3 so long as, in each case, D-Wave Quantum delivers a certificate to the Trustee stating that D-Wave Quantum has undertaken to perform the obligations of the Trustee set forth in this Section 4.3.

(3)

For the purpose of determining the number of Beneficiary Votes to which a Beneficiary is entitled in respect of any D-Wave Quantum Meeting, the number of Exchangeable Shares owned of record by the Beneficiary shall be determined at the close of business on the record date established by D-Wave Quantum or by applicable law for purposes of determining shareholders entitled to vote at such D-Wave Quantum Meeting. D-Wave Quantum shall notify the Trustee of any decision of the board of directors of D-Wave Quantum with respect to the calling of any D-Wave Quantum Meeting and shall provide all necessary information and materials to the Trustee in each case promptly and, in any event, in reasonably sufficient time to enable the Trustee to perform the obligations of the Trustee set forth in this Section 4.3.

4.4 Copies of Shareholder Information. D-Wave Quantum shall deliver to the Trustee copies of all proxy materials (including, without limitation, notices of D-Wave Quantum Meetings but excluding proxies to vote D-Wave Quantum Shares), information statements, reports (including, without limitation, all interim and annual financial statements) and other written communications that, in each case, are to be distributed by D-Wave Quantum from time to time to holders of D-Wave Quantum Shares in sufficient quantities and in sufficient time so as to enable the Trustee to send or cause to send those materials to each Beneficiary at the same time as such materials are first sent to holders of D-Wave Quantum Shares. The Trustee shall mail or otherwise send to each Beneficiary, at the expense of D-Wave Quantum, copies of all such materials (and all materials specifically directed to the Beneficiaries or to the Trustee for the benefit of the Beneficiaries by D-Wave Quantum) received by the Trustee from D-Wave Quantum contemporaneously with the sending of such materials to holders of D-Wave Quantum Shares. The Trustee shall also make available for inspection during regular business hours by any Beneficiary at the Trustee’s principal office in Vancouver, British Columbia all proxy materials, information statements, reports and other written communications that are:

(a)	received by the Trustee as the registered holder of the Special Voting Share and made available by D-Wave Quantum generally to the holders of D-Wave Quantum Shares; or

(b)	specifically directed to the Beneficiaries or to the Trustee for the benefit of the Beneficiaries by D-Wave Quantum.

Notwithstanding the foregoing, D-Wave Quantum may, at its option, exercise the duties of the Trustee to deliver copies of all such materials to all Beneficiaries as required by this Section 4.4 so long as, in each case, D-Wave Quantum delivers a certificate to the Trustee stating that D-Wave Quantum has undertaken to perform the obligations of the Trustee set forth in this Section 4.4.

4.5 Other Materials. As soon as reasonably practicable after receipt by D-Wave Quantum or shareholders of D-Wave Quantum (if such receipt is known by D-Wave Quantum) of any material sent or given by or on behalf of a third party to holders of D-Wave Quantum Shares generally, including dissident proxy and information circulars (and related information and material) and take-over bid and securities exchange take-over bid circulars (and related information and material), provided such material has not been sent to the Beneficiaries by or on behalf of such third party, D-Wave Quantum shall use its reasonable efforts to obtain and deliver to the Trustee copies thereof in sufficient quantities so as to enable the Trustee to forward such material (unless the same has been provided directly to Beneficiaries by such third party) to each Beneficiary as soon as possible thereafter. As soon as reasonably practicable after receipt thereof, the Trustee shall mail or otherwise send to each Beneficiary, at the expense of D-Wave Quantum, copies of all such materials received by the Trustee from D-Wave Quantum. The Trustee shall also make available for inspection during regular business hours by any Beneficiary at the Trustee’s principal office in Vancouver, British Columbia copies of all such materials. Notwithstanding the foregoing, D-Wave Quantum may, at its option, exercise the duties of the Trustee to deliver copies of all such materials to all Beneficiaries as required by this Section 4.5 so long as, in each case, D-Wave Quantum delivers a certificate to the Trustee stating that D-Wave Quantum has undertaken to perform the obligations of the Trustee set forth in this Section 4.5.

4.6 List of Persons Entitled to Vote. ExchangeCo shall (a) prior to each annual or other D-Wave Quantum Meeting, and (b) forthwith upon each request made at any time by the Trustee in writing, prepare or cause to be prepared a list (a “List”) of the names and addresses of the Beneficiaries arranged in alphabetical order and showing the number of Exchangeable Shares held of record by each such Beneficiary, in each case at the close of business on the date specified by the Trustee in such request or, in the case of a List prepared in connection with a D-Wave Quantum Meeting, at the close of business on the record date established by D-Wave Quantum or pursuant to applicable law for determining the holders of D-Wave Quantum Shares entitled to receive notice of and/or to vote at such D-Wave Quantum Meeting. Each such List shall be delivered to the Trustee promptly after receipt by ExchangeCo of such request or the record date for such meeting and, in any event, within sufficient time as to permit the Trustee to perform its obligations under this Agreement. D-Wave Quantum agrees to give ExchangeCo notice (with a copy to the Trustee) of the calling of any D-Wave Quantum Meeting together with the record date therefor, sufficiently prior to the date of the calling of such meeting or seeking of such consent, so as to enable ExchangeCo to perform its obligations under this Section 4.6.

4.7 Entitlement to Direct Votes. Subject to Section 4.8 and Section 4.11, any Beneficiary named in a List prepared in connection with any D-Wave Quantum Meeting shall be entitled to (a) instruct the Trustee in the manner described in Section 4.2 with respect to the exercise of the Beneficiary Votes to which such Beneficiary is entitled, (b) attend such meeting and personally exercise thereat (or to exercise with respect to any written consent), as the proxy of the Trustee, the Beneficiary Votes to which such Beneficiary is entitled, or (c) appoint a third party as the proxy of the Trustee to attend such meeting and exercise thereat the Beneficiary Votes to which such Beneficiary is entitled except, in each case, to the extent that such Beneficiary has transferred the ownership of any Exchangeable Shares in respect of which such Beneficiary is entitled to Beneficiary Votes after the close of business on the record date for such meeting or seeking of consent.

4.8 Voting by Trustee and Attendance of Trustee Representative at Meeting.

(1)

In connection with each D-Wave Quantum Meeting, the Trustee shall exercise, either in person or by proxy, in accordance with the instructions received from a Beneficiary pursuant to Section 4.2, the Beneficiary Votes as to which such Beneficiary is entitled to direct the vote (or any lesser number thereof as may be set forth in the instructions) other than any Beneficiary Votes that are the subject of Section 4.8(2); provided, however, that such written instructions are received by the Trustee from the Beneficiary prior to the time and date fixed by the Trustee for receipt of such instruction in the notice given by the Trustee to the Beneficiary pursuant to Section 4.3.

(2)

To the extent so instructed in accordance with the terms of this Agreement, the Trustee shall cause a representative who is empowered by it to sign and deliver, on behalf of the Trustee, proxies for Voting Rights enabling a Beneficiary to attend a D-Wave Quantum Meeting. Upon submission by a Beneficiary (or its designee) named in the List prepared in connection with the relevant meeting of identification satisfactory to the Trustee’s representative, and at the Beneficiary’s request, such representative shall sign and deliver to such Beneficiary (or its designee) a proxy to exercise personally the Beneficiary Votes as to which such Beneficiary is otherwise entitled hereunder to direct the vote, if such Beneficiary either (i) has not previously given the Trustee instructions pursuant to Section 4.3 in respect of such meeting or (ii) submits to such representative written revocation of any such previous instructions. At such meeting, the Beneficiary (or its designee) exercising such Beneficiary Votes in accordance with such proxy shall have the same rights in respect of such Beneficiary Votes as the Trustee to speak at the meeting in respect of any matter, question, proposal or proposition, to vote by way of ballot at the meeting in respect of any matter, question, proposal or proposition, and to vote at such meeting by way of a show of hands in respect of any matter, question, proposal or proposition.

4.9 Distribution of Written Materials. Any written materials distributed by the Trustee to the Beneficiaries pursuant to this Agreement shall be sent by mail (or otherwise communicated in the same manner as D-Wave Quantum utilizes in communications to holders of D-Wave Quantum Shares, subject to applicable regulatory requirements and to the Trustee being advised in writing of such manner of communications and provided that such manner of communications is reasonably available to the Trustee) to each Beneficiary at its address as shown on the register of holders of Exchangeable Shares maintained by the registrar. In connection with each such distribution, ExchangeCo shall provide or cause to be provided to the Trustee for purposes of communication, on a timely basis and without charge or other expense, a current List, and upon the request of the Trustee, mailing labels to enable the Trustee to carry out its duties under this Agreement. ExchangeCo’s obligations under this Section 4.9 shall be deemed satisfied to the extent D-Wave Quantum exercises its option to perform the duties of the Trustee to deliver copies of materials to each Beneficiary and ExchangeCo provides the required information and materials to D-Wave Quantum.

4.10 Termination of Voting Rights. Except as otherwise provided in the Exchangeable Share Provisions, all of the rights of a Beneficiary with respect to the Beneficiary Votes exercisable in respect of the Exchangeable Shares held by such Beneficiary, including the right to instruct the Trustee as to the voting of or to vote personally such Beneficiary Votes, shall lapse and be deemed to be surrendered by the Beneficiary to D-Wave Quantum or CallCo, as the case may be, and such Beneficiary Votes and the Voting Rights represented thereby shall cease immediately upon:

(a)

the delivery by such holder to the Trustee of the certificates (if any) representing such Exchangeable Shares and other required documentation in connection with the exercise by the Beneficiary of the Exchange Right;

(b)	the occurrence of the automatic exchange of Exchangeable Shares for D-Wave Quantum Shares, as specified in Article 5 (unless D-Wave Quantum shall not have delivered the requisite D-Wave Quantum Shares deliverable in exchange therefor to the Trustee pending delivery to the Beneficiaries);

(c)	the retraction or redemption of Exchangeable Shares pursuant to Section 27.6 or 27.7 of the Exchangeable Share Provisions;

(d)

the effective date of the liquidation, dissolution or winding-up of ExchangeCo or any other distribution of the assets of ExchangeCo among its shareholders for the purpose of winding up its affairs pursuant to Section 27.5 of the Exchangeable Share Provisions; or

(e)

upon the purchase of Exchangeable Shares from the holder thereof by D-Wave Quantum or CallCo, as the case may be, pursuant to the exercise by D-Wave Quantum or CallCo of the Liquidation Call Right, the Redemption Call Right, the Change of Law Call Right or the Retraction Call Right (unless, in any case, D-Wave Quantum or CallCo, as the case may be, shall not have delivered the requisite consideration deliverable in exchange therefor).

4.11 Disclosure of Interest in Exchangeable Shares. The Trustee or ExchangeCo shall be entitled to require any Beneficiary or any person whom the Trustee or ExchangeCo, as the case may be, knows or has reasonable cause to believe holds any interest whatsoever in an Exchangeable Share to (a) confirm that fact, or (b) give such details as to whom has an interest in such Exchangeable Share, in each case as would be required (if the Exchangeable Shares were a class of “equity securities” of ExchangeCo) under Section 5.2 of National Instrument 62-104 Take-Over Bids and Issuer Bids or as would be required under the articles of D-Wave Quantum or any laws or regulations, or pursuant to the rules or regulations of any regulatory agency, if and only to the extent that the Exchangeable Shares (as multiplied by the Exchangeable Share Exchange Ratio) were D-Wave Quantum Shares. If a Beneficiary does not provide the information required to be provided by such Beneficiary pursuant to this Section 4.11, the board of directors of D-Wave Quantum may take any action permitted under the articles or bylaws of D-Wave Quantum or any laws or regulations, or pursuant to the rules or regulations of any regulatory agency, with respect to the Voting Rights relating to the Exchangeable Shares held by such Beneficiary as if, and only to that the extent that, the Exchangeable Shares (as multiplied by the Exchangeable Share Exchange Ratio) were D-Wave Quantum Shares.

ARTICLE 5

EXCHANGE AND AUTOMATIC EXCHANGE

5.1 Grant and Ownership of the Exchange Right and Automatic Exchange Right.

(1)

D-Wave Quantum and, in the case of the Exchange Right, CallCo hereby grant to the Trustee as trustee for and on behalf of, and for the use and benefit of, the Beneficiaries (i) the right (the “Exchange Right”), upon the occurrence and during the continuance of an Insolvency Event, to require CallCo or D-Wave Quantum (provided that D-Wave Quantum may, in its sole discretion, cause CallCo to purchase in its stead to the extent permitted by applicable law) to purchase from each or any Beneficiary all or any part of the Exchangeable Shares held by such Beneficiary, all in accordance with the provisions of this Agreement, and (ii) the Automatic Exchange Right. Each of D-Wave Quantum and CallCo hereby acknowledge receipt from the Trustee as trustee for and on behalf of the Beneficiaries of good and valuable consideration (and the adequacy thereof) for the grant of the Exchange Right and the Automatic Exchange Right by D-Wave Quantum or CallCo, as the case may be, to the Trustee.

(2)

During the term of the Trust, and subject to the terms and conditions of this Agreement, the Trustee shall possess and be vested with full legal ownership of the Exchange Right and the Automatic Exchange Right and shall be entitled to exercise all of the rights and powers of an owner with respect to the Exchange Right and the Automatic Exchange Right, provided that the Trustee shall:

(a)

hold the Exchange Right and the Automatic Exchange Right and the legal title thereto as trustee solely for the use and benefit of the Beneficiaries in accordance with the provisions of this Agreement; and

(b)

except as specifically authorized by this Agreement, have no power or authority to exercise or otherwise deal in or with the Exchange Right or the Automatic Exchange Right, and the Trustee shall not exercise any such rights for any purpose other than the purposes for which the Trust is created pursuant to this Agreement.

5.2 Legended Non-transferable Acknowledgements. ExchangeCo shall cause each non-transferrable acknowledgement representing Exchangeable Shares to bear the following legend notifying the Beneficiary in respect of the Exchangeable Shares represented by such non-transferrable acknowledgement of (a) their or its right to instruct the Trustee with respect to the exercise of the Exchange Right in respect of the Exchangeable Shares held by such Beneficiary and (b) the Automatic Exchange Right:

THE SHARES REPRESENTED BY THIS NON-TRANSFERRABLE ACKNOWLEDGEMENT ARE SUBJECT TO THE TERMS AND CONDITIONS OF A VOTING AND EXCHANGE TRUST AGREEMENT WHICH PROVIDES FOR, AMONG OTHER THINGS, (A) THE RIGHT OF THE HOLDER TO INSTRUCT THE TRUSTEE IN RESPECT OF THE EXERCISE OF THE EXCHANGE RIGHT, AND (B) AN AUTOMATIC EXCHANGE RIGHT.

5.3 General Exercise of Exchange Right. The Exchange Right shall be and remain vested in and exercisable by the Trustee. Subject to Section 7.15, the Trustee shall exercise the Exchange Right only on the basis of instructions received pursuant to this Article 5 from Beneficiaries entitled to instruct the Trustee as to the exercise thereof. To the extent that no instructions are received from any Beneficiary with respect to the Exchange Right, the Trustee shall not exercise or permit the exercise of the Exchange Right.

5.4 Purchase Price. The purchase price payable by D-Wave Quantum or CallCo, as the case may be, for each Exchangeable Share to be purchased by D-Wave Quantum or CallCo, as the case may be, pursuant to the exercise of the Exchange Right shall be an amount per share equal to the Exchangeable Share Price on the last Business Day prior to the day of the closing of the purchase and sale of such Exchangeable Share pursuant to such exercise of the Exchange Right, which price may be satisfied only by D-Wave Quantum or CallCo, as the case may be, delivering or causing to be delivered to the Trustee, on behalf of the relevant Beneficiary, the Exchangeable Share Consideration representing such Exchangeable Share Price. Upon payment by D-Wave Quantum or CallCo, as the case may be, of the Exchangeable Share Price, the relevant Beneficiary shall cease to have any right to be paid any amount in respect of declared and unpaid dividends on each such Exchangeable Share by ExchangeCo and ExchangeCo shall cease to be obligated to pay any amount in respect of such dividends.

5.5 Exercise Instructions. Subject to the terms and conditions set forth herein, a Beneficiary shall be entitled upon the occurrence and during the continuance of an Insolvency Event, to instruct the Trustee to exercise the Exchange Right with respect to all or any part of the Exchangeable Shares registered in the name of such Beneficiary. In order to cause the Trustee to exercise the Exchange Right with respect to all or any part of the Exchangeable Shares registered in the name of a Beneficiary, such Beneficiary shall deliver to the Trustee, in person or by certified or registered mail, at its principal office in Vancouver, British Columbia or at such other place as the Trustee may from time to time designate by written notice to the Beneficiaries, the certificates (if any) representing the Exchangeable Shares which such Beneficiary desires D-Wave Quantum or CallCo to purchase, duly endorsed in blank for transfer, and accompanied by such other documents and instruments as may be required to effect a transfer of the Exchangeable Shares under the Business Corporations Act (British Columbia), the articles of ExchangeCo and such additional documents and instruments as D-Wave Quantum, ExchangeCo or the Trustee may reasonably require together with:

(a)

a duly completed form of notice of exercise of the Exchange Right, contained on the reverse of or attached to the Exchangeable Share non-transferable acknowledgements, stating (i) that the Beneficiary thereby instructs the Trustee to exercise the Exchange Right so as to require D-Wave Quantum or CallCo to purchase from the Beneficiary the number of Exchangeable Shares specified therein, (ii) that such Beneficiary has good title to and owns all such Exchangeable Shares to be acquired by D-Wave Quantum or CallCo free and clear of all liens, claims, security interests and encumbrances, and (iii) the names in which the D-Wave Quantum Shares issuable in connection with the exercise of the Exchange Right are to be issued; and

(b)	payment (or evidence satisfactory to D-Wave Quantum, ExchangeCo and the Trustee of payment) of the taxes (if any) payable as contemplated by Section 5.8 of this Agreement;

provided that if only a part of the Exchangeable Shares represented by any non-transferable acknowledgement are to be purchased by D-Wave Quantum or CallCo pursuant to the exercise of the Exchange Right, a new non-transferable acknowledgement for the balance of such Exchangeable Shares shall be issued to the holder at the expense of ExchangeCo.

5.6 Delivery of D-Wave Quantum Shares; Effect of Exercise. Promptly after the receipt by the Trustee of the certificates representing the Exchangeable Shares (if any) which a Beneficiary desires D-Wave Quantum or CallCo to purchase pursuant to the exercise of the Exchange Right, together with a notice of exercise and such other documents and instruments specified by Section 5.5, the Trustee shall notify D-Wave Quantum, CallCo and ExchangeCo of its receipt of the same, which notice to D-Wave Quantum, CallCo and ExchangeCo shall constitute exercise of the Exchange Right by the Trustee on behalf of such Beneficiary in respect of such Exchangeable Shares, and D-Wave Quantum or CallCo, as the case may be, shall promptly thereafter deliver or cause to be delivered to the Trustee, for delivery to such Beneficiary (or to such other persons, if any, properly designated by such Beneficiary) the Exchangeable Share Consideration deliverable in connection with such exercise of the Exchange Right; provided, however, that no such delivery shall be made unless and until the Beneficiary requesting the same shall have paid (or provided evidence satisfactory to D-Wave Quantum, CallCo, ExchangeCo and the Trustee of the payment of) the taxes (if any) payable as contemplated by Section 5.8 of this Agreement. Immediately upon the giving of notice by the Trustee to D-Wave Quantum, CallCo and ExchangeCo of any exercise of the Exchange Right, as provided in this

Section 5.6, the closing of the transaction of purchase and sale contemplated by the Exchange Right shall be deemed to have occurred, and the Beneficiary in respect of such Exchangeable Shares shall be deemed to have transferred to D-Wave Quantum or CallCo, as the case may be, all of such Beneficiary’s right, title and interest in and to such Exchangeable Shares and in the related interest in the Trust Estate and shall cease to be a holder of such Exchangeable Shares and shall not be entitled to exercise any of the rights of a holder in respect thereof, other than the right to receive the total Exchangeable Share Consideration in respect of such Exchangeable Shares, unless such Exchangeable Share Consideration is not delivered by D-Wave Quantum or CallCo, as the case may be, to the Trustee for delivery to such Beneficiary (or to such other person, if any, properly designated by such Beneficiary) within five Business Days of the date of the giving of such notice by the Trustee, in which case the rights of the Beneficiary shall remain unaffected until such Exchangeable Share Consideration is so delivered. Upon delivery of such Exchangeable Share Consideration to the Trustee, the Trustee shall promptly deliver such Exchangeable Share Consideration to such Beneficiary (or to such other person, if any, properly designated by such Beneficiary). Concurrently with the closing of the transaction of purchase and sale contemplated by such exercise of the Exchange Right, the Beneficiary shall be considered and deemed for all purposes to be the holder of the D-Wave Quantum Shares delivered to it pursuant to such exercise of the Exchange Right.

5.7 Exercise of Exchange Right Subsequent to Retraction. In the event that a Beneficiary has exercised its retraction right under Section 27.6(1) of the Exchangeable Share Provisions to require ExchangeCo to redeem any or all of the Exchangeable Shares held by the Beneficiary (the “Retracted Shares”) and is notified by ExchangeCo pursuant to Section 27.6(1)(c) of the Exchangeable Share Provisions that ExchangeCo will not be permitted as a result of solvency requirements of applicable law to redeem all such Retracted Shares, subject to receipt by the Trustee of written notice to that effect from ExchangeCo, and provided that neither D-Wave Quantum nor CallCo shall have exercised its Retraction Call Right with respect to the Retracted Shares and that the Beneficiary shall not have revoked the retraction request delivered by the Beneficiary to ExchangeCo pursuant to Section 27.6(1)(d) of the Exchangeable Share Provisions, the retraction request will constitute and will be deemed to constitute notice from the Beneficiary to the Trustee instructing the Trustee to exercise the Exchange Right with respect to those Retracted Shares that ExchangeCo is unable to redeem. In any such event, ExchangeCo hereby agrees with the Trustee, and in favour of the Beneficiary, promptly to notify the Trustee of such prohibition against ExchangeCo and to forward or cause to be forwarded to the Trustee all relevant materials delivered by the Beneficiary to ExchangeCo or to the Transfer Agent in connection with such proposed redemption of the Retracted Shares and the Trustee will thereupon exercise the Exchange Right with respect to the Retracted Shares that ExchangeCo is not permitted to redeem and will require D-Wave Quantum or, at the option of D-Wave Quantum, CallCo, to purchase such shares in accordance with the provisions of this Article 5.

5.8 Stamp or Other Transfer Taxes. Upon any sale or transfer of Exchangeable Shares to D-Wave Quantum or CallCo pursuant to the exercise of the Exchange Right or the Automatic Exchange Right, the D-Wave Quantum Shares to be delivered in connection with the payment of the purchase price therefor shall be issued in the name of the Beneficiary in respect of the Exchangeable Shares so sold or transferred or in such names as such Beneficiary may otherwise direct in writing without charge to the holder of the Exchangeable Shares so sold or transferred; provided, however, that such Beneficiary (a) shall pay (and none of D-Wave Quantum, CallCo, ExchangeCo or the Trustee shall be required to pay) any documentary, stamp, transfer or other taxes or duties that may be payable in respect of any sale or transfer involved in the issuance or delivery of such shares to a person other than such Beneficiary including, without limitation, in the event that Exchangeable Shares are being delivered, sold or transferred in the name of a clearing service or depositary or a nominee thereof, or (b) shall have evidenced to the satisfaction of D-Wave Quantum, CallCo, ExchangeCo and the Trustee that such taxes or duties (if any) have been paid.

5.9 Notice of Insolvency Event. As soon as reasonably practicable following the occurrence of an Insolvency Event or any event that with the giving of notice or the passage of time or both would be an Insolvency Event, D-Wave Quantum and ExchangeCo shall give written notice thereof to the Trustee. As soon as reasonably practicable after receiving notice from D-Wave Quantum or ExchangeCo of the occurrence of an Insolvency Event, or upon the Trustee otherwise becoming aware of an Insolvency Event, the Trustee shall mail to each Beneficiary, at the expense of D-Wave Quantum (such funds to be received in advance), a notice of such Insolvency Event in the form provided by D-Wave Quantum, which notice shall contain a brief statement of the rights of the Beneficiaries with respect to the Exchange Right.

5.10 U.S. Securities Law Compliance and Listing of D-Wave Quantum Shares. D-Wave Quantum covenants and agrees that it shall use its commercially reasonable efforts to (a) file a registration statement (the “Registration Statement”) on Form S-1 (or any successor form) under the U.S. Securities Act of 1933, as amended (the “1933 Act”) to register any and all of the D-Wave Quantum Shares to be issued or delivered to holders of the Exchangeable Shares by D-Wave Quantum or CallCo (including, for greater certainty, pursuant to the Exchange Right or the Automatic Exchange Right), (b) cause the Registration Statement to become effective as promptly as reasonably practicable after the time that any Exchangeable Shares are first issued (and in any event no later than the earlier of (i) the 60th calendar day (or if the Securities and Exchange Commission (the “Commission”) notifies D-Wave Quantum that it will “review” the Registration Statement, 90th calendar day) following the date on which any Exchangeable Shares are first issued, and (ii) the 5th Business Day after the date D-Wave Quantum is notified (orally or in writing, whichever is earlier) by the Commission that the Registration Statement will not be “reviewed” or will not be subject to further review), and (c) cause the Registration Statement (or a successor registration statement) to remain effective at all times that any Exchangeable Shares remain outstanding. Without limiting the generality of the foregoing, D-Wave Quantum and CallCo each covenant and agree that it will take all such actions and do all such things as are reasonably necessary or desirable to make such filings and seek such regulatory consents and approvals as are necessary so that the D-Wave Quantum Shares to be issued or delivered to holders of Exchangeable Shares pursuant to the terms of the Exchangeable Share Provisions, the Support Agreement and this Agreement will be offered, sold, issued and delivered in compliance with the 1933 Act and all applicable state securities laws, and applicable securities laws in Canada and will use commercially reasonable efforts to ensure that the D-Wave Quantum Shares will not be subject to any hold period as contemplated by Rule 144 under the 1933 Act or subject to any “hold period” resale restriction under National Instrument 45-102 Resale of Securities. D-Wave Quantum will in good faith expeditiously take all such actions and do all such things as are reasonably necessary or desirable to cause all D-Wave Quantum Shares to be delivered to holders of Exchangeable Shares pursuant to the terms of the Exchangeable Share Provisions, the Support Agreement and this Agreement to be listed, quoted and posted for trading on all stock exchanges and quotation systems on which outstanding D-Wave Quantum Shares have been listed by D-Wave Quantum and remain listed and are quoted or posted for trading at such time.

5.11 D-Wave Quantum Shares. D-Wave Quantum hereby represents, warrants and covenants that the D-Wave Quantum Shares deliverable as described herein will be duly authorized and validly issued as fully paid and non-assessable and shall be free and clear of any lien, claim or encumbrance.

5.12 Automatic Exchange on Liquidation of D-Wave Quantum

(1)	D-Wave Quantum shall give the Trustee written notice of each of the following events (each, a “Liquidation Event”) at the time set forth below:

(a)

in the event of any determination by the board of directors of D-Wave Quantum to institute voluntary liquidation, dissolution or winding-up proceedings with respect to D-Wave Quantum or to effect any other distribution of assets of D-Wave Quantum among its shareholders for the purpose of winding up its affairs, at least 30 days prior to the proposed effective date of such liquidation, dissolution, winding-up or other distribution; and

(b)

as soon as practicable following the earlier of (A) receipt by D-Wave Quantum of notice of, and (B) D-Wave Quantum otherwise becoming aware of any instituted claim, suit, petition or other proceedings with respect to the involuntary liquidation, dissolution or winding-up of D-Wave Quantum or to effect any other distribution of assets of D-Wave Quantum among its shareholders for the purpose of winding up its affairs, in each case where D-Wave Quantum has failed to contest in good faith any such proceeding commenced in respect of D-Wave Quantum within 30 days of becoming aware thereof.

(2)

As soon as practicable following receipt by the Trustee from D-Wave Quantum of notice of a Liquidation Event, the Trustee shall give notice thereof to the Beneficiaries. Such notice shall be provided by D-Wave Quantum to the Trustee and shall include a brief description of the automatic exchange of Exchangeable Shares for D-Wave Quantum Shares provided for in Section 5.12(3) (the “Automatic Exchange Right”).

(3)

In order that the Beneficiaries will be able to participate on a pro rata basis with the holders of D-Wave Quantum Shares in the distribution of assets of D-Wave Quantum in connection with a Liquidation Event, immediately prior to the effective date (the “Liquidation Event Effective Date”) of a Liquidation Event, each of the then outstanding Exchangeable Shares (other than Exchangeable Shares held by D-Wave Quantum, CallCo and their affiliates) shall be automatically exchanged for one D-Wave Quantum Share multiplied by the Exchangeable Share Exchange Ratio. To effect such automatic exchange, D-Wave Quantum (or, if D-Wave Quantum so decides, in its sole discretion and to the extent permitted by applicable law, CallCo) shall purchase each such Exchangeable Share outstanding immediately prior to the Liquidation Event Effective Date, and each Beneficiary shall sell each Exchangeable Share held by it at such time, free and clear of any lien, claim or encumbrance, for a purchase price per share equal to the Exchangeable Share Price immediately prior to the Liquidation Event Effective Date, which price shall be satisfied in full by D-Wave Quantum or CallCo, as applicable, delivering to such holder the Exchangeable Share Consideration representing such Exchangeable Share Price. For greater certainty, the Beneficiary shall upon delivery of the Exchangeable Share Consideration cease to have any rights to be paid by ExchangeCo any amount in respect of declared and unpaid dividends on the Exchangeable Shares.

(4)

The closing of the transaction of purchase and sale contemplated by any exercise of the Automatic Exchange Right shall be deemed to have occurred at the close of business on the Business Day immediately prior to the Liquidation Event Effective Date, and each Beneficiary shall be deemed to have transferred to D-Wave Quantum or CallCo, as applicable, all of such Beneficiary’s right, title and interest in and to the Exchangeable Shares held by such Beneficiary free and clear of any lien, claim or encumbrance and the related interest in the Trust Estate, any right of each such Beneficiary to receive declared and unpaid dividends from ExchangeCo shall be deemed to be satisfied and discharged, and each such Beneficiary shall cease to be a holder of such Exchangeable Shares and D-Wave Quantum or CallCo, as applicable, shall deliver or cause to be delivered to the Trustee, for delivery to such Beneficiary, the Exchangeable Share Consideration deliverable to such Beneficiary upon such exercise of the Automatic Exchange Right. Concurrently with each such Beneficiary ceasing to be a holder of Exchangeable Shares, such Beneficiary shall be considered and deemed for all purposes to be the holder of the D-Wave Quantum Shares included in the Exchangeable Share Consideration to be delivered to such Beneficiary and the non-transferable acknowledgements held by such Beneficiary previously representing the Exchangeable Shares exchanged by the Beneficiary with D-Wave Quantum or CallCo, as applicable, pursuant to the exercise of the Automatic Exchange Right shall thereafter be deemed to represent the D-Wave Quantum Shares issued to such Beneficiary by D-Wave Quantum or CallCo, as applicable, pursuant to the exercise of the Automatic Exchange Right.

5.13 Withholding Rights. D-Wave Quantum, CallCo, ExchangeCo, the Trustee and any other person that has any withholding obligation with respect to any amount paid, deemed paid or otherwise deliverable under this Agreement to any holder of Exchangeable Shares or D-Wave Quantum Shares (any such person, an “Other Withholding Agent”) shall be entitled to deduct and withhold or direct D-Wave Quantum, CallCo, ExchangeCo, the Trustee or any Other Withholding Agent to deduct or withhold on their behalf, from any such amounts as D-Wave Quantum, CallCo, ExchangeCo, the Trustee or Other Withholding Agent is required to deduct and withhold with respect to such payment or deemed payment under the Income Tax Act (Canada) or United States tax laws or any provision of federal, provincial, territorial, state, local, foreign or other tax law, in each case as amended or succeeded. D-Wave Quantum, CallCo, ExchangeCo, the Trustee and any Other Withholding Agent may act and rely on the advice of counsel with respect to such matters. To the extent that amounts are so deducted and withheld, such deducted or withheld amounts shall be treated for all purposes as having been paid to the holder of the shares to whom such amounts would otherwise have been paid or deemed paid and such deducted or withheld amounts shall be timely remitted to the appropriate governmental authority as required by applicable law. To the extent that the amount so required to be deducted or withheld from any payment or deemed payment to a holder exceeds the cash portion of the consideration otherwise payable to the holder (such difference, a “Withholding Shortfall”), D-Wave Quantum, CallCo, ExchangeCo, the Trustee and any Other Withholding Agent are hereby authorized to sell or otherwise dispose of, or direct D-Wave Quantum, CallCo, ExchangeCo, the Trustee or any Other Withholding Agent to sell or otherwise dispose of, on their account or through a broker (the “Broker”) and on behalf of the relevant holder, or require such holder to irrevocably direct the sale through a Broker and irrevocably direct the Broker to pay the proceeds of such sale to D-Wave Quantum, CallCo, ExchangeCo, the Trustee and any Other Withholding Agent, as appropriate (and, in the absence of such irrevocable direction, the holder shall be deemed to have provided such irrevocable direction) such portion of the consideration as is necessary to provide sufficient funds (after deducting commissions payable to the Broker and other costs and expenses) to D-Wave Quantum, CallCo, ExchangeCo, the Trustee or the Other Withholding Agent, as the case may be, to enable it to comply with such deduction or withholding requirement and D-Wave Quantum, CallCo, ExchangeCo, the Trustee or the Other Withholding Agent, as the case may be, shall notify the holder thereof and remit to such holder any unapplied balance of the net proceeds of such sale. Each of D-Wave Quantum, CallCo, ExchangeCo, the Trustee and any Other Withholding Agent, as applicable, shall act in a commercially reasonable manner in respect of any withholding obligation; however, none of D-Wave Quantum, CallCo, ExchangeCo, the Trustee and any Other Withholding Agent, as applicable, will be liable for any loss arising out of any sale or other disposal of such consideration, including any loss relating to the manner or timing of such sale or other disposal, the prices at which the consideration is sold or otherwise disposed of or otherwise.

5.14 No Fractional Shares. A holder of an Exchangeable Share shall not be entitled to any fraction of a D-Wave Quantum Share upon the exercise of the Exchange Right or Automatic Exchange Right hereunder and such holder otherwise entitled to a fractional interest shall be entitled to receive for such fractional interest from the Company, D-Wave Quantum or CallCo, as the case may be, a cash payment equal to such fractional interest multiplied by the Current Market Price.

ARTICLE 6

RESTRICTIONS ON ISSUE OF SPECIAL VOTING SHARES

6.1 Issue of Additional Special Voting Shares. During the term of this Agreement, D-Wave Quantum shall not, without the consent of the holders at the relevant time of Exchangeable Shares, given in accordance with Section 27.10(2) of the Exchangeable Share Provisions, issue any Special Voting Shares other than the Special Voting Share issued pursuant to Section 3.1.

ARTICLE 7

CONCERNING THE TRUSTEE

7.1 Powers and Duties of the Trustee

(1)	The rights, powers, duties and authorities of the Trustee under this Agreement, in its capacity as Trustee of the Trust, shall include:

(a)	receipt and deposit of the Special Voting Share from D-Wave Quantum as trustee for and on behalf of the Beneficiaries in accordance with the provisions of this Agreement;

(b)	granting proxies and distributing materials to Beneficiaries as provided in this Agreement;

(c)	voting the Beneficiary Votes on the direction and behalf of the Beneficiaries in accordance with the provisions of this Agreement;

(d)

receiving the grant of the Exchange Right from D-Wave Quantum and CallCo, and the Automatic Exchange Right from D-Wave Quantum, as trustee for and on behalf of the Beneficiaries in accordance with the provisions of this Agreement;

(e)

exercising the Exchange Right and enforcing the benefit of the Automatic Exchange Right, in each case in accordance with the provisions of this Agreement, and in connection therewith receiving from Beneficiaries any requisite documents and distributing to such Beneficiaries the Exchangeable Share Consideration to which such Beneficiaries are entitled pursuant to the exercise of the Exchange Right or the Automatic Exchange Right, as the case may be;

(f)	holding title to the Trust Estate;

(g)	investing any moneys forming, from time to time, a part of the Trust Estate as provided in this Agreement;

(h)	taking action at the direction of a Beneficiary or Beneficiaries to enforce the obligations of D-Wave Quantum, CallCo and ExchangeCo under this Agreement; and

(i)	taking such other actions and doing such other things as are specifically provided in this Agreement to be carried out by the Trustee.

(2)

In the exercise of such rights, powers, duties and authorities, the Trustee shall have (and is granted) such incidental and additional rights, powers, duties and authority not in conflict with any of the provisions of this Agreement as the Trustee, acting in good faith and in the reasonable exercise of its discretion, may deem necessary, appropriate or desirable to effect the purpose of the Trust. Any exercise of such discretionary rights, powers, duties and authorities by the Trustee shall be final, conclusive and binding upon all persons. For greater certainty, the Trustee shall have only those duties as are set out specifically in this Agreement.

(3)

The Trustee, in exercising its rights, powers, duties and authorities hereunder, shall act honestly and in good faith and with a view to the best interests of the Beneficiaries and shall exercise the care, diligence and skill that a reasonably prudent trustee would exercise in comparable circumstances.

(4)

The Trustee shall not be bound to give notice or do or take any act, action or proceeding by virtue of the powers conferred on it hereby unless and until it shall be specifically required to do so under the terms hereof; nor shall the Trustee be required to take any notice of, or to do, or to take any act, action or proceeding as a result of any default or breach of any provision hereunder, unless and until notified in writing of such default or breach, which notices shall distinctly specify the default or breach desired to be brought to the attention of the Trustee, and in the absence of such notice the Trustee may for all purposes of this Agreement conclusively assume that no default or breach has been made in the observance or performance of any of the representations, warranties, covenants, agreements or conditions contained herein.

7.2 Conflict of Interest. If the Trustee has a material conflict of interest in the role of the Trustee as a fiduciary hereunder and the role of the Trustee in any other capacity, the validity and enforceability of this Agreement shall not be affected in any manner whatsoever by reason only of the existence of such material conflict of interest. If the Trustee contravenes the foregoing provisions of this Section 7.2, any interested party may apply to the Supreme Court of British Columbia for an order that the Trustee be replaced as Trustee hereunder.

7.3 Dealings with Transfer Agents, Registrars, etc.

(1)	Each of D-Wave Quantum, CallCo and ExchangeCo irrevocably authorizes the Trustee, from time to time, to:

(a)

consult, communicate and otherwise deal with the respective registrars and transfer agents, and with any such subsequent registrar or transfer agent, of the Exchangeable Shares and D-Wave Quantum Shares; and

(b)

requisition, from time to time, from any such registrar or transfer agent, any information readily available from the records maintained by it which the Trustee may reasonably require for the discharge of its duties and responsibilities under this Agreement.

(2)

Each of D-Wave Quantum and CallCo irrevocably authorizes its respective registrar and transfer agent to comply with all such requests and covenants that it shall supply the Trustee or its transfer agent, as the case may be, in a timely manner with duly executed non-transferable acknowledgements for the purpose of completing the exercise from time to time of all rights to acquire D-Wave Quantum Shares hereunder, under the Exchangeable Share Provisions and under any other security or commitment given to the Beneficiaries pursuant thereto, in each case pursuant to the provisions hereof or of the Exchangeable Share Provisions or otherwise.

7.4 Books and Records. The Trustee shall keep available for inspection during regular business hours by D-Wave Quantum, CallCo and ExchangeCo at the Trustee’s principal office in Vancouver, British Columbia correct and complete books and records of account relating to the Trust created by, and Trustee’s actions under, this Agreement, including all relevant data relating to mailings and instructions to and from Beneficiaries and all transactions pursuant to the Exchange Right and the Automatic Exchange Right. On or before March 31, 2023, and on or before March 31 in every year thereafter, so long as the Special Voting Share is registered in the name of the Trustee, the Trustee shall transmit to D-Wave Quantum, CallCo and ExchangeCo a brief report upon request, dated as of the preceding December 31, with respect to:

(a)	the property and funds comprising the Trust Estate as of that date;

(b)

the number of exercises of the Exchange Right, if any, and the aggregate number of Exchangeable Shares received by the Trustee on behalf of Beneficiaries in consideration of the issuance and delivery by D-Wave Quantum or CallCo of D-Wave Quantum Shares in connection with the Exchange Right, during the calendar year ended on such December 31; and

(c)	any action taken by the Trustee in the performance of its duties under this Agreement which it had not previously reported.

7.5 Income Tax Returns and Reports. The Trustee shall, to the extent necessary, prepare and file, or cause to be prepared and filed, on behalf of the Trust appropriate Canadian income tax returns and any other returns or reports as may be required by applicable law, by any court, tribunal, government, governmental or regulatory agency or public official, or pursuant to the rules and regulations of any securities exchange or other trading system through which the Exchangeable Shares are traded. In connection therewith, the Trustee may obtain the advice and assistance of such experts or advisors (who may be experts or advisors to D-Wave Quantum, CallCo and/or ExchangeCo) as the Trustee considers necessary or advisable. If requested by the Trustee, D-Wave Quantum shall retain or caused to be retained qualified experts or advisors for the purpose of providing such tax advice or assistance.

7.6 Indemnification Prior to Certain Actions by Trustee

(1)

The Trustee shall exercise any or all of the rights, duties, powers or authorities vested in it by this Agreement at the request, order or direction of any Beneficiary upon such Beneficiary furnishing to the Trustee reasonable funding, security or indemnity against the costs, expenses and liabilities which may be incurred by the Trustee therein or thereby, provided that no Beneficiary shall be obligated to furnish to the Trustee any such funding, security or indemnity in connection with the exercise by the Trustee of any of its rights, duties, powers and authorities with respect to the Special Voting Share pursuant to Article 4, subject to Section 7.15, and with respect to the Exchange Right and the Automatic Exchange Right pursuant to Article 5.

(2)

None of the provisions contained in this Agreement shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the exercise of any of its rights, powers, duties, or authorities unless funded, given security and indemnified as aforesaid.

7.7 Action of Beneficiaries. No Beneficiary shall have the right to institute any action, suit or proceeding or to exercise any other remedy authorized by this Agreement for the purpose of enforcing any of its rights or for the execution of any trust or power hereunder unless the Beneficiary has requested the Trustee to take or institute such action, suit or proceeding and furnished the Trustee with the funding, security or indemnity referred to in Section 7.6 and the Trustee shall have failed to act within a reasonable time thereafter. In such case, but not otherwise, the Beneficiary shall be entitled to take proceedings in any court of competent jurisdiction such as the Trustee might have taken; it being understood and intended that no one or more Beneficiaries shall have any right in any manner whatsoever to affect, disturb or prejudice the rights hereby created by any such action, or to enforce any right hereunder or the Voting Rights, the Exchange Right or the Automatic Exchange Right except subject to the conditions and in the manner herein provided, and that all powers and trusts hereunder shall be exercised and all proceedings at law shall be instituted, had and maintained by the Trustee, except only as herein provided, and in any event for the equal benefit of all Beneficiaries.

7.8 Reliance Upon Declarations. The Trustee shall not be considered to be in contravention of any of its rights, powers, duties and authorities hereunder if, when required, it acts and relies in good faith upon statutory declarations, certificates, opinions or reports furnished pursuant to the provisions hereof or required by the Trustee to be furnished to it in the exercise of its rights, powers, duties and authorities hereunder if such statutory declarations, certificates, opinions or reports comply with the provisions of Section 7.9, if applicable, and with any other applicable provisions of this Agreement.

7.9 Evidence and Authority to Trustee

(1)

D-Wave Quantum, CallCo and/or ExchangeCo shall furnish to the Trustee evidence of compliance with the conditions provided for in this Agreement relating to any action or step required or permitted to be taken by D-Wave Quantum, CallCo and/or ExchangeCo or the Trustee under this Agreement or as a result of any obligation imposed under this Agreement, including in respect of the Voting Rights, the Exchange Right or the Automatic Exchange Right and the taking of any other action to be taken by the Trustee at the request of or on the application of D-Wave Quantum, CallCo and/or ExchangeCo promptly if and when:

(a)	such evidence is required by any other Section of this Agreement to be furnished to the Trustee in accordance with the terms of this Section 7.9; or

(b)

the Trustee, in the exercise of its rights, powers, duties and authorities under this Agreement, gives D-Wave Quantum, CallCo and/or ExchangeCo written notice requiring it to furnish such evidence in relation to any particular action or obligation specified in such notice.

(2)

Such evidence shall consist of an Officer’s Certificate of D-Wave Quantum, CallCo and/or ExchangeCo or a statutory declaration or a certificate made by persons entitled to sign an Officer’s Certificate stating that any such condition has been complied with in accordance with the terms of this Agreement.

(3)

Whenever such evidence relates to a matter other than the Voting Rights or the Exchange Right or the Automatic Exchange Right or the taking of any other action to be taken by the Trustee at the request or on the application of D-Wave Quantum, CallCo and/or ExchangeCo, and except as otherwise specifically provided herein, such evidence may consist of a report or opinion of any solicitor, attorney, auditor, accountant, appraiser, valuer or other expert or any other person whose qualifications give authority to a statement made by such person; provided, however, that if such report or opinion is furnished by a director, officer or employee of D-Wave Quantum, CallCo and/or ExchangeCo it shall be in the form of an Officer’s Certificate or a statutory declaration.

(4)

Each statutory declaration, Officer’s Certificate, opinion or report furnished to the Trustee as evidence of compliance with a condition provided for in this Agreement shall include a statement by the person giving the evidence:

(a)	declaring that such person has read and understands the provisions of this Agreement relating to the condition in question;

(b)	describing the nature and scope of the examination or investigation upon which such person based the statutory declaration, certificate, statement or opinion; and

(c)

declaring that such person has made such examination or investigation as such person believes is necessary to enable such person to make the statements or give the opinions contained or expressed therein.

7.10 Experts, Advisers and Agents. The Trustee may:

(a)

in relation to these presents act and rely on the opinion or advice of or information obtained from any solicitor, attorney, auditor, accountant, appraiser, valuer or other expert, whether retained by the Trustee or by D-Wave Quantum, CallCo and/or ExchangeCo or otherwise, and may retain or employ such assistants as may be necessary to the proper discharge of its powers and duties and determination of its rights hereunder and may pay proper and reasonable compensation for all such legal and other advice or assistance as aforesaid;

(b)	employ such agents and other assistants as it may reasonably require for the proper determination and discharge of its powers and duties hereunder; and

(c)

pay reasonable remuneration for all services performed for it (and shall be entitled to receive reasonable remuneration for all services performed by it) in the discharge of the trusts hereof and compensation for all reasonable disbursements, costs and expenses made or incurred by it in the discharge of its duties hereunder and in the management of the Trust.

7.11 Investment of Moneys Held by Trustee. Unless otherwise provided in this Agreement, any moneys held by or on behalf of the Trustee which under the terms of this Agreement may or ought to be invested or which may be on deposit with the Trustee or which may be in the hands of the Trustee may be invested or reinvested in the name or under the control of the Trustee in securities in which, under the laws of the Province of British Columbia, trustees are authorized to invest trust moneys or as otherwise agreed upon in writing by the Trustee and ExchangeCo, provided that such securities are stated to mature within two years after their purchase by the Trustee and in any event prior to the Sunset Date, and the Trustee shall so invest such money on the written direction of ExchangeCo. Pending the investment of any money as herein provided, such moneys may be deposited in the name of the Trustee in any chartered bank in Canada or, with the consent of ExchangeCo, in the deposit department of the Trustee or any other specified loan or trust company authorized to accept deposits under the laws of Canada or any province thereof at the rate of interest then current on similar deposits. The Trustee shall not be held liable for any losses incurred in the investment of any funds as herein provided and all interest on monies held by or on behalf of the Trustee shall be for the account of ExchangeCo and held by the Trustee for the benefit of ExchangeCo.

7.12 Trustee Not Required to Give Security. The Trustee shall not be required to give any bond or security in respect of the execution of the trusts, rights, duties, powers and authorities of this Agreement or otherwise in respect of the premises.

7.13 Trustee Not Bound to Act on Request. Except as in this Agreement otherwise specifically provided, the Trustee shall not be bound to act in accordance with any direction or request of D-Wave Quantum, CallCo and/or ExchangeCo or of the respective directors thereof until a duly authenticated copy of the instrument or resolution containing such direction or request shall have been delivered to the Trustee, and the Trustee shall be empowered to act upon any such copy purporting to be authenticated and believed by the Trustee, acting reasonably, to be genuine. The Trustee shall have the right not to act and shall not be liable for refusing to act if, due to a lack of information or for any other reason whatsoever, the Trustee, in its sole judgment, determines that such act might cause it to be in non-compliance with any applicable anti-money laundering, anti-terrorist or economic sanctions legislation or regulation or guideline. Further, should the Trustee, in its sole judgment, determine at any time that its acting under this Agreement has resulted in its being in non-compliance with any applicable anti-money laundering or anti-terrorist legislation or regulation, then it shall have the right to resign on fifteen days written notice to the other parties to this Agreement, provided that (a) the Trustee’s written notice shall describe the circumstances of such non-compliance and (b) if such circumstances are rectified to the Trustee’s satisfaction within such fifteen day period, such resignation shall not be effective.

7.14 Authority to Carry on Business. The Trustee represents to D-Wave Quantum, CallCo and ExchangeCo that, at the date of execution and delivery by it of this Agreement, it is authorized to carry on the business of a trust company in each of the provinces and territories of Canada but if, notwithstanding the provisions of this Section 7.14, it ceases to be so authorized to carry on business, the validity and enforceability of this Agreement and the Voting Rights, the Exchange Right and the Automatic Exchange Right and the other rights granted in or resulting from the Trustee being a party to this Agreement shall not be affected in any manner whatsoever by reason only of such event but the Trustee shall, within 90 days after ceasing to be authorized to carry on the business of a trust company in any province or territory of Canada, either become so authorized or resign in the manner and with the effect specified in Article 10.

7.15 Conflicting Claims

(1)

If conflicting claims or demands are made or asserted with respect to any interest of any Beneficiary in any Exchangeable Shares, including any disagreement between the heirs, representatives, successors or assigns succeeding to all or any part of the interest of any Beneficiary in any Exchangeable Shares, resulting in conflicting claims or demands being made in connection with such interest, then the Trustee shall be entitled, in its sole discretion, to refuse to recognize or to comply with any such claims or demands. In so refusing, the Trustee may elect not to exercise any Voting Rights, Exchange Right, Automatic Exchange Right or other rights subject to such conflicting claims or demands and, in so doing, the Trustee shall not be or become liable to any person on account of such election or its failure or refusal to comply with any such conflicting claims or demands. The Trustee shall be entitled to continue to refrain from acting and to refuse to act until:

(a)

the rights of all adverse claimants with respect to the Voting Rights, Exchange Right, Automatic Exchange Right or other rights subject to such conflicting claims or demands have been adjudicated by a final judgement of a court of competent jurisdiction and all rights of appeal have expired; or

(b)

all differences with respect to the Voting Rights, Exchange Right, Automatic Exchange Right or other rights subject to such conflicting claims or demands have been conclusively settled by a valid written agreement binding on all such adverse claimants, and the Trustee shall have been furnished with an executed copy of such agreement certified to be in full force and effect.

(2)

If the Trustee elects to recognize any claim or comply with any demand made by any such adverse claimant, it may in its discretion require such claimant to furnish such surety bond or other security satisfactory to the Trustee as it shall deem appropriate to fully indemnify it as between all conflicting claims or demands.

7.16 Acceptance of Trust. The Trustee hereby accepts the Trust created and provided for, by and in this Agreement and agrees to perform the same upon the terms and conditions herein set forth and to hold all rights, privileges and benefits conferred hereby and by law in trust for the various persons who shall from time to time be Beneficiaries, subject to all the terms and conditions herein set forth.

7.17 Third Party Interests. Each party to this Agreement hereby represents to the Trustee that any account to be opened by, or interest to be held by the Trustee in connection with this Agreement, for or to the credit of such party, either (a) is not intended to be used by or on behalf of any third party, or (b) is intended to be used by or on behalf of a third party, in which case such party hereto agrees to complete and execute forthwith a declaration in the Trustee’s prescribed form as to the particulars of such third party.

7.18 Privacy. The parties acknowledge that Canadian federal and/or provincial legislation that addresses the protection of individuals’ personal information (collectively, “Privacy Laws”) applies to obligations and activities under this Agreement. Despite any other provision of this Agreement, no party shall take or direct any action that would contravene, or cause the others to contravene, applicable Privacy Laws. The parties shall, prior to transferring or causing to be transferred personal information to the Trustee, obtain and retain required consents of the relevant individuals to the collection, use and disclosure of their personal information, or shall have determined that such consents either have previously been given upon which the parties can rely or are not required under the Privacy Laws. Specifically, the Trustee agrees (a) to have a designated chief privacy officer, (b) to maintain policies and procedures to protect personal information and to receive and respond to any privacy complaint or inquiry, (c) to use personal information solely for the purposes of providing its services under or ancillary to this Agreement and not to use it for any purpose except with the consent of or direction from the other parties or the individual involved, (d) not to sell or otherwise improperly disclose personal information to any third party, and (e) to employ administrative, physical and technological safeguards to reasonably secure and protect personal information against loss, theft, or unauthorized access, use or modification. The Trustee may transfer personal information to other companies in or outside of Canada for the sole purpose of receiving data processing, storage or other support services in order to facilitate the services provided under this Agreement. Further, each party agrees that it shall not provide, or cause to be provided to the Trustee, any personal information of any third party to this Agreement other than such personal information as is reasonably necessary to permit the Trustee to complete its duties hereunder.

ARTICLE 8

COMPENSATION

8.1 Fees and Expenses of the Trustee. D-Wave Quantum, CallCo and ExchangeCo jointly and severally agree to pay the Trustee reasonable compensation for all of the services rendered by it under this Agreement and shall reimburse the Trustee for all reasonable and documented expenses (including, but not limited to, taxes (other than taxes based on the net income or capital of the Trustee), fees paid to legal counsel and other experts and advisors and agents and travel expenses) and disbursements, including the reasonable cost and expense of any suit or litigation of any character and any proceedings before any governmental agency, in each case reasonably incurred by the Trustee in connection with its duties under this Agreement; provided, however, that D-Wave Quantum, CallCo and ExchangeCo shall have no obligation to reimburse the Trustee for any expenses or disbursements paid, incurred or suffered by the Trustee in any suit or litigation or any such proceedings in which the Trustee is determined to have acted in bad faith or with fraud, gross negligence or willful misconduct.

ARTICLE 9

INDEMNIFICATION AND LIMITATION OF LIABILITY

9.1 Indemnification of the Trustee.

(1)

D-Wave Quantum, CallCo and ExchangeCo jointly and severally agree to indemnify and hold harmless the Trustee and each of its directors, officers, employees and agents appointed and acting in accordance with this Agreement (collectively, the “Indemnified Parties”) against all claims, losses, damages, reasonable costs, penalties, fines and reasonable and documented expenses (including reasonable and documented expenses of the Trustee’s legal counsel) which, without bad faith, fraud, gross negligence or willful misconduct on the part of any Indemnified Party, may be paid, incurred or suffered by the Indemnified Party by reason or as a result of the Trustee’s acceptance or administration of the Trust, its compliance with its duties set forth in this Agreement, or any written or oral instruction delivered to the Trustee by D-Wave Quantum, CallCo or ExchangeCo pursuant hereto.

(2)

The Trustee shall promptly notify D-Wave Quantum, CallCo and ExchangeCo of a claim or of any action commenced against any Indemnified Parties promptly after the Trustee or any of the Indemnified Parties shall have received written assertion of such a claim or action or have been served with a summons or other first legal process giving information as to the nature and basis of the claim or action; provided, however, that the omission to so notify D-Wave Quantum, CallCo or ExchangeCo shall not relieve D-Wave Quantum, CallCo or ExchangeCo of any liability which any of them may have to any Indemnified Party except to the extent that any such delay prejudices the defence of any such claim or action or results in any increase in the liability which D-Wave Quantum, CallCo or ExchangeCo have under this indemnity. Subject to (ii) below, D-Wave Quantum, CallCo and ExchangeCo shall be entitled to participate at their own expense in the defence and, if D-Wave Quantum, CallCo and ExchangeCo so elect at any time after receipt of such notice, any of them may assume the defence of any suit brought to enforce any such claim. The Trustee shall have the right to employ separate counsel in any such suit and participate in the defence thereof, but the fees and expenses of such counsel shall be at the expense of the Trustee unless (i) the employment of such counsel has been authorized by D-Wave Quantum, CallCo or ExchangeCo, or (ii) the named parties to any such suit include both the Trustee and D-Wave Quantum, CallCo or ExchangeCo and the Trustee shall have been advised by counsel acceptable to D-Wave Quantum, CallCo and ExchangeCo that there may be one or more legal defences available to the Trustee that are different from or in addition to those available to D-Wave Quantum, CallCo or ExchangeCo and that, in the judgement of such counsel, would present a conflict of interest were a joint representation to be undertaken (in which case D-Wave Quantum, CallCo and ExchangeCo shall not have the right to assume the defence of such suit on behalf of the Trustee but shall be liable to pay the reasonable fees and expenses of counsel for the Trustee). This indemnity shall survive the termination of the Trust and the resignation or removal of the Trustee.

(3)

Notwithstanding any other provision of this Agreement, any liability of the Trustee shall be limited to: (i) direct damages; and (ii) in the aggregate, the amount of annual fees collected by the Trustee under this Agreement in the twelve (12) months immediately preceding the first notice of the claim.

(4)

Notwithstanding any other provision of this Agreement, and whether such losses or damages are foreseeable or unforeseeable, the Trustee shall not be liable under any circumstances whatsoever for any special, indirect, incidental, consequential, exemplary, aggravated or punitive losses or damages of any other person.

9.2 Limitation of Liability. The Trustee shall not be held liable for any loss which may occur by reason of depreciation of the value of any part of the Trust Estate or any loss incurred on any investment of funds pursuant to this Agreement.

ARTICLE 10

CHANGE OF TRUSTEE

10.1 Resignation. The Trustee, or any trustee hereafter appointed, may at any time resign by giving written notice of such resignation to D-Wave Quantum, CallCo and ExchangeCo specifying the date on which it desires to resign, provided that such notice shall not be given less than 30 days before such desired resignation date unless D-Wave Quantum, CallCo and ExchangeCo otherwise agree and provided further that such resignation shall not take effect until the date of the appointment of a successor trustee and the acceptance of such appointment by the successor trustee. Upon receiving such notice of resignation, D-Wave Quantum, CallCo and ExchangeCo shall promptly appoint a successor trustee, which successor trustee shall be a corporation organized and existing under the laws of Canada and authorized to carry on the business of a trust company in all provinces and territories of Canada, by written instrument in duplicate, one copy of which shall be delivered to the resigning trustee and one copy to the successor trustee. Failing the appointment and acceptance of a successor trustee, a successor trustee may be appointed by order of a court of competent jurisdiction upon application of one or more of the parties to this Agreement. If the retiring trustee is the party initiating an application for the appointment of a successor trustee by order of a court of competent jurisdiction, D-Wave Quantum, CallCo and ExchangeCo shall be jointly and severally liable to reimburse the retiring trustee for its reasonable and documented legal costs and expenses in connection with same.

10.2 Removal. The Trustee, or any trustee hereafter appointed, may (provided a successor trustee is appointed) be removed at any time on not less than 30 days’ prior notice by written instrument executed by D-Wave Quantum, CallCo and ExchangeCo, in duplicate, one copy of which shall be delivered to the trustee so removed and one copy to the successor trustee, provided that such removal shall not take effect until the date of acceptance of appointment by the successor trustee.

10.3 Successor Trustee. Any successor trustee appointed as provided under this Agreement shall execute, acknowledge and deliver to D-Wave Quantum, CallCo and ExchangeCo and to its predecessor trustee an instrument accepting such appointment. Thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor under this Agreement, with the like effect as if originally named as trustee in this Agreement. However, on the written request of D-Wave Quantum, CallCo and ExchangeCo or of the successor trustee, the trustee ceasing to act shall, upon payment of any amounts then due to it pursuant to the provisions of this Agreement, execute and deliver an instrument transferring to such successor trustee all the rights and powers of the trustee so ceasing to act. Upon the request of any such successor trustee, D-Wave Quantum, CallCo, ExchangeCo and such predecessor trustee shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers.

10.4 Notice of Successor Trustee. Upon acceptance of appointment by a successor trustee as provided herein, D-Wave Quantum, CallCo and ExchangeCo shall cause to be mailed notice of the succession of such trustee hereunder to each Beneficiary specified in a then-current List. If D-Wave Quantum, CallCo or ExchangeCo shall fail to cause such notice to be mailed within ten Business Days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed promptly at the expense of D-Wave Quantum, CallCo and ExchangeCo.

ARTICLE 11

D-WAVE QUANTUM SUCCESSORS

11.1 Certain Requirements in Respect of Combination, etc. So long as any Exchangeable Shares not owned by D-Wave Quantum or its affiliates are outstanding, D-Wave Quantum shall not enter into any transaction (whether by way of reorganization, consolidation, arrangement, amalgamation, merger, transfer, sale for otherwise) whereby all or substantially all of its undertaking, property and assets would become the property of any other person or, in the case of an amalgamation or merger, of the continuing corporation resulting therefrom, provided that it may do so if:

(a)

such other person or continuing corporation (the “D-Wave Quantum Successor”), by operation of law, becomes, without more, bound by the terms and provisions of this Agreement or, if not so bound, executes, prior to or contemporaneously with the consummation of such transaction, a trust agreement supplemental hereto and such other instruments (if any) as are necessary or advisable to evidence the assumption by the D-Wave Quantum Successor of liability for all moneys payable and property deliverable hereunder and the covenant of such D-Wave Quantum Successor to pay and deliver or cause to be paid and delivered the same and its agreement to observe and perform all the covenants and obligations of D-Wave Quantum under this Agreement; and

(b)

such transaction shall be upon such terms and conditions as to substantially preserve and not impair any of the rights, duties, powers and authorities of the Trustee or the holders of the Exchangeable Shares.

11.2 Vesting of Powers in Successor. Whenever the conditions of Section 11.1 have been duly observed and performed, the parties, if required by Section 11.1, shall execute and deliver the supplemental trust agreement provided for in Section 11.1(a) and thereupon the D-Wave Quantum Successor and such other person that may then be the issuer of the D-Wave Quantum Shares shall possess and from time to time may exercise each and every right and power of D-Wave Quantum under this Agreement in the name of D-Wave Quantum or otherwise and any act or proceeding by any provision of this Agreement required to be done or performed by the board of directors of D-Wave Quantum or any officers of D-Wave Quantum may be done and performed with like force and effect by the directors or officers of such D-Wave Quantum Successor.

11.3 Wholly-Owned Subsidiaries. Nothing herein shall be construed as preventing (a) the amalgamation or merger of any wholly-owned direct or indirect subsidiary of D-Wave Quantum (other than ExchangeCo or CallCo) with or into D-Wave Quantum, (b) the winding-up, liquidation or dissolution of any wholly-owned direct or indirect subsidiary of D-Wave Quantum (other than ExchangeCo or CallCo), provided that all of the assets of such subsidiary are transferred to D-Wave Quantum or another wholly-owned direct or indirect subsidiary of D-Wave Quantum, (c) any other distribution of the assets of any wholly-owned direct or indirect subsidiary of D-Wave Quantum among the shareholders of such subsidiary for the purpose of winding up its affairs, and (d) any such transactions which are expressly permitted by this Article 11.

11.4 Successor Transactions. Notwithstanding the foregoing provisions of this Article 11, in the event of a D-Wave Quantum Extraordinary Transaction:

(a)

in which D-Wave Quantum merges, combines or amalgamates with, or in which all or substantially all of the then outstanding D-Wave Quantum Shares are acquired by, one or more other corporations to which D-Wave Quantum is, immediately before such merger, combination, amalgamation or acquisition, “related” within the meaning of the Income Tax Act (Canada) (otherwise than by virtue of a right referred to in paragraph 251(5)(b) thereof);

(b)	which does not result in an acceleration of the Redemption Date in accordance with paragraph (ii) of the definition of Redemption Date in the Exchangeable Share Provisions; and

(c)

in which all or substantially all of the then outstanding D-Wave Quantum Shares are converted into or exchanged for shares or rights to receive such shares (the “Other Shares”) of another corporation (the “Other Corporation”) that, immediately after such D-Wave Quantum Extraordinary Transaction, owns or controls, directly or indirectly, D-Wave Quantum;

then, (i) all references herein to “D-Wave Quantum” shall thereafter be and be deemed to be references to “Other Corporation” and all references herein to “D-Wave Quantum Shares” shall thereafter be and be deemed to be references to “Other Shares” (with appropriate adjustments, if any, as are required to result in a holder of Exchangeable Shares on the exchange, redemption or retraction of such shares pursuant to the Exchangeable Share Provisions or the exchange of such shares pursuant to this Agreement immediately subsequent to the D-Wave Quantum Extraordinary Transaction being entitled to receive that number of Other Shares equal to the number of Other Shares such holder of Exchangeable Shares would have received if the exchange, redemption or retraction of such shares pursuant to the Exchangeable Share Provisions or the exchange of such shares pursuant to this Agreement had occurred immediately prior to the D-Wave Quantum Extraordinary Transaction and the D-Wave Quantum Extraordinary Transaction was completed) but subject to subsequent adjustments to reflect any subsequent changes in the share capital of the issuer of the Other Shares, including without limitation, any subdivision, consolidation or reduction of share capital, without any need to amend the terms and conditions of this Agreement and without any further action required, and (ii) D-Wave Quantum shall cause the Other Corporation to deposit one or more voting securities of such Other Corporation to allow Beneficiaries to exercise voting rights in respect of the Other Corporation substantially similar to those provided for in this Agreement.

ARTICLE 12

AMENDMENTS AND SUPPLEMENTAL TRUST AGREEMENTS

12.1 Amendments, Modifications, etc. Subject to Section 12.2, 12.4 and 14.1 this Agreement may not be amended or modified except by an agreement in writing executed by D-Wave Quantum, CallCo, ExchangeCo and the Trustee and approved by the Beneficiaries in accordance with Section 27.10(2) of the Exchangeable Share Provisions.

12.2 Ministerial Amendments. Notwithstanding the provisions of Section 12.1, the parties to this Agreement may in writing, at any time and from time to time, without the approval of the Beneficiaries, amend or modify this Agreement for the purposes of:

(a)

adding to the covenants of any or all parties hereto for the protection of the Beneficiaries hereunder provided that the board of directors of each of D-Wave Quantum, CallCo, ExchangeCo and the Trustee, acting on the advice of counsel, shall be of the good faith opinion that such additions will not be prejudicial to the rights or interests of the Beneficiaries;

(b)	evidencing the succession of D-Wave Quantum Successors and the covenants of and obligations assumed by each such D-Wave Quantum Successor in accordance with the provisions of Article 11;

(c)

making such amendments or modifications not inconsistent with this Agreement as may be necessary or desirable with respect to matters or questions arising hereunder which, in the good faith opinion of the board of directors of each of D-Wave Quantum, CallCo and ExchangeCo and in the opinion of the Trustee, acting on the advice of counsel, it may be expedient to make, provided that each such board of directors and the Trustee shall be of the good faith opinion, after consultation with counsel, that such amendments or modifications will not be prejudicial to the rights or interests of the Beneficiaries; or

(d)

making such changes or corrections which, on the advice of counsel to D-Wave Quantum, CallCo, ExchangeCo and the Trustee, are required for the purpose of curing or correcting any ambiguity or defect or inconsistent provision or clerical omission or mistake or manifest error, provided that each such board of directors and the Trustee shall be of the good faith opinion that such changes or corrections will not be prejudicial to the rights or interests of the Beneficiaries.

12.3 Meeting to Consider Amendments. ExchangeCo, at the request of D-Wave Quantum, shall call a meeting or meetings of the Beneficiaries for the purpose of considering any proposed amendment or modification requiring approval pursuant hereto. Any such meeting or meetings shall be called and held in accordance with the articles of ExchangeCo, the Exchangeable Share Provisions and all applicable laws.

12.4 Changes in Capital of D-Wave Quantum and ExchangeCo. Notwithstanding the provisions of Section 12.1, at all times after the occurrence of any event contemplated pursuant to Section 2.7 or 2.8 of the Support Agreement or otherwise, as a result of which either D-Wave Quantum Shares or the Exchangeable Shares or both are in any way changed, this Agreement shall forthwith be amended and modified as necessary in order that it shall apply with full force and effect, mutatis mutandis, to all new securities into which D-Wave Quantum Shares or the Exchangeable Shares or both are so changed and the parties hereto shall execute and deliver a supplemental trust agreement giving effect to and evidencing such necessary amendments and modifications.

12.5 Execution of Supplemental Trust Agreements. Notwithstanding the provisions of Section 12.1, from time to time D-Wave Quantum, CallCo and ExchangeCo (in each case, when authorized by a resolution of its board of directors) and the Trustee may, subject to the provisions of these presents, and they shall, when so directed by these presents, execute and deliver by their proper officers, trust agreements or other instruments supplemental hereto, which thereafter shall form part hereof, for any one or more of the following purposes:

(a)

evidencing the succession of D-Wave Quantum Successors and the covenants of and obligations assumed by each such D-Wave Quantum Successor in accordance with the provisions of Article 11 and the successors of the Trustee or any successor trustee in accordance with the provisions of Article 10;

(b)

making any additions to, deletions from or alterations of the provisions of this Agreement or the Voting Rights, the Exchange Right or the Automatic Exchange Right which, in the opinion of the Trustee, acting on the advice of counsel, will not be prejudicial to the interests of the Beneficiaries or are, in the opinion of counsel to the Trustee, necessary or advisable in order to incorporate, reflect or comply with any legislation the provisions of which apply to D-Wave Quantum, CallCo, ExchangeCo, the Trustee or this Agreement; and

(c)

for any other purposes not inconsistent with the provisions of this Agreement, including without limitation to make or evidence any amendment or modification to this Agreement as contemplated hereby; provided that, in the opinion of the Trustee, acting on the advice of counsel, the rights of the Trustee and Beneficiaries will not be prejudiced thereby.

ARTICLE 13

TERMINATION

13.1 Term. The Trust created by this Agreement shall continue until the earliest to occur of the following events:

(a)	no outstanding Exchangeable Shares are held by a Beneficiary; and

(b)

each of D-Wave Quantum, CallCo and ExchangeCo elects in writing to terminate the Trust and such termination is approved by the Beneficiaries in accordance with Section 27.10(2) of the Exchangeable Share Provisions.

13.2 Survival of Agreement. This Agreement shall survive any termination of the Trust and shall continue until there are no Exchangeable Shares outstanding held by a Beneficiary; provided, however, that the provisions of Article 8 and Article 9 shall survive any such termination of this Agreement.

ARTICLE 14

GENERAL

14.1 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule or law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

14.2 Enurement. This Agreement shall be binding upon and enure to the benefit of the parties hereto and their respective successors and assigns and, subject to the terms hereof, to the benefit of the Beneficiaries.

14.3 Notices to Parties. Any notice and other communications required or permitted to be given pursuant to this Agreement shall be sufficiently given if delivered in person or if sent by electronic transmission to the parties at the following addresses:

(a)	In the case of D-Wave Quantum, CallCo or ExchangeCo at the following address:

c/o D-Wave Systems Inc.

3033 Beta Avenue

Burnaby, BC V5G 4M9

Attention: General Counsel

E-mail: legal@dwavesys.com

with copies (which shall not constitute notice) to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York, NY 10019

Attention: Adam M. Givertz

Ian M. Hazlett

E-mail:  agivertz@paulweiss.com

              ihazlett@paulweiss.com

Blake, Cassels & Graydon LLP

Suite 2600, 595 Burrard Street

Vancouver, B.C. V7X 1L3

Attention: Steven McKoen, Q.C.

E-mail: steven.mckoen@blakes.com

(b)	In the case of Trustee, at the following address:

Computershare Trust Company of Canada

510 Burrard Street, 3rd Floor

Vancouver, British Columbia V6C 3B9

Attention: General Manager, Corporate Trust

Email: corporatetrust.vancouver@computershare.com

and such notice or other communication shall be deemed to have been given and received (x) if delivered on a Business Day prior to 4:30 p.m. (local time in the place where the notice or other communication is received), on the date of delivery, or (y) otherwise, on the next Business Day. Either party may change its address for notice by giving notice to the other parties in accordance with the foregoing provisions.

14.4 Notice to Beneficiaries. Any notice, request or other communication to be given to a Beneficiary shall be given or sent to the address of the holder recorded in the securities register of ExchangeCo or, in the event of the address of any such holder not being so recorded, then at the last known address of such holder, in any manner permitted by the articles of ExchangeCo, and shall be deemed received at the time specified by such articles. Accidental failure or omission to give any notice, request or other communication to one or more holders of Exchangeable Shares, or any defect in such notice, shall not invalidate or otherwise alter or affect any action or proceeding to be taken pursuant thereto.

14.5 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. Each party agrees that this Agreement may be delivered by electronic means and that electronic signatures shall be binding in the same manner as original signatures.

14.6 Jurisdiction. This Agreement shall be construed and enforced in accordance with the laws of the Province of British Columbia and the laws of Canada applicable therein.

14.7 Attornment. Each of D-Wave Quantum, CallCo, ExchangeCo and the Trustee agrees that any action or proceeding arising out of or relating to this Agreement may be instituted in the courts of British Columbia, waives any objection which it may have now or hereafter to the venue of any such action or proceeding, irrevocably submits to the nonexclusive jurisdiction of the said courts in any such action or proceeding, agrees to be bound by any judgement of the said courts and not to seek, and hereby waives, any review of the merits of any such judgement by the courts of any other jurisdiction, and D-Wave Quantum hereby appoints ExchangeCo at its registered office in the Province of British Columbia as attorney for service of process.

14.8 Communications Methods. The Trustee shall be entitled to treat a facsimile, pdf or e-mail communication or communication by other similar electronic means in a form satisfactory to the Trustee (“Electronic Methods”) from a person purporting to be (and whom the Trustee, acting reasonably, believes in good faith to be) the authorized representative of a party, as sufficient instructions and authority of the party for the Trustee to act and shall have no duty to verify or confirm that such person is so authorized. The parties hereto acknowledge that they are fully informed of the protections and risks associated with the various methods of transmitting instructions to the Trustee and that there may be more secure methods of transmitting instructions than Electronic Methods.

14.9 Force Majeure. No party shall be liable to the other, or held in breach of this Agreement, if prevented, hindered, or delayed in the performance or observance of any provision contained herein by reason of act of God, riots, terrorism, acts of war, epidemics, governmental action or judicial order, earthquakes or any other similar causes (including, but not limited to, mechanical, electronic or communication interruptions, disruptions or failures). Performance times under this Agreement shall be extended for a period of time equivalent to the time lost because of any delay that is excusable under this Section 14.9.

[Remainder of this page left intentionally blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

D-WAVE QUANTUM INC.

By:	/s/ Alan Baratz
Name: Alan Baratz
Title: President and Chief Executive Officer

DWSI CANADA HOLDINGS ULC

By:	/s/ Alan Baratz
Name: Alan Baratz
Title: President

D-WAVE QUANTUM TECHNOLOGIES INC.

By:	/s/ Alan Baratz
Name: Alan Baratz
Title: President

COMPUTERSHARE TRUST COMPANY OF CANADA

By:	/s/ Spencer Chang
Name: Spencer Chang
Title: Corporate Trust Officer

By:	/s/ Winny Lee
Name: Winny Lee
Title: Professional, Corporate Trust

Exhibit 10.29

D-Wave Quantum Inc.

2022 Equity Incentive Plan

1.      Purpose. The purpose of the D-Wave Quantum Inc. 2022 Equity Incentive Plan (as amended from time to time, the “Plan”) is to (i) attract and retain individuals to serve as employees, consultants or Directors of D-Wave Quantum Inc., a Delaware corporation (together with its Subsidiaries and Affiliates, whether existing or thereafter acquired or formed, and any and all successor entities, the “Company”) by providing them the opportunity to acquire an equity interest in the Company or other incentive compensation and (ii) align the interests of the foregoing with those of the Company’s stockholders.

2.      Effective Date; Duration. The effective date of the Plan is August 5, 2022 (the “Effective Date”). The expiration date of the Plan, on and after which date no Awards may be granted under the Plan, shall be the 10th anniversary of the Effective Date (the “Expiration Date”); provided, however, that such expiration shall not affect Awards then outstanding, and the terms and conditions of the Plan shall continue to apply to such Awards.

3.      Definitions. The following definitions shall apply throughout the Plan:

(a)    “Affiliate” means each Subsidiary of the Company, and (i) any person or entity that directly or indirectly controls, is controlled by or is under common control with the Company and/or (ii) to the extent provided by the Committee, any person or entity in which the Company has a significant interest. The term “control” (including, with correlative meaning, the terms “controlled by” and “under common control with”), as applied to any person or entity, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person or entity, whether through the ownership of voting or other securities, by contract or otherwise.

(b)    “Award” means, individually or collectively, any Incentive Stock Option, Nonqualified Stock Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Other Stock-Based Award or Other Cash-Based Award granted under the Plan.

(c)    “Award Agreement” means any agreement (whether in written or electronic form) or other instrument or document evidencing any Award (other than an Other Cash-Based Award) granted under the Plan (including, in each case, in electronic form), which may, but need not, be executed or acknowledged by a Participant (as determined by the Committee).

(d)    “Beneficial Ownership” has the meaning set forth in Rule 13d-3 promulgated under Section 13 of the Exchange Act.

(e)    “Board” means the Board of Directors of the Company.

(f)    “Cause” means, with respect to any Participant, unless otherwise required under applicable law, “cause” as defined in such Participant’s Employment Agreement, if any, or if not so defined, except as otherwise provided in such Participant’s Award Agreement, such Participant’s: (i) having engaged in material misconduct in providing services to the Company; (ii) having engaged in conduct that he or she knew or reasonably should have known would be materially injurious to the Company; (iii) having been convicted of, or having entered a plea bargain or settlement admitting guilt for, (x) a felony or (y) any other criminal offense involving moral turpitude, fraud or, in the course of the performance of the Participant’s service to the Company, material dishonesty; (iv) unlawful use or possession of illegal drugs on the Company’s premises or while performing the Participant’s duties and responsibilities to the Company; or (v) commission of an act of fraud, embezzlement or misappropriation, in each case against the Company. Any determination by the Company that the Company had Cause to terminate the Participant’s Employment Agreement for the purposes of any outstanding Award held by such Participant will have no effect on the determination of the rights or obligations of the Company or such Participant for any other purpose.

(g)    “Change in Control” means, unless the applicable Award Agreement or the Committee provides otherwise, the first to occur of any of the following events:

(i)    the acquisition by any Person or related “group” (as such term is used in Section 13(d) and Section 14(d) of the Exchange Act) of Persons, or Persons acting jointly or in concert, of Beneficial Ownership (including control or direction) of 50% or more (on a fully diluted basis) of either (A) the then-outstanding Shares, including Shares issuable upon the exercise of options or warrants, the conversion of convertible stock or debt, and the exercise of any similar right to acquire such Shares or (B) the combined voting power of the then-outstanding voting securities of the Company entitled to vote in the election of Directors (the “Outstanding Company Voting Securities”), but excluding any acquisition by the Company, or by any employee benefit plan sponsored or maintained by the Company;

(ii)    a change in the composition of the Board such that members of the Board during any consecutive 24-month period (the “Incumbent Directors”) cease to constitute a majority of the Board. Any person becoming a Director through election or nomination for election approved by a valid vote of the Incumbent Directors shall be deemed an Incumbent Director; provided, however, that no individual becoming a Director as a result of an actual or threatened election contest, as such terms are used in Rule 14a-12 of Regulation 14A promulgated under the Exchange Act, or as a result of any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board, shall be deemed an Incumbent Director;

(iii)    the approval by the stockholders of the Company of a plan of complete dissolution or liquidation of the Company; or

(iv)    the consummation of a reorganization, recapitalization, merger, amalgamation, consolidation, statutory share exchange or similar form of corporate transaction involving (x) the Company or (y) any of its Subsidiaries, but in the case of this clause (y) only if Outstanding Company Voting Securities are issued or issuable (a “Business Combination”), or sale, transfer or other disposition of all or substantially all of the business or assets of the Company to an entity that is not an Affiliate of the Company (a “Sale”), unless immediately following such Business Combination or Sale: (A) more than 50% of the total voting power of the entity resulting from such Business Combination or the entity that acquired all or substantially all of the business or assets of the Company in such Sale (in either case, the “Surviving Company”), or the ultimate parent entity that has Beneficial Ownership of sufficient voting power to elect a majority of the board of directors (or analogous governing body) of the Surviving Company (the “Parent Company”), is represented by the Outstanding Company Voting Securities that were outstanding immediately prior to such Business Combination or Sale (or, if applicable, is represented by Shares into which the Outstanding Company Voting Securities were converted pursuant to such Business Combination or Sale), and such voting power among the holders thereof is in substantially the same proportion as the voting power of the Outstanding Company Voting Securities among the holders thereof immediately prior to the Business Combination or Sale, (B) no Person (other than any employee benefit plan sponsored or maintained by the Surviving Company or the Parent Company) is or becomes the beneficial owner, directly or indirectly, of 50% or more of the total voting power of the outstanding voting securities eligible to elect members of the board of directors (or the analogous governing body) of the Parent Company (or,

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if there is no Parent Company, the Surviving Company) and (C) at least a majority of the members of the board of directors (or the analogous governing body) of the Parent Company (or, if there is no Parent Company, the Surviving Company) following the consummation of the Business Combination or Sale were Board members at the time of the Board’s approval of the execution of the initial agreement providing for such Business Combination or Sale.

(h)    “Code” means the U.S. Internal Revenue Code of 1986, as amended, and any successor thereto. References to any section of the Code shall be deemed to include any regulations or other interpretative guidance under such section, and any amendments or successors thereto.

(i)    “Committee” means the Compensation Committee of the Board or subcommittee thereof or, if no such committee or subcommittee thereof exists, or if the Board otherwise takes action hereunder on behalf of the Committee, the Board.

(j)    “Common Stock” means the common stock of the Company, par value of $0.0001 per share (and any stock or other securities into which such common stock may be converted or into which it may be exchanged).

(k)    “Company” has the meaning set forth in Section 1 of the Plan.

(l)    “Director” means any member of the Company’s Board.

(m)    “Deferred Award” means an Award granted pursuant to Section 13 of the Plan.

(n)    “Disability” means, unless otherwise provided in an Award Agreement, a determination that a Participant is disabled in accordance with a long-term disability insurance program maintained by the Company or a determination by the Company or applicable governmental entity having jurisdiction over the Participant that the Participant is totally disabled.

(o)    “dollar” or “$” shall refer to United States dollars.

(p)    “Effective Date” has the meaning set forth in Section 2 of the Plan.

(q)    “Eligible Director” means a Director who satisfies the conditions set forth in Section 4(a) of the Plan.

(r)    “Eligible Person” means any (i) individual employed by the Company, (ii) Director or officer of the Company, (iii) consultant or advisor to the Company who may be offered securities registrable on Form S-8 under the Securities Act, or (iv) prospective employee, director, officer, consultant or advisor who has accepted an offer of employment or service from the Company (and would satisfy the provisions of clause (i), (ii) or (iii) above once such individual begins employment with or providing services to the Company).

(s)    “Employment Agreement” means any employment, severance, consulting or similar agreement (including any offer letter) between the Company and a Participant.

(t)    “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and any successor thereto. References to any section of (or rule promulgated under) the Exchange Act shall be deemed to include any rules, regulations or other interpretative guidance under such section or rule, and any amendments or successors thereto.

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(u)    “Expiration Date” has the meaning set forth in Section 2 of the Plan.

(v)    “Fair Market Value” means, (i) with respect to a Share on a given date, (x) if the Shares are listed on a national securities exchange, the closing sales price of a Share reported on such exchange on such date or, if there is no such sale on that date, then on the last preceding date on which such a sale was reported or (y) if the Shares are not listed on any national securities exchange, the amount determined by the Committee in good faith to be the fair market value of a Share or (ii) with respect to any other property on any given date, the amount determined by the Committee in good faith to be the fair market value of such other property as of such date; provided, however, as to Awards granted on or with a date of grant of the pricing of the Company’s initial public offering (if any), “Fair Market Value” shall be equal to the per Share price offered to the public in connection with such initial public offering.

(w)    “Fully-Diluted Common Stock” means, as of any date, the aggregate number of (i) shares of Common Stock issued and outstanding and (ii) securities convertible into or exercisable for shares of Common Stock (whether vested or unvested).

(x)    “Immediate Family Members” has the meaning set forth in Section 15(b)(ii) of the Plan.

(y)    “Incentive Stock Option” means an Option that is designated by the Committee as an incentive stock option as described in Section 422 of the Code and otherwise meets the requirements set forth in the Plan.

(z)    “Intrinsic Value” with respect to an Option or SAR means (i) the excess, if any, of the price or implied price per Share in a Change in Control or other event over (ii) the exercise or hurdle price of such Award multiplied by (iii) the number of Shares covered by such Award.

(aa)    “Indemnifiable Person” has the meaning set forth in Section 4(e) of the Plan.

(bb)    “Nonqualified Stock Option” means an Option that is not designated by the Committee as an Incentive Stock Option.

(cc)    “NYSE” means New York Stock Exchange

(dd)    “Option” means an Award granted under Section 7 of the Plan.

(ee)    “Option Period” has the meaning set forth in Section 7 of the Plan.

(ff)    “Other Cash-Based Award” means an Award granted under Section 10 of the Plan that is denominated and/or payable in cash, including cash awarded as a bonus or upon the attainment of specific performance criteria or as otherwise permitted by the Plan or as contemplated by the Committee.

(gg)    “Other Stock-Based Award” means an Award granted under Section 10 of the Plan.

(hh)    “Participant” has the meaning set forth in Section 6 of the Plan.

(ii)    “Performance Conditions” means specific levels of performance of the Company (and/or one or more divisions or operational and/or business units, product lines, brands, business segments, administrative departments, units or any combination of the foregoing), which may be determined in accordance with GAAP or on a non-GAAP basis, including, without limitation, on the following measures: (i) net earnings or net income (before or after taxes); (ii) basic or diluted earnings per share (before or after taxes); (iii) net revenue or net revenue growth; (iv) gross revenue or gross revenue

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growth, gross profit or gross profit growth; (v) net operating profit (before or after taxes); (vi) return measures (including, but not limited to, return on investment, assets, net assets, capital, gross revenue or gross revenue growth, invested capital, equity or sales); (vii) cash flow measures (including, but not limited to, operating cash flow, free cash flow and cash flow return on capital), which may be but are not required to be measured on a per share basis; (viii) earnings before or after taxes, interest, depreciation and amortization (including EBIT and EBITDA); (ix) gross or net operating margins; (x) productivity ratios; (xi) share price (including, but not limited to, growth measures and total shareholder return); (xii) expense targets or cost reduction goals, general and administrative expense savings; (xiii) operating efficiency; (xiv) customer satisfaction; (xv) working capital targets; (xvi) measures of economic value added or other “value creation” metrics; (xvii) enterprise value; (xviii) stockholder return; (xix) client or customer retention; (xx) competitive market metrics; (xxi) employee retention; (xxii) personal targets, goals or completion of projects (including, but not limited, to succession and hiring projects, completion of specific acquisitions, reorganizations or other corporate transactions or capital-raising transactions, expansions of specific business operations and meeting divisional or project budgets); (xxiii) system-wide revenues; (xxiv) cost of capital, debt leverage year-end cash position or book value; (xxv) strategic objectives, development of new product lines and related revenue, sales and margin targets, or international operations; or (xxvi) any combination of the foregoing. Any one or more of the aforementioned performance criteria may be stated as a percentage of another performance criteria, or used on an absolute or relative basis to measure the Company as a whole, and/or one or more divisions or operational and/or business units, product lines, brands, business segments, administrative departments of the Company or any combination thereof, as the Committee may deem appropriate, or any of the above performance criteria may be compared to the performance of a group of comparator companies, or a published or special index that the Committee deems appropriate, or as compared to various stock market indices. The Performance Conditions may include a threshold level of performance below which no payment shall be made (or no vesting shall occur), levels of performance at which specified payments shall be made (or specified vesting shall occur), and a maximum level of performance above which no additional payment shall be made (or at which full vesting shall occur). The Committee shall have the authority to make equitable adjustments to the Performance Conditions as may be determined by the Committee, in its sole discretion.

(jj)    “Permitted Transferee” has the meaning set forth in Section 15(b)(ii) of the Plan.

(kk)    “Person” has the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities or (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of Shares of the Company.

(ll)    “Released Unit” has the meaning set forth in Section 9(g)(ii) of the Plan.

(mm)    “Restricted Period” has the meaning set forth in Section 9(a) of the Plan.

(nn)    “Restricted Stock” means any Share subject to certain specified restrictions and forfeiture conditions, granted pursuant to Section 9 of the Plan.

(oo)    “Restricted Stock Unit” means a contractual right granted pursuant to Section 9 of the Plan that is denominated in Shares. Each Restricted Stock Unit represents an unfunded and unsecured promise to deliver Shares, cash, other securities or other property, or a combination thereof, subject to certain specified restrictions, granted pursuant to Section 9 of the Plan.

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(pp)    “SAR Period” has the meaning set forth in Section 8(c) of the Plan.

(qq)    “Securities Act” means the U.S. Securities Act of 1933, as amended, and any successor thereto. Reference in the Plan to any section of (or rule promulgated under) the Securities Act shall be deemed to include any rules, regulations or other interpretative guidance under such section or rule, and any amendments or successor provisions to such section, rules, regulations or other interpretive guidance.

(rr)    “Share” means a share of Common Stock, par value of $0.0001 per share.

(ss)    “Stock Appreciation Right” or “SAR” means an Award granted under Section 8 of the Plan.

(tt)    “Subsidiary” means (i) any corporation or other entity a majority of whose outstanding voting stock or voting power is beneficially owned directly or indirectly by the Company and (ii) any other entity which the Committee determines should be treated as a “Subsidiary.”

(uu)    “Substitute Award” means an Award granted under the Plan upon the assumption of, or in substitution for, outstanding equity awards previously granted by a company or other entity in connection with a corporate transaction, such as a merger, combination, consolidation or acquisition of property or stock; provided, however, that in no event shall the term “Substitute Award” be construed to refer to an award made in connection with the cancellation and repricing of an Option or Stock Appreciation Right.

4.    Administration.

(a)    Authority of the Committee. The Committee shall administer the Plan, and shall have the sole and plenary authority to (i) designate Participants, (ii) determine the type, size, and terms and conditions of Awards to be granted and to grant such Awards (including Substitute Awards), (iii) determine the method by which an Award may be settled, exercised, canceled, forfeited, suspended or repurchased by the Company, (iv) determine the circumstances under which the delivery of cash, property or other amounts payable with respect to an Award may be deferred, either automatically or at the Participant’s or Committee’s election, (v) interpret, administer, reconcile any inconsistency in, correct any defect in and supply any omission in the Plan and any Award granted under the Plan, (vi) establish, amend, suspend, or waive any rules and regulations and appoint such agents as the Committee shall deem appropriate for the proper administration of the Plan, (vii) accelerate or modify the vesting, delivery or exercisability of, or payment for or lapse of restrictions on, or waive any condition in respect of, Awards and (viii) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan or to comply with any applicable law. To the extent determined by the Board and/or required to comply with the provisions of Rule 16b-3 promulgated under the Exchange Act (if applicable and if the Board is not acting as the Committee under the Plan), or any exception or exemption under applicable securities laws or the applicable rules of the NYSE or any other securities exchange or inter-dealer quotation service on which the Shares are listed or quoted, as applicable, it is intended that each member of the Committee shall, at the time such member takes any action with respect to an Award under the Plan, be (1) a “non-employee director” within the meaning of Rule 16b-3 promulgated under the Exchange Act and/or (2) an “independent director” under the rules of the NYSE or any other securities exchange or inter-dealer quotation service on which the Shares are listed or quoted, or a person meeting any similar requirement under any successor rule or regulation (“Eligible Director”). However, the fact that a Committee member shall fail to qualify as an Eligible Director shall not invalidate any Award granted or action taken by the Committee that is otherwise validly granted or taken under the Plan.

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(b)    Delegation. The Committee may delegate all or any portion of its responsibilities and powers to any person(s) selected by it, except for grants of Awards to persons who are members of the Board or are otherwise subject to Section 16 of the Exchange Act. To the extent permitted by applicable law, including under Section 157(c) of the Delaware General Corporation Law, the Committee may delegate to one or more officers of the Company the authority to grant Options, SARs, Restricted Stock Units or other Awards in the form of rights to Shares, except that such delegation shall not be applicable to any Award for a Person then covered by Section 16 of the Exchange Act, and the Committee may delegate to one or more committees of the Board (which may consist of solely one Director) the authority to grant all types of awards, in accordance with applicable law. Any such delegation may be revoked by the Committee at any time.

(c)    International Participants. As further set forth in Section 15(g) of the Plan, the Committee shall have the authority to amend the Plan and Awards to the extent necessary to permit participation in the Plan by Eligible Persons who are located outside of the United States or are subject to laws outside of the United States on terms and conditions comparable to those afforded to Eligible Persons located within the United States; provided, however, that no such action shall be taken without stockholder approval if such approval is required by applicable securities laws or regulations or NYSE listing guidelines.

(d)    Decisions Binding. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions regarding the Plan or any Award or any documents evidencing Awards granted pursuant to the Plan shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon all persons and entities, including, without limitation, the Company, any Participant, any holder or beneficiary of any Award and any stockholder of the Company.

(e)    Limitation of Liability. No member of the Board or the Committee, nor any employee or agent of the Company (each such person, an “Indemnifiable Person”), shall be liable for any action taken or omitted to be taken or any determination made with respect to the Plan or any Award hereunder (unless constituting fraud or a willful criminal act or willful criminal omission). Each Indemnifiable Person shall be indemnified and held harmless by the Company against and from any loss, cost, liability or expense (including attorneys’ fees) that may be imposed upon or incurred by such Indemnifiable Person in connection with or resulting from any action, suit or proceeding to which such Indemnifiable Person may be involved as a party, witness or otherwise by reason of any action taken or omitted to be taken or determination made under the Plan or any Award Agreement and against and from any and all amounts paid by such Indemnifiable Person with the Company’s approval (not to be unreasonably withheld), in settlement thereof, or paid by such Indemnifiable Person in satisfaction of any judgment in any such action, suit or proceeding against such Indemnifiable Person, and the Company shall advance to such Indemnifiable Person any such expenses promptly upon written request (which request shall include an undertaking by the Indemnifiable Person to repay the amount of such advance if it shall ultimately be determined as provided below that the Indemnifiable Person is not entitled to be indemnified); provided that the Company shall have the right, at its own expense, to assume and defend any such action, suit or proceeding, and once the Company gives notice of its intent to assume the defense, the Company shall have sole control over such defense with counsel of recognized standing of the Company’s choice. The foregoing right of indemnification shall not be available to an Indemnifiable Person to the extent that a final judgment or other final adjudication (in either case not subject to further appeal) binding upon such Indemnifiable Person determines that the acts or omissions or determinations of such Indemnifiable Person giving rise to the indemnification claim resulted from such Indemnifiable Person’s fraud or willful criminal act or willful criminal omission or that such right of indemnification is otherwise prohibited by law or by the Company’s certificate of incorporation or bylaws. The foregoing right of indemnification shall not be exclusive of or otherwise supersede any other rights of indemnification to which such

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Indemnifiable Persons may be entitled under the Company’s certificate of incorporation or by-laws, as a matter of law, individual indemnification agreement or contract, or otherwise, or any other power that the Company may have to indemnify such Indemnifiable Persons or hold them harmless.

(f)    Board. The Board may at any time and from time to time grant Awards and administer the Plan with respect to such Awards. In any such case, the Board shall have all the authority granted to the Committee under the Plan.

5.    Grant of Awards; Available Shares for Awards; Limitations.

(a)    Awards. The Committee may grant Awards to one or more Eligible Persons. All Awards granted under the Plan shall vest and, if applicable, become exercisable in such manner and on such date or dates or upon such event or events as determined by the Committee and as set forth in an Award Agreement, including, without limitation, attainment of Performance Conditions.

(b)    Available Shares. Subject to Section 11 of the Plan and subsection (e) below, the maximum number of Shares available for issuance under the Plan shall not exceed 16,965,849, plus the number of Shares set forth in the next sentence (the “Share Pool”). Subject to Section 11 of the Plan and subsection (e) below, the Share Pool will automatically increase on January 1 of each year for a period of ten years commencing on January 1, 2023 and ending on (and including) January 1, 2032, in an amount equal to 5% of the Fully-Diluted Common Stock on December 31 of the preceding year (inclusive of the Share Pool and the share reserve under the Company’s Employee Stock Purchase Plan (or any successor to either of the foregoing)); provided, however, that the Board may act prior to January 1st of a given year to provide that the increase for such year will be a lesser number of shares of Common Stock.

(c)    Incentive Stock Options Limit. The maximum number of Shares that may be delivered pursuant to the exercise of Incentive Stock Options granted under the Plan shall not exceed 50,897,547.

(d)    Director Compensation Limit. The maximum amount (based on the fair value of Shares underlying Awards on the grant date as determined in accordance with applicable financial accounting rules) of Awards that may be granted in any single fiscal year to any non-employee member of the Board, taken together with any cash fees paid to such non-employee member of the Board during such fiscal year, shall be $750,000 (or in the event such non-employee member of the Board is first appointed or elected to the Board during such fiscal year, $1,000,000). For the avoidance of doubt, in a year in which a non-employee member of the Board serves as an employee or consultant (including as an interim officer), such limit shall not apply to compensation approved to be paid to such non-employee member of the Board by the other non-employee members of the Board in respect of such service as an employee or consultant. The limitations in this Section 5(d) shall apply commencing on the Effective Date.

(e)    Share Counting. For clarity, the Share Pool is a limit on the number of Shares that may be issued pursuant to Awards and does not limit the granting of Awards, except that the Company will keep available at all times the number of Shares reasonably required to satisfy its obligations to issue Shares pursuant to such Awards. Shares may be issued in connection with a merger or acquisition as permitted by, as applicable, the NYSE and its applicable rules and guidance, and such issuance will not reduce the number of Shares available for issuance under the Plan. The following actions do not result in an issuance of Shares under the Plan and accordingly do not reduce the number of Shares subject to the Share Pool and available for issuance under the Plan: (1) the expiration or termination of any portion of an Award without the shares covered by such portion of the Award having been issued, (2) the settlement of any portion of an Award in cash (i.e., the Participant receives cash rather than Shares), (3) the withholding of Shares that would otherwise be issued by the Company to satisfy the exercise, strike or purchase price of an Award; or (4) the withholding of Shares that would otherwise be issued by the

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Company to satisfy a tax withholding obligation in connection with an Award. The following Shares previously issued pursuant to an Award and accordingly initially deducted from the Share Pool will be added back to the Share Pool and again become available for issuance under the Plan: (1) any Shares that are forfeited back to or repurchased by the Company because of a failure to meet a contingency or condition required for the vesting of such Shares; (2) any Shares that are reacquired by the Company to satisfy the exercise, strike or purchase price of an Award; and (3) any Shares that are reacquired by the Company to satisfy a tax withholding obligation in connection with an Award.

(f)    Source of Shares. Shares delivered by the Company in settlement of Awards may be authorized and unissued Shares, Shares held in the treasury of the Company, Shares purchased on the open market or by private purchase, or a combination of the foregoing.

(g)    Substitute Awards. Substitute Awards shall not reduce the Shares authorized for grant under the Plan. Additionally, in the event that a company acquired by the Company or with which the Company combines has shares available under a pre-existing plan approved by stockholders and not approved in contemplation or such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for grant under the Plan; provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not employed by or providing services to the Company immediately prior to such acquisition or combination. Notwithstanding the foregoing, Substitute Awards issued or intended as “incentive stock options” within the meaning of Section 422 of the Code shall be counted against the aggregate number of Incentive Stock Options available under the Plan.

6.    Eligibility. Participation shall be for Eligible Persons who have been selected by the Committee or its delegate to receive grants under the Plan (each such Eligible Person, a “Participant”). Holders of options and other types of awards granted by a company acquired by the Company or with which the Company combines are eligible for grants of Substitute Awards under the Plan to the extent permitted under applicable regulations of any stock exchange on which the Company is listed.

7.    Options.

(a)    Generally. Each Option shall be subject to the conditions set forth in the Plan and in the applicable Award Agreement. All Options granted under the Plan shall be Nonqualified Stock Options unless the Award Agreement expressly states otherwise. Incentive Stock Options shall be granted subject to and in compliance with Section 422 of the Code, and only to Eligible Persons who are employees of the Company and who are eligible to receive an Incentive Stock Option under the Code. If for any reason an Option intended to be an Incentive Stock Option (or any portion thereof) shall not qualify as an Incentive Stock Option, then, to the extent of such nonqualification, such Option or portion thereof shall be regarded as a Nonqualified Stock Option properly granted under the Plan.

(b)    Exercise Price. The exercise price per Share for each Option, which is the purchase price per Share underlying the Option, shall be determined by the Committee at the time of grant and, except in the case of a Substitute Award, such exercise price shall not be less than 100% of the Fair Market Value of a Share on the date of grant of such Option.

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(c)    Vesting, Exercise and Expiration. The Committee shall determine the manner and timing of vesting, exercise and expiration of Options. The period between the date of grant and the scheduled expiration date of the Option (“Option Period”) shall not exceed 10 years, unless the Option Period (other than in the case of an Incentive Stock Option) would expire at a time when trading in the Shares is prohibited by the Company’s insider-trading policy or a Company-imposed “blackout period,” in which case, unless otherwise provided by the Committee, the Option Period may be extended automatically until the 30th day following the expiration of such prohibition (so long as such extension shall not violate Section 409A of the Code) or the Committee may provide for the automatic exercise of such Option prior to the expiration of the Option Period. The Committee may accelerate the vesting and/or exercisability of any Option, which acceleration shall not affect any other terms and conditions of such Option.

(d)    Method of Exercise and Form of Payment. No Shares shall be delivered pursuant to any exercise of an Option until the Participant has paid the exercise price to the Company in full, and an amount equal to any applicable U.S. federal, state and local income and employment taxes and non-U.S. income and employment taxes, social contributions and any other tax-related items required to be withheld. Options may be exercised by delivery of written or electronic notice of exercise to the Company or its designee (including a third-party administrator) in accordance with the terms of the Option and the Award Agreement, accompanied by payment of the exercise price and such applicable taxes. The exercise price and delivery of all applicable required withholding taxes shall be payable (i) in cash or by check or cash equivalent or (ii) by such other method as the Committee may permit, in its sole discretion, including without limitation: (A) in the form of other property (including previously owned Shares; provided that such Shares are not subject to any pledge or other security interest) having a Fair Market Value on the date of exercise equal to the exercise price and all applicable required withholding taxes; (B) if there is a public market for the Shares at such time, by means of a broker-assisted “cashless exercise” pursuant to which the Company or its designee (including third-party administrators) is delivered a copy of irrevocable instructions to a stockbroker to sell the Shares otherwise deliverable upon the exercise of the Option and to deliver promptly to the Company an amount equal to the exercise price and all applicable required withholding taxes against delivery of the Shares to settle the applicable trade; or (C) by means of a “net exercise” procedure effected by withholding the minimum number of Shares otherwise deliverable in respect of an Option that are needed to pay for the exercise price and all applicable required withholding taxes. In all events of cashless or net exercise, any fractional Shares shall be settled in cash.

(e)    Notification upon Disqualifying Disposition of an Incentive Stock Option. Each Participant awarded an Incentive Stock Option under the Plan shall notify the Company in writing immediately after the date on which the Participant makes a disqualifying disposition of any Share acquired pursuant to the exercise of such Incentive Stock Option. A disqualifying disposition is any disposition (including, without limitation, any sale) of such Share before the later of (i) two years after the date of grant of the Incentive Stock Option and (ii) one year after the date of exercise of the Incentive Stock Option. The Company may, if determined by the Committee and in accordance with procedures established by the Committee, retain possession, as agent for the applicable Participant, of any Share acquired pursuant to the exercise of an Incentive Stock Option until the end of the period described in the preceding sentence, subject to complying with any instruction from such Participant as to the sale of such Share.

(f)    Compliance with Laws. Notwithstanding the foregoing, in no event shall the Participant be permitted to exercise an Option in a manner that the Committee determines would violate the Sarbanes-Oxley Act of 2002, or any other applicable law or the applicable rules and regulations of the Securities and Exchange Commission or the applicable rules and regulations of any securities exchange or inter-dealer quotation service on which the Shares of the Company are listed or quoted.

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(g)    Incentive Stock Option Grants to 10% Stockholders. Notwithstanding anything to the contrary in this Section 7, if an Incentive Stock Option is granted to a Participant who owns stock representing more than 10 percent of the voting power of all classes of stock of the Company or of a parent or subsidiary of the Company (within the meaning of Sections 424(e) and 424(f) of the Code), the Option Period shall not exceed five years from the date of grant of such Option and the exercise price shall be at least 110% of the Fair Market Value (on the date of grant) of the shares subject to the Option.

(h)    $100,000 Per Year Limitation for Incentive Stock Options. To the extent that the aggregate Fair Market Value (determined as of the date of grant) of Shares for which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (under all plans of the Company) exceeds $100,000, such excess Incentive Stock Options shall be treated as Nonqualified Stock Options.

8.    Stock Appreciation Rights (SARs).

(a)    Generally. Each SAR shall be subject to the conditions set forth in the Plan and in the applicable Award Agreement.

(b)    Exercise Price. The exercise or hurdle price per Share for each SAR shall be determined by the Committee at the time of grant and, except in the case of a Substitute Award, such exercise or hurdle price shall not be less than 100% of the Fair Market Value of a Share on the date of grant of such SAR.

(c)    Vesting, Exercise and Expiration. The Committee shall determine the manner and timing of vesting, exercise and expiration of SARs. The period between the date of grant and the scheduled expiration of the SAR (the “SAR Period”) shall not exceed 10 years, unless the SAR Period would expire at a time when trading in the Shares is prohibited by the Company’s insider-trading policy or a Company-imposed “blackout period,” in which case, unless otherwise provided by the Committee, the SAR Period may be extended automatically until the 30th day following the expiration of such prohibition (so long as such extension shall not violate Section 409A of the Code) or the Committee may provide for the automatic exercise of such SAR prior to the expiration of the SAR Period. The Committee may accelerate the vesting and/or exercisability of any SAR, which acceleration shall not affect any other terms and conditions of such SAR.

(d)    Method of Exercise and Form of Payment. SARs may be exercised by delivery of written or electronic notice of exercise to the Company or its designee (including a third-party administrator) in accordance with the terms of the SAR and the Award Agreement, specifying the number of SARs to be exercised and the date on which such SARs were awarded. Upon the exercise of a SAR, the Company shall pay to the holder thereof an amount equal to the number of Shares subject to the SAR that are being exercised multiplied by the excess, if any, of the Fair Market Value of one Share on the exercise date over the exercise price, less an amount equal to any applicable U.S. federal, state and local income and employment taxes and non-U.S. income and employment taxes, social contributions and any other tax-related items required to be withheld. The Company shall pay such amount in cash, in Shares valued at Fair Market Value as determined on the date of exercise, or any combination thereof, as determined by the Committee. Any fractional Shares shall be settled in cash.

9.    Restricted Stock and Restricted Stock Units.

(a)    Generally. Each Restricted Stock and Restricted Stock Unit shall be subject to the conditions set forth in the Plan and the applicable Award Agreement. The Committee shall establish restrictions applicable to Restricted Stock and Restricted Stock Units, including the period over which the

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restrictions shall apply (the “Restricted Period”), and the time or times at which Restricted Stock or Restricted Stock Units shall become vested. The Committee may accelerate the vesting and/or the lapse of any or all of the restrictions on Restricted Stock and Restricted Stock Units, which acceleration shall not affect any other terms and conditions of such Awards. No Share shall be issued at the time an Award of Restricted Stock Units is made, and the Company will not be required to set aside a fund for the payment of any such Award.

(b)    Stock Certificates; Escrow or Similar Arrangement. Upon the grant of Restricted Stock, the Committee shall cause Share(s) to be registered in the name of the Participant, which may be evidenced in any manner the Committee may deem appropriate, including in book-entry form subject to the Company’s directions or the issuance of a stock certificate registered in the name of the Participant. In such event, the Committee may provide that such certificates shall be held by the Company or in escrow rather than delivered to the Participant pending vesting and release of restrictions, in which case the Committee may require the Participant to execute and deliver to the Company or its designee (including third-party administrators) (i) an escrow agreement satisfactory to the Committee, if applicable, and (ii) the appropriate stock power (endorsed in blank) with respect to the Restricted Stock.

(d)    Voting and Rights as a Stockholder. Subject to the restrictions set forth in the applicable Award Agreement, a Participant generally shall have the rights and privileges of a stockholder with respect to Awards of Restricted Stock, including, without limitation, the right to vote such Shares of Restricted Stock and the right to receive dividends. Unless otherwise provided by the Committee or in an Award Agreement, a Restricted Stock Unit shall not convey to the Participant the rights and privileges of a stockholder with respect to the Share subject to the Restricted Stock Unit, such as the right to vote or the right to receive dividends, unless and until a Share is issued to the Participant to settle the Restricted Stock Unit.

(e)    Restrictions; Forfeiture. Restricted Stock and Restricted Stock Units awarded to the Participant shall be subject to forfeiture until the expiration of the Restricted Period and the attainment of any other vesting criteria established by the Committee, and shall be subject to the restrictions on transferability set forth in the Award Agreement. Unless otherwise provided by the Committee, in the event of any forfeiture, all rights of the Participant to such Restricted Stock (or as a stockholder with respect thereto) and to such Restricted Stock Units, as applicable, shall terminate without further action or obligation on the part of the Company. The Committee shall have the authority to remove any or all of the restrictions on the Restricted Stock and Restricted Stock Units whenever it may determine that, by reason of changes in applicable laws or other changes in circumstances arising after the date of grant of the Restricted Stock Award or Restricted Stock Unit Award, such action is appropriate.

(f)    Delivery of Restricted Stock and Settlement of Restricted Stock Units.

(i)    Upon the expiration of the Restricted Period with respect to any Shares of Restricted Stock and the attainment of any other vesting criteria, the restrictions set forth in the applicable Award Agreement shall be of no further force or effect, except as set forth in the Award Agreement. If an escrow arrangement is used, upon such expiration the Company shall deliver to the Participant or such Participant’s beneficiary or Permitted Transferee (via book-entry notation or, if applicable, in stock certificate form) the Shares of Restricted Stock with respect to which the Restricted Period has expired (rounded down to the nearest full Share). To the extent provided in an Award Agreement, dividends, if any, that may have been withheld by the Company and attributable to the Restricted Stock shall be distributed to the Participant in cash or in Shares (or a combination of cash and Shares) having a Fair Market Value (on the date of distribution) equal to the amount of such dividends, upon the release of restrictions on the Restricted Stock.

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(ii)    Unless otherwise provided by the Committee in an Award Agreement, upon the expiration of the Restricted Period and the attainment of any other vesting criteria established by the Committee in the applicable Award Agreement, with respect to any outstanding Restricted Stock Units, the Company shall deliver to the Participant, or such Participant’s beneficiary (via book-entry notation or, if applicable, in stock certificate form), one Share (or other securities or other property, as applicable) for each such outstanding Restricted Stock Unit that has not then been forfeited and with respect to which the Restricted Period has expired and any other such vesting criteria are attained (“Released Unit”); provided, however, that the Committee may elect to (A) pay cash or part cash and part Shares in lieu of delivering only Shares in respect of such Released Units or (B) defer the delivery of Shares (or cash or part Shares and part cash, as the case may be) beyond the expiration of the Restricted Period if such extension would not cause adverse tax consequences under Section 409A of the Code. If a cash payment is made in lieu of delivering Shares, the amount of such payment shall be equal to the Fair Market Value of the Shares as of the date on which the Shares would have otherwise been delivered to the Participant in respect of such Restricted Stock Units. To the extent provided in an Award Agreement, dividend equivalents, if any, that may have been withheld by the Company and attributable to the Restricted Stock Units shall be distributed to the Participant in cash or in Shares (or a combination of cash and Shares) having a Fair Market Value (on the date of distribution) equal to the amount of such dividends, upon the release of restrictions on the Restricted Stock Units.

(g)    Legends on Restricted Stock. Each certificate representing Shares of Restricted Stock awarded under the Plan, if any, shall bear as appropriate a legend substantially in the form of the following in addition to any other information the Company deems appropriate until the lapse of all restrictions with respect to such Shares:

TRANSFER OF THIS CERTIFICATE AND THE SHARES REPRESENTED HEREBY IS RESTRICTED PURSUANT TO THE TERMS OF THE D-WAVE QUANTUM INC. 2022 EQUITY INCENTIVE PLAN AND A RESTRICTED STOCK AWARD AGREEMENT, DATED AS OF                     , BETWEEN D-WAVE QUANTUM INC. AND                     . A COPY OF SUCH PLAN AND AWARD AGREEMENT IS ON FILE AT THE PRINCIPAL EXECUTIVE OFFICE OF D-WAVE QUANTUM INC.

10.    Other Stock-Based Awards and Other Cash-Based Awards. The Committee may issue unrestricted Shares, rights to receive future grants of Awards, or other Awards denominated in Shares (including performance shares or performance units), or Awards that provide for cash payments based in whole or in part on the value or future value of Shares (“Other Stock-Based Awards”) and Other Cash-Based Awards under the Plan to Eligible Persons, alone or in tandem with other Awards, in such amounts as the Committee shall from time to time determine. Each Other Stock-Based Award shall be evidenced by an Award Agreement, which may include conditions including, without limitation, the payment by the Participant of the Fair Market Value of such Shares on the date of grant. Each Other Cash-Based Award granted under the Plan shall be evidenced in such form as the Committee may determine from time to time.

11.    Changes in Capital Structure and Similar Events. In the event of (a) any dividend (other than regular cash dividends) or other distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, amalgamation, consolidation, split-up, split-off, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to acquire Shares or other securities of the Company, or other similar corporate transaction or event (including, without limitation, a Change in

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Control) that affects the Shares or (b) unusual or nonrecurring events (including, without limitation, a Change in Control) affecting the Company, or the financial statements of the Company, or changes in applicable rules, rulings, regulations or other requirements of any governmental body or securities exchange or inter-dealer quotation service, accounting principles or law, such that in any case an adjustment is determined by the Committee to be necessary or appropriate, then the Committee shall (other than with respect to Other Cash-Based Awards), to the extent permitted under Section 409A of the Code, make any such adjustments in such manner as it may deem equitable, including, without limitation, any or all of the following:

(i)    adjusting any or all of (A) the number of Shares or other securities of the Company (or number and kind of other securities or other property) that may be delivered in respect of Awards or with respect to which Awards may be granted under the Plan (including, without limitation, adjusting any or all of the limitations under Section 5 of the Plan) and (B) the terms of any outstanding Award, including, without limitation, (1) the number of Shares or other securities of the Company (or number and kind of other securities or other property) subject to outstanding Awards or to which outstanding Awards relate, (2) the exercise price with respect to any Award and/or (3) any applicable performance measures (including, without limitation, Performance Conditions and performance periods);

(ii)    providing for a substitution or assumption of Awards (including awards in respect of an acquired company), accelerating the delivery, vesting and/or exercisability of, lapse of restrictions and/or other conditions on, or termination of, Awards or providing for a period of time (which shall not be required to be more than ten (10) days) for Participants to exercise outstanding Awards prior to the occurrence of such event (and any such Award not so exercised shall terminate or become no longer exercisable upon the occurrence of such event); and

(iii)    cancelling any one or more outstanding Awards (including awards in respect of an acquired company) and causing to be paid to the holders thereof, in cash, Shares, other securities or other property, or any combination thereof, the value of such Awards, if any, as determined by the Committee (which, if applicable, may be based upon the price per Share received or to be received by other stockholders of the Company in such event), including, without limitation, in the case of an outstanding Option or SAR, a cash payment in an amount equal to the excess, if any, of the Fair Market Value (as of a date specified by the Committee) of the Shares subject to such Option or SAR over the aggregate exercise price of such Option or SAR, respectively (it being understood that, in such event, any Option or SAR having a per Share exercise price equal to, or in excess of, the Fair Market Value (as of the date specified by the Committee) of a Share subject thereto may be canceled and terminated without any payment or consideration therefor);

provided, however, that the Committee shall make an equitable or proportionate adjustment to outstanding Awards to reflect any “equity restructuring” (within the meaning of the Financial Accounting Standards Codification Topic 718 (or any successor pronouncement thereto)). Except as otherwise determined by the Committee, any adjustment in Incentive Stock Options under this Section 11 (other than any cancellation of Incentive Stock Options) shall be made only to the extent not constituting a “modification” within the meaning of Section 424(h)(3) of the Code, and any adjustments under this Section 11 shall be made in a manner that does not adversely affect the exemption provided pursuant to Rule 16b-3 promulgated under the Exchange Act. Any such adjustment hereunder, upon notice, shall be conclusive and binding for all purposes. In anticipation of the occurrence of any event listed in the first sentence of this Section 11, for reasons of administrative convenience, the Committee in its sole discretion may refuse to permit the exercise of any Award or as it otherwise may determine during a period of up to 30 days prior to, and/or up to 30 days after, the anticipated occurrence of any such event.

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For the sake of clarity, as a condition to the receipt of an Award under this Plan, a Participant will be deemed to have agreed that the Award will be subject to the terms of any agreement governing any transaction (including a Change in Control) described in the foregoing provisions of this Section 11, including, without limitation, a provision for the appointment of a stockholder representative that is authorized to act on the Participant’s behalf with respect to any escrow, indemnities and any contingent consideration.

12.    Effect of Termination of Service or a Change in Control on Awards.

(a)    Termination. To the extent permitted under Section 409A of the Code, the Committee may provide, by rule or regulation or in any applicable Award Agreement, or may determine in any individual case, the circumstances in which, and to the extent to which, an Award may be exercised, settled, vested, paid or forfeited in the event of the Participant’s termination of service prior to the end of a performance period or vesting, exercise or settlement of such Award.

(b)    Change in Control. The provisions of this Section 12(b) shall apply only in the case an applicable Award Agreement specifically provides that it shall apply. Except to the extent otherwise provided in an Award Agreement, or any applicable employment, consulting, change-in-control, severance or other agreement between the Participant and the Company, in the event of a Change in Control, notwithstanding any provision of the Plan to the contrary:

(i)    If the acquirer or successor company in such Change in Control has agreed to provide for the substitution, assumption, exchange or other continuation of Awards granted pursuant to the Plan, then, if the Participant’s employment with or service to the Company is terminated by the Company without Cause (and other than due to death or Disability) on or within 12 months following a Change in Control, then unless otherwise provided by the Committee, all Options and SARs held by such Participant shall become immediately exercisable with respect to 100% of the shares subject to such Options and SARs, and that the Restricted Period (and any other conditions) shall expire immediately with respect to 100% of the shares of Restricted Stock and Restricted Stock Units and any other Awards (other than an Other Cash-Based Award) held by such Participant (including a waiver of any applicable Performance Conditions); provided that if the vesting or exercisability of any Award would otherwise be subject to the achievement of Performance Conditions, the portion of such Award that shall become fully vested and immediately exercisable shall be based on the assumed achievement of actual or target performance as determined by the Committee.

(ii)    If the acquirer or successor company in such Change in Control has not agreed to provide for the substitution, assumption, exchange or other continuation of Awards granted pursuant to the Plan, then unless otherwise provided by the Committee, all Options and SARs held by such Participant shall become immediately exercisable with respect to 100% of the shares subject to such Options and SARs, and the Restricted Period (and any other conditions) shall expire immediately with respect to 100% of the shares of Restricted Stock and Restricted Stock Units and any other Awards (other than an Other Cash-Based Award) held by such Participant (including a waiver of any applicable Performance Conditions); provided that if the vesting or exercisability of any Award would otherwise be subject to the achievement of Performance Conditions, the portion of such Award that shall become fully vested and immediately exercisable shall be based on the assumed achievement of actual or target performance as determined by the Committee.

(iii)    In addition, the Committee may upon at least ten (10) days’ advance notice to the affected Participants, cancel any outstanding Award and pay to the holders thereof, in cash,

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securities or other property (including of the acquiring or successor company), or any combination thereof, the value of such Awards based upon the price per Share received or to be received by other stockholders of the Company in the event (it being understood that any Option or SAR having a per-share exercise or hurdle price equal to, or in excess of, the Fair Market Value (as of the date specified by the Committee) of a Share subject thereto may be canceled and terminated without any payment or consideration therefor). Notwithstanding the above, the Committee shall exercise such discretion over the timing of settlement of any Award subject to Code Section 409A at the time such Award is granted.

To the extent practicable, the provisions of this Section 12(b) shall occur in a manner and at a time that allows affected Participants the ability to participate in the Change in Control transaction with respect to the Shares subject to their Awards.

13.    Deferred Awards. The Committee is authorized, subject to limitations under applicable law, to grant to Participants Deferred Awards, which may be a right to receive Shares or cash under the Plan (either independently or as an element of or supplement to any other Award under the Plan), including, as may be required by any applicable law or regulations or determined by the Committee, in lieu of any annual bonus, commission or retainer that may be payable to a Participant under any applicable, bonus, commission or retainer plan or arrangement. The Committee shall determine the terms and conditions of such Deferred Awards, including, without limitation, the method of converting the amount of annual bonus into a Deferred Award, if applicable, and the form, vesting, settlement, forfeiture and cancellation provisions or any other criteria, if any, applicable to such Deferred Awards. Shares underlying a Share-denominated Deferred Award, which is subject to a vesting schedule or other conditions or criteria, including forfeiture or cancellation provisions, set by the Committee shall not be issued until or following the date that those conditions and criteria have been satisfied. Deferred Awards shall be subject to such restrictions as the Committee may impose (including any limitation on the right to vote a Share underlying a Deferred Award or the right to receive any dividend, dividend equivalent or other right), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise, as the Committee may deem appropriate. The Committee may determine the form or forms (including cash, Shares, other Awards, other property or any combination thereof) in which payment of the amount owing upon settlement of any Deferred Award may be made.

14.    Amendments and Termination.

(a)    Amendment and Termination of the Plan. The Board may amend, alter, suspend, discontinue or terminate the Plan or any portion thereof at any time; provided that no such amendment, alteration, suspension, discontinuance or termination shall be made without stockholder approval if such approval is necessary to comply with any tax or regulatory requirement applicable to the Plan (including, without limitation, as necessary to comply with any applicable rules or requirements of any securities exchange or inter-dealer quotation service on which the Shares may be listed or quoted, for changes in GAAP to new accounting standards); provided, further, that any such amendment, alteration, suspension, discontinuance or termination that would materially and adversely affect the rights of any Participant or any holder or beneficiary of any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant, holder or beneficiary, unless the Committee determines that such amendment, alteration, suspension, discontinuance or termination is either required or advisable in order for the Company, the Plan or the Award to satisfy any applicable law or regulation. No Awards may be granted or awarded during any period of suspension, after termination of the Plan or after the Expiration Date.

(b)    Amendment of Award Agreements. The Committee may, to the extent not inconsistent with the terms of any applicable Award Agreement or the Plan, waive any conditions or rights under,

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amend any terms of, or alter, suspend, discontinue, cancel or terminate, any Award theretofore granted or the associated Award Agreement, prospectively or retroactively (including after the Participant’s termination of employment or service with the Company); provided that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would materially and adversely affect the rights of any Participant with respect to any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant unless the Committee determines that such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination is either required or advisable in order for the Company, the Plan or the Award to satisfy any applicable law or regulation. For clarity, unless otherwise required by applicable law, no shareholder approval shall be required for any of the following amendments: (i) the Committee reduces the exercise price of any Option or of any SAR, (ii) the Committee cancels any outstanding Option or SAR and replaces it with a new Option or SAR (with a lower exercise price, as the case may be) or other Award or cash in a manner that would either (A) be reportable on the Company’s proxy statement or Form 10-K (if applicable) as Options that have been “repriced” (as such term is used in Item 402 of Regulation S-K promulgated under the Exchange Act) or (B) result in any “repricing” for financial statement reporting purposes (or otherwise cause the Award to fail to qualify for equity accounting treatment), (iii) take any other action that is considered a “repricing” for purposes of the stockholder approval rules of the applicable securities exchange or inter-dealer quotation service on which the Share is listed or quoted and/or (iv) cancel any outstanding Option or SAR that has a per Share exercise price (as applicable) at or above the Fair Market Value of a Share on the date of cancellation, and pay any consideration to the holder thereof, whether in cash, securities or other property, or any combination thereof.

15.    General.

(a)    Award Agreements; Other Agreements. Each Award (other than an Other Cash-Based Award) under the Plan shall be evidenced by an Award Agreement, which shall be delivered (whether in written or electronic form) to the Participant and shall specify the terms and conditions of the Award and any rules applicable thereto. In the event of any conflict between the terms of the Plan and any Award Agreement or employment, change-in-control, severance or other agreement in effect with the Participant, the terms of the Plan shall control.

(b)    Nontransferability.

(i)    Each Award shall be exercisable only by the Participant during the Participant’s lifetime or, if permissible under applicable law or the Plan, by the Participant’s legal guardian or representative or beneficiary or Permitted Transferee. No Award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Participant other than by will or by the laws of descent and distribution or as set forth below in clause (ii), and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company; provided that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.

(ii)    Notwithstanding the foregoing, the Committee may permit Awards (other than Incentive Stock Options) to be transferred by the Participant, without consideration, subject to such rules as the Committee may adopt, to (A) any person who is a “family member” of the Participant, as such term is used in the instructions to Form S-8 under the Securities Act or any successor form of registration statements promulgated by the Securities and Exchange Commission (collectively, the “Immediate Family Members”); (B) a trust solely for the benefit of the Participant or the Participant’s Immediate Family Members; (C) a partnership or limited liability company whose only partners or stockholders are the Participant and the Participant’s Immediate Family Members; or (D) any other transferee as may be approved either (1) by the

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Board or the Committee or (2) as provided in the applicable Award Agreement (each transferee described in clause (A), (B), (C) or (D) above is hereinafter referred to as a “Permitted Transferee”); provided that the Participant gives the Committee or its delegate advance written notice describing the terms and conditions of the proposed transfer and the Committee or its delegate notifies the Participant in writing that such a transfer would comply with the requirements of the Plan.

(iii)    The terms of any Award transferred in accordance with the immediately preceding subsection shall apply to the Permitted Transferee, and any reference in the Plan, or in any applicable Award Agreement, to the Participant shall be deemed to refer to the Permitted Transferee, except that, unless otherwise provided by the Committee: (A) Permitted Transferees shall not be entitled to transfer any Award, other than by will or the laws of descent and distribution; (B) Permitted Transferees shall not be entitled to exercise any transferred Option unless there shall be in effect a registration statement on an appropriate form covering the Shares to be acquired pursuant to the exercise of such Option if the Committee determines, consistent with any applicable Award Agreement, that such a registration statement is necessary or appropriate; (C) the Committee or the Company shall not be required to provide any notice to a Permitted Transferee, whether or not such notice is or would otherwise have been required to be given to the Participant under the Plan or otherwise; (D) the consequences of the termination of the Participant’s employment by, or services to, the Company under the terms of the Plan and the applicable Award Agreement shall continue to be applied with respect to the transferred Award, including, without limitation, that an Option shall be exercisable by the Permitted Transferee only to the extent, and for the periods, specified in the Plan and the applicable Award Agreement; and (E) any non-competition, non-solicitation, non-disparagement, non-disclosure or other restrictive covenants contained in any Award Agreement or other agreement between the Participant and the Company or any Affiliate shall continue to apply to the Participant and the consequences of the violation of such covenants shall continue to be applied with respect to the transferred Award, including without limitation the clawback, forfeiture and detrimental conduct provisions of Section 15(u) of the Plan.

(c)    Dividends and Dividend Equivalents. The Committee may specify in the applicable Award Agreement that any or all dividends, dividend equivalents or other distributions, as applicable, paid on Awards of Restricted Stock or Restricted Stock Units prior to vesting or settlement, as applicable, be paid either in cash or in additional Shares and either on a current or deferred basis and that such dividends, dividend equivalents or other distributions may be reinvested in additional Shares, which may be subject to the same restrictions as the underlying Awards.

(d)    No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or an Award, and the Committee shall determine whether cash or other securities shall be paid or transferred in lieu of any fractional Shares, or whether such fractional Shares or any rights thereto shall be cancelled, terminated or otherwise eliminated.

(e)    Tax Withholding.

(i)    The Participant shall be required to pay to the Company or any Affiliate, and the Company or any Affiliate shall have the right (but not the obligation) and is hereby authorized to withhold, from any cash, Shares, other securities or other property deliverable under any Award or from any compensation or other amounts owing to the Participant, the amount (in cash, Shares, other securities or other property) of any required withholding taxes (up to the maximum permissible withholding amounts) in respect of an Award, its exercise, or any payment or transfer

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under an Award or under the Plan and to take such other action that the Committee or the Company deems necessary to satisfy all obligations for the payment of such withholding taxes.

(ii)    Without limiting the generality of paragraph (i) above, the Committee may permit the Participant to satisfy, in whole or in part, the foregoing withholding liability by (A) payment in cash, (B) the delivery of Shares (which Shares are not subject to any pledge or other security interest) owned by the Participant having a Fair Market Value on such date equal to such withholding liability or (C) having the Company withhold from the number of Shares otherwise issuable or deliverable pursuant to the exercise or settlement of the Award a number of Shares with a Fair Market Value on such date equal to such withholding liability. In addition, subject to any requirements of applicable law, the Participant may also satisfy the tax withholding obligations by other methods, including selling Shares that would otherwise be available for delivery; provided that the Board or the Committee has specifically approved such payment method in advance.

(f)    No Claim to Awards; No Rights to Continued Employment, Directorship or Engagement. No employee, Director of the Company, consultant providing service to the Company, or other person shall have any claim or right to be granted an Award under the Plan or, having been selected for the grant of an Award, to be selected for a grant of any other Award. There is no obligation for uniformity of treatment of Participants or holders or beneficiaries of Awards. The terms and conditions of Awards and the Committee’s determinations and interpretations with respect thereto need not be the same with respect to each Participant and may be made selectively among Participants, whether or not such Participants are similarly situated. Neither the Plan nor any action taken hereunder shall be construed as giving any Participant any right to be retained in the employ or service of the Company, or to continue in the employ or the service of the Company, nor shall it be construed as giving any Participant who is a Director any rights to continued service on the Board.

(g)    International Participants. With respect to Participants who reside or work outside of the United States or are subject to non-U.S. legal restrictions or regulations, the Committee may amend the terms of the Plan or appendices thereto, or outstanding Awards, with respect to such Participants, in order to conform such terms with or accommodate the requirements of local laws, procedures or practices or to obtain more favorable tax or other treatment for the Participant, the Company or its Affiliates. Without limiting the generality of this subsection, the Committee is specifically authorized to adopt rules, procedures and sub-plans with provisions that limit or modify rights on death, disability, retirement or other terminations of employment, available methods of exercise or settlement of an Award, payment of income, social insurance contributions or payroll taxes, withholding procedures and handling of any stock certificates or other indicia of ownership that vary with local requirements. The Committee may also adopt rules, procedures or sub-plans applicable to particular Affiliates or locations.

(h)    Beneficiary Designation. The Participant’s beneficiary shall be the Participant’s spouse (or domestic partner if such status is recognized by the Company and in such jurisdiction) or, if the Participant is otherwise unmarried at the time of death, the Participant’s estate, except to the extent that a different beneficiary is designated in accordance with procedures that may be established by the Committee from time to time for such purpose. Notwithstanding the foregoing, in the absence of a beneficiary validly designated under such Committee-established procedures and/or applicable law who is living (or in existence) at the time of death of a Participant residing or working outside the United States, any required distribution under the Plan shall be made to the executor or administrator of the estate of the Participant, or to such other individual as may be prescribed by applicable law.

(i)    Termination of Employment or Service. The Committee, in its sole discretion, shall determine the effect of all matters and questions related to the termination of employment of or service of

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a Participant. Unless determined otherwise by the Committee: (i) neither a temporary absence from employment or service due to illness, vacation or leave of absence (including, without limitation, a call to active duty for military service through a Reserve or National Guard unit) nor a transfer from employment or service with the Company to employment or service with an Affiliate (or vice versa) shall be considered a termination of employment or service with the Company; and (ii) if the Participant’s employment with the Company terminates, but such Participant continues to provide services with such Company in a non-employee capacity (including as a non-employee Director) (or vice versa), such change in status shall not be considered a termination of employment or service with the Company for purposes of the Plan.

(j)    No Rights as a Stockholder. Except as otherwise specifically provided in the Plan or any Award Agreement, no person shall be entitled to the privileges of ownership in respect of Shares that are subject to Awards hereunder until such Shares have been issued or delivered to that person.

(k)    Government and Other Regulations.

(i)    Nothing in the Plan shall be deemed to authorize the Committee or Board or any members thereof to take any action contrary to applicable law or regulation, or rules of the NYSE or any other securities exchange or inter-dealer quotation service on which the Shares are listed or quoted.

(ii)    The obligation of the Company to settle Awards in Shares or other consideration shall be subject to all applicable laws, rules and regulations, and to such approvals by governmental agencies as may be required. Notwithstanding any terms or conditions of any Award to the contrary, the Company shall be under no obligation to offer to sell or to sell, and shall be prohibited from offering to sell or selling, any Shares pursuant to an Award unless such Shares have been properly registered for sale pursuant to the Securities Act with the Securities and Exchange Commission or unless the Company has received an opinion of counsel, satisfactory to the Company, that such Shares may be offered for sale or sold without such registration pursuant to and in compliance with the terms of an available exemption. The Company shall be under no obligation to register for sale under the Securities Act any of the Shares to be offered for sale or sold under the Plan. The Committee shall have the authority to provide that all Shares or other securities of the Company delivered under the Plan shall be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the Plan, the applicable Award Agreement, U.S. federal securities laws, or the rules, regulations and other requirements of the U.S. Securities and Exchange Commission, any securities exchange or inter-dealer quotation service upon which such Shares or other securities of the Company are then listed or quoted and any other applicable federal, state, local or non-U.S. laws, rules, regulations and other requirements, and, without limiting the generality of Section 9 of the Plan, the Committee may cause a legend or legends to be put on any such certificates of Shares or other securities of the Company delivered under the Plan to make appropriate reference to such restrictions or may cause such Shares or other securities of the Company delivered under the Plan in book-entry form to be held subject to the Company’s instructions or subject to appropriate stop-transfer orders. Notwithstanding any provision in the Plan to the contrary, the Committee reserves the right to add any additional terms or provisions to any Award granted under the Plan that it in its sole discretion deems necessary or advisable in order that such Award complies with the legal requirements of any governmental entity to whose jurisdiction the Award is subject.

(iii)    The Committee may cancel an Award or any portion thereof if it determines that legal or contractual restrictions and/or blockage and/or other market considerations would make

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the Company’s acquisition of Shares from the public markets, the Company’s issuance of Shares to the Participant, the Participant’s acquisition of Shares from the Company and/or the Participant’s sale of Shares to the public markets illegal, impracticable or inadvisable. If the Committee determines to cancel all or any portion of an Award in accordance with the foregoing, unless prevented by applicable laws, the Company shall pay to the Participant an amount equal to the excess of (A) the aggregate Fair Market Value of the Shares subject to such Award or portion thereof canceled (determined as of the applicable exercise date, or the date that the Shares would have been vested or delivered, as applicable), over (B) the aggregate exercise price (in the case of an Option or SAR) or any amount payable as a condition of delivery of Shares (in the case of any other Award). Such amount shall be delivered to the Participant as soon as practicable following the cancellation of such Award or portion thereof.

(l)    Payments to Persons Other Than Participants. If the Committee shall find that any person to whom any amount is payable under the Plan is unable to care for such person’s affairs because of illness or accident, or is a minor, or has died, then any payment due to such person or such person’s estate (unless a prior claim therefor has been made by a duly appointed legal representative or a beneficiary designation form has been filed with the Company) may, if the Committee so directs the Company, be paid to such person’s spouse, child or relative, or an institution maintaining or having custody of such person, or any other person deemed by the Committee to be a proper recipient on behalf of such person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Committee and the Company therefor.

(m)    Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options or awards otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

(n)    No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company, on the one hand, and the Participant or other person or entity, on the other hand. No provision of the Plan or any Award shall require the Company, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or to otherwise segregate any assets, nor shall the Company maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Participants shall have no rights under the Plan other than as unsecured general creditors of the Company.

(o)    Reliance on Reports. Each member of the Committee and each member of the Board (and each such member’s respective designees) shall be fully justified in acting or failing to act, as the case may be, and shall not be liable for having so acted or failed to act in good faith, in reliance upon any report made by the independent, registered public accounting firm of the Company and/or any other information furnished in connection with the Plan by any agent of the Company or the Committee or the Board, other than such member or designee.

(p)    Relationship to Other Benefits. No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, profit-sharing, group insurance or other benefit plan of the Company except as otherwise specifically provided in such other plan.

(q)    Governing Law. The Plan shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to principles of conflicts of laws thereof, or principles of conflicts of laws of any other jurisdiction that could cause the application of the laws of any jurisdiction other than the State of Delaware.

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(r)    Severability. If any provision of the Plan or any Award or Award Agreement is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or as to any person or entity or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or, if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be construed or deemed stricken as to such jurisdiction, person or entity or Award, and the remainder of the Plan and any such Award shall remain in full force and effect.

(s)    Obligations Binding on Successors. The obligations of the Company under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Company, or upon any successor corporation or organization succeeding to all or substantially all of the assets and business of the Company.

(t)    Section 409A of the Code.

(i)    It is intended that the Plan comply with Section 409A of the Code, and all provisions of the Plan shall be construed and interpreted in a manner consistent with the requirements for avoiding taxes or penalties under Section 409A of the Code. Each Participant is solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on or in respect of such Participant in connection with the Plan or any other plan maintained by the Company, including any taxes and penalties under Section 409A of the Code, and the Company shall have no obligation to indemnify or otherwise hold such Participant or any beneficiary harmless from any or all of such taxes or penalties. With respect to any Award that is considered “deferred compensation” subject to Section 409A of the Code, references in the Plan to “termination of employment” (and substantially similar phrases) shall mean “separation from service” within the meaning of Section 409A of the Code. For purposes of Section 409A of the Code, each of the payments that may be made in respect of any Award granted under the Plan is designated as a separate payment.

(ii)    Notwithstanding anything in the Plan to the contrary, if the Participant is a “specified employee” within the meaning of Section 409A(a)(2)(B)(i) of the Code, no payments or deliveries in respect of any Awards that are “deferred compensation” subject to Section 409A of the Code shall be made to such Participant prior to the date that is six months after the date of such Participant’s “separation from service” within the meaning of Section 409A of the Code or, if earlier, the Participant’s date of death. All such delayed payments or deliveries will be paid or delivered (without interest) in a single lump sum on the earliest date permitted under Section 409A of the Code that is also a business day.

(iii)    In the event that the timing of payments in respect of any Award that would otherwise be considered “deferred compensation” subject to Section 409A of the Code would be accelerated upon the occurrence of (A) a Change in Control, no such acceleration shall be permitted unless the event giving rise to the Change in Control satisfies the definition of a change in the ownership or effective control of a corporation, or a change in the ownership of a substantial portion of the assets of a corporation pursuant to Section 409A of the Code and any Treasury Regulations promulgated thereunder, or (B) a Disability, no such acceleration shall be permitted unless the Disability also satisfies the definition of “disability” pursuant to Section 409A of the Code and any Treasury Regulations promulgated thereunder.

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(u)    Clawback/Forfeiture. The Committee shall have full authority to implement any policies and procedures necessary to comply with Section 10D of the Exchange Act and any rules promulgated thereunder and any other regulatory regimes. Notwithstanding anything to the contrary contained herein, the Committee may cancel an Award if the Participant, without the consent of the Company, (A) has engaged in or engages in activity that is in conflict with or adverse to the interests of the Company while employed by or providing services to the Company, including fraud or conduct contributing to any financial restatements or irregularities or (B) violates a non-competition, non-solicitation, non-disparagement, non-disclosure or other similar agreement with the Company, as determined by the Committee, or if the Participant’s employment or service is terminated for Cause. In any such event the Committee may determine that the Participant will forfeit any compensation, gain or other value realized thereafter on the vesting, exercise or settlement of such Award, the sale or other transfer of such Award, or the sale of Shares acquired in respect of such Award, and must promptly repay such amounts to the Company. If the Participant receives any amount in excess of what the Participant should have received under the terms of the Award for any reason (including without limitation by reason of a financial restatement, mistake in calculations or other administrative error), all as determined by the Committee, then the Participant shall be required to promptly repay any such excess amount to the Company. In addition, the Company shall retain the right to bring an action at equity or law to enjoin the Participant’s activity and recover damages resulting from such activity. Further, to the extent required by applicable law (including, without limitation, Section 304 of the Sarbanes-Oxley Act and Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act) and/or the rules and regulations of the NYSE or any other securities exchange or inter-dealer quotation service on which the Shares are listed or quoted, or if so required pursuant to a written policy adopted by the Company, Awards shall be subject (including on a retroactive basis) to clawback, forfeiture or similar requirements (and such requirements shall be deemed incorporated by reference into all outstanding Award Agreements).

(v)    No Representations or Covenants with Respect to Tax Qualification. Although the Company may endeavor to (i) qualify an Award for favorable U.S. or non-U.S. tax treatment or (ii) avoid adverse tax treatment, the Company makes no representation to that effect and expressly disavows any covenant to maintain favorable or avoid unfavorable tax treatment. The Company shall be unconstrained in its corporate activities without regard to the potential negative tax impact on holders of Awards under the Plan.

(w)    No Interference. The existence of the Plan, any Award Agreement and the Awards granted hereunder shall not affect or restrict in any way the right or power of the Company, the Board, the Committee or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, warrants, or rights to purchase stock or of bonds, debentures, or preferred or prior preference stocks whose rights are superior to or affect the Shares or the rights thereof or that are convertible into or exchangeable for Shares, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of their assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

(x)    Expenses; Titles and Headings. The expenses of administering the Plan shall be borne by the Company. The titles and headings of the sections in the Plan are for convenience of reference only, and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

(y)    Whistleblower Acknowledgments. Notwithstanding anything to the contrary herein, nothing in this Plan or any Award Agreement will (i) prohibit a Participant from making reports of possible violations of federal law or regulation to any governmental agency or entity in accordance with the provisions of and rules promulgated under Section 21F of the Exchange Act or Section 806 of the Sarbanes-Oxley Act of 2002, or of any other whistleblower protection provisions of federal law or regulation, or (ii) require prior approval by the Company of any reporting described in clause (i).

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(z)    Lock-Up Agreements. The Committee may require a Participant receiving Shares pursuant to the Plan, as a condition precedent to receipt of such Shares, to enter into a shareholder agreement or “lock-up” agreement in such form as the Committee shall determine is necessary or desirable to further the Company’s interests.

(aa)    Restrictive Covenants. The Committee may impose restrictions on any Award with respect to non-competition, non-solicitation, non-disparagement, non-disclosure or other restrictive covenants as it deems necessary or appropriate in its sole discretion.

*    *    *

As adopted by the Board of Directors of the Company on August 5, 2022 (in connection with the completion of the initial SPAC business combination).

As approved by the stockholders of the Company on August 2, 2022.

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Exhibit 10.30

D-Wave Quantum Inc.

Employee Stock Purchase Plan

1.    Purpose. The purpose of this Employee Stock Purchase Plan (the “Plan”) of D-Wave Quantum Inc., a Delaware corporation (the “Company”), is to provide eligible Employees of the Company and its Designated Subsidiaries with a convenient opportunity to purchase Common Stock of the Company. The Plan includes two components: a 423 Component and a Non-423 Component. The Company intends (but makes no undertaking or representation to maintain) the 423 Component to qualify as an Employee Stock Purchase Plan. The provisions of the 423 Component, accordingly, will be construed in a manner that is consistent with the requirements of Section 423 of the Code (including, without limitation, extending and limiting participation, and prescribing certain terms of any Offering). Except as otherwise provided in the Plan or determined by the Board, the Non-423 Component will operate and be administered in the same manner as the 423 Component. The Plan was adopted by the Company effective as of August 5, 2022, and approved by the Company’s stockholders on August 2, 2022.

2.    Definitions. The following definitions shall apply throughout the Plan.

(a)    “423 Component” means the part of the Plan, which excludes the Non-423 Component, pursuant to which purchase rights under offerings that satisfy the requirements for an Employee Stock Purchase Plan may be granted to eligible Employees.

(b)    “Board” means the Board of Directors of the Company.

(c)    “Code” means the United States Internal Revenue Code of 1986, as amended, and any successor thereto. References to any section of the Code shall be deemed to include any regulations or other interpretative guidance under such section, and any amendments or successors thereto.

(d)    “Committee” means a committee appointed by the Board. In the absence of a contrary designation by the Board, the Compensation Committee of the Board shall be the Committee hereunder.

(e)    “Common Stock” means the common stock of the Company, par value $0.0001 per share (and any stock or other securities into which such common stock may be converted or into which it may be exchanged).

(f)    “Company” has the meaning set forth in Section 1.

(g)    “Compensation” means the base pay (determined on such date as may be established by the Committee) received by an Employee from the Company or a Designated Subsidiary. Base pay shall (i) be determined prior to any salary reduction contributions under a cafeteria plan pursuant to Section 125 of the Code, any salary reduction amounts pursuant to a qualified transportation benefit program pursuant to Section 132(f) of the Code, and any elective deferrals to a nonqualified deferred compensation plan and to a cash or deferred plan pursuant to Section 401(k) of the Code and (ii) exclude any imputed income arising under any group insurance or benefit program, travel expenses, business and relocation expense, and income received in connection with stock options or other equity-based awards.

(h)    “Continuous Status as an Employee” means the absence of any interruption or termination of service as an Employee. Continuous Status as an Employee shall not be considered interrupted in the case of (i) sick leave, military leave, or other bona fide leave of absence that is required by law to be considered uninterrupted service or that is otherwise approved by the Committee if the period of such leave does not exceed 90 days, or if longer, so long as the individual’s right to reemployment as an Employee is guaranteed either by contract or statute; or (ii) transfers between locations of the Company or between and among the Company and its Designated Subsidiaries; provided, that if a Participant transfers from an Offering under the 423 Component to an Offering under the Non-423 Component, the exercise of the Participant’s option to purchase Shares under the Plan will be qualified under the 423 Component only to the extent such exercise complies with Section 423 of the Code; and if a Participant transfers from an Offering under the Non-423 Component to an Offering under the 423 Component, the exercise of the Participant’s option to purchase Shares under the Plan will remain non-qualified under the Non-423 Component. The Board may establish different and additional rules governing transfers between separate Offerings within the 423 Component and between Offerings under the 423 Component and Offerings under the Non-423 Component. For purposes of clarification, the disposition of a Designated Subsidiary (such that it ceases to be a Subsidiary of the Company) shall constitute a termination of the Continuous Status as an Employee of any Employee employed by such Designated Subsidiary.

(i)    “Contributions” means all amounts credited to the notional account of a Participant pursuant to the Plan.

(j)    “Corporate Transaction” means a sale of all or substantially all of the Company’s assets, or a merger, consolidation, or other capital reorganization of the Company with or into another corporation, or any other transaction or series of related transactions in which the Company’s stockholders immediately prior thereto own less than 50% of the voting stock of the Company (or its successor or ultimate parent company) immediately thereafter, but excluding any acquisition of voting stock by the Company or any of its affiliates or by any employee benefit plan sponsored or maintained by the Company or any of its affiliates.

(k)    “Designated Subsidiaries” means all direct or indirect Subsidiaries of the Company, except with respect to any of such Subsidiaries that the Committee has determined is not eligible to participate in the 423 Component.

(l)    “Employee” means any person who (A) (i)is customarily employed by the Company or one of its Designated Subsidiaries for at least 20 hours per week and more than five (5) months in a calendar year, and (ii) is classified as an employee for tax purposes; or (B), solely with respect to the Non-423 Component, any employee of the Company or any of its affiliates as determined by the Committee from time to time.

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(m)    “Exchange Act” means the United States Securities Exchange Act of 1934, as amended, and any successor thereto. References to any section of (or rule promulgated under) the Exchange Act shall be deemed to include any rules, regulations or other interpretative guidance under such section or rule, and any amendments or successors thereto.

(n)    “Fair Market Value” means, for any date, with respect to a Share, the closing sales price of a Share on the primary exchange on which the Common Stock is traded on such date or, in the event that the Common Stock is not traded on such date, then the immediately preceding trading date. In the absence of an established market for Common Stock, the Fair Market Value of a Share shall be determined in good faith by the Committee and such determination shall be conclusive and binding on all persons. The “Fair Market Value” of all other property shall be determined in good faith by the Committee, and such determination shall be conclusive and binding on all persons.

(o)    “Fully-Diluted Common Stock” means, as of any date, the aggregate number of (i) shares of Common Stock issued and outstanding and (ii) securities convertible into or exercisable for shares of Common Stock (whether vested or unvested).

(p)    “Indemnifiable Person” shall have the meaning ascribed to it in Section 27.

(q)    “Maximum Number of Shares” means, with respect to a given Offering Period, a number of Shares equal to the quotient of (x) $25,000 divided by (y) the Fair Market Value of a Share on the Offering Date; provided, that the Board may determine a different Maximum Number of Shares for purposes of any Offering under the Non-423 Component.

(r)    “New Purchase Date” shall have the meaning ascribed to it in Section 16(b).

(s)    “Non-423 Component” means the part of the Plan, which excludes the 423 Component, pursuant to which options to purchase Shares under Offerings that are not intended to satisfy the requirements for an employee stock purchase plan (that is not intended to be qualified under Section 423 of the Code) may be granted to eligible Employees.

(t)    “Offering Date” means the first day of each Offering Period, as determined in accordance with Section 3.

(u)    “Offering Period” means a period described in Section 3.

(v)    “Plan” has the meaning set forth in Section 1.

(w)    “Plan Administrator” means such person or institution selected by the Committee (and in the absence of any such designation, means the Committee).

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(x)    “Participant” means an eligible Employee who has elected to participate in the Plan in accordance with Section 5.

(y)    “Purchase Date” means, unless otherwise determined by the Committee, June 30 and December 31 of each calendar year or, in the event that the Common Stock is not traded on such date, the immediately preceding trading date, as applicable.

(z)    “Purchase Price” means, with respect to a given Offering Period, an amount equal to 85% (or such greater percentage as designed by the Committee) of the Fair Market Value of a Share on (i) the Purchase Date or (ii) the Offering Date, whichever amount is lower; provided, that the Purchase Price will in no event be less than the par value of a Share.

(aa)    “Reserves” shall have the meaning ascribed to it in Section 16(a).

(bb)    “Rule 16b-3” means Rule 16b-3 adopted under Section 16 of the Exchange Act.

(cc)    “Securities Act” means the United States Securities Act of 1933, as amended, and any successor thereto. References to any section of (or rule promulgated under) the Securities Act shall be deemed to include any rules, regulations or other interpretative guidance under such section or rule, and any amendments or successors thereto.

(dd)    “Share” means a share of Common Stock, as adjusted in accordance with Section 16.

(ee)    “Subsidiary” means a corporation which is a “subsidiary corporation” of the Company within the meaning of Section 424(f) of the Code.

3.    Offering Periods. The Plan shall be implemented by a series of consecutive Offering Periods commencing on January 1 and ending on December 31 of each calendar year. The Committee shall have the authority to change the duration (subject to a maximum Offering Period of 27 months with respect to the 423 Component), frequency, start date, and end dates of Offering Periods.

4.    Eligibility. Subject to the requirements of Section 5 and the limitations imposed by Section 423(b) of the Code (and unless different dates are established by the Committee in respect of any Offering Period), a person shall be eligible to participate in an Offering Period if such person is an Employee as of the date on which an election for participation in the Offering is required pursuant to Section 5(b) below; provided, however, that the Committee may provide that an Employee shall not be eligible to participate in an Offering Period if: (i) such Employee is a highly compensated employee within the meaning of Section 423(b)(4)(D) of the Code; (ii) such Employee has not met a service requirement designated by the Committee pursuant to Section 423(b)(4) (A) of the Code (which service requirement may not exceed two years); and/or (iii) such Employee is a citizen or resident of a foreign jurisdiction and the grant of a right to purchase Common Stock under the Plan to such Employee would be prohibited under the

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laws of such foreign jurisdiction or the grant of a right to purchase Common Stock under the Plan to such Employee in compliance with the laws of such foreign jurisdiction would cause the Plan to violate the requirements of Section 423 of the Code, as determined by the Committee in its sole discretion; provided, further, that any exclusion in clause (i), (ii) or (iii) shall be applied in an identical manner under each Offering Period to all Employees, in accordance with Treasury Regulation Section 1.423-2(e). Without limiting the generality of the foregoing, the Plan Administrator may impose different eligibility requirements with respect to the Non-423 Component.

5.    Participation.

(a)    Participation in the Plan is completely voluntary. Except as set forth in Section 7(b) below, participation in one or more of the offerings under the Plan shall neither limit, nor require, participation in any other offering.

(b)    An eligible Employee may become a Participant in respect of an Offering Period by electing to participate in the manner approved by the Committee. An Employee who elects to participate in an Offering Period shall do so at least ten (10) days prior to the Offering Date, unless a different time for electing to participate is set by the Committee.

(c)    A Participant’s election shall indicate either a fixed dollar amount or a percentage of such Participant’s Compensation, in either case, as may be determined by the Committee, to be contributed during the applicable Offering Period; provided, however, that (i) a Participant’s election shall be subject to the limitations of Section 7(b), and (ii) a Participant shall not be entitled to elect more than 15% of such Participant’s Compensation.

(d)    The deduction rate selected by a Participation shall remain in effect for subsequent Offering Periods unless the Participant (i) submits a new election in the manner approved by the Committee, (ii) withdraws from the Plan, or (iii) terminates employment or otherwise becomes ineligible to participate in the Plan.

6.    Method of Payment of Contributions.

(a)    Payroll deductions shall be made from a Participant’s Compensation during an Offering Period in an aggregate amount equal to the Participant’s contribution election for such Offering Period. All payroll deductions made by a Participant shall be credited to their notional account under the Plan. Participant may not make a prepayment or any additional payments into such notional account. Payroll deductions in respect of any Offering Period shall commence on the Offering Date and shall end on the final day of the final payroll period ending on or prior to the applicable Purchase Date, unless sooner terminated by the Participant as provided in Section 10.

(b)    Participants on an authorized leave of absence during an Offering Period may continue to participate in such Offering Period; provided, however, that a Participant on an authorized leave of absence will have contributions suspended during such leave of absence and, absent any other instruction from such Participant, such contributions will resume upon the next payroll following such Participant’s return from such leave of absence.

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(c)    Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 7(b) herein (with respect to the 423 Component), or as otherwise determined by the Plan Administrator to be necessary and advisable under the circumstances in its sole discretion, a Participant’s payroll deductions may be decreased by the Company to zero during any Offering Period.

7.    Grant of Option.

(a)    On each Offering Date, each Participant shall be deemed to have been granted an option to purchase as many Shares (rounded down to the nearest whole Share) as may be purchased with their Contributions during the related Offering Period at the Purchase Price; provided, however, that such option shall be subject to the limitations set forth in Section 7(b) below and Section 11, and may be reduced pursuant to Section 6, in each case, if applicable.

(b)    Notwithstanding any contrary provisions of the Plan, each option to purchase Shares under the 423 Component shall be limited as necessary to prevent any Employee from (i) immediately after the grant, owning capital stock of the Company and holding outstanding options to purchase capital stock of the Company possessing, in the aggregate, more than 5% of the total combined voting power or value of all classes of stock of the Company or of any Subsidiary, including for this purpose any stock attributed to such Employee pursuant to Section 424(d) of the Code, (ii) acquiring rights to purchase stock under all employee stock purchase plans (as described in Section 423 of the Code or any other similar arrangements maintained by the Company or any of its Subsidiaries) of the Company and its Subsidiaries which accrue at a rate that exceeds $25,000 of the Fair Market Value of such stock (determined at the time such option is granted) for each calendar year in which such option is outstanding and exercisable at any time, or (iii) purchasing, in respect of any Offering Period, more than the Maximum Number of Shares.

8.    Exercise of Option; Interest.

(a)    Unless a Participant withdraws from the Plan as provided in Section 10, their option for the purchase of Shares will be exercised automatically on the applicable Purchase Date, and the number of full Shares subject to the option will be purchased at the applicable Purchase Price with the accumulated Contributions in their notional account. Unless otherwise determined by the Plan Administrator, no fractional Shares shall be issued. Any amounts accumulated in a Participant’s notional account that are not used to purchase Shares (other than any amount that is not sufficient to purchase a full Share, to the extent fractional Shares are not purchased) shall be returned to them pursuant to such procedures as are established by the Plan Administrator. Notwithstanding Section 9 below, the Shares purchased upon exercise of an option hereunder shall be deemed to be transferred to the Participant as of the Purchase Date. During their lifetime, a Participant’s option to purchase Shares hereunder is exercisable only by them.

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(b)    At the time an option granted under the Plan is exercised, in whole or in part, or at the time some or all of the Common Stock issued to a Participant under the Plan is disposed of, the Participant must make adequate provisions for any applicable federal, state, or other tax withholding obligations, if any, that arise upon the Purchase Date or the disposition of the Common Stock. At any time, the Company or a Designated Subsidiary may, but will not be obligated to, withhold from the Participant’s compensation the amount necessary to meet applicable withholding obligations, including any withholding required to make available to the Company any tax deductions or benefits attributable to the sale or disposition of Common Stock by the Participant earlier than as described in Section 423(a)(1) of the Code.

(c)    No interest will be paid or allowed on any money paid into the Plan or credited to the notional account of any Participant.

9.    Delivery. As promptly as practicable after each Purchase Date, the number of Shares purchased by each Participant upon exercise of their option shall be deposited into an account established in the Participant’s name with the Plan Administrator. The Committee may determine that no Share purchased in respect of an offering may be transferred out of such Participant’s account with the Plan Administrator other than in connection with a “disposition” (as such term is used in Section 423(a)(1) of the Code) of such Share for the longer of (x) two (2) years following the Offering Date applicable to such Share and (y) one (1) year following the Purchase Date applicable to such Share.

10.    Voluntary Withdrawal; Termination of Employment.

(a)    A Participant may withdraw all but not less than all the Contributions credited to their notional account under the Plan at any time prior to the applicable Purchase Date by giving written notice to the Plan Administrator in the manner directed by the Company. All of the Participant’s Contributions credited to their notional account with respect to an Offering Period will be paid to them as soon as administratively practicable after receipt of their notice of withdrawal, their option for the current Offering Period will be automatically terminated, and no further Contributions for the purchase of Shares may be made by the Participant with respect to such Offering Period. A Participant’s withdrawal from the Plan during an Offering Period will not have any effect upon their eligibility to participate in a succeeding Offering Period or in any similar plan that may hereafter be adopted by the Company.

(b)    Upon termination of the Participant’s Continuous Status as an Employee prior to a Purchase Date for any reason, including retirement or death, the Contributions credited to their notional account will be returned to them, and their option will be automatically terminated; provided, however, that in the event of the death of a Participant, the Company shall deliver the Contributions to the executor or administrator of the estate of the Participant or, if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such amounts to the spouse or to any one or more dependents or relatives of the Participant.

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11.    Shares.

(a)    Subject to adjustment as provided in Section 16, the maximum number of Shares that shall be issued under the Plan shall be 8,036,455, plus the number of Shares that are automatically added on January 1st of each year for a period of ten years commencing on January 1, 2023 and ending on (and including) January 1, 2032, in an amount equal to the lesser of (i) 1% of the Fully-Diluted Common Stock outstanding on December 31st of the preceding calendar year (inclusive of the share reserve for the Plan and of the Company’s 2022 Equity Incentive Plan (or any successor to either of the foregoing)), and (ii) 1,607,291 Shares. Notwithstanding the foregoing, the Board may act prior to the first day of any calendar year to provide that there will be no January 1st increase in the share reserve for such calendar year or that the increase in the share reserve for such calendar year will be a lesser number of Shares than would otherwise occur pursuant to the preceding sentence. For the avoidance of doubt, up to the maximum number of shares of Common Stock reserved under this Section 11 may be used to satisfy purchases of Shares under the 423 Component and any remaining portion of such maximum number of shares may be used to satisfy purchases of Shares under the Non-423 Component. If the Committee determines at any time that, on a given Purchase Date, the number of Shares with respect to which options are to be exercised may exceed the number of Shares that are available for issuance under the Plan on such Purchase Date, the Company shall make a pro rata allocation of the Shares available for purchase on such Purchase Date, in as uniform a manner as shall be practicable and as it shall determine to be equitable among all Participants exercising options to purchase Common Stock on such Purchase Date, and the Committee may, in its discretion (x) continue all Offering Periods then in effect, or (y) terminate any or all Offering Periods then in effect pursuant to Section 17 below.

(b)    Shares to be delivered to a Participant under the Plan will be registered in the name of the Participant.

(c)    The Shares purchasable under the Plan will be shares of authorized but unissued or reacquired Common Stock, including Shares repurchased by the Company on the open market.

12.    Administration.

(a)    Subject to the express provisions of the Plan, the Committee shall administer the Plan and shall have the sole and plenary power to (i) interpret and administer, reconcile any inconsistency in, correct any defect in, and supply any omission in the Plan; (ii) establish, amend, suspend, or waive any rules and regulations and appoint such agents as the Committee shall deem appropriate for the proper administration of the Plan; and (iii) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan, including, without limitation to the foregoing, by changing the duration (subject to a maximum Offering

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Period of 27 months), frequency, start date, and end dates of Offering Periods and/or the Purchase Dates. The authority of the Committee includes, without limitation, the authority to (x) determine procedures for setting or changing payroll deduction percentages, and obtaining necessary tax withholdings, and (y) adopt amendments to the Plan in accordance with Section 17. All designations, determinations, interpretations, and other decisions by the Committee (or its delegate) regarding the Plan shall be within the sole discretion of the Committee, may be made at any time, and shall be final, conclusive, and binding upon all persons or entities, including, without limitation, the Company, any affiliate, any Participant, any holder or beneficiary of any option, and any shareholder of the Company. The expenses of administering the Plan shall be borne by the Company.

(b)    The Committee may delegate any or all of its authority and obligations under this Plan to such committee or committees (including without limitation, a committee of the Board) or officer(s) of the Company as they may designate.

(c)    Nothing in the Plan shall be deemed to authorize the Committee to take any action contrary to applicable law or regulation, or rules of the New York Stock Exchange or any other securities exchange or inter-dealer quotation service on which the Common Stock is listed or quoted.

(d)    Notwithstanding any delegation of authority hereunder, the Board may itself take any action permitted under the Plan in its discretion at any time, and any reference in this Plan document to the rights and obligations of the Committee shall be construed to apply equally to the Board. Any references to the Board mean the Board only.

13.    Transferability. Neither amounts accumulated in a Participant’s notional account nor any rights with regard to the exercise of an option or to receive Shares under the Plan may be assigned, transferred, pledged, or otherwise disposed of in any way (other than by will or by the laws of descent and distribution, or as provided in Section 10) by the Participant. Any such attempt at assignment, transfer, pledge, or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with Section 10.

14.    Use of Funds. All Contributions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such Contributions.

15.    Reports. Statements of account will be made available to Participants by the Company or the Plan Administrator in the form and manner designated by the Committee.

16.    Adjustments Upon Changes in Capitalization; Corporate Transactions.

(a)    Subject to any required action by the stockholders of the Company, (i) the number of Shares covered by each option under the Plan that has not yet been exercised, (ii) the number of Shares that have been authorized for issuance under the Plan but that

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have not yet been placed under option (collectively, the “Reserves”), (iii) the number of Shares set forth in Section 11 above, and (iv) the Purchase Price for each then-current Offering Period shall, if applicable, be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a stock split, a reverse stock split, a stock dividend, a subdivision, combination, or reclassification of the Common Stock (including any such change in the number of shares of Common Stock effected in connection with a change in domicile of the Company), or any other increase or decrease in the number of Shares effected without receipt of consideration by the Company, or any increase or decrease in the value of a Share resulting from a spinoff or split-up; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Committee, whose determination in that respect shall be final, binding, and conclusive. Except as expressly provided above, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to an option.

(b)    In the event of a dissolution or liquidation of the Company, any Offering Period then in progress will terminate immediately prior to the consummation of such action, unless otherwise provided by the Committee. In the event of a Corporate Transaction, each option outstanding under the Plan shall be assumed or an equivalent option shall be substituted by the successor corporation or a parent or subsidiary of such successor corporation. If the successor corporation (or its parent or subsidiary) refuses to assume or substitute for outstanding options, each Offering Period then in progress shall be shortened and a new Purchase Date shall be set by the Committee (the “New Purchase Date”), as of which New Purchase Date any Offering Period then in progress will terminate. The New Purchase Date shall be on or before the date of consummation of the Corporate Transaction, and the Company shall notify each Participant in writing, at least ten (10) days prior to the New Purchase Date, that the Purchase Date for their option has been changed to the New Purchase Date and that their option will be exercised automatically on the New Purchase Date, unless prior to such date he or she has withdrawn from the Offering Period as provided in Section 10. For purposes of this Section 16, an option granted under the Plan shall be deemed to be assumed, without limitation, if at the time of issuance of the stock or other consideration upon a Corporate Transaction, each holder of an option under the Plan would be entitled to receive upon exercise of the option the same number and kind of Shares or the same amount of property or cash, or number of securities (or combination thereof) as such holder would have been entitled to receive upon the occurrence of the transaction if the holder had been, immediately prior to the transaction, the holder of the number of shares of Common Stock covered by the option at such time (after giving effect to any adjustments in the number of Shares covered by the option as provided for in this Section 16); provided, however, that if the consideration received in the transaction is not solely common stock of the successor corporation or its parent (as defined in Section 424(e) of the Code), the Committee may, with the consent of the successor corporation, provide for the consideration to be received upon exercise of the option to be solely common stock of the successor corporation or its parent or subsidiary equal in Fair Market Value to the per-Share consideration received by holders of Common Stock in the transaction.

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(c)    If the Company consummates the sale or transfer of a Designated Subsidiary, business unit, or division to an unaffiliated person or entity, or the spin-off of a Designated Subsidiary, business unit, or division to shareholders during an Offering Period, the Contributions credited to the notional account of each Participant employed by such Designated Subsidiary, business unit, or division, as applicable, as of the time of such sale, transfer, or spin-off with respect the offering to which such Offering Period relates will be returned to the Participant without interest, and the Participant’s option will be automatically terminated.

(d)    The existence of the Plan shall not affect or restrict in any way the right or power of the Company, the Board, the Committee, or the shareholders of the Company to make or authorize any adjustment, recapitalization, reorganization, or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, warrants, or rights to purchase stock or of bonds, debentures, or preferred or prior-preference stocks whose rights are superior to or affect the Common Shares or the rights thereof or that are convertible into or exchangeable for Common Shares, or the dissolution or liquidation of the Company or any Affiliate, or any sale or transfer of all or any part of their assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

17.    Amendment or Termination.

(a)    The Board may amend, alter, suspend, discontinue, or terminate the Plan or any portion thereof at any time; provided, that no such amendment, alteration, suspension, discontinuation, or termination shall be made without shareholder approval if such approval is necessary to comply with any tax or regulatory requirement applicable to the Plan (including, without limitation, as necessary to comply with any applicable rules or requirements of any securities exchange or inter-dealer quotation service on which the Shares may be listed or quoted); provided, further, that any such amendment, alteration, suspension, discontinuance, or termination that would materially and adversely affect the rights of any Participant shall not to that extent be effective without the consent of the affected Participant unless the Committee determines that such amendment, alteration, suspension, discontinuance, or termination is either required or advisable in order for the Company or the Plan to satisfy any applicable law or regulation.

(b)    Except as provided in Section 16, no such termination of the Plan may affect options previously granted, provided that the Plan or an Offering Period may be terminated by the Board on a Purchase Date or by the Board’s setting a new Purchase Date with respect to an Offering Period then in progress if the Board determines that termination of the Plan and/or the Offering Period is in the best interests of the Company and the stockholders or if continuation of the Plan and/or the Offering Period would cause the Company to incur adverse accounting charges as a result of a change after the effective date of the Plan in the generally accepted accounting principles applicable to the Plan.

(c)    Without stockholder consent and without regard to whether any Participant rights may be considered to have been adversely affected, the Committee

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shall be entitled to change the Offering Periods, limit the frequency and/or number of changes in the amount withheld that may be made during an Offering Period, permit payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each Participant properly correspond with amounts withheld from the Participant’s Compensation, and establish such other limitations or procedures as the Committee determines in its sole discretion advisable that are consistent with the Plan.

18.    No Rights to Continued Employment. Neither the Plan nor any action taken hereunder shall be construed as giving any Participant any right to be retained in the employ or service of the Company or an affiliate, or to continue in the employ or the service of the Company or an affiliate.

19.    Beneficiary Designation. The Participant’s beneficiary shall be the Participant’s spouse (or domestic partner if such status is recognized by the Company and in such jurisdiction), or if the Participant is otherwise unmarried at the time of death, the Participant’s estate, except to the extent that a different beneficiary is designated in accordance with procedures that may be established by the Committee from time to time for such purpose, subject to compliance with all applicable laws.

20.    Equal Rights and Privileges. Notwithstanding any provision of the Plan to the contrary and in accordance with Section 423 of the Code, solely with respect to the 423 Component, all eligible Employees who are granted options under the Plan shall have the same rights and privileges.

21.    No Rights as a Shareholder. Except as otherwise specifically provided in the Plan, no person shall be entitled to the privileges of ownership in respect of Shares that are subject to options hereunder until such Shares have been issued or delivered to that person.

22.    Withholding. To the extent required by applicable federal, state, or local law, a Participant must make arrangements satisfactory to the Company for the payment of any withholding or similar tax obligations that arise in connection with the Plan.

23.    Notices. All notices or other communications by a Participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

24.    Conditions Upon Issuance of Shares.

(a)    The Plan and the issuance and delivery of Shares under the Plan are subject to compliance with all applicable U.S. federal, state, local, and non-U.S. laws, rules, and regulations (including but not limited to state, U.S. federal, and non-U.S. securities law, and margin requirements) and to such approvals by any listing, regulatory, or governmental authority as may, in the opinion of counsel for the Company, be

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necessary or advisable in connection therewith. Any securities delivered under the Plan shall be subject to such restrictions, and the person acquiring such securities shall, if requested by the Company, provide such assurances and representations to the Company as the Company may deem necessary or desirable to assure compliance with all applicable legal requirements. To the extent permitted by applicable law, the Plan shall be deemed amended to the extent necessary to conform to such laws, rules, and regulations.

(b)    Notwithstanding any terms or conditions of the Plan to the contrary, the Company shall be under no obligation to offer to sell or to sell, and shall be prohibited from offering to sell or selling, any Shares pursuant to the Plan unless such Shares have been properly registered for sale pursuant to the Securities Act with the Securities and Exchange Commission or unless the Company has received an opinion of counsel, satisfactory to the Company, that such Shares may be offered or sold without such registration pursuant to and in compliance with the terms of an available exemption. The Company shall be under no obligation to register for sale under the Securities Act any of the Shares to be offered or sold under the Plan. The Committee shall have the authority to provide that all Shares delivered under the Plan shall be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the Plan, U.S. federal securities laws, or the rules, regulations, and other requirements of the Securities and Exchange Commission, any securities exchange or inter-dealer quotation service upon which such Shares are then listed or quoted and any other applicable federal, state, local or non-U.S. laws, rules, regulations, and other requirements, and the Committee may cause a legend or legends to be put on any such certificates of Common Stock delivered under the Plan to make appropriate reference to such restrictions or may cause such Common Stock delivered under the Plan in book-entry form to be held subject to the Company’s instructions or subject to appropriate stop-transfer orders.

25.    Term of Plan; Effective Date. The Plan was adopted by the Board effective as of August 5, 2022 (the “Effective Date”), and approved by the Company’s stockholders on August 2, 2022. The Plan shall continue in force and effect until terminated under Section 17. Unless sooner terminated by the Board, the Plan shall terminate upon the earliest of (i) the ten (10) year anniversary of the Effective Date and (ii) the date on which all shares available for issuance under the Plan have been sold.

26.    Additional Restrictions of Rule 16b-3. The terms and conditions of options granted hereunder to, and the purchase of Shares by, persons subject to Section 16 of the Exchange Act shall comply with the applicable provisions of Rule 16b-3. This Plan shall be deemed to contain, and such options shall contain, and the Shares issued upon exercise thereof shall be subject to, such additional conditions and restrictions as may be required by Rule 16b-3 to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

27.    Indemnification. No member of the Board or the Committee, nor any employee or agent of the Company exercising authority delegated by the Board or the Committee hereunder (each such person, an “Indemnifiable Person”), shall be liable for any action taken or omitted to be taken or any determination made in the administration of the Plan

13

(unless constituting fraud or a willful criminal act or willful criminal omission). Each Indemnifiable Person shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense (including attorneys’ fees) that may be imposed upon or incurred by such Indemnifiable Person in connection with or resulting from any action, suit, or proceeding to which such Indemnifiable Person may be involved as a party or witness or otherwise by reason of any action taken or omitted to be taken or determination made under the Plan and against and from any and all amounts paid by such Indemnifiable Person with the Company’s approval (not to be unreasonably withheld) in settlement thereof, or paid by such Indemnifiable Person in satisfaction of any judgment in any such action, suit, or proceeding against such Indemnifiable Person, and the Company shall advance to such Indemnifiable Person any such expenses promptly upon written request (which request shall include an undertaking by the Indemnifiable Person to repay the amount of such advance if it shall ultimately be determined as provided below that the Indemnifiable Person is not entitled to be indemnified); provided, that the Company shall have the right, at its own expense, to assume and defend any such action, suit, or proceeding, and once the Company gives notice of its intent to assume the defense, the Company shall have sole control over such defense with counsel of recognized standing of the Company’s choice. The foregoing right of indemnification shall not be available to an Indemnifiable Person to the extent that a final judgment or other final adjudication (in either case not subject to further appeal) binding upon such Indemnifiable Person determines that the acts or omissions or determinations of such Indemnifiable Person giving rise to the indemnification claim resulted from such Indemnifiable Person’s fraud or willful criminal act or willful criminal omission or that such right of indemnification is otherwise prohibited by law or by the Company’s certificate of incorporation or by-laws. The foregoing right of indemnification shall not be exclusive of or otherwise supersede any other rights of indemnification to which such Indemnifiable Persons may be entitled under the Company’s certificate of incorporation or by-laws, as a matter of law, individual indemnification agreement or contract or otherwise, or any other power that the Company may have to indemnify such Indemnifiable Persons or hold them harmless.

28.    Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board nor the submission of the Plan to the shareholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options or awards otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

29.    No Trust or Fund Created. The Plan shall not create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any affiliate, on the one hand, and the Participant or other person or entity, on the other hand. No provision of the Plan shall require the Company, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or to otherwise segregate any assets, nor shall the Company maintain separate bank accounts, books, records, or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Participants shall have no rights under the Plan other than as unsecured general creditors of the Company.

14

30.    Reliance on Reports. Each member of the Committee and each member of the Board (and each such member’s respective designees) shall be fully justified in acting or failing to act, as the case may be, and shall not be liable for having so acted or failed to act in good faith, in reliance upon any report made by the independent registered public accounting firm of the Company and its affiliates and/or any other information furnished in connection with the Plan by any agent of the Company or the Committee or the Board, other than such member or designee.

31.    Relationship to Other Benefits. No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, profit sharing, group insurance, or other benefit plan of the Company except as otherwise specifically provided in such other plan.

32.    Governing Law. The Plan shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to principles of conflicts of laws thereof, or principles of conflicts of laws of any other jurisdiction that could cause the application of the laws of any jurisdiction other than the State of Delaware.

33.    Section 409A of the Code. The 423 Component is exempt from the application of Section 409A of the Code, and any ambiguities herein shall be interpreted to so be exempt from Section 409A of the Code. The Non-423 Component is intended to be exempt from the application of Section 409A of the Code under the short-term deferral exception and any ambiguities shall be construed and interpreted in accordance with such intent. In furtherance of the foregoing and notwithstanding any provision in the Plan to the contrary, if the Committee determines that an option granted under the Plan may be subject to Section 409A of the Code or that any provision in the Plan would cause an option under the Plan to be subject to Section 409A of the Code, the Committee may amend the terms of the Plan and/or of an outstanding option granted under the Plan, or take such other action the Committee determines is necessary or appropriate, in each case, without the Participant’s consent, to exempt any outstanding option or future option that may be granted under the Plan from or to allow any such options to comply with Section 409A of the Code, but only to the extent any such amendments or action by the Committee would not violate Section 409A of the Code. Notwithstanding the foregoing, the Company shall have no liability to a Participant or any other party if the option under the Plan that is intended to be exempt from or compliant with Section 409A of the Code is not so exempt or compliant or for any action taken by the Committee with respect thereto.

34.    Severability. If any provision of the Plan is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any person or entity, or would disqualify the Plan under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan, such provision shall be construed or deemed stricken as to such jurisdiction, person, or entity, and the remainder of the Plan shall remain in full force and effect.

15

35.    Titles and Headings. The titles and headings of the sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings shall control.

* * *

16

Exhibit 10.36

SIDE LETTER AGREEMENT

THIS SIDE LETTER AGREEMENT (this “Agreement”) made as of August 5, 2022

AMONG:

D-WAVE QUANTUM INC., a corporation organized under the laws of Delaware (the “D-Wave Quantum”)

AND:

PUBLIC SECTOR PENSION INVESTMENT BOARD, a Crown corporation organized under the laws of Canada (“PSP”)

WHEREAS:

A.

Reference is hereby made to that certain Transaction Agreement dated as of February 7, 2022 (as the same may be amended or supplemented from time to time in accordance with its terms, the “Transaction Agreement”) entered into by and among DPCM Capital, Inc., a Delaware corporation (“DPCM”), D-Wave Quantum, DWSI Holdings Inc., a Delaware corporation and a direct, wholly-owned subsidiary of D-Wave Quantum, DWSI Canada Holdings ULC, a British Columbia unlimited liability company and a direct, wholly-owned subsidiary of D-Wave Quantum (“CallCo”), D-Wave Quantum Technologies Inc., a British Columbia corporation and a direct, wholly-owned subsidiary of CallCo (“ExchangeCo”), and D-Wave Systems Inc., a British Columbia company (“D-Wave”) (the transactions contemplated pursuant to the Transaction Agreement collectively, the “Business Combination”).

B.

Following the closing of the Business Combination, PSP will own certain shares of common stock of D-Wave Quantum (“D-Wave Quantum Stock”) and certain exchangeable shares of ExchangeCo (“Exchangeable Shares” and together with the D-Wave Quantum Stock, collectively the “Shares”).

C.

It is the desire of D-Wave Quantum and PSP to limit the ability of PSP to vote, whether directly or indirectly, including by way of voting trust, a majority of the voting interests eligible to vote at any meeting of the shareholders of D-Wave Quantum.

NOW THEREFORE THIS AGREEMENT WITNESSES that, in consideration of proceeds to be received by PSP as part of the Business Combination and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto covenant and agree as follows:

1.

At no time during the Restricted Period will PSP exercise the voting rights attached to any of its Shares that would result in PSP voting, whether directly or indirectly, including through any voting trust, more than 49.99% of the voting interests eligible to vote at any meeting of the shareholders of D-Wave Quantum.

2.

For the purposes of this Agreement, “Restricted Period” shall mean the period beginning on the date of this Agreement and ending on the earlier of (i) that date that PSP’s Shares constitute less than 50% of the rights to vote at a meeting of the shareholders of D-Wave Quantum, whether directly or indirectly, including through any voting trust, (ii) the date D-Wave Quantum files its first annual report on SEC Form 10-K, or (iii) the 30th day following written notice of termination of this Agreement given by PSP to D-Wave Quantum via email at the email address set out below.

3.	This Agreement is governed by the laws of the Province of British Columbia and the federal laws of Canada applicable therein.

4.	This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original and all of which taken together will be deemed to constitute one and the same instrument.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF the parties hereto have executed this Agreement on the date first above written.

D-WAVE QUANTUM INC.

By:	/s/ Alan Baratz
Name:	Alan Baratz
Title:	President & Chief Executive Officer

Address:

c/o D-Wave Systems Inc. 3033 Beta Avenue
Burnaby, British Columbia V5G 4M9
Attention: General Counsel
Fax: 604-630-1434
Email: legal@dwavesys.com

[Signature Page - Side Letter]

PUBLIC SECTOR PENSION INVESTMENT BOARD

By:	/s/ Adam Smalley
Name:	Adam Smalley
Title:	Authorized Signatory

By:	/s/ Jonathan Ostrzega
Name:	Jonathan Ostrzega
Title:	Authorized Signatory

Address:

Public Sector Pension Investment Board
1250 René Lévesque Boulevard West
Suite 1400
Montréal, H3B 5E9
Attention: Legal Notices
Email: Legalnotices@investpsp.ca

[Signature Page - Side Letter]

Exhibit 16.1

August 10, 2022

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We have read the statements made by D-Wave Quantum Inc. under Item 4.01 of its Form 8-K filed August 10, 2022. We agree with the statements concerning our Firm under Item 4.01 of such Form 8-K; we are not in a position to agree or disagree with other statements of D-Wave Quantum Inc. contained therein.

Very truly yours,

/s/ Marcum LLP

Marcum LLP

Exhibit 21.1

List of subsidiaries of D-Wave Quantum Inc.

1.	DWSI Canada Holdings ULC

2.	DPCM Capital, Inc.

3.	D-Wave Quantum Technologies Inc.

4.	D-Wave Systems Inc.

5.	D-Wave Quantum Solutions Inc.

6.	D-Wave US Inc.

7.	D-Wave Government Inc.

8.	D-Wave Commercial Inc.

9.	Omni Circuit Boards Ltd.

10.	D-Wave International Inc.

11.	D-Wave Japan Co., Ltd.

12.	D-Wave UK Ltd.

13.	D-Wave Quantum Services Europe Limited

14.	1372934 B.C. Ltd.

15.	1372929 B.C. Ltd.

Exhibit 99.2

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

On February 7, 2022, DPCM Capital, Inc. (“DPCM”), D-Wave Quantum Inc., a Delaware corporation and a direct, wholly-owned subsidiary of DPCM (“D-Wave Quantum”), DWSI Holdings Inc., a Delaware corporation and a direct, wholly-owned subsidiary of D-Wave Quantum (“Merger Sub”), DWSI Canada Holdings ULC, a British Columbia unlimited liability company and a direct, wholly-owned subsidiary of D-Wave Quantum (“CallCo”), D-Wave Quantum Technologies Inc., a British Columbia corporation and a direct, wholly-owned subsidiary of CallCo (“ExchangeCo”) and D-Wave Systems Inc., a British Columbia company (“D-Wave”) entered into a Transaction Agreement (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Transaction Agreement”) relating to a business combination between DPCM and D-Wave (the “Transaction”). On August 5, 2022 (the “Closing Date”), the Transaction was consummated with DPCM and D-Wave became wholly-owned subsidiaries of D-Wave Quantum and the stockholders of DPCM becoming stockholders of D-Wave Quantum. The shares of common stock, par value $0.0001 per share, of D-Wave Quantum (the “D-Wave Quantum Common Shares”) and the warrants to purchase D-Wave Quantum Common Shares (the “D-Wave Quantum Warrants”) trade on the New York Stock Exchange (the “NYSE”) under the symbols “QBTS” and “QBTS.WS”, respectively. All dollar amounts are expressed in thousands of United States dollars (“$”), unless otherwise indicated.

The following unaudited pro forma condensed combined financial statements have been prepared based on the historical unaudited financial statements of DPCM as of and for the three months ended March 31, 2022, the audited financial statements of DPCM for the year ended December 31, 2021, the historical unaudited consolidated financial statements of D-Wave as of and for the three months ended March 31, 2022, and the audited financial statements of D-Wave for the year ended December 31, 2021as adjusted to give effect to the Transaction. The unaudited pro forma condensed combined balance sheet gives pro forma effect to the Transaction as if it had been consummated on March 31, 2022. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2021 gives effect to the Transaction as if it had occurred on January 1, 2021. The unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2022 gives effect to the Transaction as if it had occurred on January 1, 2021.

The unaudited pro forma condensed combined financial statements have been presented for illustrative purposes only and do not necessarily reflect what the combined company’s financial condition or results of operations would have been had the Transaction occurred on the dates indicated. Further, the pro forma combined financial information may not be useful in predicting the future financial condition and results of operations of the combined company. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

The unaudited pro forma combined financial statements have been derived from and should be read in conjunction with:

•	the accompanying notes to the unaudited pro forma condensed combined financial statements;

•

the historical unaudited financial statements of DPCM as of and for the three months ended March 31, 2022, and the audited financial statements for the year ended December 31, 2021, and the related notes incorporated by reference in the Current Report Form 8-K (the “Form 8-K”) to which this document is filed as an exhibit;

•

the historical unaudited consolidated financial statements of D-Wave as of and for the three months ended March 31, 2022, and the audited financial statements for the year ended December 31, 2021, and the related notes incorporated by reference in the Form 8-K; and

•

the sections entitled “DPCM’s Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “D-Wave’s Management’s Discussion and Analysis of Financial Condition and Results of Operations,” contained in the final prospectus and definitive proxy statement, dated July 13, 2022 filed by D-Wave Quantum with the Securities and Exchange Commission and other financial information relating to DPCM and D-Wave incorporated by reference in the Form 8-K.

The unaudited pro forma condensed combined financial data below reflects the 29,097,787 shares of the outstanding DPCM Class A common stock, par value $0.0001 (“DPCM Class A Common Stock”) that was redeemed, resulting in an aggregate payment of $291.3 million out of the trust account, at a redemption price of $10.01 per share.

1

Description of the Transaction

As noted above, on February 7, 2022, DPCM entered into the Transaction Agreement with D-Wave Quantum, Merger Sub, CallCo, ExchangeCo and D-Wave. Pursuant to the Transaction Agreement and in connection therewith, among other things and subject to the terms and conditions contained therein:

•

On the Closing Date, Merger Sub will merge with and into DPCM, as a result of which DPCM will become a direct, wholly-owned subsidiary of D-Wave Quantum, with the stockholders of DPCM receiving D-Wave Quantum Common Shares (the “DPCM Merger”);

•

At the time at which the certificate of merger has been duly filed with the Secretary of State of the State of Delaware and has become effective in accordance with the Delaware General Corporation Law (“DGCL”) or such later time as DPCM and Merger Sub may agree and specify in the Certificate of Merger pursuant to the DGCL (the “Effective Time”), (a) each issued and outstanding share of DPCM Class A Common Stock (other than any shares of DPCM Class A Common Stock or shares of DPCM’s Class B common stock, par value $0.0001 per share (“DPCM Class B Common Stock”) held in DPCM’s treasury or owned by D-Wave or any other wholly-owned subsidiary of D-Wave or DPCM immediately prior to the Effective Time (the “Excluded Shares”) and after giving effect to the right of the holders of DPCM Class A Common Stock to redeem all or a portion of their DPCM Class A Common Stock) will be automatically converted into and exchanged for the right to receive from the depositary, for each share of DPCM Class A Common Stock, 1.4541326 D-Wave Quantum Common Shares (the “Exchange Ratio”) and (b) each issued and outstanding share of DPCM Class B Common Stock (other than any Excluded Shares) will be automatically converted into and exchanged for the right to receive from the depositary, one D-Wave Quantum Common Share;

•

Immediately following the DPCM Merger, the parties will proceed to effect the Arrangement on the terms and subject to the conditions set forth in the statutory plan of arrangement under the Business Corporations Act (British Columbia) (the “Plan of Arrangement”) and the Transaction Agreement or made at the direction of the Supreme Court of British Columbia (the “Court”) in accordance with the final order of the Court pursuant to Section 291 of the Business Corporations Act (British Columbia), in a form acceptable to D-Wave and DPCM, each acting reasonably, approving the Arrangement with the prior written consent of DPCM and D-Wave, each such consent not to be unreasonably withheld, conditioned, or delayed. Pursuant to the Plan of Arrangement, (i) CallCo will acquire a portion of the issued and outstanding share capital of D-Wave (the “D-Wave Shares”) from certain holders in exchange for D-Wave Quantum Common Shares (the “D-Wave Quantum Share Exchange”), (ii) CallCo will contribute such D-Wave Shares to ExchangeCo in exchange for shares of ExchangeCo’s non-par value common stock, (iii) following the D-Wave Quantum Share Exchange, ExchangeCo will acquire the remaining issued and outstanding D-Wave Shares from the remaining holders of D-Wave Shares in exchange for exchangeable shares in the capital of ExchangeCo (the “Exchangeable Shares”) and (iv) as a result of the foregoing, D-Wave will become a wholly-owned subsidiary of ExchangeCo. The holders of the Exchangeable Shares will have certain rights as specified in the Exchangeable Share Support Agreement and the Voting and Exchange Trust Agreement, including the right to exchange Exchangeable Shares for D-Wave Quantum Common Shares (the “Arrangement”);

•

Immediately following the consummation of the DPCM Merger, pursuant to the Plan of Arrangement, each outstanding D-Wave Share will be automatically converted into and exchanged the right to receive a number of D-Wave Quantum Common Shares or Exchangeable Shares equal to, in the aggregate, the Per Share D-Wave Stock Consideration (as defined in the Transaction Agreement); and

•

Concurrently with the execution of the Transaction Agreement, certain investors (the “PIPE Investors”) entered into subscription agreements (the “PIPE Subscription Agreements”) , pursuant to which, among other things, each PIPE Investor subscribed to and agreed to purchase on the Closing Date, and D-Wave Quantum agreed to issue and sell to each such PIPE Investor on the Closing Date, the number of D-Wave Quantum Common Shares equal to the purchase price set forth therein, divided by $10.00 and multiplied by the Exchange Ratio, in each case, on the terms and subject to the conditions set forth therein (the “PIPE Shares”).

Forfeiture Shares

Prior to the Transaction, Sponsor was the beneficial and record owner of 7,252,500 shares of the 7,500,000 outstanding shares of DPCM Class B Common Stock, or the Founder Shares. Pursuant to the terms of the Amended and Restated Sponsor Support

2

Agreement entered into on June 16, 2022, immediately prior to the Closing, the Sponsor has agreed to forfeit 4,484,425 Founder Shares (the “Forfeited Shares”).

Basis of Pro Forma Presentation

The unaudited pro forma condensed combined financial statements were prepared in accordance with Article 11 of Regulation S-X of the Securities and Exchange Commission, as amended by the final rule, Release No. 33-10786, Amendments to Financial Disclosures about Acquired and Disposed Businesses. Release No. 33-10786 replaces the historical pro forma adjustments criteria with simplified requirements to depict the accounting for the transaction (“Transaction Accounting Adjustments”) and present the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management’s Adjustments”). DPCM has elected not to present Management’s Adjustments and will only be presenting Transaction Accounting Adjustments in the unaudited pro forma combined financial information. The adjustments presented in the unaudited pro forma condensed combined financial statements have been identified and presented to provide relevant information necessary for an understanding of the combined company upon consummation of the Transaction.

The unaudited pro forma combined balance sheet as of March 31, 2022, was derived from the unaudited historical balance sheet of DPCM as of March 31, 2022, and the unaudited historical balance sheet of D-Wave as of March 31, 2022 and gives effect to the Transaction as if it had been consummated on March 31, 2022. The unaudited pro forma combined statement of operations for the three months ended March 31, 2022, combines the historical statement of operations of DPCM for the three months ended March 31, 2022, and the historical statement of operations of D-Wave for the three months ended March 31, 2022, and gives effect to the Transaction as if it had been consummated on January 1, 2021. The unaudited pro forma combined statement of operations for the year ended December 31, 2021, combines the historical statement of operations of DPCM for the year ended December 31, 2021, and the historical statement of operations of D-Wave for the year ended December 31, 2021, and gives effect to the Transaction as if it had been consummated on January 1, 2021.

Management has made significant estimates and assumptions in its determination of the pro forma adjustments. As the unaudited pro forma combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.

The pro forma adjustments reflecting the consummation of the Transaction are based on certain currently available information and certain assumptions and methodologies that each of D-Wave and DPCM believes are reasonable under the circumstances. The pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments, and it is possible the differences may be material. Each of D-Wave and DPCM believes that its assumptions and methodologies provide a reasonable basis for presenting all the significant effects of the Transaction based on information available to management at this time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma combined financial information.

The unaudited pro forma combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings, or cost savings that may be associated with the Transaction. DPCM and D-Wave have not had any historical relationship prior to the Transaction. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

The unaudited pro forma condensed combined financial data below reflects the 29,097,787 shares of the outstanding DPCM Class A Common Stock that was redeemed, resulting in an aggregate payment of $291.3 million out of the Trust Account that holds the proceeds of the initial public offering of DPCM (including interest not previously released to DPCM to pay its taxes) (“Trust Account”), at a redemption price of $10.01 per share.

Included in the shares outstanding and weighted average shares outstanding as presented in the unaudited pro forma condensed combined financial statements are the shares of D-Wave Quantum to be issued to D-Wave stockholders on the Closing Date, the D-Wave Quantum Common Shares to be issued to existing DPCM investors, the D-Wave Quantum Common Shares to be issued in respect of the Founder Shares, and the PIPE Shares.

Upon the consummation of the Transaction, shares outstanding as presented in the unaudited pro forma condensed combined financial statements include the following:

3

(Shares In thousands)	$	Shares	%
D-Wave Stockholders	993,102	99,211	91%
PIPE Investors	58,228	5,817	5%
DPCM Public Stockholders	13,133	1,312	1%
Shares held by Sponsor	27,723	2,770	3%
Additional Former Class B Holder shares	2,467	247	0%

Total D-Wave Quantum Common Shares	1,094,653	109,357	100%

The unaudited pro forma condensed combined financial statements are for illustrative purposes only and are not necessarily indicative of what the actual results of operations and financial position would have been had the Transaction taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of D-Wave Quantum.

The warrants of DPCM issued to its public stockholders (“Public Warrants”) and the warrants of DPCM held by CDPM Sponsor Group, LLC (the “Sponsor”) that were issued to the Sponsor at the closing of DPCM’s initial public offering (“Private Warrants”) have been reported as liability-classified instruments that will be subsequently remeasured at fair value in future reporting periods, with changes in fair value recognized in earnings. The warrants of D-Wave have been classified as permanent equity.

On November 20, 2020, D-Wave entered into an agreement (the “SIF Agreement”) with the Strategic Innovation Fund (“SIF”), whereby SIF agreed to make a repayable contribution to D-Wave of up to $40.0 million. The contractual repayment period is 15 years and commences in the first year in which D-Wave reports annual revenue of $70.0 million. Pursuant to the SIF Agreement, repayment of the SIF contribution could be triggered early upon default of the agreement, termination of the agreement or upon a change of control (as defined in the SIF Agreement) that has not been approved by the Canadian government. D-Wave has applied for approval of the Transaction from the Canadian government and is awaiting final confirmation of such approval. In the event approval is not granted, the drawn amount of the SIF contribution becomes repayable. The SIF contribution is reflected as non-current in these pro forma condensed combined financial statements.

Accounting for the Transaction

The Transaction represents a reverse merger and will be accounted for as a reverse recapitalization in accordance with generally accepted accounting principles in the United States. Under this method of accounting, DPCM, as a direct wholly-owned subsidiary of D-Wave Quantum, who is the legal acquirer, will be treated as the “acquired” company for financial reporting purposes and D-Wave will be treated as the accounting acquirer. This determination was primarily based on evaluation of the following facts and circumstances:

•	D-Wave’s existing stockholders will have the majority of the voting interest in the combined entity as described above with an approximate 91% voting interest;

•

The combined company’s board of directors will have seven board members consisting of one board member designated by DPCM, three board members retained from the D-Wave board, and three additional, independent board member.

•	D-Wave senior management will comprise all the senior management of the combined company.

•	D-Wave operations will comprise the ongoing operations of the combined company.

Accordingly, for accounting purposes, the Transaction will be treated as the equivalent of a capital transaction in which D-Wave is issuing stock for the net assets of DPCM, accompanied by a recapitalization. The net assets of DPCM will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Transaction will be those of D-Wave.

4

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF MARCH 31, 2022

(in thousands, except share and per share information)

	Historical
	DPCM Capital, Inc.	D-Wave Systems Inc.	Pro Forma Adjustments			D-Wave Quantum Inc. Pro Forma
Assets
Current assets:
Cash and cash equivalents	31	17,661	300,230	(a	)	36,627
			40,000	(c	)
			(15,007)	(i	)
			(15,019)	(f	)
			(291,269)	(h	)
Trade accounts receivable, net	—	747				747
Receivable research incentives	—	2,073				2,073
Inventories	—	2,052				2,052
Prepaid expenses and other current assets	123	1,332				1,455
Deferred offering costs	—	3,951	(3,951)	(f	)	—

Total current assets	154	27,816	14,984			42,954
Property and equipment, net	—	2,986				2,986
Operating lease right-of-use assets	—	8,351				8,351
Intangible assets, net	—	266				266
Other noncurrent assets	—	1,354				1,354
Cash and marketable securities held in Trust Account	300,230	—	(300,230)	(a	)	—

Total assets	300,384	40,773	(285.246)			55,911

Liabilities and stockholders’ equity (deficit)
Current liabilities:
Trade accounts payable	—	3,052				3,052
Accounts payable, accrued expenses and other current liabilities	4,930	6,178	(3,951)	(f	)	7,157
Current portion of operating lease liabilities	—	1,703				1,703
Loans payable, current	—	15,230	(14,832)	(i	)	398
Deferred revenue, current	—	2,550				2,550

Total current liabilities	4,930	28,713	(18,783)			14,860
Warrant liabilities	12,069	—				12,069
Deferred underwriting fee payable	10,500	—	(10,500)	(b	)	—
Operating lease liabilities, net of current portion	—	6,859				6,859
Loans payable, noncurrent	—	13,076				13,076
Deferred revenue, noncurrent	—	—				—
Other noncurrent liabilities	—	—				—

Total liabilities	27,499	48,648	(29,283)			46,864

5

DPCM Class A common stock subject to possible redemption	300,000	—	(300,000)	(g	)	—
Stockholders’ equity (deficit):
D-Wave Non-redeemable convertible preferred stock	—	189,881	(189,881)	(d	)	—
D-Wave Common stock	—	2,620	(2,620)	(d	)	—
DPCM Class A common stock	—	—				—
DPCM Class B common stock	1	—	(1)	(g	)	—
D-Wave Quantum common stock	—	—	(3)	(h	)	77
			43	(g	)
			58	(c	)
			(21)	(d	)
Additional paid-in capital	—	147,020	39,942	(c	)	356,881
			299,958	(g	)
			10,500	(b	)
			(27,116)	(e	)
			(15,019)	(f	)
			192,522	(d	)
			340	(j	)
			(291,266)	(h	)
Accumulated deficit	(27,116)	(336,883)	27,116	(e	)	(337,398)
			—	(f	)
			(175)	(i	)
			(340)	(j	)
Accumulated other comprehensive loss	—	(10,513)				(10,513)

Total stockholders’ equity (deficit)	(27,115)	(7,875)	44,037			9,047

Total liabilities and stockholders’ equity (deficit)	300,384	40,773	(285,246)			55,911

See accompanying notes to the unaudited pro forma condensed combined financial statements.

6

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2021

(in thousands, except share and per share amounts)

	Historical
(In thousands, except share and per share data)	DPCM Capital, Inc (1)	D-Wave Systems Inc. (2)	Pro Forma Adjustments			D-Wave Quantum Inc. Pro Forma
Revenue	$—	$6,279				$6,279
Cost of revenue:	—	1,750				1,750

Total gross profit	—	4,529				4,529
Operating expenses:
Research and development	—	25,401				25,401
General and administrative	3,782	11,897	340	(cc	)	16,019
Sales and marketing	—	6,179				6,179

Total operating expenses	3,782	43,477	340			47,599

Loss from operations	(3,782)	(38,948)	(340)			(43,070)
Other income (expense):						—
Interest expense	—	(1,728)				(1,728)
Government assistance	—	7,167				7,167
Change in fair value of warrant liabilities	27,913	—				27,913
Interest earned on marketable securities held in Trust Account	116	—	(116)	(aa	)	—
Unrealized loss on marketable securities held in Trust Account	9	—	(9)	(aa	)	—
Gain on investment in marketable securities		1,163				1,163
Other income (expense), net	—	801				801

Total other income (expense), net	28,038	7,403	(125)			35,316

Net income (loss) before taxes	$24,256	$(31,545)	$(465)			$(7,754)
Provision for income taxes	(10)	—				$(10)

Net income (loss)	24,246	(31,545)	(465)			(7,764)

Net income (loss) per share, basic and diluted		(0.28)				(0.07)	(bb	)
Net income per share, Class A common stock, basic and diluted	0.65
Net income per share, Class B common stock, basic and diluted	0.65
Weighted-average shares outstanding ,basic and diluted	—	111,911,127				108,780,302
Weighted average shares outstanding, Class A common stock,basic and diluted	30,000,000	—
Weighted average shares outstanding, Class B common stock, basic and diluted	7,500,000	—

See accompanying notes to the unaudited pro forma condensed combined financial statements.

7

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE THREE MONTHS ENDED MARCH 31, 2022

(in thousands, except share and per share amounts)

	Historical
(In thousands, except share and per share data)	DPCM Capital, Inc	D-Wave Systems Inc.	Pro Forma Adjustments			D-Wave Quantum Inc. Pro Forma
Revenue	$—	$1,713				$1,713
Cost of revenue:	—	584				584

Total gross profit	—	1,129				1,129
Operating expenses:
Research and development	—	6,526				6,526
General and administrative	2,187	3,646				5,833
Sales and marketing	—	1,600				1,600

Total operating expenses	2,187	11,772				13,959

Loss from operations	(2,187)	(10,643)				(12,830)
Other income (expense):						—
Interest expense	—	(792)				(792)
Government assistance	—	—				—
Change in fair value of warrant liabilities	(1,282)	—				(1,282)
Interest earned on marketable securities held in Trust Account	49	—	(49)	(aa	)	—
Unrealized loss on marketable securities held in Trust Account	(2)	—	2	(aa	)	—
Gain on investment in marketable securities	—	—				—
Other income (expense), net	—	(181)				(181)

Total other income (expense), net	(1,235)	(973)	(47)			(2,255)

Net income (loss) before taxes	$(3,422)	$(11,616)	$(47)			$(15,085)
Provision for income taxes	—	—	—			$—

Net income (loss)	(3,422)	(11,616)	(47)			(15,085)

Net income (loss) per share, basic and diluted		(0.10)				(0.14)	(bb	)
Net income per share, Class A common stock, basic and diluted	(0.09)
Net income per share, Class B common stock, basic and diluted	(0.09)
Weighted-average shares outstanding ,basic and diluted	—	111,938,525				109,355,000
Weighted average shares outstanding, Class A common stock, basic and diluted	30,000,000	—
Weighted average shares outstanding, Class B common stock, basic and diluted	7,500,000	—

See accompanying notes to the unaudited pro forma condensed combined financial statements.

8

Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet as of March 31, 2022

The pro forma notes and adjustments, based on preliminary estimates that could change materially as additional information is obtained, are as follows:

Pro forma Transaction Accounting Adjustments:

(a)

Reflects the reclassification of the cash and marketable securities held in the Trust Account to cash and cash equivalents, subsequent to DPCM public stockholders exercising their right to have redeemed their shares of DPCM Class A Common Stock for their pro rata share of the Trust Account.

(b)

Reflects the settlement of $10.5 million in deferred underwriters’ fees incurred during DPCM’s initial public offering that had been payable upon completion of the Transaction. The underwriters waived their entitlement to all of the aforementioned fees. The fees were written off against “Additional Paid-in Capital”.

(c)

Reflects the proceeds of $40.0 million from the issuance and sale of D-Wave Quantum Common Shares at a par value of $0.0001 in the PIPE financing pursuant to the PIPE Subscription Agreements. PIPE Investors will receive 5,816,530 (5,816,528 as a result of rounding) D-Wave Quantum Common Shares.

(d)

Reflects the recapitalization of D-Wave through the contribution of all outstanding common shares and convertible preferred shares of D-Wave to DPCM and the issuance of 99.2 million (conversion ratio of 0.886279) D-Wave Quantum Common Shares (including 48.2 million Exchangeable Shares). As a result of the recapitalization, the carrying value of common shares of $2.6 million and non-redeemable convertible preferred shares of $189.9 million of D-Wave were derecognized. D-Wave Quantum Common Shares issued as part of the recapitalization were recorded to common shares in the amount $21,000 and Additional paid-in capital in the amount of $192.5 million.

(e)	Reflects the elimination of DPCM’s historical accumulated deficit.

(f)

Reflects the pro forma adjustment to record the payment of preliminary estimated transaction costs incurred by DPCM and D-Wave for legal, financial advisory, accounting, auditing, and other professional fees. Costs directly attributable to the Transaction (excluding DPCM underwriter’s fees described in (b) amount to $15.0 million and consist of $12.9 million relating to legal, accounting, auditing, $750,000 relating to printing, $400,000 related to D&O insurance, $412,000 related to the NYSE and other filing fees, and $593,000 related to other professional fees. Such costs are recorded as a reduction to additional paid-in capital. Additionally, it reflects the reduction of deferred offering costs by $3.9 million for transaction costs capitalized by D-Wave and accrued liabilities by $3.9 million for transaction costs accrued by D-Wave.

(g)

Reflects the conversion of 902,213 shares of DPCM Class A Common Stock into 1,311,937 D-Wave Quantum Common Shares (Exchange Ratio of 1.4541326). Reflects the conversion of 7,500,000 shares of DPCM Class B Common Stock into 3,015,575 D-Wave Quantum Common Shares (after giving effect to the forfeiture of the 4,484,425 Forfeited Shares). D-Wave Quantum’s Common Shares issued as part of the conversion were recorded to common stock in the amount of $43,000 and additional paid-in capital in the amount of $300.0 million, which assumes no holders of shares of DPCM Class A Common Stock exercise their redemption rights.

(h)

Reflects that DPCM’s public stockholders exercised their redemption rights with respect to 29,097,787 shares of DPCM Class A Common Stock prior to the consummation of the Transaction at a redemption price of approximately $10.01 per share, or approximately $291.3 million in cash. 7,500,000 shares of DPCM Class B Common Stock were converted into 3,015,575 D-Wave Quantum Common Shares (after giving effect to the forfeiture of the 4,484,425 Forfeited Shares).

(i)

Reflects the D-Wave’s payment of its first tranche of its short-term debt of $15.0 million with PSPIB Unitas Investments II Inc. This adjustment eliminates the short-term debt carrying value of $14.8 million and the unamortized debt discount of $175,000 that includes a discount due to unamortized debt issuance costs.

(j)	Reflects the stock-based compensation for stock options that are subject to accelerated vesting upon the consummation of the Transaction.

9

Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations for the Year Ended December 31, 2021

The pro forma notes and adjustments, based on preliminary estimates that could change materially as additional information is obtained, are as follows:

Pro forma Transaction Accounting Adjustments:

(aa)	Reflects the pro forma adjustment to eliminate the interest income earned and unrealized gain on marketable securities held in the Trust Account.

(bb)

Reflects the pro forma basic and diluted earnings per share amounts presented in the unaudited pro forma condensed combined statements of operations based upon the number of D-Wave Quantum Common Shares outstanding at the closing of the Transaction, assuming the Transaction occurred on January 1, 2021. As the unaudited pro forma condensed combined statement of operations is in a loss position, anti-dilutive instruments were not included in the calculation of diluted weighted average number of common shares outstanding (the anti-dilutive instruments are described below).

(cc)	Reflects the stock-based compensation for stock options that are subject to accelerated vesting upon the consummation of the Transaction.

Pro Forma weighted average common shares outstanding—basic and diluted is calculated as follows:

Year Ended December 31, 2021
(In thousands, except per share data)
Numerator:
Pro forma net loss	$(7,764)
Denominator:
Public shareholders	1,312
PIPE investors	5,817
Sponsor shares	2,768
Additional Former Class B Holder shares	247
D-Wave shareholders	98,636

Pro forma weighted average shares outstanding, basic and diluted	108,780

Pro forma basic and diluted net loss per share(1)(2)	$(0.07)

(1)

Because basic and diluted weighted average shares outstanding are the same in a net loss position, combined pro forma net loss per share excludes 10,000,000 Public Warrants and 8,000,000 Private Warrants of DPCM and 3,406,413 (conversion ratio 0.881210) warrants of D-Wave as of December 31, 2021.

10

Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations for the Three Months Ended March 31, 2022

The pro forma notes and adjustments, based on preliminary estimates that could change materially as additional information is obtained, are as follows:

Pro forma Transaction Accounting Adjustments:

(aa)	Reflects the pro forma adjustment to eliminate the interest income earned and unrealized gain on marketable securities held in Trust Account held in the Trust Account.

(bb)

Reflects the pro forma basic and diluted earnings per share amounts presented in the unaudited pro forma condensed combined statements of operations based upon the number of D-Wave Quantum Common Shares outstanding at the closing of the Transaction, assuming the Transaction occurred on January 1, 2021. As the unaudited pro forma condensed combined statement of operations is in a loss position, anti-dilutive instruments were not included in the calculation of diluted weighted average number of common shares outstanding (the anti-dilutive instruments are described below).

Pro Forma weighted average common shares outstanding—basic and diluted is calculated as follows:

Three Months Ended March 31, 2022
(In thousands, except per share data)
Numerator:
Pro forma net loss	$(15,085)
Denominator:
Public Stockholders	1,312
PIPE investors	5,817
Sponsor shares	2,768
Additional Former Class B Holder shares	247
D-Wave shareholders	99,211

Pro forma weighted average shares outstanding, basic and diluted	109,355

Pro forma basic and diluted net loss per share(1)(2)	$(0.14)

(1)

Because basic and diluted weighted average shares outstanding are the same in a net loss position, combined pro forma net loss per share excludes 14,451,000 Public Warrants and 11,633,000 Private Warrants of DPCM and 3,426,009 (conversion ratio 0.886279) warrants of D-Wave as of March 31, 2022.

D-Wave’s pro forma options and warrants are as follows based on a conversion ratio of 0.8862791

(Shares In thousands)	Shares
D Wave Warrants	3,426
D-Wave Option	13,733

Total D-Wave Quantum issuable to D-Wave (Dilutive)	17,159

DPCM’s anti-dilutive pro forma Warrants are as follows:

(Shares In thousands)	Shares
Public Warrants	14,541
Private Warrants	11,633

Total Dilutive Shares	26,174

11

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(AMENDMENT NO. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 5, 2022

D-Wave Quantum Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41468	84-1068854
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3033 Beta Avenue
Burnaby, British Columbia
Canada	V5G 4M9
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (604) 630-1428

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	QBTS	New York Stock Exchange
Warrants, each whole warrant exercisable for 1.4541326 shares of common stock at an exercise price of $11.50	QBTS.WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Introductory Note

This Amendment No. 1 on Form 8-K/A (“Amendment No. 1”) amends the Current Report on Form 8-K of D-Wave Quantum, Inc., a Delaware corporation (“D-Wave Quantum”), filed on August 10, 2022, as amended (the “Original Report”), in which D-Wave Quantum reported, among other events, the completion of the Transaction (as defined in the Original Report).

This Amendment No. 1 is being filed in order to include (1) the condensed consolidated financial statements of D-Wave Systems Inc., a British Columbia company (“D-Wave Systems”), as of June 30, 2022 and December 31, 2021 and for the three and six months ended June 30, 2022 and 2021, (2) Management’s Discussion and Analysis of Financial Condition and Results of Operations of D-Wave Systems for the three and six months ended June 30, 2022 and 2021, (3) the D-Wave Quantum financial statements as of June 30, 2022 and for the six months ended June 30, 2022, (4) Management’s Discussion and Analysis of Financial Condition and Results of Operations of D-Wave Quantum for the six months ended June 30, 2022, (5) DPCM Capital, Inc., a Delaware corporation (“DPCM financial statements as of June 30, 2022 and December 31, 2021 and for the three and six months ended June 30, 2022 and 2021, (6) Management’s Discussion and Analysis of Financial Condition and Results of Operations of DPCM for the three and six months ended June 30, 2022 and 2021, and (7) the unaudited pro forma condensed combined financial information of D-Wave Quantum as of and for the six months ended June 30, 2022.

This Amendment No. 1 does not amend any other item of the Original Report or purport to provide an update or a discussion of any developments at D-Wave Quantum or its subsidiaries, including D-Wave Systems, subsequent to the filing date of the Original Report. The information previously reported in or filed with the Original Report is hereby incorporated by reference to this Form 8-K/A.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired.

Included as Exhibit 99.1, 99.2, 99.3 and 99.4, 99.5, 99.6 respectively, and incorporated herein by reference are the (1) the condensed consolidated financial statements of D-Wave Systems as of June 30, 2022 and December 31, 2021 and for the three and six months ended June 30, 2022 and 2021, (2) Management’s Discussion and Analysis of Financial Condition and Results of Operations of D-Wave Systems for the three and six months ended June 30, 2022 and 2021, (3) the D-Wave Quantum financial statements as of June 30, 2022 and for the six months ended June 30, 2022, (4) Management’s Discussion and Analysis of Financial Condition and Results of Operations of D-Wave Quantum for the six months ended June 30, 2022, (5) the unaudited condensed consolidated financial statements of DPCM as of June 30, 2022 and for the three and six months ended June 30, 2022 and 2021, and (6) Management’s Discussion and Analysis of Financial Condition and Results of Operations of DPCM for the three and six months ended June 30, 2022 and 2021.

(b)	Pro forma financial information.

Certain pro forma financial information of D-Wave Quantum is attached hereto as Exhibit 99.7 and is incorporated herein by reference.

(d)	Exhibits.

Exhibit No.	Description

99.1	Condensed consolidated financial statements of D-Wave Systems Inc. as of June 30, 2022 and December 31, 2021 and for the three and six months ended June 30, 2022 and 2021.

99.2	Management’s Discussion and Analysis of Financial Condition and Results of Operations of D-Wave Systems Inc. for the three and six months ended June 30, 2022 and 2021.

99.3	D-Wave Quantum Inc. financial statements as of June 30, 2022 and for the six months ended June 30, 2022.

99.4	Management’s Discussion and Analysis of Financial Condition and Results of Operations of D-Wave Quantum Inc. for the three and six months ended June 30, 2022.

99.5	DPCM Capital, Inc. financial statements as of June 30, 2022 and December 31, 2021 and for the three and six months ended June 30, 2022 and 2021.

99.6	Management’s Discussion and Analysis of Financial Condition and Results of Operations of DPCM Capital, Inc. for the three and six months ended June 30, 2022 and 2021.

99.7	Unaudited Pro Forma Condensed Consolidated Combined Financial Statements of D-Wave Quantum Inc. as of and for the six months ended June 30, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

D-Wave Quantum Inc.

By:	/s/ Alan Baratz
Name:	Alan Baratz
Title:	President & Chief Executive Officer

Dated: August 29, 2022

Exhibit 99.1

Condensed consolidated financial statements of D-Wave Systems Inc. as of June 30, 2022 and December 31, 2021 and for the three months ended June 30, 2022 and 2021

D-Wave Systems Inc.

Condensed Consolidated Balance Sheets

(Unaudited)

(In thousands of U.S. dollars, except share and per share data)	June 30, 2022	December 31, 2021
Assets
Current assets:
Cash and cash equivalents	$10,466	$9,483
Trade accounts receivable, net	918	421
Receivable research incentives	2,451	4,774
Inventories	2,148	2,114
Prepaid expenses and other current assets	1,529	1,116
Deferred offering costs	5,671	1,250

Total current assets	$23,183	$19,158
Property and equipment, net	2,772	3,249
Operating lease right-of-use assets	8,118	8,578
Intangible assets, net	262	272
Other noncurrent assets	1,350	1,353

Total assets	$35,685	$32,610

Liabilities and stockholders’ equity
Current liabilities:
Trade accounts payable	2,483	2,109
Accrued expenses and other current liabilities	8,295	3,614
Current portion of operating lease liabilities	1,573	1,687
Loans payable, current	21,353	220
Deferred revenue, current	2,595	2,665

Total current liabilities	36,299	10,295
Operating lease liabilities, net of current portion	6,556	6,990
Loans payable, noncurrent	12,903	12,233
Deferred revenue, noncurrent	20	54
Other noncurrent liabilities	—	18

Total liabilities	$55,778	$29,590

Commitments and contingencies (Note 15)
Stockholders’ equity:
Non-redeemable convertible preferred stock, no par value; unlimited number of shares authorized as of June 30, 2022 and December 31, 2021; 137,765,828 shares issued and outstanding as of June 30, 2022 and December 31, 2021, respectively.	189,881	189,881
Common stock, no par value; unlimited number of shares authorized as of June 30, 2022 and December 31, 2021; 3,341,327 and 3,166,949 shares issued and outstanding as of June 30, 2022 and December 31, 2021, respectively.	2,811	2,610
Additional paid-in capital	147,779	146,240
Accumulated deficit	(350,083)	(325,268)
Accumulated other comprehensive loss	(10,481)	(10,443)

Total stockholders’ equity	$(20,093)	$3,020

Total liabilities and stockholders’ equity	$35,685	$32,610

The accompanying notes are an integral part of these condensed consolidated financial statements.

2

D-Wave Systems Inc.

Condensed Consolidated Statements of Operations and Comprehensive Loss

(Unaudited)

	For the three months ended June 30,		For the six months ended June 30,
(In thousands, except share and per share data)	2022	2021	2022	2021
Revenue	$1,371	$1,137	$3,083	$2,546
Cost of revenue	586	448	1,169	746

Total gross profit	785	689	1,914	1,800
Operating expenses:
Research and development	7,072	6,291	13,599	12,775
General and administrative	3,959	2,508	7,606	5,030
Sales and marketing	1,739	1,226	3,339	2,296

Total operating expenses	12,770	10,025	24,544	20,101

Loss from operations	(11,985)	(9,336)	(22,630)	(18,301)
Other income (expense), net:
Interest expense	(1,746)	(207)	(2,538)	(385)
Government assistance	—	4,586	—	4,586
Other income (expense), net	533	289	353	604

Total other income (expense), net	(1,213)	4,668	(2,185)	4,805

Net loss	$(13,198)	$(4,668)	$(24,815)	$(13,496)

Net loss per share, basic and diluted	$(0.12)	$(0.04)	$(0.22)	$(0.12)

Weighted-average shares used in computing net loss per share, basic and diluted	112,023,503	111,877,937	111,981,014	111,865,630

Comprehensive loss:
Net loss	$(13,198)	$(4,668)	$(24,815)	$(13,496)
Foreign currency translation adjustment, net of tax	32	(38)	(38)	11

Net comprehensive loss	$(13,166)	$(4,706)	$(24,853)	$(13,485)

The accompanying notes are an integral part of these condensed consolidated financial statements.

3

D-Wave Systems Inc.

Condensed consolidated statements of stockholders’ (deficit) equity

(Unaudited)

	Non-redeemable convertible preferred stock		Common stock		Additional Paid-in capital	Accumulated deficit	Accumulated other comprehensive loss	Total stockholders’ (deficit) equity
(In thousands, except share data)	Shares	Amount	Shares	Amount
Balances at December 31, 2020	137,765,828	$189,881	3,061,746	$2,492	$144,537	$(293,723)	$(10,458)	$32,729
D-Wave exercise of stock options			81,043	94	(29)			65
D-Wave stock-based compensation					330			330
Foreign currency translation adjustment, net of tax							11	11
Net loss						(13,496)		(13,496)

Balances at June 30, 2021	137,765,828	189,881	3,142,789	2,586	144,838	(307,219)	(10,447)	19,639

Balances at December 31, 2021	137,765,828	189,881	3,166,949	2,610	146,240	(325,268)	(10,443)	3,020

Exercise of stock options			174,378	201	(61)	—	—	140
Stock-based compensation					1,600			1,600
Foreign currency translation adjustment, net of tax							(38)	(38)
Net loss						(24,815)		(24,815)

Balances at June 30, 2022	137,765,828	189,881	3,341,327	2,811	147,779	(350,083)	(10,481)	(20,093)

The accompanying notes are an integral part of these condensed consolidated financial statements

4

D-Wave Systems Inc.

Condensed consolidated statements of cash flows

(Unaudited)

	Six months ended June 30,
(in thousands)	2022	2021
Cash flows from operating activities:
Net loss	$(24,815)	$(13,496)
Adjustments to reconcile net loss to cash used in by operating activities:
Depreciation and amortization	705	747
Stock-based compensation	1,600	330
Amortization of operating right of use assets	459	497
Provision for excess and obsolete inventory	265	219
Non-cash interest expense	1,955	385
Non-cash final fee payment for Venture Loan	583	—
Unrealized foreign exchange loss (gain)	(349)	44
Change in operating assets and liabilities:
Trade accounts receivable	(505)	(126)
Research incentives receivable	(851)	(5,339)
Inventories	(301)	39
Prepaid expenses and other current assets	(4,449)	(288)
Trade accounts payable	107	(1,764)
Accrued expenses and other current liabilities	4,578	(733)
Deferred revenue	(54)	(324)
Operating lease liabilities	(427)	(459)

Net cash used in operating activities	(21,499)	(20,268)

Cash flows from investing activities:
Purchase of property and equipment	(175)	(1,069)
Purchase of software	(43)	(196)

Net cash used in investing activities	(218)	(1,265)

Cash flows from financing activities:
Proceeds from government program	3,178	13,458
Proceeds from debt financing	19,870	—
Proceeds from issuance of common stock upon exercise of stock options	141	67
Debt payments	(424)	(398)

Net cash provided by financing activities	22,765	13,127

Effect of exchange rate changes on cash and cash equivalents	(65)	262
Net (decrease) increase in cash and cash equivalents	983	(8,144)

Cash and cash equivalents at beginning of period	$9,483	$21,335

Cash and cash equivalents at end of period	$10,466	$13,191

Supplemental disclosure of noncash investing and financial activities:
Acquisition of property and equipment included in accounts payable	$3	$21

Unpaid deferred costs	$3,734	$—

The accompanying notes are an integral part of these condensed consolidated financial statements.

5

D-Wave Systems Inc.

Notes to Condensed Consolidated Financial Statements

(Unaudited)

1.	Description of business

D-Wave Systems is a commercial quantum computing company that provides customers with a full suite of professional services and web-based access to its superconducting quantum computer systems and integrated software environment through its cloud service, LeapTM. References to the “Company” in these D-Wave Systems Inc. Notes to Condensed Consolidated Financial Statements (Unaudited) for the periods before April 14, 2020, shall be to D-Wave Inc., a federally incorporated corporation and its subsidiaries, collectively. References to the “Company” from April 14, 2020 to December 31, 2020 (inclusive) shall be to DWSI Holdings Inc. and its subsidiaries, collectively. References to the “Company” herein for the periods including and after January 1, 2021, shall be to D-Wave Systems and its subsidiaries, collectively. Historically, the Company has developed its own annealing superconducting quantum computer systems and associated software and its current-generation quantum system is the D-Wave AdvantageTM. During the year ended December 31, 2021, the Company initiated the development of a gate-model quantum computing system.

D-Wave Systems is a British Columbia corporation headquartered in Burnaby, British Columbia, and is an indirect subsidiary of D-Wave as a result of the Business Combination, as described in more detail in Note 12—Subsequent events.

For the three and six month periods ended June 30, 2022 and 2021, the Company’s revenue was derived primarily from customers located in the United States, Japan, and Germany.

2.	Business Combination

On February 7, 2022, the Company entered into the Transaction Agreement to merge DPCM and certain other affiliates entities through the Business Combination. The Business Combination was subject to approval by the stockholders of DPCM and the Company and other customary closing conditions. The Business Combination will be accounted for as a reverse capitalization in accordance with the accounting principles generally accepted in the United States of America (“U.S. GAAP”). In connection with the Business Combination, subscription agreements were entered into between DPCM and various investors for proceeds of $40.0 million (the “PIPE Investment”). Total gross proceeds of the PIPE Investment, together with the amount that remained in DPCM’s trust account at the close of the Business Combination, totaled $49.0 million.

On August 5, 2022, each of the Business Combination and the PIPE Investment was consummated. See Note 12—Subsequent events for further discussion on the close of the Business Combination.

3.	Basis of Presentation and Summary of Significant Accounting Policies

Basis of Presentation

The Company has prepared the accompanying financial statements in accordance with U.S. GAAP. Any reference in these notes to applicable guidance is meant to refer to the authoritative U.S. GAAP as found in the Accounting Standards Codification (“ASC”) and Accounting Standards Updates (“ASUs”) of the Financial Accounting Standards Board (“FASB”).

Unaudited Interim Financial Information-

The interim condensed consolidated financial statements included in this quarterly report have been prepared by the Company and are unaudited, pursuant to the rules and regulations of the SEC. Certain information and footnote disclosures normally included in financial statements prepared in accordance with U.S.

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GAAP have been condensed or omitted pursuant to such rules and regulations. However, the Company believes that the disclosures contained within these interim condensed consolidated financial statements comply with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) for interim condensed consolidated financial statements and are adequate to make the information presented not misleading. The interim condensed consolidated financial statements included herein reflect all adjustments (consisting of normal recurring adjustments) which are, in the opinion of management, necessary for a fair presentation of the financial position, results of operations and cash flows for the interim periods presented. These interim condensed consolidated financial statements should be read in conjunction with the consolidated financial statements and notes thereto for the year ended December 31, 2021 included in the final prospectus and definitive proxy statement, dated July 13, 2022 (the “Proxy Statement/Prospectus”) filed by D-Wave Quantum with the Securities and Exchange Commission (the “SEC”). The condensed consolidated statement of operations and comprehensive loss for the three and six month periods ended June 30, 2022 are not necessarily indicative of the results to be anticipated for the entire year ending December 31, 2022 or thereafter. All references to June 30, 2022 and 2021 in the notes to condensed consolidated financial statements are unaudited.

Principles of Consolidation

The consolidated financial statements include the accounts of the Company. All intercompany accounts and transactions have been eliminated upon consolidation.

Liquidity and going concern

The Company has prepared its consolidated financial statements assuming that it will continue as a going concern. Since its inception, the Company has incurred net losses and negative cash flows from operations. As of June 30, 2022, the Company had an accumulated deficit of $350.1 million and a working capital deficiency of $13.1 million. For the three months ended June 30, 2022 and 2021, the Company incurred a net loss of $13.2 million and $4.7 million respectively. For the six months ended June 30, 2022 and 2021, the Company incurred a net loss of $24.8 million and $13.5 million respectively. The Company had net cash outflows from operations of $21.5 million and $20.3 million, respectively. As of June 30, 2022, the Company had $10.5 million of cash and cash equivalents. The Company expects to incur additional operating losses and negative cash flows from operations as it continues to expand its commercial operations and research and development programs.

During the six months ended June 30, 2022, the Company received $20.0 million in gross proceeds from a Venture Loan and Security Agreement (the “Venture Loan”) with PSPIB Unitas Investments II Inc. (“PSPIB”). The maturity date of the loan was defined as the earliest of December 31, 2022 or the closing of the Business Combination or the date of acceleration of such loan following an event of default or the date of prepayment. On August 5, 2022, the Venture Loan, related accrued interest and a final fee totaling $21.8 million was repaid.

As further discussed in Note 12—Subsequent events, on August 5, 2022, the Company completed a Business Combination with DPCM. The Company received gross proceeds of $49.0 million from the PIPE financing and the DPCM trust account.

In conjunction with the Business Combination, the Company and D-Wave entered into an agreement with “the Investor” on June 16, 2022 which provides D-Wave the sole right, but not the obligation, to direct the Investor to buy specified dollar amounts up to $150.0 million of D-Wave’s par value $0.0001 per share common stock through the ELOC. The ELOC will provide the Company and D-Wave with additional liquidity to fund the business, subject to the conditions set forth in the agreement. To-date, D-Wave has not drawn on the ELOC.

To the extent that sufficient capital is not obtained through the Business Combination and PIPE offering, or through the cash received in connection with the Business Combination, management will be required to obtain additional capital through the issuance of debt and /or equity, or other arrangements. However, there can be no assurance that D-Wave will be able to raise additional capital when needed or under acceptable terms. The

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issuance of additional equity may dilute existing stockholders and newly issued shares may contain senior rights and preferences compared to currently outstanding ordinary shares. Any future debt may contain covenants and limit D-Wave’s ability to pay dividends or make other distributions to stockholders. If D-Wave is unable to obtain additional financing, operations may be scaled back or discontinued. These conditions give rise to material uncertainties that may cast substantial doubt on the ability of D-Wave to continue as a going concern.

These consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might result from the outcome of this uncertainty. Such adjustments could be material.

Amalgamation of D-Wave Systems and DWSI

In order to simplify the corporate structure of DWSI Holdings Inc. and to reduce administrative costs, effective January 1, 2021, the Company, then DWSI Holdings Inc., completed a vertical short-form amalgamation pursuant to the British Columbia Business Corporations Act with its previously wholly-owned subsidiary, D-Wave Systems. Pursuant to the amalgamation, all of the issued and outstanding equity securities of D-Wave Systems were cancelled, and the assets and liabilities of D-Wave Systems were assumed by DWSI Holdings Inc. Immediately after the amalgamation, DWSI Holdings Inc. changed its name to D-Wave Systems Inc. No additional equity securities were issued in connection with the amalgamation and the share capital of the Company remained unchanged.

The amalgamation did not have a significant effect on the business and operations of the Company.

COVID-19 pandemic

The Company is subject to risks and uncertainties relating to the ongoing outbreak of the novel strain of coronavirus (“COVID-19”), which the World Health Organization declared a pandemic in March 2020. The COVID-19 pandemic has resulted in authorities implementing numerous measures to contain the virus, including travel bans and restrictions, quarantines, shelter-in-place orders, and business limitations and shutdowns. Work-from-home and other measures have introduced additional operational risks, including cybersecurity risks, and may adversely affect the way the Company and its third-party partners operate. The extent to which the COVID-19 pandemic impacts the Company’s workforce, business, financial condition, and results of operations will depend on future developments, which are highly uncertain and cannot be predicted at this time. If the financial markets and/or the overall economy are impacted for an extended period, the Company’s results may be materially adversely affected. As of June 30, 2022 and 2021, the Company’s business, results of operation and financial condition was not significantly impacted due to the effects of COVID-19.

Use of estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, revenues and expenses and the disclosure of contingent assets and liabilities in the Company’s consolidated financial statements and accompanying notes as of the date of the consolidated financial statements. These estimates and assumptions are based on current facts, historical experience and various other factors believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the recording of expenses that are not readily apparent from other sources. On an ongoing basis, management evaluates its estimates as there are changes in circumstances, facts, and experience.

The Company’s accounting estimates and assumptions may change over time in response to COVID-19 and the change could be material in future periods. As of the date of issuance of these consolidated financial statements, the Company is not aware of any specific event or circumstances that would require the Company to update estimates, judgments or revise the carrying value of any assets or liabilities. Actual results may differ from those estimates or assumptions.

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Deferred Offering Costs

Deferred offering costs consist of legal, accounting and consulting fees incurred through the balance sheet date that are directly related to the Business Combination that was completed on August 5, 2022, as described in Note 12—Subsequent events. These costs will be charged to shareholders’ equity in the period ended September 30, 2022. As of June 30, 2022 and December 31, 2021, respectively, the Company recorded $5.7 million and $1.2 million of transaction costs related to deferred offering costs in its consolidated balance sheets.

Operating segment

Operating segments are defined as components of an enterprise for which separate discrete information is available for evaluation by the chief operating decision maker, or decision-making group, in deciding how to allocate resources and in assessing performance. The Company’s Chief Executive Officer, who is the chief operating decision maker, reviews financial information on an aggregate basis for allocating and evaluating financial performance. As such, the Company views its operations and manages its business in one operating and reportable segment (See Note 11—Geographic areas).

Foreign currency translation and transactions

The Company’s reporting currency is the U.S. dollar. Generally, the functional and reporting currency of its international subsidiaries is the currency of their primary economic environment. Accordingly, all foreign balance sheet accounts have been translated into the U.S. dollars using the rate of exchange at the respective balance sheet date. Components of the consolidated statements of operation and comprehensive loss have been translated at the average exchange rate for the year or the corresponding period. Translation gains and losses are recorded in accumulated other comprehensive loss as a component of stockholders’ equity. Gains or losses arising from currency exchange rate fluctuations on transactions denominated in a currency other than the local functional currency are included in the consolidated statements of operations and comprehensive loss. For the three months ended June 30, 2022 and 2021, the Company recorded $562,000 and $271,000, respectively of foreign currency transaction gain in its consolidated statements of operations and comprehensive loss. For the six months ended June 30, 2022 and 2021, the Company recorded $366,000 and $567,000 in foreign currency transaction gain, respectively, in other income in its consolidated statements of operations and comprehensive loss.

Cash and cash equivalents

The Company’s cash and cash equivalents consists of money held in demand depositary accounts. The carrying amount of cash and cash equivalents was $10.5 million and $9.5 million as of June 30, 2022 and December 31, 2021, respectively, which approximates fair value and was determined based upon Level 1 inputs. The Company did not hold short-term investments as of June 30, 2022 and December 31, 2021.

The increase in cash and cash equivalents from December 31, 2021 to June 30, 2022 was primarily the result of the Company receiving $20.0 million in financing through the Venture Loan with PSPIB.

Fair value of financial instruments

Certain assets and liabilities are carried at fair value under U.S. GAAP. Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. Valuation techniques used to measure fair value must maximize the use of observable inputs and minimize the use of unobservable inputs. Financial assets and liabilities carried at fair value are to be

9

classified and disclosed in one of the following three levels of the fair value hierarchy, of which the first two are considered observable and the last is considered unobservable:

•	Level 1—Quoted prices in active markets for identical assets or liabilities.

•

Level 2—Observable inputs (other than Level 1 quoted prices), such as quoted prices in active markets for similar assets or liabilities, quoted prices in markets that are not active for identical or similar assets or liabilities, or other inputs that are observable or can be corroborated by observable market data.

•

Level 3—Unobservable inputs that are supported by little or no market activity and that are significant to determining the fair value of the assets or liabilities, including pricing models, discounted cash flow methodologies and similar techniques.

The categorization of a financial instrument within the valuation hierarchy is based on the lowest level of input that is significant to the fair value measurement. The Company recognizes transfers between levels of the fair value hierarchy on the date of the event or change in circumstances that caused the transfer.

The carrying amounts reflected in the consolidated balance sheets for cash and cash equivalents, trade accounts receivable, net, trade accounts payable and accrued expenses approximate their fair values (Level 1).

The Company carries its marketable investments at cost, plus or minus changes resulting from observable price changes in orderly transactions for identical or similar investments by the same issuer, as they represent investments in privately held companies for which there are no quoted market prices. As of June 30, 2022 and December 31, 2021, the Company estimated the fair value of its securities denominated in Canadian dollars to be C$10.2 million for both periods presented, and its securities denominated in United States dollars to be $1.2 million and $279,000, respectively. The carrying value of its securities as of June 30, 2022 was $1.2 million and $5,000, respectively and is included in other assets on the consolidated balance sheet.

The Company did not have any transfers of financial assets measured at fair value on a recurring basis to or from Level 1, Level 2 and Level 3 for any of the periods presented.

Concentration risk

Agreements which potentially subject the Company to concentration risk consist principally of three customer agreements. During the three month period ended June 30, 2022, the Company earned 17%, 14% and 11% of its total revenue from three customers. During the three month period ended June 30, 2021, the Company earned 18%, 13% and 11% of its total revenue earned from three customers. During the six month period ended June 30, 2022, the Company earned 15%, 14% and 10% of its total revenue from three customers. During the six month period ended June 30, 2021, the Company earned 20%, 12% and 10% of its total revenue from three customers.

Government assistance

The Company receives various forms of government assistance including (i) government grants (ii) investment credits, and (iii) government loans, for research and development initiatives from Canadian government agencies.

The Company recognizes grants and investment tax credits relating to qualifying scientific research and development expenditures as a reduction of the related eligible expenses (research and development expenses) in its condensed consolidated statement of operations and comprehensive loss. Grants and investment tax credits are recognized in the period during which the related qualifying expenses are incurred, provided that the conditions under which the grants and investment tax credits have been met. The Company recognizes grants and investment tax credits in an amount equal to the estimated qualifying expenses incurred in each period multiplied

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by the applicable reimbursement percentage. Grants and investment tax credits that are recognized upon incurring qualifying expenses in advance of receipt of grant funding or proceeds from research and development incentives are recorded in the condensed consolidated balance sheets as research incentives receivable. In circumstances where the grants received relate to prior period eligible expenses, the Company recognizes them as government assistance in its condensed consolidated statement of operations and comprehensive loss in the current period.

During the three months ended June 30, 2022 and 2021, the Company recorded a Scientific Research and Experimental Development (“SR&ED”) investment tax credit of $0.4 million in 2022 and 2021 as an offset to its research and development expenses in its condensed consolidated statements of operations and comprehensive loss. During the six months ended June 30, 2022 and 2021, the Company recorded a Scientific Research and Experimental Development (“SR&ED”) investment tax credit of $0.8 million and $0.6 million, respectively, as an offset to its research and development expenses in its condensed consolidated statements of operations and comprehensive loss

The Company has received government loans under funding agreements that bear interest at rates that are below market rates of interest or interest-free. The Company accounts for the imputed benefit arising from the difference between a market rate of interest and the rate of interest charged as additional grant funding, and records interest expense for the loans at a market rate of interest. On the date that loan proceeds are earned, the Company recognizes the portion of the loan proceeds allocated to grant funding as a discount to the carrying value of the loan and as other liability, which is subsequently recognized as additional government assistance upon draw down of the qualified loan amounts.

Revenue recognition

The Company recognizes revenue in accordance with Accounting Standards Update No. 2014-09, Revenue from Contracts with Customers (Topic 606) and accounts for certain contract costs in accordance with FASB’s Accounting Standards Codification (“ASC”) 340-40, Other Assets and Deferred Costs-Contracts with Customers.

The standard was adopted on a full retrospective method on January 1, 2018. The adoption of ASC 606 had no impact on the Company and as such there was no recorded transition adjustment. The core principle of ASC 606 is that an entity shall recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services.

To support this core principle, the Company applies the following five step approach:

•	Identify the contract with the customer

•	Identify the performance obligations

•	Determine the transaction price

•	Allocate the transaction price to the performance obligations

•	Recognize revenue when (or as) the entity satisfies a performance obligation

The Company generates revenue through subscription sales to access its Quantum Computing as a Service (“QCaaS”) cloud platform and from professional services related to the practical applications of quantum computing technology to solve its customers’ business challenges, to develop quantum proofs-of-concepts, pilot hybrid quantum applications and to put those applications into production. In addition, the Company also earns revenue from providing training regarding quantum computing systems and building related applications. In arrangements with re-sellers of the Company’s cloud services, the re-seller is considered the customer and the Company does not have any contractual relationships with the re-sellers’ end users. For these arrangements, revenue is recognized at the amount charged to the re-seller and does not reflect any mark-up to the end user.

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Revenue from QCaaS is recognized evenly over the contractual period, on a straight-line basis over the subscription term, beginning on the date that the service is made available to the customer. Professional services are recognized as they are earned based on the terms of the contract or based on the cost-to-cost method. Under the cost-to-cost method, revenue is recognized based upon the ratio that incurred costs bear to total estimated contract costs with related cost of revenue recorded as the costs are incurred.

Recently adopted accounting standards and amendments

D-Wave is an emerging growth company, as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). Under the JOBS Act, emerging growth companies can delay adopting new or revised accounting standards issued subsequent to the enactment of the JOBS Act, until such time as those standards apply to private companies. D-Wave is provided the option to adopt new or revised accounting guidance as an “emerging growth company” under the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) either (1) within the same periods as those otherwise applicable to public business entities, or (2) within the same time periods as private companies, including early adoption when permissible. With the exception of standards, the Company elected to early adopt, when permissible, new or revised accounting guidance within the same time period as private companies, as indicated in Note 2 of its audited consolidated financial statements as of December 31, 2021 and 2020, included in the Proxy Statement/Prospectus.

Recent accounting pronouncements not yet adopted

In November 2021, the FASB issued ASU No. 2021-10, Disclosures by Business Entities about Government Assistance. ASU 2021-10 was issued to increase the transparency of government assistance. ASU 2021-10 requires that entities make certain annual disclosures about transactions with a government that are accounted for by applying a grant or contribution accounting model by analogy. The required disclosures include: (1) information about the nature of the transactions and the related accounting policy used to account for the transactions; (2) the line items on the balance sheet and income statement that are affected by the transactions, and the amounts applicable to each financial statement line item; and (3) significant terms and conditions of the transactions, including commitments and contingencies. The amendments in ASU 2021-10 are effective for all entities within their scope for financial statements issued for annual periods beginning after December 15, 2021. Early application of the amendments is permitted. An entity should apply the amendments in ASU 2021-10 either (1) prospectively to all transactions within the scope of the amendments that are reflected in financial statements at the date of initial application and new transactions that are entered into after the date of initial application or (2) retrospectively to those transactions. The Company is currently evaluating the impact of the adoption of the standard on the financial statements.

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4.	Revenue from contracts with customers

Disaggregation of revenue

The following table depicts the disaggregation of revenue by type of products or services and timing of transfer of products or services (in thousands):

	Three months ended June 30,
	2022	2021
Type of products or services
QCaaS	$1,176	$961
Professional services	156	158
Other revenue	39	18

Total revenue, net	$1,371	$1,137

Timing of revenue recognition
Revenue recognized over the time	$1,296	$1,099
Revenue recognized at a point in time	75	38

Total revenue, net	$1,371	$1,137

	Six months ended June 30,
	2022	2021
Type of products or services
QCaaS	$2,560	$2,083
Professional services	464	429
Other revenue	59	34

Total revenue, net	$3,083	$2,546

Timing of revenue recognition
Revenue recognized over the time	$2,957	$2,484
Revenue recognized at a point in time	126	62

Total revenue, net	$3,083	$2,546

Other revenue includes printed circuit board sales.

Revenue by geographical markets is presented in Note 11—Geographic areas.

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Contract balances

The following table provides information about account receivable, contract assets and liabilities as of June 30, 2022 and December 31, 2021 (in thousands):

	June 30,	December 31,
	2022	2021
Contract assets:
Trade account receivable	$918	$421
Unbilled receivables, which are included in ‘Prepaid expenses and other current assets’	41	17

Total contract assets	959	438

Contract liabilities:
Deferred revenue, current	2,595	2,665
Deferred revenue, noncurrent	20	54
Customer deposit, which are included in ‘Accrued expenses and other current liabilities’	21	21

Total contract liabilities	$2,636	$2,740

Changes in deferred revenue from contracts with customers were as follows (in thousands):

	June 30,	December 31,
	2022	2021
Balance at beginning of period	$2,719	$4,713
Deferral of revenue	2,906	4,092
Recognition of deferred revenue	(3,010)	(6,086)

Balance at end of period	$2,615	$2,719

Remaining performance obligations

A significant number of the Company’s product and service sales are short-term in nature with a contract term of one year or less. For those contracts, the Company has utilized the practical expedient in ASC 606-10-50-14 exempting the Company from disclosure of the transaction price allocated to remaining performance obligations if the performance obligation is part of a contract that has an original expected duration of one year or less.

As of June 30, 2022, the aggregate amount of remaining performance obligations that were unsatisfied or partially unsatisfied related to customer contracts was $2.6 million. This amount included deferred revenue on the Company’s consolidated balance sheets, of which approximately 99% is expected to be recognized to revenue in the next 12 months.

As of December 31, 2021, the aggregate amount of remaining performance obligations related to customer contracts that are unsatisfied or partially unsatisfied was $2.7 million which included deferred revenue on the Company’s consolidated balance sheets, of which approximately 98% was expected to be recognized to revenue in the next 12 months.

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5.	Balance sheet details

Accrued expenses and other current liabilities

Accrued expenses and other current liabilities consisted of the following (in thousands):

	June 30,	December 31,
	2022	2021
Accrued expenses:
Accrued professional services	$6,026	$1,953
Accrued compensation and related benefits	1,859	1,108
Other accruals	205	318
Other current liabilities:
Other payroll expenses	149	175
Customer deposit	21	21
Current portion of equipment financing	35	39

Total accrued expenses and other current liabilities	$8,295	$3,614

6.	Property and equipment, net

Property and equipment, net consisted of the following (in thousands):

	June 30,	December 31,
	2022	2021
Quantum computer systems	$13,425	$13,425
Lab equipment	6,681	6,645
Computer equipment	3,352	3,305
Leasehold improvements	1,075	1,074
Furniture and fixtures	318	316
Construction-in-progress	374	285

Total property and equipment	25,225	25,050
Less: Accumulated depreciation	(22,453)	(21,801)

Property and equipment, net	$2,772	$3,249

Depreciation expense for the three month period ended June 30, 2022 and 2021 was $309,000 and $344,000 respectively. Depreciation expense for the six month period ended June 30, 2022 and 2021 was $705,000 and $747,000 respectively. The Company has not acquired any property and equipment under capital leases.

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7.	Loans payable

As of June 30, 2022, loans payable consisted of the refundable government loans and the Venture Loan. At December 31, 2021, loans payable consisted of refundable government loans. The following table shows the component of loans payable (in thousands):

	June 30, 2022	December 31, 2021
Loan payable, beginning of period	$29,844	$13,624
SIF contribution	—	16,786
Venture Loan	20,000	—
Payments	(398)	(399)
Interest on Venture Loan	606	—
Final fee on Venture Loan	583	—
Foreign exchange (gain) loss	(452)	(167)

Loan payable, end of period	$50,183	$29,844

Discount, beginning of period	$(17,391)	$(11,948)
SIF discount on additional contribution	—	(7,167)
Venture Loan discount	(130)	—
Interest expense	1,349	1,728
Foreign exchange (gain) loss	245	(4)

Discount, end of period	$(15,927)	$(17,391)

Total loans payable, end of period	$34,256	$12,453
Short-term portion	21,353	220
Long-term portion	12,903	12,233

Total loans payable	$34,256	$12,453

SIF liability

On November 20, 2020, the Company entered into an agreement with SIF, whereby SIF agreed to make a repayable contribution to the Company of up to C$40.0 million (“the Contribution”). Funds from the loan are to be used for projects involving the adaption of research findings for commercial applications that have the potential for market disruption; development of current product and services through the implementation of new or incremental technology that will enhance the Company’s competitive capability; and development of process improvements which reduce the environmental footprint of current production through the use of new or improved technologies.

The annual repayment of the Contribution is calculated based upon a formula using the Company’s fiscal year revenue multiplied by a repayment rate. The contractual repayment period is 15 years and commences in the first year in which the Company reports annual revenue of $70.0 million (the “Benchmark Year”). In each of those years, an annual repayment amount is due. Each annual repayment must be paid by April 30 of the year following the year for which the annual repayment due will be calculated. If the Benchmark Year is not achieved within 14 years following the fiscal year in which the project is completed, the SIF loan is forgiven. The SIF loan is initially recorded at fair value, and subsequently at amortized cost. As the SIF contribution is interest free, the difference between the carrying value and initial fair value is recorded as government assistance on the consolidated statement of operations and comprehensive loss.

The initial fair value of the SIF loan is determined by using a discounted cash flow analysis for the loan, which requires a number of assumptions. The significant assumptions used in determining the discounted cash flows include estimating the amount and timing of future revenue for the Company and the discount rate. The

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Company’s estimates of future revenues are derived from several significant assumptions including expected success of LeapTM and partnerships with large scale resellers. In determining the appropriate discount rates, the Company considered the weighted average cost of capital for the Company, risk adjusted based on the development risks of the Company’s product. Management used a discount rate of 26% to discount the SIF loan. Should projected revenue not be achieved as predicted, the adjustment to the fair value of the SIF loan could be material. At June 30, 2022, the carrying value of the loan approximates its fair value.

Repayments of the SIF contributions could also be triggered upon default of the agreement, or termination of the agreement, or upon a change of control that has not been approved by the Canadian government. The Canadian government approved the transaction with DPCM conditionally on May 9, 2022, with all conditions being satisfied on the closing date of the transaction.

Venture Loan

On March 3, 2022 the Company entered a Venture Loan and Security Agreement with PSPIB. Under this loan agreement, the Company may borrow up to an aggregate principal amount of $25.0 million in three tranches, subject to certain terms and conditions. The loan is subject to a per annum interest rate as published in the Wall Street Journal or any successor publication as the “prime rate” plus 7.25% provided that the Wall Street Journal prime rate is not less than 3.25% and if found to be less than 3.25%, such rate will be deemed to be 3.25%. The maturity date of the loan is defined as the earliest of December 31, 2022 or the closing of the Business Combination, or the date of acceleration of such loan following an event of default. As of June 30, 2022, the Company received $20.0 million recorded in loan proceeds that were recorded in current loans payable in its condensed consolidated balance sheet, $15.0 million of which was received on March 3, 2022 and $5.0 million of which was received on June 30, 2022. All obligations under the Venture Loan were repaid upon the completion of the Business Combination on August 5, 2022.

8.	Stock-based compensation

Stock option valuation

The Company estimates the fair value of stock options on the date of grant using the Black-Scholes option-pricing model. The Black-Scholes option-pricing model requires estimates of highly subjective assumptions, which affect the fair value of each stock option.

•

Risk-Free Interest Rate. The Company estimates its risk-free interest rate by using the yield on actively traded non-inflation-indexed U.S. treasury securities with contract maturities equal to the expected term.

•

Expected Term. The expected term of the Company’s options represents the period that the stock-based awards are expected to be outstanding. The Company has estimated the expected term of its employee awards using the SAB Topic 14 Simplified Method allowed by the FASB and SEC, for calculating expected term as it has limited historical exercise data to provide a reasonable basis upon which to otherwise estimate expected term. Certain of the Company’s options began vesting prior to the grant date, in which case the Company uses the remaining vesting term at the grant date in the expected term calculation.

•

Expected Volatility. As the Company is privately held and there has been no public market for its common stock to date, the expected volatility is based on the average historical stock price volatility of comparable publicly-traded companies in its industry peer group, financial, and market capitalization data.

•	Expected Dividend Yield. The Company has not declared or paid dividends to date and does not anticipate declaring dividends. As such, the dividend yield has been estimated to be zero.

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•

Fair Value of Underlying Common Stock. Because the Company’s common stock is not yet publicly traded, the Company must estimate the fair value of common stock. The Board of Directors considers numerous objective and subjective factors to determine the fair value of the Company’s common stock at each meeting in which awards are approved. The factors considered include, but are not limited to: (i) the results of contemporaneous independent third-party valuations of the Company’s common stock; (ii) the prices, rights, preferences, and privileges of the Company’s Convertible Redeemable Preferred Stock relative to those of its common stock; (iii) the lack of marketability of the Company’s common stock; (iv) actual operating and financial results; (v) current business conditions and projections; (vi) the likelihood of achieving a liquidity event, such as an initial public offering or sale of the Company, given prevailing market conditions; and (vii) precedent transactions involving the Company’s shares.

There were no options granted during the six months ended June 30, 2022. The assumptions used to estimate the fair value of stock options granted during the six months ended June 30, 2021 are as follows:

	Six months ended June 30,
	2022	2021
Expected dividend yield	—	0%
Expected volatility	—	50%
Expected term (years)	—	6.08
Risk-free interest rate	—	0.83%

Common stock option activity

The following table summarizes the Company’s stock option activity during the periods presented (in thousands except share and per share data):

	Number of options outstanding	Weighted average exercise price ($)	Weighted average remaining contractual term (years)	Aggregate intrinsic value ($)
Balance as of December 31, 2021	16,336,134	0.81	8.55	80,179
Granted	—	—
Exercised	(174,378)	0.81
Forfeited	(840,002)	0.81
Expired	(11,077)	0.81

Balance as of June 30, 2022	15,310,677	0.81	7.96	75,144

Unvested as of June 30, 2022	4,698,271	0.81	7.77	73,479

Exercisable as of June 30, 2022	10,612,406	0.81	7.43	52,098

The aggregate intrinsic value of stock options was calculated as the difference between the exercise price of the stock options and the estimated fair value of the Company’s common stock for those stock options that had exercise prices lower than the fair value of the Company’s common stock.

The weighted average grant date fair values per share of stock options granted during the six months ended June 30, 2022 was nil as no stock options were granted. The weighted average grant date fair values per share of stock options granted during the six months ended June 30, 2021 was 0.62.

The total fair values of the stock options vested during the six months ended June 30, 2022 and 2021 was $1,703,000 and $535,000 respectively.

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Common stock warrants

On April 14, 2022, 617,972 common stock warrants with an exercise price of $1.75 expired. As of June 30, 2022 there are no common stock warrants outstanding.

Preferred stock warrants

The Company did not record any movements during the six months ended June 30, 2022.

As of June 30, 2022, the following United States dollar preferred stock warrants were outstanding and exercisable:

	Number of warrants outstanding	Weighted average exercise price ($)	Expiry Date	Number exercisable
	3,247,637	$1.92	29-Nov-26	1,299,055

Total, June 30, 2022	3,247,637	$1.92		1,299,055

Stock-based compensation

The following table summarizes the stock-based compensation expense classified in the consolidated statements of operations and comprehensive loss as follows (in thousands):

	Three months ended June 30,
	2022	2021
Research and development	$117	$58
General and administrative	641	74
Sales and marketing	58	37

Total stock-based compensation	$816	$169

	Six months ended June 30,
	2022	2021
Research and development	$210	$88
General and administrative	1,270	173
Sales and marketing	120	69

Total stock-based compensation	$1,600	$330

9.	Commitment and contingencies

Warrant Transaction Agreements

In November 2020, contemporaneously with a revenue arrangement, the Company entered into a contract, pursuant to which the Company agreed to issue to a customer a warrant to acquire up to 3,247,637 shares of Class A Preferred Share (the “Warrant Preferred Shares”), subject to certain vesting requirements. As the warrant was issued in connection with an existing commercial agreement with a customer, the value of the warrant was determined to be consideration payable to the customer and consequently will be treated as a reduction to revenue recognized under the corresponding revenue arrangement. Approximately 40% of the Warrant Preferred Shares vested and became immediately exercisable on August 13, 2020. The remaining Warrant Preferred Shares will vest and become exercisable upon satisfaction of certain milestones based on revenue generated under the

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commercial agreement with the customer, to the extent certain prepayments are made by the customer. As of June 30, 2022, these revenue-based milestones have yet to be met. The exercise price for the Warrant Preferred Shares is $1.92 per share and the warrant is exercisable through November 29, 2026.

The fair value of the Warrant Preferred Shares at the date of issuance was determined to be $1.1 million. During the year ended December 31, 2021, no Warrant Preferred Shares were vested or probable of vesting. As of December 31, 2020, Warrant Preferred Shares with a fair value of $451,000 were vested and recorded into cost of revenue.

In April 2020, the Company entered into a contract pursuant to which the Company agreed to issue to a customer a warrant to acquire 617,972 shares of the Company’s common stock (“Warrant Common Share” and collectively with the Warrant Preferred Shares, the “Warrant Shares”), at a fixed price of $1.75 per Warrant Common Share. During the six month period ended June 30, 2022, no Warrant Common Shares were exercised prior to the expiration date.

The Company estimated the fair value of Warrant Shares on the date of grant using the Black-Scholes option-pricing model. The Black-Scholes option-pricing model requires estimates of highly subjective assumptions, which affect the fair value of each warrant. The estimated fair value of Class A Preferred Shares and common stock was based on the Class A Preferred Shares and common stock offering price due to its proximity to the grant date of the Warrant Shares. The estimated term is based on the contractual life of the Warrant Shares. The remaining assumptions were developed consistent with the methodologies described further in Note 12—Share Based Compensation.

Lease obligation

In November 2021, the Company amended a building lease to extend the term by ten years and six months through December 31, 2033. The lease amendment constituted a modification as it extended the original lease term and required evaluation of the remeasurement of the lease liability and corresponding right-of-use asset. The reassessment resulted in the Company continuing to classify the lease as an operating lease and remeasurement of the lease liability on the basis of the extended lease term. The total right-of-use asset recorded in association with the lease extension was $6.8 million with a corresponding operating lease liability.

Litigation

From time to time, the Company may become involved in various legal proceedings in the ordinary course of its business and may be subject to third-party infringement claims.

In the normal course of business, the Company may agree to indemnify third parties with whom it enters into contractual relationships, including customers, lessors, and parties to other transactions with the Company, with respect to certain matters. The Company has agreed, under certain conditions, to hold these third parties harmless against specified losses, such as those arising from a breach of representations or covenants, other third-party claims that the Company’s products when used for their intended purposes infringe the intellectual property rights of such other third parties, or other claims made against certain parties. It is not possible to determine the maximum potential amount of liability under these indemnification obligations due to the Company’s limited history of prior indemnification claims and the unique facts and circumstances that are likely to be involved in each particular claim.

As of June 30, 2022 and 2021, the Company has not been subject to any litigation or pending litigation claims.

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10.	Earnings per share

The following table sets forth the computation of the basic and diluted net loss per share attributable to common stockholders (in thousands, except share and per share data):

	For the three month period ended June 30,
	2022	2021
Numerator:

Net loss	$(13,198)	$(4,668)

Denominator:
Weighted-average common shares outstanding, basic and diluted	112,023,503	111,877,937

Net loss per share, basic and diluted	$(0.12)	$(0.04)

	For the six month period ended June 30,
	2022	2021
Numerator:

Net loss	$(24,815)	$(13,496)

Denominator:
Weighted-average common shares outstanding, basic and diluted	111,981,014	111,865,630

Net loss per share, basic and diluted	$(0.22)	$(0.12)

As of June 30, 2022 and 2021, the Company’s potentially dilutive securities were stock options and the Warrant Shares.

Since the Company was in a loss position for all periods presented, basic net loss per share is the same as diluted net loss per share for all periods as the inclusion of all potential common shares outstanding would have been anti-dilutive.

Potentially dilutive securities (upon conversion) that were not included in the diluted per share calculations because they would be anti-dilutive were as follows:

	June 30, 2022	December 31, 2021
Options to purchase common stock	15,311	16,336
Warrants to purchase common stock	—	618
Warrants for Preferred shares	3,248	3,248

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11.	Geographic areas

The following table presents a summary of revenue by geography for the three and six month periods ended June 30, 2022 and 2021:

	Three months ended June 30,
	2022	2021
United States	$655	$622
Japan	282	354
Germany	257	65
Other	177	96

Total revenue	$1,371	$1,137

	Six months ended June 30,
	2022	2021
United States	$1,439	$1,325
Japan	709	921
Germany	520	127
Other	415	173

Total revenue	$3,083	$2,546

Other includes EMEA not including Russia or Ukraine, Canada and Australia.

The following table sets forth the long-lived assets, consisting of property and plant, net, and operating lease right-of-use assets, by geographic area as of June 30, 2022 and December 31, 2021 as follows (in thousands):

	June 30, 2022	December 31, 2021
Canada	$10,463	$11,251
United States	427	576

Total long-lived assets	$10,890	$11,827

As of June 30, 2022 and December 31, 2021, substantially all of the Company’s long-lived assets are located in Canada and in the United States.

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Significant customers

The Company had significant customers during the three and six month periods ended June 30, 2022 and 2021. A significant customer is defined as one that comprises up to ten percent or more of total revenues in a particular year or ten percent of outstanding accounts receivable balance as of the year end.

	Three months ended June 30,
	2022	2021
Customer A	17%	18%
Customer B	14%	13%
Customer C	11%	11%

	Six months ended June 30,
	2022	2021
Customer A	15%	20%
Customer B	14%	12%
Customer C	10%	10%

As of June 30, 2022 and 2021, there were no significant customers that comprised ten percent or more of outstanding accounts receivable balances.

All revenues derived from major customers above are included in the United States and Germany during the three and six month periods ended June 30, 2022 and the United States and Japan during the three and six month periods ended June 30, 2021.

12.	Subsequent events

The Company has evaluated all events occurring through August 26, 2022, the date on which the condensed consolidated financial statements were issued. Except as described below, the Company did not identify any subsequent events that would have required adjustment or disclosure in the condensed consolidated financial statements.

On August 5, 2022, in accordance with the Transaction Agreement, D-Wave acquired 100% of the outstanding equity interests of DPCM and the Company. In line with the Transaction Agreement, the Company became an indirect subsidiary of D-Wave. For accounting purposes, the Business Combination will be accounted for as a reverse recapitalization whereby the Company will be treated as the accounting acquirer and DPCM will be treated as the acquired company. In connection with the close of the Business Combination, D-Wave was listed on the New York Stock Exchange under the symbol “QBTS” on August 8, 2022. Costs paid by the Company related to the Business Combination on August 5, 2022 were $11.5 million and will be treated as issuance costs and netted against additional paid-in-capital in the condensed consolidated balance sheet of D-Wave as of September 30, 2022. Cash received by the Company from the Business Combination included the PIPE Investment and DPCM cash on hand totaling $37.6 million, net of related transaction costs.

On August 5, 2022 the Company repaid the Venture Loan including accrued interest totaling $20.8 million. In addition to the $20.8 million, the Company paid a $1.0 million final payment fee to PSPIB.

Pursuant to the agreement entered into with the Investor on June 16, 2022, the Company paid the Investor a Commitment Fee entirely in Common Shares, in two tranches consisting of 127,180 and 254,360 Common Shares issued on August 5, 2022 and August 25, 2022, respectively.

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Exhibit 99.2

D-WAVE SYSTEMS INC.’S MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of our financial condition and results of operations with D-Wave Systems’ audited consolidated financial statements for the year ended December 31, 2021, together with related notes thereto, and unaudited condensed consolidated financial statements for the three and six months ended June 30, 2022, together with related notes thereto, included elsewhere in D-Wave Quantum Inc.’s most recent Quarterly Report on Form 10-Q filed August 26, 2022 (the “Quarterly Report”). The discussion and the analysis should also be read together with the section of the Quarterly Report entitled “Business” and the unaudited pro forma combined financial information as of and for the three and six months ended June 30, 2022, and for the year ended December 31, 2021. The following discussion contains forward-looking statements based upon current expectations that involve risks, uncertainties and assumptions. Our actual results may differ materially from those anticipated in these forward-looking statements as a result of various factors, including those set forth under the section titled “Risk factors” or in other parts of the Quarterly Report. Our historical results are not necessarily indicative of the results that may be expected for any period in the future. In this section, unless otherwise specified, the terms “we”, “our”, “us” and “D-Wave” refer to D-Wave Systems Inc. and its consolidated subsidiaries. All dollar amounts are expressed in thousands of United States dollars (“$”), unless otherwise indicated.

Overview

D-Wave is a commercial quantum computing company that provides customers with a full suite of professional services and web-based access to its superconducting quantum computer systems and integrated software environment through its cloud service, Leap™ (or “Leap”). Historically, D-Wave has developed its own annealing superconducting quantum computer and associated software, and its current generation quantum system is the D-Wave Advantage™. D-Wave is a leader in the development and delivery of quantum computing systems, software and services, and is the world’s first commercial supplier of quantum computers—and the only company developing both annealing quantum computers and gate-model quantum computers. During the year ended December 31, 2021, D-Wave initiated the development of a gate-model quantum computing system. D-Wave was incorporated under the Business Corporation Act (British Columbia) and is headquartered in Burnaby, British Columbia, Canada.

D-Wave’s business model is focused primarily on generating revenue from providing customers access to our quantum computing systems via the cloud in the form of Quantum Computing as a Service (“QCaaS”) products, and from providing professional services wherein we assist our customers in identifying and implementing quantum computing applications.

During the three months ended June 30, 2022 and 2021, we recognized revenue from our cloud and professional services of $1.4 million and $1.1 million, respectively. During the six months ended June 30, 2022 and 2021, we recognized revenue from our cloud and professional services of $3.1 million and $2.5 million, respectively. We have incurred significant operating losses since inception. For the three months ended June 30, 2022 and 2021, our net loss was $13.2 million and $4.7 million, respectively. For the six months ended June 30, 2022 and 2021, our net loss was $24.8 million and $13.5 million, respectively. We expect to continue to incur significant losses for the foreseeable future as we continue to invest in a number of research and development programs as well as a number of go-to-market initiatives. As of June 30, 2022, we had an accumulated deficit of $350.1 million.

On August 5, 2022, following the Transaction, D-Wave became an indirect subsidiary of D-Wave Quantum Inc., a Delaware corporation organized and existing under the General Corporation Law of the State of the Delaware (the “DGCL”), as further described below.

The Transaction Agreement and PIPE Financing

On February 7, 2022, DPCM and D-Wave entered into a definitive agreement (the “Transaction Agreement”) by and among DPCM Capital, Inc, a Delaware corporation (“DPCM”), D-Wave, D-Wave Quantum, DWSI Holdings Inc., a Delaware corporation and a direct, wholly-owned subsidiary of D-Wave Quantum (“Merger Sub”), DWSI Canada Holdings ULC, a British Columbia unlimited liability company and a direct, wholly-owned subsidiary of D-Wave Quantum (“CallCo”), D-Wave Quantum Technologies Inc., a British Columbia corporation and a direct, wholly-owned subsidiary of CallCo, pursuant to which, among other

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things: (a) Merger Sub merged with and into DPCM, with DPCM surviving as a direct, wholly-owned subsidiary of D-Wave Quantum, (b) D-Wave Quantum indirectly acquired all of the outstanding share capital of D-Wave and D-Wave became an indirect subsidiary of D-Wave Quantum, with D-Wave Quantum becoming a public company and a registrant with the United States Securities and Exchange Commission (the “SEC”) (the “Transaction”). D-Wave and DPCM believe that the Transaction and related proceeds will result in enhancing D-Wave’s leadership in commercial quantum computing.

While the legal acquirer in the Transaction Agreement is D-Wave Quantum, for financial accounting and reporting purposes under GAAP, D-Wave is the accounting acquirer and the Transaction will be accounted for as a “reverse recapitalization.” A reverse recapitalization does not result in a new basis of accounting and the financial statements of D-Wave Quantum represent the continuation of our financial statements in many respects. Under this method of accounting, DPCM will be treated as the “acquired” company for financial reporting purposes. For accounting purposes, D-Wave will be deemed to be the accounting acquirer in the transaction and, consequently, the transaction will be treated as a recapitalization of D-Wave (i.e., a capital transaction involving the issuance of stock by D-Wave Quantum for the stock of D-Wave).

Upon consummation of the Transaction and the PIPE Financing, the most significant change in our future reported financial position and results of operations is an increase in cash (as compared to our condensed consolidated balance sheet as of June 30, 2022) of approximately $49.0 million, which includes $40.0 million in gross proceeds from the PIPE Financing. Total direct transaction costs of DPCM and D-Wave paid on August 5, 2022 are approximately $11.5 million, substantially all of which will be recorded as a reduction to additional-paid-in-capital as costs related to the reverse recapitalization. Upon the closing of the Transaction, D-Wave Quantum became the successor to an SEC registrant and has listed the common shares in the stock of D-Wave Quantum and the warrants to purchase common shares in the stock of D-Wave Quantum on the New York Stock Exchange (the “NYSE”) under the ticker symbol “QBTS” and “QBTS.WS,” respectively. Being a public company will require us to hire additional personnel and implement procedures and processes to address applicable regulatory requirements and customary practices. We expect D-Wave Quantum will incur additional annual expenses as a public company for, among other things, directors’ and officers’ liability insurance, director fees and additional internal and external accounting, legal and administrative resources, including increased audit, legal, and filing fees.

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COVID-19 Update

In March 2020, the COVID-19 outbreak was declared a pandemic by the World Health Organization. There are many uncertainties regarding the current pandemic, and we are closely monitoring the impact of the pandemic on all aspects of our business, including how it will impact our employees, suppliers, vendors and business partners.

The pandemic has resulted in government authorities implementing numerous measures to try to contain the virus, such as travel bans and restrictions, quarantines, stay-at-home or shelter-in-place orders, and business shutdowns. These measures may adversely impact our employees and operations and the operations of our suppliers, customers and business partners. In addition, various aspects of our business cannot be conducted remotely. These measures by government authorities may continue to remain in place for a significant period of time and could adversely affect our development plans, sales and marketing activities, and business operations.

The full impact of the COVID-19 pandemic continues to evolve as of the date of this discussion and analysis of our financial condition and results of operations. As such, the full magnitude of the pandemic’s effect on our financial condition, liquidity and future results of operations is uncertain. Management continues to actively monitor our financial condition, liquidity, operations, suppliers, industry and workforce. See “Risk Factors—Risks Related to D-Wave’s Business and Industry—We may in the future be adversely affected by continuation or worsening of the global COVID-19 pandemic, its various strains or future pandemics” in the final prospectus and definitive proxy statement, dated July 13, 2022 (the “Proxy Statement/Prospectus”) filed by D-Wave Quantum with the SEC.

As of June 30, 2022 and December 31, 2021, D-Wave’s financial position, business, results of operation and financial condition were not significantly impacted due to the effects of the COVID-19 outbreak.

Key Components of Results of Operations

Revenue

We currently generate our revenue through subscription sales to access our QCaaS cloud platform; professional services that includes problem evaluation, proof of concept, and pilot applications; training on our quantum computing systems and other revenue derived from the sale of printed circuit boards. QCaaS revenue is recognized on a ratable basis over the contract term, which generally ranges from one month to two years. Professional services revenue is recognized based on the terms of the contract, or based upon the ratio that incurred costs bear to total estimated contract costs. Other revenue is not material and is recognized upon completion. Our contracts with our customers do not, at any time, provide the customer with the right to take possession of the software that runs our cloud platform.

We expect our cloud based recurring QCaaS revenue to increase over time as a function of the increasing number of applications driven by professional services engagements with our customers, as well as by customers that choose to access our Leap cloud service without utilizing our professional services organization.

We expect that there will be a marginal decrease in our cloud based recurring QCaaS revenue as a percentage of total revenue in 2022 when compared to 2021 due to the scaling up of our professional services revenue. In subsequent periods, we expect that the QCaaS revenue as a percentage of total revenue will increase from year to year.

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Cost of Revenue

Our cost of revenue consists primarily of all direct and indirect expenses related to providing our QCaaS offering and delivering our professional services, including personnel-related expenses and costs associated with maintaining the cloud platform on which the QCaaS resides. Cost of revenue also includes depreciation and amortization related to our quantum computing systems and related software.

We expect our total cost of revenue to increase in absolute dollars in future periods, corresponding to our anticipated growth in revenue and employee headcount to support our customers and to maintain the QCaaS cloud offering, manufacturing, operations and field service team.

Operating Expenses

Our operating expenses consist of research and development, general and administrative and sales and marketing expenses.

Research and Development

Research and development expenses consist primarily of personnel-related expenses, including salaries, benefits and stock-based compensation for personnel, fabrication costs, lab supplies, and cloud computing resources and allocated facility costs for our research and development functions. Unlike a standard computer, design and development efforts continue throughout the useful life of our quantum computing systems to ensure proper calibration and optimal functionality. Research and development expenses also include purchased hardware components, fabrication and software costs related to quantum computing systems constructed for research purposes that do not have a high probability of providing future economic benefits, and have no alternate future use. We currently do not capitalize any research and development expenditures.

We expect our research and development expenses will increase on an absolute dollar basis for the foreseeable future as we continue to invest in research and development efforts to enhance the functionality of our QCaaS cloud platform, and improve the reliability, availability and scalability of our cloud platform. In addition, research and development costs could increase in absolute dollars if we do not receive government grants and research incentives, which have historically offset a portion of these costs.

General and Administrative

General and administrative expenses consist primarily of personnel-related expenses, including salaries, benefits and stock-based compensation for personnel and outside professional services expenses including legal, audit and accounting services, insurance, other administrative expenses and allocated facility costs for our administrative functions.

We expect our operating expenses to increase in absolute dollars for the foreseeable future as a result of operating as a public company. In particular, we expect our legal, accounting, tax, personnel-related expenses and directors’ and officers’ insurance costs reported within general and administrative expense to increase as we establish more comprehensive compliance and governance functions, increased IT security and compliance, expanded internal controls over financial reporting in accordance with the Sarbanes-Oxley Act of 2002 and prepare and distribute periodic reports as required by the rules and regulations of the SEC. As a result, our historical results of operations may not be indicative of our results of operations in future periods.

Sales and marketing

Sales and marketing expenses consist primarily of personnel-related expenses, including salaries, benefits and stock-based compensation for personnel, direct advertising, marketing and promotional material costs, sales

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commission expense, consulting fees and allocated facility costs for our sales and marketing functions. We intend to continue to make significant investments in our sales and marketing organization to drive additional revenue, expand our global customer base, and broaden our brand awareness. We expect our sales and marketing expenses to continue to increase in absolute dollars for the foreseeable future.

Other income (expense), net

Our other income (expense), net is primarily comprised of government assistance, gain on settlement of warranty, gain on debt extinguishment, interest income, net and other miscellaneous income and expense unrelated to our core operations.

Results of Operations

The following table sets forth our results of operations for the periods indicated:

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Revenue	$1,371	$1,137	$3,083	$2,546
Cost of revenue	586	448	1,169	746

Total gross profit	785	689	1,914	1,800
Operating expenses:
Research and development	7,072	6,291	13,599	12,775
General and administrative	3,959	2,508	7,606	5,030
Sales and marketing	1,739	1,226	3,339	2,296

Total operating expenses	12,770	10,025	24,544	20,101

Loss from operations	(11,985)	(9,336)	(22,630)	(18,301)
Other income (expense):
Interest expense	(1,746)	(207)	(2,538)	(385)
Government assistance	—	4,586	—	4,586
Other income (expense), net	533	289	353	604

Total other income (expense), net	(1,213)	4,668	(2,185)	4,805

Net loss	$(13,198)	$(4,668)	$(24,815)	$(13,496)

Foreign currency translation adjustment, net of tax	32	(38)	(38)	11

Net comprehensive loss	$(13,166)	$(4,706)	$(24,853)	$(13,485)

Comparison of the Three Months Ended June 30, 2022 and 2021

Revenue

Revenue increased $234,000, or 21%, to $1.4 million for the three months ended June 30, 2022 as compared to $1.1 million for the three months ended June 30, 2021. The increase in revenue was driven by an increase in QCaaS revenue of $215,000.

Cost of Revenue

Cost of revenue increased $138,000, or 31%, to $586,000 for the three months ended June 30, 2022 as compared to $448,000 for the three months ended June 30, 2021. The increase in cost of revenue was driven primarily by:

•	An increase in personnel-related costs of $131,000 associated with the growth of our QCaaS revenue during the three months ended June 30, 2022;

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•	A decrease in software related costs of $93,000 due to design and implementation changes;

•	An increase of $52,000 related to maintenance and repair of customer systems; and

•	An increase of $46,000 related to the increase of depreciation of customer systems, and travel.

Operating Expenses

Research and Development Expenses

	Three Months Ended June 30,		Change
	2022	2021	Amount	%
Research and development	$7,072	$6,291	$781	12%

Research and development expenses increased by $781,000, or 12% to $7.1 million for the three months ended June 30, 2022 compared to $6.3 million for the three months ended June 30, 2021. The increase in research and development was primarily driven by:

•	An increase in personnel-related costs of $337,000 due to an increase in headcount and which included an increase of $60,000 of stock based-compensation;

•

An increase of $280,000 associated with the increase in fabrication activities necessary for various research and development as we continue to develop new products and enhance existing products, services and technologies; and

•

An increase of $172,000 associated to the increase in computing resources, R&D supplies and the associated freight and custom fees to support the continued development for various research and development activities.

We expect our research and development expenses to increase in absolute dollars as we continue to develop new products and enhance existing products, services, and technologies.

General and Administrative Expenses

	Three Months Ended June 30,		Change
	2022	2021	Amount	%
General and administrative	$3,959	$2,508	$1,451	58%

General and administrative expenses increased $1.5 million, or 58%, to $4.0 million for the three months ended June 30, 2022 as compared to $2.5 million for the three months ended June 30, 2021. The increase was driven primarily by:

•	An increase of $1.0 million in personnel-related expenses due to an increase in headcount and which included an increase of $567,000 in stock-based compensation;

•	An increase of $288,000 in professional services from legal and accounting consultants; and

•	An increase of $112,000 in other expenses.

We expect our general and administrative expenses to increase in absolute dollars as a result of operating as a public company, including expenses related to compliance with the rules and regulations of the SEC and the NYSE, additional insurance costs, investor relations activities, and other administrative and professional services.

Sales and Marketing Expenses

	Three Months Ended June 30,		Change
	2022	2021	Amount	%
Sales and marketing	$1,739	$1,226	$513	42%

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Sales and marketing expenses increased $513,000, or 42%, to $1.7 million for the three months ended June 30, 2022 as compared to $1.2 million for the three months ended June 30, 2021. The increase was primarily due to:

•	An increase of $301,000 in personnel-related costs due to an increase in headcount and which included an increase of $20,000 in stock-based compensation;

•	An increase of $187,000 in public relations, conferences and promotion expenses; and

•	An increase of $25,000 in other expenses.

We expect our sales and marketing expenses to increase in absolute dollars as we hire additional sales and marketing personnel, expand our sales professional support, and market our QCaaS cloud service offerings to further penetrate the United States and international markets.

Other Income (Expense), net

Interest Expense

	Three Months Ended June 30		Change
	2022	2021	Amount	%
Interest expense	$(1,746)	$(207)	$(1,539)	743%

Interest expense increased $1.5 million or 743%, to $1.7 million for the three months ended June 30, 2022 as compared to $207,000 for the three months ended June 30, 2021. The increase was primarily due to a higher debt balance in the current period compared to the prior period due to a $15.0 million venture loan pursuant to the Venture Loan Agreement (the “Venture Loan”) that became effective on March 3, 2022 and was increased by an additional $5.0 million on June 21, 2022, final payment fee for the Venture Loan of $583,000 as well as an increase in our government loan.

Other income (expense), net

	Three Months Ended June 30		Change
	2022	2021	Amount	%
Other income (expense), net	$533	$289	$244	84%

Other income (expense), increased $244,000 or 84%, to $533,000 for the three months ended June 30, 2022 as compared to $289,000 for the three months ended June 30, 2021. The decrease was largely driven by the net impact of foreign exchange gains and losses that totaled $562,000.

Government assistance

	Three Months Ended June 30		Change
	2022	2021	Amount	%
Government assistance	$—	$4,586	$(4,586)	(100)%

Government assistance decreased by $4.6 million for the three months ended June 30, 2022 when compared to the three months ended June 30, 2021. The decrease was driven by the timing of the deemed interest benefit resulting from the SIF loan, which was recognized in years 2020 and 2021. See Note 3 included in the notes to our unaudited condensed consolidated financial statements for the three and six month periods ended June 30, 2022 included elsewhere in the Quarterly Report for details regarding the government assistance programs.

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Comparison of the Six Months Ended June 30, 2022 and 2021

Revenue

Revenue increased $537,000, or 21%, to $3.1 million for the six months ended June 30, 2022 as compared to $2.5 million for the six months ended June 30, 2021. The increase in revenue was primarily driven by an increase in QCaaS revenue of $477,000.

Cost of Revenue

Cost of revenue increased $423,000, or 57%, to $1,169,000 for the six months ended June 30, 2022 as compared to $746,000 for the six months ended June 30, 2021. The increase in cost of revenue was primarily driven by:

•	An increase in personnel-related costs of $290,000 associated with the growth of our QCaaS revenue during the six months ended June 30, 2022;

•	An increase of $118,000 related to software costs;

•	An increase of $67,000 related to the increase of depreciation of customer systems; and

•	An increase of $66,000 related to the related to maintenance and repair of customer systems.

Operating Expenses

Research and Development Expenses

	Six Months ended - June 30th		Change
	2022	2021	Amount	%
Research and development	$13,599	$12,775	$824	6%

Research and development expenses increased by $824,000, or 6% to $13.6 million for the six months ended June 30, 2022 compared to $12.8 million for the six months ended June 30, 2021. The increase in research and development expenses was primarily driven by:

•	An increase in personnel-related costs of $802,000 included an increase of $123,000 in stock based-compensation, and higher salaries due to an increase in headcount;

•	An increase of $155,000 in fabrication costs; and

•	The increases above are partially offset by a decrease of $133,000 in supplies and analytical costs.

We expect our research and development expenses to increase in absolute dollars as we continue to develop new products and enhance existing products, services, and technologies.

General and Administrative Expenses

	Six Months Ended June 30,		Change
	2022	2021	Amount	%
General and administrative	$7,606	$5,030	$2,576	51%

•

General and administrative expenses increased $2.6 million, or 51%, to $7.6 million for the six months ended June 30, 2022 as compared to $5.0 million for the six months ended June 30, 2021. The increase was primarily driven by:

•	An increase of $1.7 million in personnel-related expenses which included an increase of $1.1 million in stock-based compensation, and higher salaries due to an increase in headcount;

•	An increase of $512,000 in professional services from legal and accounting consultants;

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•	An increase of $200,000 related to increase from software licensing; and

•	An increase of $188,000 in other expenses.

We expect our general and administrative expenses to increase in absolute dollars as a result of operating as a public company, including expenses related to compliance with the rules and regulations of the SEC and the NYSE, additional insurance costs, investor relations activities, and other administrative and professional services.

Sales and Marketing Expenses

	Six Months Ended June 30,		Change
	2022	2021	Amount	%
Sales and marketing	$3,339	$2,296	$1,043	45%

Sales and marketing expenses increased $1.0 million or 45%, to $3.3 million for the six months ended June 30, 2022 as compared to $2.3 million for the six months ended June 30, 2021. The increase was primarily due to:

•	An increase of $721,000 in personnel-related costs which included an increase of $51,000 in stock-based compensation, and higher salaries due to an increase in headcount; and

•	An increase of $298,000 in public relations, conferences and promotion expenses.

We expect our sales and marketing expenses to increase in absolute dollars as we hire additional sales and marketing personnel, expand our sales professional support, and market our QCaaS cloud service offerings to further penetrate the United States and international markets.

Other Income (Expense), net

Interest Expense

	Six Months Ended June 30		Change
	2022	2021	Amount	%
Interest expense	$(2,538)	$(385)	$(2,153)	559%

Interest expense increased $2.2 million or 559%, to $2.5 million for the six months ended June 30, 2022 as compared to $385,000 for the six months ended June 30, 2021. The increase was primarily due to our higher debt balance in the current period compared to the prior period due to a $15.0 million Venture Loan that was closed on March 3, 2022 and was increased by $5.0 million on June 30, 2022, final payment fee on the Venture Loan of $583,000 as well as an increase in our government loan.

Other income (expense), net

	Six Months Ended June 30		Change
	2022	2021	Amount	%
Other income (expense), net	$353	$604	$(251)	(42)%

Other income (expense), net decreased $251,000 or 42%, to $353,000 for the six months ended June 30, 2022 as compared to $604,000 for the six months ended June 30, 2021. The decrease was largely driven by the net impact of foreign exchange gains and losses.

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Government assistance

	Six Months Ended June 30		Change
(In thousands)	2022	2021	Amount	%
Government assistance	$—	$4,586	$(4,586)	(100)%

Government assistance decreased $4.6 million to nil for the six months ended June 30, 2022 as compared to $4.6 million for the six months ended June 30, 2021. The decrease was driven by the timing of the deemed interest benefit resulting from the SIF loan, which was recognized in years ended December 31, 2020 and 2021. See Note 3 included in the notes to our unaudited condensed consolidated financial statements for the six month period ended June 30, 2022 included elsewhere in the Quarterly Report for details regarding the government assistance programs.

Liquidity and Capital Resources

We have incurred net losses since inception and experienced negative cash flows from operations. To date, our primary sources of capital have been through private placements of convertible preferred shares, revenue from the sale of our products and services, government assistance and the venture loan. During the six months ended June 30, 2022 and 2021, we incurred net losses of $24.8 million and $13.5 million, respectively. We expect to incur additional losses and higher operating expenses for the foreseeable future as we continue to invest in research and development and go-to-market programs. We have determined that additional financing will be required to fund our operations for the next 12 months and our ability to continue as a going concern is dependent upon obtaining additional capital and financing, including through the consummation of the Transaction. If D-Wave is unable to obtain additional financing, operations may be scaled back or discontinued. These conditions give rise to material uncertainties that may cast substantial doubt on the ability of D-Wave to continue as a going concern.

Our primary uses of cash are to fund our operations as we continue to grow our business. We will require a significant amount of cash for expenditures as we invest in ongoing research and development and business operations. Until such time as we can generate significant revenue from sales of our QCaaS offering and our professional services, we expect to finance our cash needs through public and/or private equity and/or debt financings or other capital sources, including strategic partnerships. However, we may be unable to raise additional funds or enter into such other arrangements, when needed, on favorable terms or at all. To the extent that we raise additional capital through the sale of equity or convertible debt securities, the ownership interest of our stockholders will be, or could be, diluted, and the terms of these securities may include liquidation or other preferences that adversely affect the rights of our common shareholders. Debt financing and equity financing, if available, may involve agreements that include covenants limiting or restricting our ability to take specific actions, such as incurring additional debt, making capital expenditures or declaring dividends. If we are unable to raise additional funds through equity or debt financings when needed, we may be required to delay, limit, or substantially reduce our quantum computing development and go-to-market efforts.

We continue to assess the effect of the COVID-19 pandemic and the Russia/Ukraine crisis on our operations. The extent to which the COVID-19 pandemic will impact our business and operations will depend on future developments that are highly uncertain and cannot be predicted with confidence, such as the continuing spread of the infection, new and emerging variants of the virus, the duration of the pandemic, and the effectiveness of actions taken in the U.S. and other countries to contain and treat the disease. The extent to which the Russia/Ukraine crisis will impact our business and operations will also depend on future developments that are highly uncertain and cannot be predicted with confidence, including restrictive actions that may be taken by the U.S. and/or other countries, such as sanctions or export controls, and the duration of the conflict.

Our future capital requirements and the adequacy of available funds will depend on many factors, including those set forth in the section titled “Risk Factors—Risks Related to D-Wave’s Business and Industry” in the Proxy Statement/Prospectus. Our

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management believes that the funds available under the Purchase Agreement would be sufficient to fund our operations for at least 18 months, subject to the terms and conditions of the Purchase Agreement.

Venture Loan and Security Agreement

On March 3, 2022, we entered into a Venture Loan Agreement (the “Venture Loan Agreement”), by and between the Borrowers, as defined in the agreement, and PSPIB Unitas Investments II Inc. (“PSPIB”), as the lender. Under the Venture Loan Agreement, term loans in an aggregate principal amount of $25.0 million were made available to the Borrowers in three tranches, subject to certain terms and conditions.

The first tranche in an aggregate principal amount of $15.0 million was advanced on March 3, 2022. The second tranche in an aggregate principal amount of $5.0 million was advanced to D-Wave on June 30, 2022.

The term loans under the Venture Loan Agreement bear interest at a rate equal to the greater of either (i) the Prime Rate (as reported in The Wall Street Journal) plus 7.25%, and (ii) 10.5%. Interest on the outstanding advances is payable monthly, on the first business day of each calendar month through the Maturity Date (as defined in the Venture Loan Agreement).

Final payment fee is 5.0% of the aggregate amount of the term loans made under the Venture Loan Agreement on the earliest of (i) the Maturity Date; (ii) the date that we prepay all of the outstanding aggregate principal amount in full, or (iii) the date the loan payments are accelerated due to an event of default (as defined in the Venture Loan Agreement). In connection with any prepayment of less than all of the outstanding principal balance of the loans, we agreed to pay PSPIB an amount equal to five percent of the principal balance of the loans being prepaid.

The Venture Loan Agreement is secured by a first-priority security interest in substantially all of the Borrower’s assets and contains certain operational covenants. The Borrowers remained in compliance with all covenants under the Venture Loan Agreement for the term of the Venture Loan Agreement. The full text of the Venture Loan Agreement is filed as an exhibit to the Quarterly Report, and such description is qualified in its entirety by the full text of such exhibit.

On August 5, 2022, the Company repaid the Venture Loan including accrued interest totaling $20.8 million. In addition to the $20.8 million, the Company paid a $1.0 million final payment fee to PSPIB.

Cash Flows

The following table sets forth our cash flows for the period indicated:

	Six Months Ended June 30,
	2022	2021
Net cash (used in) provided by:
Operating activities	$(21,499)	$(20,268)
Investing activities	(218)	(1,265)
Financing activities	22,765	13,127
Effect of exchange rate changes on cash and cash equivalent	(65)	262

Net (decrease) increase in cash and cash equivalent	$983	$(8,144)

Cash Flows Used in Operating Activities

Our cash flows from operating activities are significantly affected by the growth of our business, and are primarily related to research and development, sales and marketing and general and administrative activities. Our operating cash flows are also affected by our working capital needs to support growth in personnel-related expenditures and fluctuations in accounts payable, accounts receivable and other current assets and liabilities.

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Net cash used in operating activities during the six months ended June 30, 2022 was $21.5 million, resulting primarily from a net loss of $24.8 million, adjusted for non-cash charges of $1.2 million in depreciation and amortization, including amortization of operating right of use assets, $1.6 million in stock-based compensation, $2.4 million of other non-cash charges, and $1.9 million in working capital adjustments.

Net cash used in operating activities during the six months ended June 30, 2021 was $20.3 million, resulting primarily from a net loss of $13.5 million, adjusted for non-cash charges of $1.2 million in depreciation and amortization including amortization of operating right of use assets, $0.3 million in stock-based compensation, $0.6 million of other non-cash charges and $9.0 million in working capital adjustments.

Cash Flows Used in Investing Activities

Net cash used in investing activities during the six months ended June 30, 2022 was $0.2 million, representing additions of $0.2 million in property and equipment primarily related to the development and upgrade of our quantum computing systems.

Net cash used in investing activities during the six months ended June 30, 2021 was $1.3 million representing additions of $1.1 in property and equipment and $0.2 million in software primarily related to the development of our quantum computing systems.

Cash Flows Provided by Financing activities

Net cash provided by financing activities during the six months ended June 30, 2022 was $22.8 million, primarily reflecting proceeds received from the Venture Loan entered into signed on March 3, 2022 for $19.9 million, net proceeds received from government programs (SIF) for $2.7 million and proceeds received from issuance of common stock upon exercise of stock options for $0.1 million.

Net cash provided by financing activities during the six months ended June 30, 2021 was $13.1 million, primarily reflecting net proceeds received from government programs (SIF).

Contractual Obligations and Commitments

The following table summarizes our non-cancellable contractual obligations and other commitments as of December 31, 2021 and the effects that such obligations are expected to have on our liquidity and cash flow for future periods (in thousands):

	Payments due by period (2)
	Total	Less than 1 year	1 - 3 year	4 - 5 year	More than 5 years
Lease commitment (1)	$16,356	$1,687	$2,563	$2,458	$9,648

Total	$16,356	$1,687	$2,563	$2,458	$9,648

(1)	Includes operating lease liabilities for certain of our offices and facilities.
(2)	Excludes the Venture Loan Agreement entered into on March 3, 2022 by and between the Borrowers, and PSPIB, as the lender.

The commitment amounts in the table above are associated with contracts that are enforceable and legally binding and that specify all significant terms, including fixed or minimum services to be used, fixed, minimum or variable price provisions, and the approximate timing of the actions under the contracts. The table does not include obligations under agreements that we can cancel without a significant penalty.

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Quantitative and Qualitative Disclosures About Market Risk

We are exposed to market risk in the ordinary course of our business. Market risk represents the risk of loss that may impact our financial position due to adverse changes in financial market prices and rates. Our market risk exposure is primarily the result of fluctuations in foreign currency exchange rates. As of June 30, 2022, we have not, to date, been exposed to material risks given our early stage of operations. We have not engaged in any hedging activities since our inception.

Credit risk

Financial instruments which potentially subject us to concentrations of credit risk consist principally of cash and cash equivalents and accounts receivable. We maintain cash and cash equivalents with major and reputable financial institutions. Deposits held with the financial institutions may exceed the amount of insurance provided by the Canadian Deposit Insurance Corporation on such deposits but may be redeemed upon demand. We perform periodic evaluations of the relative credit standing of the financial institutions. With respect to accounts receivable, we monitor the credit quality of our customers as well as maintain an allowance for doubtful accounts for estimated losses resulting from the inability of customers to make required payments.

Concentration risk

Agreements which potentially subject the Company to concentration risk consist principally of three customer agreements for the three month and six month periods ended June 30, 2022, respectively. During the three month period ended June 30, 2022, the Company earned 17%, 14% and 11% of its total revenue from three customers. During the three month period ended June 30, 2021, the Company earned 18%, 13% and 11% of its total revenue from three customers. During the six month period ended June 30, 2022, the Company earned 15%, 14% and 10% of its total revenue from three customers. During the six month period ended June 30, 2021, the Company earned 20%, 12% and 10% of its total revenue from three customers.

Interest rate risk

We are not currently exposed to significant market risk related to changes in interest rates. As of June 30, 2022, the Company did not have any cash equivalents nor short-term money market funds.

Foreign currency risk

We are not currently exposed to significant market risk related to changes in foreign currency exchange rates. Our operations may be subject to fluctuations in foreign currency exchange rates in the future. Our customers are primarily located in the United States, Japan, Germany and Canada; therefore, foreign exchange risk exposures arise from transactions denominated in currencies other than our functional and reporting currency (United States dollars). To date, a majority of our sales have been denominated in United States dollars and a significant portion of our operating expenses are denominated in Canadian dollars. We also purchase certain of our key manufacturing inputs in Euros. As we expand our presence in international markets, our results of operations and cash flows may increasingly be subject to fluctuations due to changes in foreign currency exchange rates and may be adversely affected in the future due to changes in foreign exchange rates. To date, we have not entered into any hedging arrangements to minimize the impact of these fluctuations in the exchange rates. We will periodically reassess our approach to manage our risk relating to fluctuations in currency rates.

We do not believe that foreign currency risk had a material effect on our business, financial condition, or results of operations during the periods presented.

Inflation risk

Inflation generally affects us by increasing our cost of labor and purchase of materials. We do not believe that inflation had a significant impact on our results of operations for any periods presented in our consolidated

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financial statements. Nonetheless, if our costs were to become subject to significant inflationary pressures, we may not be able to fully offset such higher costs, and our inability or failure to do so could harm our business, financial condition and results of operations.

Concentration of credit risk

We deposit our cash with financial institutions, and, at times, such balances may exceed federally insured limits. Management believes the financial institutions that hold our cash and cash equivalents are financially sound and, accordingly, minimal credit risk exists with respect to cash and cash equivalents.

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Exhibit 99.3

Condensed consolidated financial statements of D-Wave Quantum, Inc. as of June 30, 2022

D-Wave Quantum Inc.

Condensed Consolidated Balance Sheets

(Unaudited)

June 30, 2022
Assets
Current assets:
Cash and cash equivalents	$1
Total current assets	$1

Total assets	$1

Liabilities and stockholders’ equity
Stockholders’ equity:
Common stock, no par value; unlimited number of shares authorized; 100 and nil shares issued and outstanding as of June 30, 2022 and January 24, 2022, respectively.	1
Total stockholders’ equity	1

Total liabilities and stockholders’ equity	$1

See accompanying notes to the condensed consolidated financial statements.

2

D-Wave Quantum Inc.

Condensed Consolidated Statements of Stockholders’ Equity

	Common stock		Total stockholders’ equity
(In thousands, except share data)	Shares	Amount
Balances at January 24, 2022	—	$—	$—
Issuance of common stock	100	1	1
Stock-based compensation			—
Net loss			—

Balances at June 30, 2022	100	$1	$1

3

D-Wave Quantum Inc.

Condensed Consolidated Statements of Cash Flows

For the period from January 24, 2022 to June 30, 2022
Cash flows from operating activities:
Net loss	$—
Cash flows from financing activities:
Proceeds from issuance of common stock	1
Debt payments	—

Net cash provided by financing activities	1

Effect of exchange rate changes on cash and cash equivalents	—
Net (decrease) increase in cash and cash equivalents	1

Cash and cash equivalents at beginning of period	$—

Cash and cash equivalents at end of period	$1

4

D-Wave Quantum Inc.

Notes to Condensed Consolidated Financial Statements

(Unaudited)

1.	Background and Nature of Operations

D-Wave Quantum Inc. (“D-Wave” or the “Company”) was incorporated as a corporation organized and existing under the General Corporation Law of the State of the Delaware on January 24, 2022. The Company was formed for the purpose of effecting a merger between DPCM Capital, Inc. (“DPCM”), D-Wave Systems Inc. (“D-Wave Systems”), and certain other affiliated entities through a series of transactions (the “Business Combination”) pursuant to the definitive agreement entered into on February 7, 2022 (the “Transaction Agreement”). On August 5, 2022, in conjunction with the Business Combination, DPCM and D-Wave Systems became wholly owned subsidiaries of and are operated by the Company. Upon the completion of the Business Combination, the Company succeeded to substantially all of the operations of its predecessor, D-Wave Systems.

In conjunction with the Business Combination, D-Wave Systems and the Company entered into an agreement with Lincoln Park Capital Fund LLC (the “Investor”) on June 16, 2022 which provides D-Wave the sole right, but not the obligation, to direct the Investor to buy specified dollar amounts up to $150.0 million of D-Wave’ par value $0.0001 per share common stock through an Equity Line of Credit (“ELOC”). The ELOC will provide D-Wave Systems and the Company with additional liquidity to fund the business, subject to the conditions set forth in the agreement.

2.	Basis of Presentation and Accounting

The unaudited condensed consolidated financial statements have been prepared in accordance with the accounting principles generally accepted in the United States of America. Separate balance sheets, statements of operations, comprehensive income, changes in shareholders’ equity, and cash flows have not been presented because there have only been nominal activities in this entity as of June 30, 2022. For the period ended June 30, 2022, the Company’s only activity was the issuance of 100 shares of common stock, each having a par value of $0.0001 per share.

The condensed consolidated balance sheet includes the accounts of the Company and its wholly owned subsidiary during the relevant periods. The Company did not have any operations for the period ended June 30, 2022.

3.	Summary of Significant Accounting Policies – Use of Estimates

The preparation of the financial statements in conformity with the accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the balance sheet. Actual results could differ from those estimates.

4.	Subsequent Event

The Company evaluated subsequent events and transactions that occurred after the balance sheet data up to the date that the condensed consolidated financial statements were issued. Except as described below, the Company did not identify any subsequent events that would have required adjustment or disclosure in the financial statements.

Business Combination

On August 5, 2022, in accordance with the Transaction Agreement, the Company acquired 100% of the outstanding equity interests of DPCM and D-Wave Systems. As set forth in the Transaction Agreement, D-Wave Systems became an indirect subsidiary of D-Wave Quantum. For accounting purposes, the Business Combination

5

will be accounted for as a reverse recapitalization whereby D-Wave Systems will be treated as the accounting acquirer and DPCM will be treated as the acquired company. Cash received by the Company from the Business Combination, including the PIPE Investment (as defined below) and DPCM cash on hand, totaled $37.6 million, net of related transaction costs.

On August 8, 2022, in connection with the close of the Business Combination, the Company Shares, as defined below, and the warrants to purchase Company Shares (the “Company Warrants”) were listed and began trading on the New York Stock Exchange under the symbols “QBTS” and “QBTS.WS”, respectively. The Company Warrants arose from the Business Combination and reflect the Warrants from D-Wave Systems as discussed in Note 9 of D-Wave Systems’ condensed consolidated financial statements.

2022 Equity Incentive Plan

On August 5, 2022, the DPCM stockholders considered and approved the D-Wave Quantum 2022 Equity Incentive Plan (the “2022 Plan”). The 2022 Plan became effective immediately upon the Closing. The 2022 Plan initially makes available a maximum number of 16,965,849 common shares in the stock of D-Wave (“Company Shares”). Additionally, the number of shares reserved for issuance under the 2022 Plan will increase on January 1st of each year for a period of ten years commencing on January 1, 2023 and ending on (and including) January 1, 2032, in an amount equal to the lesser of (a) 5% of the fully-diluted number of Company Shares outstanding on December 31st of the immediately preceding calendar year (inclusive of the Share Pool (as defined in the 2022 Plan) and the share reserve under the 2022 Plan (or any successor to either of the foregoing)) and (b) such smaller number of shares as is determined by the D-Wave board of directors.

Employee Stock Purchase Plan

On August 5, 2022, the DPCM stockholders considered and approved the D-Wave Quantum Employee Stock Purchase Plan (the “ESPP”). The ESPP became effective immediately upon the Closing. The ESPP initially makes available for sale a maximum number of 8,036,455 Company Shares. Additionally, the number of shares reserved for issuance under the ESPP will increase on January 1st of each year for a period of ten years commencing on January 1, 2023 and ending on (and including) January 1, 2032, in an amount equal to the lesser of (a) 1% of the fully diluted number of Company Shares outstanding on December 31st of the immediately preceding calendar year (inclusive of the share reserve under the ESPP and the 2022 Plan (or any successor to either of the foregoing)), (b) 1,607,291 shares and (c) such smaller number of shares as is determined by the D-Wave board of directors.

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Exhibit 99.4

D-WAVE QUANTUM INC.’S MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read “D-Wave Quantum Inc.’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” together with the condensed financial statements and related notes included elsewhere in D-Wave Quantum Inc.’s most recent Quarterly Report on Form 10-Q filed August 26, 2022 (the “Quarterly Report”). This discussion contains forward-looking statements that involve risks and uncertainties, including those described in the section titled “Cautionary Note Regarding Forward-Looking Statements” of the Quarterly Report. Our actual results and the timing of selected events could differ materially from those discussed below. Factors that could cause or contribute to such differences include, but are not limited to, those applicable to D-Wave and its business set forth under the section titled “Risk factors” in the Quarterly Report.. In this section, unless otherwise specified, the terms “we”, “our”, “us” and “D-Wave” refer to D-Wave Quantum Inc. and its consolidated subsidiaries, and all other capitalized terms have the meanings ascribed thereto elsewhere in the Quarterly Report. All dollar amounts are expressed in thousands of United States dollars (“$”), unless otherwise indicated.

Overview

D-Wave was incorporated on January 24, 2022, as a corporation organized and existing under General Corporation Law of the State of the Delaware (the “DGCL”), with a registered office at 215 Little Falls Drive, Wilmington, New Castle County, Delaware 19808, and formed for the purpose of effecting the business combination between DPCM and D-Wave (the “Transaction”) pursuant to the Transaction Agreement (as defined below). On August 5, 2022, we consummated our Transaction with DPCM and D-Wave Systems. D-Wave’s principal offices are located at 3033 Beta Avenue, Burnaby, British Columbia, V5G 4M9, Canada.

As the Practical Quantum Computing Company, our mission is to unlock the power of quantum computing today to benefit business and society. We define “practical” as being focused on delivering quantum offerings and access, built to provide customer value for commercial use. We define “commercial” as customer use primarily focused on revenue-generating or cost-saving use cases. Our commercial-first approach brings quantum products to market that serve the needs of enterprise customers by solving their most complex and computationally intensive problems. We deliver this in real-time via our cloud services. Today, customers can access our annealing quantum computer and quantum hybrid solvers via our Quantum Computing as a Service (“QCaaS”). We are also developing a gate-model system with cross platform tools to help address a broader range of customer problem sets over the longer term.

Results of Operations and Known Trends or Future Events

Through June 30, 2022, we had neither engaged in any significant business operations nor generated any revenues. All activities through that date relate to our formation and consummation of the Transaction. Prior to the closing of the Transaction, we did not generate any revenue or incur any material expenses.

Liquidity and Capital Resources

On August 5, 2022, in accordance with the definitive agreement entered into on February 7, 2022 (the “Transaction Agreement”) Transaction Agreement, we acquired 100% of the outstanding equity interests of D-Wave Systems Inc., a British Columbia corporation (“D-Wave Systems”) and DPCM Capital, Inc., a Delaware corporation. In connection with the close of the Transaction, we received, among other things, DPCM’s cash on hand and the PIPE Financing, which totaled $37.6 million, net of related transaction costs. See section titled “D-Wave Systems Inc.’s Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources” and Note 12 to D-Wave’s condensed consolidated balance sheet included elsewhere in the Quarterly Report for more information.

In conjunction with the Transaction, D-Wave Systems and D-Wave entered into a Purchase Agreement with (the “Purchase Agreement”) with Lincoln Park Capital Fund, LLC (“Lincoln Park”) on June 16, 2022 which provides D-Wave the sole right, but not the obligation, to direct Lincoln Park to buy specified dollar amounts up to $150.0 million of D-Wave’s par value $0.0001 per share common stock through the Purchase Agreement. The Purchase Agreement will provide D-Wave Systems and D-Wave with additional liquidity to fund the business, subject to the conditions set forth in the agreement.

Critical Accounting Policies

We prepare our consolidated financial statements in accordance with U.S. GAAP. The preparation of these consolidated financial statements requires that we make estimates, assumptions and judgments that can significantly impact the amounts it reports as assets, liabilities, revenue, costs and expenses and the related disclosures. We base our estimates on historical experience and other assumptions that we believe are reasonable under the circumstances. Our actual results could differ significantly from these estimates under different assumptions and conditions.

Our significant accounting policies are described in more detail in Note 3 of the D-Wave Systems Inc. condensed consolidated balance sheet included elsewhere in the Quarterly Report. We believe that the accounting policies discussed in Note 3 are critical to understanding its historical and future performance as these policies involved a greater degree of judgment and complexity.

Recent Accounting Pronouncements

Management does not believe that any recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on our financial statements.

Emerging Growth Company Status

In April 2012, the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, was enacted. Section 107 of the JOBS Act provides that an “emerging growth company” may take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended, for complying with new or revised accounting standards. Therefore, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have irrevocably elected to avail ourselves of this extended transition period and, as a result, we will not adopt new or revised accounting standards on the relevant dates on which adoption of such standards is required for other public companies. In addition, as an emerging growth company, we may take advantage of certain reduced disclosure and other requirements that are otherwise applicable generally to public companies. D-Wave will take advantage of these exemptions until such earlier time that it is no longer an emerging growth company. D-Wave would cease to be an emerging growth company on the date that is the earliest of (i) the last day of the fiscal year following the fifth anniversary of the date of the first sale of common equity securities pursuant to an effective registration statement; (ii) the last day of the fiscal year in which its total annual gross revenue is equal to or more than $1.07 billion; (iii) the date on which it has issued more than $1.0 billion in nonconvertible debt during the previous three years; or (iv) the date on which it is deemed to be a large accelerated filer under the rules of the United States Securities and Exchange Commission.

2

Exhibit 99.5

DPCM Capital, Inc. Financial Statements as of June 30, 2022 and December 31, 2021 and for the three and six months ended June 30, 2022 and 2021

DPCM CAPITAL, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30, 2022	December 31, 2021
	(Unaudited)
ASSETS
Current assets
Cash	$77,404	$124,720
Prepaid expenses	70,489	176,223

Total Current Assets	147,893	300,943
Cash and marketable securities held in Trust Account	300,626,900	300,183,322

TOTAL ASSETS	$300,774,793	$300,484,265

LIABILITIES, REDEEMABLE COMMON STOCK, AND STOCKHOLDERS’ DEFICIT
Current Liabilities
Accounts payable and accrued expenses	$5,291,532	$2,889,095
Income taxes payable	19,801	—
Promissory note—related party	420,000	—

Total Current Liabilities	5,731,333	2,889,095
Deferred underwriting fee payable	—	10,500,000
Warrant liabilities	6,300,000	10,787,400

Total Liabilities	12,031,333	24,176,495

Commitments and Contingencies (Note 6)
Class A common stock subject to possible redemption, 30,000,000 shares at redemption value at June 30, 2022 and December 31, 2021	300,114,082	300,000,000
Stockholders’ Deficit
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued or outstanding	—	—
Class A common stock, $0.0001 par value; 100,000,000 shares authorized; none issued or outstanding (excluding 30,000,000 shares subject to possible redemption at June 30, 2022 and December 31, 2021)	—	—
Class B common stock, $0.0001 par value; 10,000,000 shares authorized; 7,500,000 shares issued and outstanding at June 30, 2022 and December 31, 2021	750	750
Additional paid-in capital	10,151,418	—
Accumulated deficit	(21,522,790)	(23,692,980)

Total Stockholders’ Deficit	(11,370,622)	(23,692,230)

TOTAL LIABILITIES, REDEEMABLE COMMON STOCK AND STOCKHOLDERS’ DEFICIT	$300,774,793	$300,484,265

The accompanying notes are an integral part of the unaudited condensed consolidated financial statements.

2

DPCM CAPITAL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Operating and formation costs	$788,202	$699,331	$2,975,487	$1,481,203

Loss from operations	(788,202)	(699,331)	(2,975,487)	(1,481,203)
Other income (expense):
Interest earned on marketable securities held in Trust Account	378,382	12,697	427,040	71,548
Change in fair value of warrant liabilities	5,769,000	(640,000)	4,487,400	15,480,000
Reduction of deferred underwriting fee	234,500	—	234,500	—
Unrealized gain (loss) on marketable securities held in Trust Account	18,814	(7,324)	16,538	(6,283)

Other income (expense), net	6,400,696	(634,627)	5,165,478	15,545,265
Income (loss) before provision for income taxes	5,612,494	(1,333,958)	2,189,991	14,064,062
Provision for income taxes	(19,801)	—	(19,801)	—

Net income (loss)	$5,592,693	$(1,333,958)	$2,170,190	$14,064,062

Basic and diluted weighted average shares outstanding, Class A common stock	30,000,000	30,000,000	30,000,000	30,000,000

Basic and diluted net (loss) income per share, Class A common stock	$0.15	$(0.04)	$0.06	$0.38

Basic and diluted weighted average shares outstanding, Class B common stock	7,500,000	7,500,000	7,500,000	7,500,000

Basic and diluted net (loss) income per share, Class B common stock	$0.15	$(0.04)	$0.06	$0.38

The accompanying notes are an integral part of the unaudited condensed consolidated financial statements.

3

DPCM CAPITAL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT

(UNAUDITED)

THREE AND SIX MONTHS ENDED JUNE 30, 2022

	Class A Common Stock		Class B Common Stock		Additional Paid-in	Accumulated	Total Stockholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit
Balance — January 1, 2022	—	$—	7,500,000	$750	$—	$(23,692,980)	$(23,692,230)
Net loss	—	—	—	—	—	(3,422,503)	(3,422,503)

Balance – March 31, 2022	—	$—	7,500,000	$750	$—	$(27,115,483)	$(27,114,733)
Remeasurement of Class A ordinary shares to redemption amount	—	—	—	—	(114,082)	—	(114,082)
Reduction of deferred underwriting fee	—	—	—	—	10,265,500	—	10,265,500
Net income	—	—	—	—	—	5,592,693	5,592,693

Balance – June 30, 2022	—	$—	7,500,000	$750	$10,151,418	$(21,522,790)	$(11,370,622)

THREE AND SIX MONTHS ENDED JUNE 30, 2021

	Class A Common Stock		Class B Common Stock		Additional Paid-in	Accumulated	Total Stockholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit
Balance — January 1, 2021	—	$—	7,500,000	$750	$—	$(47,938,357)	$(47,937,607)
Net income	—	—	—	—	—	15,398,020	15,398,020

Balance – March 31, 2021	—	$—	7,500,000	$750	$—	$(32,540,337)	$(32,539,587)
Net loss	—	—	—	—	—	(1,333,958)	(1,333,958)

Balance – June 30, 2021	—	$—	7,500,000	$750	$—	$(33,874,295)	$(33,873,545)

The accompanying notes are an integral part of the unaudited condensed consolidated financial statements.

4

DPCM CAPITAL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Six Months Ended June 30,
	2022	2021
Cash Flows from Operating Activities:
Net income	$2,170,190	$14,064,062
Adjustments to reconcile net income to net cash used in operating activities:
Interest earned on marketable securities held in Trust Account	(427,040)	(71,548)
Change in fair value of warrant liabilities	(4,487,400)	(15,480,000)
Unrealized (gain) loss on marketable securities held in Trust Account	(16,538)	6,283
Reduction of deferred underwriting fee	(234,500)	—
Changes in operating assets and liabilities:
Prepaid expenses	105,734	48,970
Income taxes payable	19,801	—
Accounts payable and accrued expenses	2,402,437	701,110

Net cash used in operating activities	(467,316)	(731,123)

Cash Flows from Financing Activities:
Proceeds from promissory note—related party	420,000	—

Net cash provided by financing activities	420,000	—

Net Change in Cash	(47,316)	(731,123)
Cash – Beginning of period	124,720	1,084,557

Cash – End of period	$77,404	$353,434

Non-cash investing and financing activities:
Reduction of deferred underwriting fee	(10,265,500)	—

The accompanying notes are an integral part of the unaudited condensed consolidated financial statements.

5

DPCM CAPITAL, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2022

(Unaudited)

NOTE 1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS

DPCM Capital, Inc. (the “Company”) was a blank check company incorporated in Delaware on March 24, 2020. The Company was formed for the purpose of entering into a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (a “Business Combination”).

Although the Company was not limited to a particular industry or geographic region for purposes of consummating a Business Combination, the Company focused on businesses in the technology sector. The Company is an early stage and emerging growth company and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies.

All activity through June 30, 2022 relates to the Company’s formation, the initial public offering (“Initial Public Offering”), which is described below, and subsequent to the Initial Public Offering, identifying a target company for a Business Combination and consummating the Transaction, as defined and described in Note 6.

The registration statement for the Company’s Initial Public Offering was declared effective on October 20, 2020. On October 23, 2020, the Company consummated the Initial Public Offering of 30,000,000 units (the “Units” and, with respect to the shares of Class A common stock and warrants included in the Units sold, the “Public Shares” and “Public Warrants”, respectively), generating gross proceeds of $300,000,000, which is described in Note 3.

Simultaneously with the closing of the Initial Public Offering, the Company consummated the sale of 8,000,000 warrants (the “Private Placement Warrants”, and collectively with the Public Warrants, the “Warrants”) at a price of $1.00 per Private Placement Warrant, in a private placement to CDPM Sponsor Group, LLC (the “Sponsor”), generating gross proceeds of $8,000,000, which is described in Note 4.

Transaction costs amounted to $16,977,876, consisting of $6,000,000 of underwriting fees, $10,500,000 of deferred underwriting fees and $477,876 of other offering costs.

Following the closing of the Initial Public Offering on October 23, 2020, an amount of $300,000,000 ($10.00 per Unit) from the net proceeds of the sale of the Units in the Initial Public Offering and the sale of the Private Placement Warrants was placed in a trust account (the “Trust Account”), located in the United States and invested only in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act of 1940, as amended (the “Investment Company Act”), with a maturity of 185 days or less or in any open-ended investment company that holds itself out as a money market fund selected by the Company meeting the conditions of Rule 2a-7 of the Investment Company Act, as determined by the Company, until the earlier of: (i) the completion of a Business Combination and (ii) the distribution of the funds held in the Trust Account, as described below.

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering and the sale of the Private Placement Warrants, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. On August 5, 2022 (the “Closing Date”), the Company consummated the previously announced Transaction, as described in Note 6.

6

DPCM CAPITAL, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2022

(Unaudited)

The Company provided its holders of the outstanding Public Shares (the “public stockholders”) with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination. On August 2, 2022, stockholders holding 29,097,787 shares of Class A Common Stock exercised their right to redeem such shares for a pro rata portion of the funds in the Company’s Trust Account. As a result, $291,365,553.22 (approximately $10.01 per share) will be removed from the Company’s Trust Account to pay such stockholders. There were no redemption rights upon the completion of a Business Combination with respect to the Company’s warrants.

Liquidity and Going Concern

As of June 30, 2022, the Company had $77,404 in its operating bank accounts, and an adjusted working capital deficit of $5,070,622, which excludes $301,160 of interest earned on the Trust Account that is available to pay franchise and income taxes payable and $211,658 of franchise taxes paid from the operating account which are reimbursable with the interest earned on the Trust Account.

The Company may need to raise additional capital through loans or additional investments from its initial stockholders, officers or directors or their affiliates. The Company’s initial stockholders, officers or directors or their affiliates may, but are not obligated to, loan the Company funds, from time to time or at any time, in whatever amount they deem reasonable in their sole discretion, to meet the Company’s working capital needs. Accordingly, the Company may not be able to obtain additional financing. If the Company is unable to raise additional capital, it may be required to take additional measures to conserve liquidity, which could include, but not necessarily be limited to, curtailing operations, suspending the pursuit of a potential transaction and reducing overhead expenses. Other than the Sponsor Affiliate Note and the Sponsor Note, in each case as described in Note 5, the Company cannot provide any assurance that new financing will be available to it on commercially acceptable terms, if at all.

In connection with the Company’s assessment of going concern considerations in accordance with Financial Accounting Standard Board’s Accounting Standards Codification (“ASC”) Topic 205-40, “Basis of Presentation—Going Concern”, management has determined that the liquidity condition raises substantial doubt about the Company’s ability to continue as a going concern, which is considered to be one year from the issuance of these financial statements. On August 5, 2022, the Company consummated the Transaction, and the uncertainty of the liquidity condition raises substantial doubt about the Company’s ability to continue as a going concern. No adjustments have been made to the carrying amounts of assets or liabilities.

Risks and Uncertainties

Management continues to evaluate the impact of the COVID-19 pandemic and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position, results of its operations and/or search for a target company, the specific impact is not readily determinable as of the date of the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying unaudited condensed financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information and in accordance with the instructions to Form 10-Q and Article 8 of Regulation S-X of the SEC. Certain information

7

DPCM CAPITAL, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2022

(Unaudited)

or footnote disclosures normally included in financial statements prepared in accordance with GAAP have been condensed or omitted, pursuant to the rules and regulations of the SEC for interim financial reporting. Accordingly, they do not include all the information and footnotes necessary for a complete presentation of financial position, results of operations, or cash flows. In the opinion of management, the accompanying unaudited condensed financial statements include all adjustments, consisting of a normal recurring nature, which are necessary for a fair presentation of the financial position, operating results and cash flows for the periods presented.

The accompanying unaudited condensed financial statements should be read in conjunction with the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, as filed with the SEC on March 15, 2022. The interim results for the three and six months ended June 30, 2022 are not necessarily indicative of the results to be expected for the year ending December 31, 2022 or for any future periods.

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All significant intercompany balances and transactions have been eliminated in consolidation.

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s consolidated financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates

The preparation of the condensed consolidated financial statements in conformity with GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period.

8

DPCM CAPITAL, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2022

(Unaudited)

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the consolidated financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. One of the more significant accounting estimates included in these consolidated financial statements is the determination of the fair value of the warrant liabilities. Such estimates may be subject to change as more current information becomes available and, accordingly, the actual results could differ significantly from those estimates.

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company did not have any cash equivalents as of June 30, 2022 and December 31, 2021.

Cash and marketable Securities Held in Trust Account

At June 30, 2022 and December 31, 2021, substantially all of the assets held in the Trust Account were held in U.S. Treasury securities. Interest income is recognized when earned. The Company’s portfolio of marketable securities is comprised solely of U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 185 days or less or in any open-ended investment company that holds itself out as a money market fund selected by the Company meeting the conditions of paragraphs (d)(2), (d)(3) and (d)(4) of Rule2a-7of the Investment Company Act. Upon the closing of the Initial Public Offering and the private placement, $300 million was placed in the Trust Account and invested in money market funds that invest in U.S. government securities. All of the Company’s investments held in the Trust Account are classified as trading securities. Trading securities are presented on the balance sheet at fair value at the end of each reporting period. Gains and losses resulting from the change in fair value of investments held in Trust Account are included in interest earned on marketable securities held in Trust Account in the accompanying statement of operations. The estimated fair values of investments held in Trust Account are determined using available market information.

Warrant Liabilities

The Company accounts for the Warrants in accordance with the guidance contained in ASC 815-40 under which the Warrants do not meet the criteria for equity treatment and must be recorded as liabilities. Accordingly, the Company classifies the Warrants as liabilities at their fair value and adjust the Warrants to fair value at each reporting period. These liabilities are subject tore-measurement at each balance sheet date until exercised, and any change in fair value is recognized in our statement of operations. The Private Placement Warrants and the Public Warrants for periods where no observable traded price was available are valued using a binomial lattice model. For periods subsequent to the detachment of the Public Warrants from the Units, the Public Warrant quoted market price was used as the fair value as of each relevant date.

Offering Costs

Offering costs consisted of legal, accounting and other expenses incurred through the Initial Public Offering that were directly related to the Initial Public Offering. Offering costs were allocated to the separable financial instruments issued in the Initial Public Offering based on a relative fair value basis, compared to total proceeds received. Offering costs allocated to warrant liabilities were expensed as incurred in the consolidated statements

9

DPCM CAPITAL, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2022

(Unaudited)

of operations. Offering costs associated with the Class A common stock issued were initially charged to temporary equity and then accreted to common stock subject to redemption upon the completion of the Initial Public Offering. Offering costs amounting to $16,596,320 were charged to temporary equity upon the completion of the Initial Public Offering. Transaction costs related to derivative liability incurred through the consolidated balance sheet date and directly related to the Initial Public Offering amounting to $381,556, were charged to operations upon the completion of the Initial Public Offering.

Class A Common Stock Subject to Possible Redemption

The Company accounts for its Class A common stock subject to possible redemption in accordance with the guidance in ASC Topic 480 “Distinguishing Liabilities from Equity.” Class A common stock subject to mandatory redemption is classified as a liability instrument and is measured at fair value. Conditionally redeemable common stock (including common stock that features redemption rights that is either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) is classified as temporary equity. At all other times, common stock is classified as stockholders’ deficit. The Company’s Class A common stock features certain redemption rights that are considered to be outside of the Company’s control and subject to occurrence of uncertain future events. Accordingly, Class A common stock subject to possible redemption is presented at redemption value as temporary equity, outside of the stockholders’ deficit section of the Company’s condensed balance sheets.

The Company recognizes changes in redemption value immediately as they occur and adjusts the carrying value of redeemable common stock to equal the redemption value at the end of each reporting period. Immediately upon the closing of the Initial Public Offering, the Company recognized the accretion from initial book value to redemption amount value. The change in the carrying value of redeemable Class A common stock resulted in charges against additional paid-in capital and accumulated deficit.

At June 30, 2022 and December 31, 2021, the Class A common stock subject to redemption reflected in the condensed consolidated balance sheets is reconciled in the following table:

Gross proceeds	$300,000,000
Less:
Proceeds allocated to Public Warrants	$(6,600,000)
Class A common stock issuance costs	$(16,596,320)
Plus:
Accretion of carrying value to redemption value	$23,196,320

Class A common stock subject to possible redemption at December 31, 2021 and March 31, 2022	$300,000,000
Plus:
Remeasurement of carrying value to redemption value	$114,082

Class A common stock subject to possible redemption at June 30, 2022	$300,114,082

10

DPCM CAPITAL, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2022

(Unaudited)

Income Taxes

The Company accounts for income taxes under ASC 740, “Income Taxes.” ASC 740, Income Taxes, requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the unaudited condensed financial statements and tax basis of assets and liabilities and for the expected future tax benefit to be derived from tax loss and tax credit carry forwards. ASC 740 additionally requires a valuation allowance to be established when it is more likely than not that all or a portion of deferred tax assets will not be realized. As of June 30, 2022 and December 31, 2021, the Company’s deferred tax asset had a full valuation allowance recorded against it.

ASC 740-270-25-2 requires that an annual effective tax rate be determined and such annual effective rate applied to year to date income in interim periods under ASC 740-270-30-5. Our effective tax rate was 0.35% and 0% for the three months ended June 30, 2022 and 2021, respectively, and 0.90% and 0% for the six months ended June 30, 2022 and 2021, respectively. The effective tax rate differs from the statutory tax rate of 21% for the three months and six months ended June 30, 2022 and 2021, due to changes in fair value in warrant liability, and the valuation allowance on the deferred tax assets.

ASC 740 also clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. ASC 740 also provides guidance on derecognition, classification, interest and penalties, accounting in interim period, disclosure and transition.

The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of June 30, 2022 and December 31, 2021. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.

The Company has identified the United States as its only “major” tax jurisdiction. The Company is subject to income taxation by major taxing authorities since inception. These examinations may include questioning the timing and amount of deductions, the nexus of income among various tax jurisdictions and compliance with federal and state tax laws. The Company’s management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months..

Net Income (Loss) per Common Stock

Net income (loss) per share is computed by dividing net income (loss) by the weighted average number of common shares outstanding for the period. The Company applies the two-class method in calculating earnings per share. Accretion associated with the redeemable shares of Class A common shares is excluded from earnings per share as the redemption value approximates fair value.

The calculation of diluted income (loss) per share does not consider the effect of the warrants issued in connection with the (i) Initial Public Offering, and (ii) the private placement since the exercise of the warrants is contingent upon the occurrence of future events. The warrants are exercisable to purchase 18,000,000 shares of Class A common stock in the aggregate. As of June 30, 2022 and 2021, the Company did not have any dilutive securities or other contracts that could, potentially, be exercised or converted into common stock and then share in the earnings of the Company. As a result, diluted net income (loss) per share of common stock is the same as basic net income (loss) per share of common stock for the periods presented.

11

DPCM CAPITAL, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2022

(Unaudited)

The following table reflects the calculation of basic and diluted net income (loss) per common stock (in dollars, except per share amounts):

	Three Months Ended June 30, 2022		Three Months Ended June 30, 2021		Six Months Ended June 30, 2022		Six Months Ended June 30, 2021
	Class A	Class B	Class A	Class B	Class A	Class B	Class A	Class B
Basic and diluted net income (loss) per common stock
Numerator:
Allocation of net income (loss), as adjusted	$4,474,154	$1,118,539	$(1,067,166)	$(266,792)	$1,736,152	$434,038	$11,251,250	$2,812,812
Denominator:
Basic and diluted weighted average shares outstanding	30,000,000	7,500,000	30,000,000	7,500,000	30,000,000	7,500,000	30,000,000	7,500,000

Basic and diluted net income (loss) per common stock	$0.15	$0.15	$(0.04)	$(0.04)	$0.06	$0.06	$0.38	$0.38

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of a cash account in a financial institution, which, at times may exceed the Federal Depository Insurance Coverage of $250,000. The Company has not experienced losses on this account.

Fair Value of Financial Instruments

The fair value of the Company’s assets and liabilities which qualify as financial instruments under ASC Topic 820, “Fair Value Measurement,” approximate the carrying amounts represented in the accompanying condensed consolidated balance sheet, primarily due to their short-term nature, except for warrant liabilities (see Note 9).

Fair Value Measurements

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC Topic 820, “Fair Value Measurement,” approximates the carrying amounts represented in the accompanying balance sheet, primarily due to their short-term nature, except for warrant liabilities (see Note 9).

In some circumstances, the inputs used to measure fair value might be categorized within different levels of the fair value hierarchy. In those instances, the fair value measurement is categorized in its entirety in the fair value hierarchy based on the lowest level input that is significant to the fair value measurement.

Derivative Financial Instruments

The Company evaluates its financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives in accordance with ASC Topic 815, “Derivatives and Hedging”. For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value on the grant date and is then re-valued at each reporting date, with changes in the fair

12

DPCM CAPITAL, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2022

(Unaudited)

value reported in the consolidated statements of operations. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is evaluated at the end of each reporting period. Derivative liabilities are classified in the consolidated balance sheet as current or non-current based on whether or not net-cash settlement or conversion of the instrument could be required within 12 months of the balance sheet date.

Recent Accounting Standards

In August 2020, the FASB issued ASU No. 2020-06, “Debt—Debt with Conversion and Other Options (Subtopic470-20) and Derivatives and Hedging—Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity” (“ASU2020-06”), which simplifies accounting for convertible instruments by removing major separation models required under current GAAP. ASU 2020-06 removes certain settlement conditions that are required for equity contracts to qualify for the derivative scope exception and it also simplifies the diluted earnings per share calculation in certain areas. ASU2020-06 is effective for fiscal years beginning after December 15, 2023, including interim periods within those fiscal years, with early adoption permitted.

Management does not believe that any other recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the Company’s condensed consolidated financial statements.

NOTE 3. INITIAL PUBLIC OFFERING

Pursuant to the Initial Public Offering, the Company sold 30,000,000 Units at a purchase price of $10.00 per Unit. Each Unit consists of one share of Class A common stock and one-third of one redeemable warrant. Each whole Public Warrant entitles the holder to purchase one share of Class A common stock at an exercise price of $11.50 per share (see Note 8).

NOTE 4. PRIVATE PLACEMENT

Simultaneously with the closing of the Initial Public Offering, the Sponsor purchased an aggregate of 8,000,000 Private Placement Warrants at a price of $1.00 per Private Placement Warrant, for an aggregate purchase price of $8,000,000. Each Private Placement Warrant is exercisable to purchase one share of Class A common stock at a price of $11.50 per share. A portion of the proceeds from the Private Placement Warrants were added to the proceeds from the Initial Public Offering held in the Trust Account. There were no redemption rights or liquidating distributions from the Trust Account with respect to the Private Placement Warrants.

NOTE 5. RELATED PARTY TRANSACTIONS

Founder Shares

On June 22, 2020, the Company issued an aggregate of 5,750,000 shares of Class B common stock to the Sponsor (the “Founder Shares”) for an aggregate purchase price of $25,000, for which the Company received payment for the Founder Shares on August 21, 2020. On August 18, 2020, the Sponsor transferred an aggregate of 80,000 Founder Shares to the Company’s independent directors for their original purchase price of approximately $0.004 per share. Subsequently, on August 27, 2020, the Sponsor transferred an aggregate of 70,000 Founder Shares to the Company’s special advisors for their original purchase price. These 150,000 Founder Shares were not subject to forfeiture in the event the underwriter’s over-allotment option was not

13

DPCM CAPITAL, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2022

(Unaudited)

exercised. On October 2, 2020, the Company effected a stock dividend of 1,437,500 shares with respect to the Class B common stock, resulting in an aggregate of 7,187,500 Founder Shares issued and outstanding. On October 2, 2020, the Sponsor transferred 18,750 Founder Shares to one of the Company’s special advisors. On October 20, 2020, the Company effected a stock dividend of 1,437,500 shares with respect to the Class B common stock, resulting in an aggregate of 8,625,000 Founder Shares issued and outstanding. All shares and per-share amounts have been retroactively restated to reflect the share transactions.

The Founder Shares included an aggregate of up to 1,125,000 shares of Class B common stock subject to forfeiture by the Sponsor to the extent that the underwriter’s over-allotment option was not exercised in full or in part, so that the initial stockholders would own, on an as-converted basis, 20% of the Company’s issued and outstanding shares after the Initial Public Offering. On December 7, 2020, the underwriter’s election to exercise its over-allotment option expired unexercised, resulting in the forfeiture of 1,125,000 shares by the Sponsor. Accordingly, there are 7,500,000 Founder Shares issued and outstanding as of June 30, 2022 and December 31, 2021.

The initial stockholders have agreed that, subject to certain limited exceptions, the Founder Shares will not be transferred, assigned or sold until the earlier of (A) one year after the completion of a Business Combination or (B) subsequent to a Business Combination, (x) if the last reported sale price of the Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any30-tradingday period commencing at least 150 days after a Business Combination, or (y) the date on which the Company completes a liquidation, merger, capital stock exchange or other similar transaction that results in all of the stockholders having the right to exchange their common stock for cash, securities or other property.

Administrative Services Agreement

The Company entered into an agreement, commencing on October 20, 2020 through the earlier of the Company’s consummation of a Business Combination and its liquidation, to pay the Sponsor a total of up to $10,000 per month for office space, utilities and secretarial and administrative support. For the three and six months ended June 30, 2022, the Company incurred $30,000 and $60,000 in fees for these services, respectively. support. For the three and six months ended June 30, 2021, the Company incurred $30,000 and $60,000 in fees for these services, respectively. As of June 30, 2022 and December 31, 2021, there were $200,000 and $140,000 of administrative fees included in accounts payable and accrued expenses in the accompanying balance sheets, respectively.

Related Party Loans

On February 28, 2022, the Sponsor issued an unsecured promissory note of up to $1,000,000 to an affiliate of the Sponsor (the “Sponsor Affiliate Note”), in connection with providing the Company with additional working capital. The Sponsor Affiliate Note is not convertible and bears no interest. The Sponsor Affiliate Note is due and payable upon the earlier of the date on which the Company consummates its initial Business Combination or the date that the winding up of the Company is effective. As of June 30, 2022, the Sponsor had borrowed a total of $200,000 under the Sponsor Affiliate Note, which amount was delivered to the Company for its working capital needs.

14

DPCM CAPITAL, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2022

(Unaudited)

On April 13, 2022, the Company issued an unsecured promissory note of up to $1,000,000 to the Sponsor (the “Sponsor Note”), of which $220,000 was funded by the Sponsor upon execution of the Sponsor Note, in connection with providing the Company with additional working capital. The Sponsor Note is not convertible and bears no interest. The Sponsor Note is due and payable upon the earlier of the date on which the Company consummates its initial Business Combination or the date that the winding up of the Company is effective. As of June 30, 2022 the Company had borrowed a total of $220,000 under the Sponsor Note.

NOTE 6. COMMITMENTS AND CONTINGENCIES

Registration and Stockholder Rights Agreement

Pursuant to a registration and stockholder rights agreement entered into on October 20, 2020, the holders of the Founder Shares, Private Placement Warrants and warrants that may be issued upon conversion of Working Capital Loans (and any Class A common stock issuable upon the exercise of the Private Placement Warrants and warrants issued upon conversion of the Working Capital Loans and upon conversion of the Founder Shares) will be entitled to registration rights requiring the Company to register such securities for resale (in the case of the Founder Shares, only after conversion to Class A common stock). The holders of the majority of these securities are entitled to make up to three demands, excluding short form demands, that the Company register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the completion of a Business Combination and rights to require the Company to register for resale such securities pursuant to Rule 415 under the Securities Act. However, the registration and stockholder rights agreement provides that the Company will not permit any registration statement filed under the Securities Act to become effective until termination of the applicable lock-up period. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriting Agreement

The underwriter was entitled to a deferred fee of $0.35 per Unit, or $10,500,000 in the aggregate. Subject to the terms of the underwriting agreement, (i) the deferred fee was placed in the Trust Account and was to be released to the underwriter only upon the completion of a Business Combination and (ii) the deferred fee would have been waived by the underwriter in the event that the Company did not complete a Business Combination.

On June 15, 2022, UBS agreed to waive its entitlement to the deferred underwriting commission of $10,500,000 to which it became entitled upon completion of the Company’s Initial Public Offering, subject to the consummation of the Transaction. As a result, the Company recognized $234,500 of income and $10,265,500 was recorded to additional paid-in capital in relation to the reduction of the deferred underwriter fee in the accompanying condensed financial statements. As of June 30, 2022 and December 31, 2021, the deferred underwriting fee payable is $0 and $10,500,000, respectively.

Transaction Agreement

On February 7, 2022, the Company entered into a transaction agreement (as amended, the “Transaction Agreement”) with D-Wave Quantum Inc., a Delaware corporation and the Company’s direct, wholly-owned subsidiary (“NewCo”), DWSI Holdings Inc., a Delaware corporation and a direct, wholly-owned subsidiary of NewCo (“Merger Sub”), DWSI Canada Holdings ULC, a British Columbia unlimited liability company and a direct, wholly-owned subsidiary of NewCo (“CallCo”),- D-Wave Quantum Technologies Inc., a British Columbia corporation and a direct, wholly-owned subsidiary of CallCo (“ExchangeCo”), and D-Wave Systems Inc., a British Columbia company(“D-Wave”),relating to a proposed Business Combination between the Company and D-Wave(the “Transaction”).

15

DPCM CAPITAL, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2022

(Unaudited)

In connection with the Transaction, NewCo filed a registration statement on Form S-4 (File No. 333-263573) with the SEC on March 15, 2022 (the “NewCo Form S-4”) that included a preliminary prospectus with respect to NewCo’s securities to be issued in connection with the Transaction and a preliminary proxy statement with respect to the meeting of the Company’s stockholders to vote on the Transaction (the “Special Meeting”). On July 13, 2022, the NewCo Form S-4 was declared effective by the SEC and the Company subsequently filed the definitive proxy statement/prospectus (the “Definitive Proxy Statement/Prospectus”) with the SEC. On August 5, 2022, the Company, NewCo, Merger Sub, CallCo, ExchangeCo, and D-Wave consummated the Transaction, following the approval of the Company’s stockholders at the Special Meeting held on August 2, 2022.

Pursuant to the Transaction Agreement, among other things, (a) on the date of the closing of the Transaction (the “Closing”, and such date, the “Closing Date”), Merger Sub merged with and into the Company (the “Merger”), with the Company continuing as the surviving company after the Merger, as a result of which the Company has become a direct, wholly owned subsidiary of NewCo, with the Company’s stockholders receiving shares of NewCo common stock, par value $0.01 per share (“NewCo Common Shares”), in the Merger; and (b) immediately following the Merger, by means of a statutory plan of arrangement under the Business Corporations Act (British Columbia) (the “Plan of Arrangement”), (i) CallCo acquired a portion of the issued and outstanding share capital of D-Wave (“D-Wave Shares”) from certain holders in exchange for NewCo Common Shares (the “NewCo Share Exchange”), (ii) CallCo contributed such D-Wave Shares to ExchangeCo in exchange for shares of ExchangeCo’s non-par value common stock (“ExchangeCo Common Shares”), (iii) following the NewCo Share Exchange, ExchangeCo acquired the remaining issued and outstanding D-Wave Shares from the remaining holders of D-Wave Shares in exchange for the exchangeable shares in the capital of ExchangeCo (the “Exchangeable Shares”) and (iv) as a result of the foregoing, D-Wave became a wholly-owned subsidiary of ExchangeCo. The holders of the Exchangeable Shares has certain rights as specified in the Exchangeable Share Term Sheet (as defined in the Transaction Agreement), including the right to exchange Exchangeable Shares for NewCo Common Shares.

The Transaction was structured to provide the public stockholders that did not redeem their Public Shares with a pro rata right to a pool of up to an additional 5,000,000 NewCo Common Shares. None of the holders of the Founder Shares received the benefit of such additional shares. Upon the Closing, the public stockholders that did not elect to redeem their Public Shares in connection with the Transaction received 1.4541326 NewCo Common Shares for each Public Share (the “Exchange Ratio”). Additionally, upon the Closing, all of the Company’s outstanding warrants were converted into the right to receive warrants of NewCo (“NewCo Warrants”). Each such NewCo Warrant is exercisable for 1.4541326 NewCo Common Shares, at any time commencing 30 days after the Closing.

The terms of the Transaction Agreement and other related ancillary agreements, including those briefly described below, are summarized in more detail in the Definitive Proxy Statement/Prospectus.

Sponsor Support Agreement

Concurrently with the execution of the Transaction Agreement, the Company entered into a sponsor support agreement (the “Sponsor Support Agreement”) with the Sponsor, NewCo and D-Wave, pursuant to which, among other things, the Sponsor agreed to (i) vote in favor of the Transaction Agreement and the Transaction, (ii) a certain number of NewCo common shares becoming subject to certain vesting conditions immediately prior to, and contingent upon, the closing of the Transaction, (iii) reimburse or otherwise compensate the Company for certain expenses in excess of the Company’s permitted expenses under the Transaction Agreement and (iv) the forfeiture of certain Founder Shares.

16

DPCM CAPITAL, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2022

(Unaudited)

On June 16, 2022, the Sponsor, the Company, NewCo and D-Wave entered into the Amended and Restated Sponsor Support Agreement (the “A&R SSA”). Pursuant to the A&R SSA, the parties thereto agreed to amend and restate the Sponsor Support Agreement dated as of February 7, 2022 (the “Original SSA”) to, among other things, (i) vote in favor of the Transaction Agreement and the Transaction, (ii) reimburse or otherwise compensate the Company for an aggregate amount of fees, expenses, commissions or other amounts incurred by or on behalf of, or otherwise payable (and not otherwise expressly allocated to D-Wave or any of its subsidiaries or any holder of D-Wave shares, D-Wave options or D-Wave warrants pursuant to the terms of the Transaction Agreement or any ancillary document), whether or not due, by the parties in connection with the negotiation, preparation or execution of the Transaction Agreement or any ancillary documents, the performance of its covenants or agreements in the Transaction Agreement or any ancillary document or the consummation of the Transaction, including any Company Expenses in excess of the sum of $6,750,000 and (iii) the forfeiture of 4,484,425 shares of the Company class B common stock.

Transaction Support Agreements

Concurrently with the execution of the Transaction Agreement, the Company entered into transaction support agreements with D-Wave and certain D-Wave shareholders (collectively, the “Supporting Shareholders”), pursuant to which each such Supporting Shareholder agreed to, among other things, support and vote in favor of the Company Arrangement Resolution (as defined in the Transaction Agreement).

PIPE Subscription Agreements

Concurrently with the execution of the Transaction Agreement, the Company entered into subscription agreements with NewCo and certain investors (collectively, the “PIPE Investors”), pursuant to which, among other things, each PIPE Investor subscribed to and agreed to purchase on the date of the closing of the Transaction (the “Closing Date”), and NewCo agreed to issue and sell to each such PIPE Investor on the Closing Date, the number of NewCo common shares (“PIPE Shares”) equal to the purchase price set forth therein, divided by $10.00 and multiplied by the Exchange Ratio (as defined in the Transaction Agreement), totaling $40.0 million of PIPE Shares in the aggregate, such that the PIPE Investors purchased 5,816,528 PIPE Shares in the aggregate.

Financial Advisor Engagements

On September 23, 2021, the Company engaged Citigroup Global Markets Inc. (“Citi”) as its capital markets advisor in connection with the Transaction. Pursuant to this engagement, the Company agreed to pay to Citi a capital markets advisory fee of $10,000,000 ($1,000,000 of which was payable in the sole discretion of the Company), contingent and payable upon the closing of the Transaction.

On September 23, 2021, the Company engaged Citi and Morgan Stanley & Co. LLC (“Morgan Stanley”) as co-placement agents in connection with the transactions set forth in the PIPE Subscription Agreements (the “PIPE Financing”). Pursuant to this engagement, the Company agreed to pay to each of Citi and Morgan Stanley a placement fee equal to 2.00% (for a total of 4.00%) of the gross proceeds received by the Company upon consummation of the PIPE Financing (excluding any proceeds from PIPE Investors identified by the Company or D-Wave without the involvement of Citi or Morgan Stanley), contingent and payable upon consummation of the PIPE Financing.

On February 7, 2022, the Company engaged UBS Securities LLC (“UBS”) as its nonexclusive capital markets adviser. UBS was not entitled to any fee pursuant to this engagement.

17

DPCM CAPITAL, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2022

(Unaudited)

On May 13, 2022, (a) Citi resigned from its role as capital markets advisor to DPCM and waived any fees to which it was entitled pursuant to its engagement, including its capital markets advisory fee of $10,000,000 ($1,000,000 of which was payable in the sole discretion of the Company), and (b) each of Citi and Morgan Stanley resigned from their roles as co-placement agents in connection with the PIPE Financing and waived any fees to which they were entitled pursuant to their respective engagements, which would have been equal to 2.00% (for a total of 4.00%) of the gross proceeds received by the Company or NewCo upon consummation of the PIPE Financing (excluding any proceeds from PIPE Investors identified by Company or D-Wave without the involvement of Citi or Morgan Stanley); however no PIPE Investors that eventually participated in the PIPE Financing were sourced by Citi or Morgan Stanley.

On May 20, 2022, UBS resigned from its role as capital markets advisor to DPCM (for which engagement it was not entitled to any fee).

NOTE 7. STOCKHOLDERS’ DEFICIT

Preferred Stock—The Company is authorized to issue 1,000,000 shares of preferred stock with a par value of $0.0001 per share with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. At June 30, 2022 and December 31, 2021, there were no shares of preferred stock issued or outstanding.

Class A Common Stock—The Company is authorized to issue 100,000,000 shares of Class A common stock with a par value of $0.0001 per share. Holders of Class A common stock are entitled to one vote for each share. At June 30, 2022 and December 31, 2021, there were 30,000,000 shares of Class A common stock issued and outstanding, including Class A common stock subject to possible redemption which is presented as temporary equity.

Class B Common Stock—The Company is authorized to issue 10,000,000 shares of Class B common stock with a par value of $0.0001 per share. Holders of Class B common stock are entitled to one vote for each share. At June 30, 2022 and December 31, 2021, there were 7,500,000 shares of Class B common stock issued and outstanding.

Holders of Class B common stock will have the right to elect all of the Company’s directors prior to a Business Combination. Holders of Class A common stock and Class B common stock will vote together as a single class on all other matters submitted to a vote of stockholders except as required by law.

The shares of Class B common stock will automatically convert into shares of Class A common stock at the time of a Business Combination on a one-for-one basis, subject to adjustment. In the case that additional shares of Class A common stock, or equity-linked securities, are issued or deemed issued in excess of the amounts offered in the Initial Public Offering and related to the closing of a Business Combination, the ratio at which shares of Class B common stock shall convert into shares of Class A common stock will be adjusted (unless the holders of a majority of the outstanding shares of Class B common stock agree to waive such adjustment with respect to any such issuance or deemed issuance) so that the number of shares of Class A common stock issuable upon conversion of all shares of Class B common stock will equal, in the aggregate, on an as-converted basis, 20% of the sum of the total number of all shares of common stock outstanding upon the completion of the Initial Public Offering plus all shares of Class A common stock and equity-linked securities issued or deemed issued in connection with a Business Combination (excluding any shares or equity-linked securities issued, or to be issued, to any seller in a Business Combination and any private placement-equivalent warrants issued upon conversion of Working Capital Loans).

18

DPCM CAPITAL, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2022

(Unaudited)

NOTE 8. WARRANT LIABILITIES

As of June 30, 2022 and December 31, 2021, there were 10,000,000 Public Warrants and 8,000,000 Private Placement Warrants outstanding.

Public Warrants may only be exercised for a whole number of shares. No fractional shares will be issued upon exercise of the Public Warrants. The Public Warrants will become exercisable 30 days after the completion of a Business Combination. The Public Warrants will expire five years after the completion of a Business Combination or earlier upon redemption or liquidation.

The Company will not be obligated to deliver any Class A common stock pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the Class A common stock underlying the warrants is then effective and a prospectus relating thereto is current, subject to the Company satisfying its obligations with respect to registration. No warrant will be exercisable and the Company will not be obligated to issue a share of Class A common stock upon exercise of a warrant unless the share of Class A common stock issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants.

The Company will agree that as soon as practicable, but in no event later than twenty business days after the closing of a Business Combination, the Company will use its commercially reasonable efforts to file with the SEC a registration statement for the registration, under the Securities Act, of the shares of Class A common stock issuable upon exercise of the warrants. The Company will use its commercially reasonable efforts to cause the same to become effective within 60 business days following a Business Combination and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the warrants in accordance with the provisions of the warrant agreement. Notwithstanding the above, if the Class A common stock is at the time of any exercise of a warrant not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at its option, require holders of Public Warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event the Company so elects, the Company will not be required to file or maintain in effect a registration statement, but the Company will be required to use its commercially reasonable efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.

Redemption of warrants when the price per share of Class A common stock equals or exceeds $18.00. Once the Public Warrants become exercisable, the Company may redeem the Public Warrants (except with respect to the Private Placement Warrants):

•	in whole and not in part;

•	at a price of $0.01 per warrant;

•	upon not less than 30 days’ prior written notice of redemption to each warrant holder; and

19

DPCM CAPITAL, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2022

(Unaudited)

•

if, and only if, the last reported sale price of the Class A common stock for any 20 trading days within a30-tradingday period ending three business days before the Company sends the notice of redemption to the warrant holders (the “Reference Value”) equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like).

If and when the warrants become redeemable by the Company, the Company may exercise its redemption right even if it is unable to register or qualify the underlying securities for sale under all applicable state securities laws.

Redemption of warrants when the price per share of Class A common stock equals or exceeds $10.00. Once the Public Warrants become exercisable, the Company may redeem the Public Warrants:

•	in whole and not in part;

•

at $0.10 per warrant upon a minimum of 30 days’ prior written notice of redemption; provided that holders will be able to exercise their warrants on a cashless basis prior to redemption and receive that number of shares based on the redemption date and the fair market value of the Class A common stock;

•	if, and only if, the Reference Value equals or exceeds $10.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like); and

•

if the Reference Value is less than $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like), the Private Placement Warrants must also be concurrently called for redemption on the same terms as the outstanding Public Warrants, as described above.

•

if, and only if, there is an effective registration statement covering the issuance of the shares of Class A common stock issuable upon exercise of the warrants and a current prospectus relating thereto available throughout the30-dayperiod after written notice of redemption is given, or an exemption from registration is available.

If the Company calls the Public Warrants for redemption, management will have the option to require all holders that wish to exercise the Public Warrants to do so on a “cashless basis,” as described in the warrant agreement. The exercise price and number of shares of Class A common stock issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, or recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuance of Class A common stock at a price below its exercise price. Additionally, in no event will the Company be required to net cash settle the warrants.

In addition, if (x) the Company issues additional shares of Class A common stock or equity-linked securities for capital raising purposes in connection with the closing of a Business Combination at an issue price or effective issue price of less than $9.20 per Class A common (with such issue price or effective issue price to be determined in good faith by the Company’s board of directors and, in the case of any such issuance to the initial stockholders or their affiliates, without taking into account any Founder Shares held by the initial stockholders or their affiliates, as applicable, prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of a Business Combination on the date of the consummation of a Business Combination (net of redemptions), and (z) the volume weighted average trading price of the Company’s Class A common stock during the 20 trading day period starting on the trading day prior to the

20

DPCM CAPITAL, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2022

(Unaudited)

day on which the Company consummates a Business Combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, and the $10.00 and $18.00 per share redemption trigger prices will be adjusted (to the nearest cent) to be equal to 100% and 180% of the higher of the Market Value and the Newly Issued Price, respectively.

The Private Placement Warrants are identical to the Public Warrants underlying the Units sold in the Initial Public Offering, except that the Private Placement Warrants and the Class A common stock issuable upon the exercise of the Private Placement Warrants will not be transferable, assignable or salable until 30 days after the completion of a Business Combination, subject to certain limited exceptions. Additionally, the Private Placement Warrants will be exercisable on a cashless basis and be non-redeemable so long as they are held by the initial purchasers or their permitted transferees. If the Private Placement Warrants are held by someone other than the initial purchasers or their permitted transferees, the Private Placement Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants.

NOTE 9. FAIR VALUE MEASUREMENTS

The Company follows the guidance in ASC 820 for its financial assets and liabilities that are re-measured and reported at fair value at each reporting period, and non-financial assets and liabilities that arere-measured and reported at fair value at least annually.

The fair value of the Company’s financial assets and liabilities reflects management’s estimate of amounts that the Company would have received in connection with the sale of the assets or paid in connection with the transfer of the liabilities in an orderly transaction between market participants at the measurement date. In connection with measuring the fair value of its assets and liabilities, the Company seeks to maximize the use of observable inputs (market data obtained from independent sources) and to minimize the use of unobservable inputs (internal assumptions about how market participants would price assets and liabilities). The following fair value hierarchy is used to classify assets and liabilities based on the observable inputs and unobservable inputs used in order to value the assets and liabilities:

Level 1:	Quoted prices in active markets for identical assets or liabilities. An active market for an asset or liability is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2:	Observable inputs other than Level 1 inputs. Examples of Level 2 inputs include quoted prices in active markets for similar assets or liabilities and quoted prices for identical assets or liabilities in markets that are not active.

Level 3:	Unobservable inputs based on the Company’s assessment of the assumptions that market participants would use in pricing the asset or liability.

At June 30, 2022, assets held in the Trust Account were comprised of $300,623,778 in U.S. Treasury Securities and $3,122 in cash.

21

DPCM CAPITAL, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2022

(Unaudited)

The following table presents information about the Company’s assets and liabilities that are measured at fair value on a recurring basis at June 30, 2022 and December 31, 2021, and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value:

Description	Level	June 30, 2022	Level	December 31, 2021
Assets:
Cash and marketable securities held in Trust Account	1	$300,626,900	1	$300,183,322
Liabilities:
Warrant Liabilities – Public Warrants	1	$3,500,000	1	$5,993,000
Warrant Liabilities – Private Placement Warrants	2	2,800,000	2	$4,794,400

The Warrants are accounted for as liabilities in accordance with ASC 815-40 and are presented within warrant liabilities in the condensed consolidated balance sheets. The warrant liabilities are measured at fair value at inception and on a recurring basis, with changes in fair value presented within change in fair value of warrant liabilities in the condensed consolidated statements of operations.

The Warrants were initially valued using a binomial lattice model, which is considered to be a Level 3 fair value measurement. The binomial lattice model’s primary unobservable input utilized in determining the fair value of the Warrants is the expected volatility of the common stock. The expected volatility as of the Initial Public Offering date was derived from observable public warrant pricing on comparable ‘blank-check’ companies without an identified target. The expected volatility as of subsequent valuation dates was implied from the Company’s own Public Warrant pricing. For periods subsequent to the detachment of the Public Warrants from the Units, the close price of the Public Warrant price was used as the fair value of the Warrants as of each relevant date. The measurement of the Public Warrants after the detachment of the Public Warrants from the Units is classified as Level 1 due to the use of an observable market quote in an active market. The subsequent measurements of the Private Placement Warrants after the detachment of the Public Warrants from the Units are classified as Level 2 due to the use of an observable market quote for a similar asset in an active market.

Transfers to/from Levels 1, 2 and 3 are recognized at the end of the reporting period in which a change in valuation technique or methodology occurs.

NOTE 11. SUBSEQUENT EVENTS

The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the condensed financial statements were issued. Based upon this review, other than the below, the Company did not identify any subsequent events that would have required adjustment or disclosure in the condensed financial statements.

On August 2, 2022, Stockholders holding 29,097,787 shares of Class A Common Stock exercised their right to redeem such shares for a pro rata portion of the funds in the Company’s Trust Account. As a result, $291,365,553.22 (approximately $10.01 per share) was removed from the Company’s Trust Account to pay such stockholders.

On August 5, 2022, the Company completed the Transaction, as described in Note 6.

22

Exhibit 99.6

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF DPCM CAPITAL, INC.

References in this “Management’s Discussion and Analysis of Financial Condition and Results of Operations” to “we,” “us,” “our” or the “Company” refer to DPCM Capital, Inc. References to our “management” or our “management team” refer to our officers and directors, and references to the “Sponsor” refer to CDPM Sponsor Group, LLC. The following discussion and analysis of the Company’s financial condition and results of operations should be read in conjunction with the financial statements and the notes thereto contained elsewhere in the Company’s most recent Quarterly Report on Form 10-Q filed August 15, 2022. Certain information contained in the discussion and analysis set forth below includes forward-looking statements that involve risks and uncertainties.

Special Note Regarding Forward-Looking Statements

This “Management’s Discussion and Analysis of Financial Condition and Results of Operations” includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are not historical facts and involve risks and uncertainties that could cause actual results to differ materially from those expected and projected. All statements, other than statements of historical fact included in this “Management’s Discussion and Analysis of Financial Condition and Results of Operations” including, without limitation, statements in this “Management’s Discussion and Analysis of Financial Condition and Results of Operations” regarding the Company’s financial position, business strategy and the plans and objectives of management for future operations, are forward-looking statements. Words such as “expect,” “believe,” “anticipate,” “intend,” “estimate,” “seek” and variations and similar words and expressions are intended to identify such forward-looking statements. Such forward-looking statements relate to future events or future performance, but reflect management’s current beliefs, based on information currently available. A number of factors could cause actual events, performance or results to differ materially from the events, performance and results discussed in the forward-looking statements. For information identifying important factors that could cause actual results to differ materially from those anticipated in the forward-looking statements, please refer to the Risk Factors section of the Company’s most recent Quarterly Report on Form 10-Q filed August 15, 2022 and the Company’s Annual Report on Form10-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on March 15, 2022 (the “Form 10-K”). The Company’s securities filings can be accessed on the EDGAR section of the SEC’s website at www.sec.gov. Except as expressly required by applicable securities law, the Company disclaims any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise.

Overview

We were a blank check company formed under the laws of the State of Delaware on March 24, 2020 for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (“Business Combination”).

On August 5, 2022, we completed our Business Combination with D-Wave as described below.

The Transaction

On February 7, 2022, we entered into a transaction agreement (as amended, the “Transaction Agreement”) with D-Wave Quantum Inc., a Delaware corporation and our direct, wholly-owned subsidiary (“NewCo”), DWSI Holdings Inc., a Delaware corporation and a direct, wholly-owned subsidiary of NewCo (“Merger Sub”), DWSI Canada Holdings ULC, a British Columbia unlimited liability company and a direct, wholly-owned subsidiary of NewCo (“CallCo”), D-Wave Quantum Technologies Inc., a British Columbia corporation and a direct, wholly-owned subsidiary of CallCo (“ExchangeCo”), and D-Wave Systems Inc., a British Columbia company(“D-Wave”),relating to a proposed Business Combination between the Company and D-Wave (the “Transaction”).

In connection with the Transaction, NewCo filed a registration statement on Form S-4 (File No. 333-263573) with the SEC on March 15, 2022 (the “NewCo FormS-4”) that included a preliminary prospectus with respect to NewCo’s securities to be issued in connection with the Transaction and a preliminary proxy statement with respect to the meeting of our stockholders to vote on the Transaction (the “Special Meeting”). On July 13, 2022, the NewCo Form S-4 was declared effective by the SEC and we subsequently filed the definitive proxy statement/prospectus (the “Definitive Proxy Statement/Prospectus”) with the SEC. On August 5, 2022, the Company, NewCo, Merger Sub, CallCo, ExchangeCo, and D-Wave consummated the Transaction, following the approval of our stockholders at the Special Meeting held on August 2, 2022.

Transaction Agreement

Pursuant to the Transaction Agreement, among other things, (a) on the date of the closing of the Transaction (the “Closing”, and such date, the “Closing Date”), Merger Sub merged with and into the Company (the “Merger”), with the Company continuing as the surviving company after the Merger, as a result of which we became a direct, wholly owned subsidiary of NewCo, with our stockholders receiving shares of NewCo common stock, par value $0.01 per share (“NewCo Common Shares”), in the Merger; and (b) immediately following the Merger, by means of a statutory plan of arrangement under the Business Corporations Act (British Columbia) (the “Plan of Arrangement”), (i) CallCo acquired a portion of the issued and outstanding share capital of D-Wave(“D-Wave Shares”) from certain holders in exchange for NewCo Common Shares (the “NewCo Share Exchange”), (ii) CallCo contributed such D-Wave Shares to ExchangeCo in exchange for shares of ExchangeCo’s non-par value common stock (“ExchangeCo Common Shares”), (iii) following the NewCo Share Exchange, ExchangeCo acquired the remaining issued and outstanding D-Wave Shares from the remaining holders of D-Wave Shares in exchange for the exchangeable shares in the capital of ExchangeCo (the “Exchangeable Shares”) and (iv) as a result of the foregoing, D-Wavebecame a wholly-owned subsidiary of ExchangeCo. The holders of the Exchangeable Shares have certain rights as specified in the Exchangeable Share Term Sheet (as defined in the Transaction Agreement), including the right to exchange Exchangeable Shares for NewCo Common Shares.

The Transaction was structured to provide our public stockholders that did not redeem their shares of our Class A common stock with a pro rata right to a pool of up to an additional 5,000,000 NewCo Common Shares. None of the holders of the Founder Shares (as defined below) received the benefit of such additional shares. Upon the Closing, the public stockholders that did not elect to redeem their shares of our Class A common stock in connection with the Transaction received 1.4541326 NewCo Common Shares for each share of Class A common stock (the “Exchange Ratio”). Additionally, upon the Closing, all of our outstanding warrants converted into the right to receive warrants of NewCo (“NewCo Warrants”). Each such NewCo Warrant is exercisable for 1.4541326 NewCo Common Shares, at any time commencing 30 days after the Closing.

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The terms of the Transaction Agreement and other related ancillary agreements, including those briefly described below, are summarized in more detail in the Definitive Proxy Statement/Prospectus.

Sponsor Support Agreement

Concurrently with the execution of the Transaction Agreement, we entered into a sponsor support agreement (the “Sponsor Support Agreement”) with the Sponsor, NewCo and D-Wave, pursuant to which, among other things, the Sponsor agreed to (i) vote in favor of the Transaction Agreement and the Transaction, (ii) a certain number of NewCo Common Shares becoming subject to certain vesting conditions immediately prior to, and contingent upon, the Closing, (iii) reimburse or otherwise compensate the Company for certain expenses in excess of our permitted expenses under the Transaction Agreement and (iv) the forfeiture of certain Founder Shares.

Pursuant to the terms of the Sponsor Support Agreement, immediately prior to the Closing, the Sponsor has agreed to forfeit 1,196,663 Founder Shares, and to potentially forfeit an additional 906,563 Founder Shares depending on the Transaction-related expenses and amount of redemptions by our public stockholders in connection with the Transaction. The Sponsor will also subject 1,813,125 NewCo Common Shares (the “Earn-out Shares”) it receives in the Transaction to an earn-out based on the price of the NewCo Common Shares following the Closing, as follows: if, at any time during the period following the Closing and expiring on the fifth anniversary of the Closing Date, the last reported sales price of the NewCo Common Shares equals or exceeds an amount equal to (x)(1) $10.00 divided by (2) the Exchange Ratio multiplied by (y) 1.2, for any 20 trading days within any 30-tradingday period, the Earn-out Shares will automatically vest and no longer be subject to forfeiture pursuant to the Sponsor Support Agreement.

On June 16, 2022, the Sponsor, the Company, NewCo and D-Wave entered into the Amended and Restated Sponsor Support Agreement (the “A&R SSA”). Pursuant to the A&R SSA, the parties thereto agreed to amend and restate the Sponsor Support Agreement dated as of February 7, 2022 (the “Original SSA”) to, among other things, (i) vote in favor of the Transaction Agreement and the Transaction, (ii) reimburse or otherwise compensate the Company for an aggregate amount of fees, expenses, commissions or other amounts incurred by or on behalf of, or otherwise payable (and not otherwise expressly allocated to D-Wave or any of its subsidiaries or any holder of D-Wave shares, D-Wave options or D-Wave warrants pursuant to the terms of the Transaction Agreement or any ancillary document), whether or not due, by the parties in connection with the negotiation, preparation or execution of the Transaction Agreement or any ancillary documents, the performance of its covenants or agreements in the Transaction Agreement or any ancillary document or the consummation of the Transaction, including any Company Expenses in excess of the sum of $6,750,000 and (iii) the forfeiture of 4,484,425 Founder Shares.

Transaction Support Agreements

Concurrently with the execution of the Transaction Agreement, we entered into the transaction support agreements with D-Wave and certain D-Wave shareholders (collectively, the “Supporting Shareholders”), pursuant to which each such Supporting Shareholder agreed to, among other things, support and vote in favor of the Company Arrangement Resolution (as defined in the Transaction Agreement).

PIPE Subscription Agreements

Concurrently with the execution of the Transaction Agreement, we entered into subscription agreements with NewCo and certain investors (collectively, the “PIPE Investors”), pursuant to which, among other things, each PIPE Investor subscribed to and agreed to purchase on the Closing Date, and NewCo agreed to issue and sell to each such PIPE Investor on the Closing Date, the number of NewCo Common Shares (“PIPE Shares”) equal to the purchase price set forth therein, divided by $10.00 and multiplied by the Exchange Ratio (as defined in the Transaction Agreement), totaling $40.0 million of PIPE Shares in the aggregate, such that the PIPE Investors purchased 5,816,528 PIPE Shares in the aggregate (the “PIPE Financing”).

On May 13, 2022, each of Citi and Morgan Stanley resigned from their roles as co-placement agents in connection with the PIPE Financing and waived any fees to which they were entitled pursuant to their respective engagements.

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Registration Rights and Lock-Up Agreement

At the Closing of the Transaction, NewCo, the Sponsor, the other holders of Founder Shares and each D-Wave shareholder party thereto, pursuant to the Plan of Arrangement, became parties to a registration rights and lock-up agreement, pursuant to which, among other things, each of the Sponsor, the other holders of Founder Shares and such D-Wave shareholders (a) agreed not to effect any sale or distribution of certain equity securities of NewCo held by any of them during the lock-up period described therein and (b) were granted certain registration rights with respect to their respective NewCo Common Shares, in each case, on the terms and subject to the conditions set forth therein.

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Results of Operations

Our only activities through June 30, 2022 were organizational activities, those necessary to prepare for the Initial Public Offering, described below, and, since the Initial Public Offering, our activity has been limited to identifying a target company for a Business Combination and consummating the Transaction. Until the consummation of the Transaction, we generated non-operating income in the form of interest income on marketable securities held in the trust account established for the benefit of our public stockholders in connection with the Initial Public Offering (the “Trust Account”), and we incurred expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance), as well as for due diligence expenses in connection with searching for, and completing, a Business Combination, including the Transaction.

For the three months ended June 30, 2022, we had net income of $5,592,693, which consists of change in fair value of warrant liabilities of $5,769,000, unrealized gain on marketable securities held in the Trust Account of $18,814, interest earned on marketable securities held in the Trust Account of $378,382, reduction of deferred underwriting fee of $234,500, offset by operating costs of $788,202 and provision for income taxes of $19,801.

For the six months ended June 30, 2022, we had net income of $2,170,190, which consists of change in fair value of warrant liabilities of $4,487,400, unrealized gain on marketable securities held in the Trust Account of $16,538, interest earned on marketable securities held in the Trust Account of $427,040, reduction of deferred underwriting fee of $234,500, offset by operating costs of $2,975,487 and provision for income taxes of $19,801.

For the three months ended June 30, 2021, we had net loss of $1,333,958, which consists of change in fair value of warrant liabilities of $640,000, operating costs of $699,331 and unrealized loss on marketable securities held in the Trust Account of $7,324, offset by interest earned on marketable securities held in the Trust Account of $12,697.

For the six months ended June 30, 2021, we had net income of $14,064,062, which consists of the change in fair value of warrant liabilities of $15,480,000, and interest earned on marketable securities held in the Trust Account of $71,528, offset by operating costs of $1,481,203 and unrealized loss on marketable securities held in the Trust Account of $6,283.

Liquidity and Capital Resources

Until the consummation of the Initial Public Offering, our only source of liquidity was an initial purchase of shares of Class B common stock, par value $0.0001 per share (“Founder Shares”), by the Sponsor and loans from the Sponsor.

On October 23, 2020, we consummated the Initial Public Offering of 30,000,000 units (“Units”), at $10.00 per unit, generating gross proceeds of $300,000,000. Simultaneously with the closing of the Initial Public Offering, we consummated the Private Placement of 8,000,000 Private Placement Warrants to the Sponsor at a price of $1.00 per Private Placement Warrant, generating gross proceeds of $8,000,000.

Following the Initial Public Offering and the sale of the Private Placement Warrants, a total of $300,000,000 was placed in the Trust Account. We incurred $16,977,876 in transaction costs, including $6,000,000 of underwriting fees, $10,500,000 of deferred underwriting fees and $477,876 of other costs.

For the six months ended June 30, 2022, cash used in operating activities was $467,316. Net income of $2,170,190 was affected by interest earned on marketable securities held in the Trust Account of $427,040, change in fair value of warrant liabilities of $4,487,400, reduction of deferred underwriting fee of $234,500 and unrealized gain on marketable securities held in the Trust Account of $16,538. Changes in operating assets and liabilities provided $2,527,972 of cash for operating activities.

For the six months ended June 30, 2021, cash used in operating activities was $731,123. Net income of $14,064,062 was affected by interest earned on marketable securities held in the Trust Account of $71,548, change in fair value of warrant liabilities of $15,480,000 and unrealized loss on marketable securities held in the Trust Account of $6,283. Changes in operating assets and liabilities provided $750,080 of cash for operating activities.

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As of June 30, 2022, we had cash and marketable securities held in the Trust Account of $300,626,900 (including $626,900 of interest income and unrealized gains) consisting of U.S. Treasury Bills with a maturity of 185 days or less. Interest income on the balance in the Trust Account may be used by us to pay taxes. Through June 30, 2022, we had not withdrawn any interest earned from the Trust Account.

As of June 30, 2022, we had cash of $77,404 outside of the Trust Account. Until the consummation of the Transaction, we used the funds held outside the Trust Account primarily to identify and evaluate target businesses, perform business due diligence on prospective target businesses, travel to and from the offices, plants or similar locations of prospective target businesses or their representatives or owners, review corporate documents and material agreements of prospective target businesses, and structure, negotiate and complete a Business Combination.

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On February 28, 2022, the Sponsor issued an unsecured promissory note of up to $1,000,000 to an affiliate of the Sponsor (the “Sponsor Affiliate Note”), in connection with providing us with additional working capital. The Sponsor Affiliate Note is not convertible and bears no interest. The Sponsor Affiliate Note is due and payable upon the earlier of the date on which we consummate our initial Business Combination or the date that the winding up of the Company is effective. As of June 30, 2022, the Sponsor had borrowed a total of $200,000 under the Sponsor Affiliate Note, which amount was delivered to us for our working capital needs.

On April 13, 2022, we issued an unsecured promissory note of up to $1,000,000 to the Sponsor (the “Sponsor Note”), of which $220,000 was funded by the Sponsor upon execution of the Sponsor Note, in connection with providing us with additional working capital. The Sponsor Note is not convertible and bears no interest. The Sponsor Note is due and payable upon the earlier of the date on which we consummate our initial Business Combination or the date that the winding up of the Company is effective. As of June 30, 2022 the Company had borrowed a total of $220,000 under the Sponsor Note.

The Company may need to raise additional capital through loans or additional investments from its initial stockholders, officers or directors or their affiliates. The Company’s initial stockholders, officers or directors or their affiliates may, but are not obligated to, loan the Company funds, from time to time or at any time, in whatever amount they deem reasonable in their sole discretion, to meet the Company’s working capital needs. Accordingly, the Company may not be able to obtain additional financing. If the Company is unable to raise additional capital, it may be required to take additional measures to conserve liquidity, which could include, but not necessarily be limited to, curtailing operations, suspending the pursuit of a potential transaction and reducing overhead expenses. Other than the Sponsor Affiliate Note and the Sponsor Note, in each case as described above, the Company cannot provide any assurance that new financing will be available to it on commercially acceptable terms, if at all.

In connection with the Company’s assessment of going concern considerations in accordance with Financial Accounting Standard Board’s Accounting Standards Codification (“ASC”) Topic 205-40, “Basis of Presentation—Going Concern”, management has determined that the liquidity condition raises substantial doubt about the Company’s ability to continue as a going concern, which is considered to be one year from the issuance of these financial statements. On August 5, 2022, we consummated the Transaction, and the uncertainty of the liquidity conditionraises substantial doubt about the Company’s ability to continue as a going concern. No adjustments have been made to the carrying amounts of assets or liabilities.

Off-Balance Sheet Arrangements

We did not have any off-balance sheet arrangements as of June 30, 2022.

Contractual Obligations

Other than the Sponsor Affiliate Note and the Sponsor Note described above, we did not have any long-term debt obligations, capital lease obligations, operating lease obligations, purchase obligations or long-term liabilities, other than an agreement to pay the Sponsor a monthly fee of $10,000 for office space, utilities and secretarial and administrative support. We began incurring these fees on October 20, 2020 and continued to incur these fees monthly until the completion of the Transaction.

The underwriter of the Initial Public Offering was entitled to a deferred fee of $0.35 per Unit, or $10,500,000 in the aggregate. Subject to the terms of the underwriting agreement, (i) the deferred fee was placed in the Trust Account and was to be released to the underwriter only upon the completion of a Business Combination and (ii) the deferred fee would have been waived by the underwriter in the event that we did not complete a Business Combination.

On June 15, 2022, UBS agreed to waive its entitlement to the deferred underwriting commission of $10,500,000 to which it became entitled upon completion of the Company’s Initial Public Offering, subject to the consummation of the Transaction.

We are also party to the Transaction Agreement and related ancillary agreements, as described above.

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Critical Accounting Policies and Estimates

The preparation of condensed financial statements and related disclosures in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and income and expenses during the periods reported. Actual results could materially differ from those estimates. We have identified the following critical accounting policies:

Warrant Liabilities

We account for our warrants in accordance with the guidance contained in ASC815-40under which the warrants do not meet the criteria for equity treatment and must be recorded as liabilities. Accordingly, we classify the warrants as liabilities at their fair value and adjust the warrants to fair value at each reporting period. These liabilities are subject to re-measurement at each balance sheet date until exercised, and any change in fair value is recognized in our statement of operations. The Private Placement Warrants and the public warrants for periods where no observable traded price was available are valued using a binomial lattice model. For periods subsequent to the detachment of the public warrants from the Units, the public warrant quoted market price was used as the fair value as of each relevant date.

Class A Common Stock Subject to Possible Redemption

We account for our Class A common stock subject to possible redemption in accordance with the guidance in ASC Topic 480 “Distinguishing Liabilities from Equity.” Class A common stock subject to mandatory redemption is classified as a liability instrument and measured at fair value. Conditionally redeemable common stock (including common stock that features redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within our control) is classified as temporary equity. At all other times, common stock is classified as stockholders’ deficit. Our Class A common stock features certain redemption rights that are considered to be outside of our control and subject to occurrence of uncertain future events. Accordingly, Class A common stock subject to possible redemption is presented at redemption value as temporary equity, outside of the stockholders’ deficit section of our condensed balance sheets.

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Net Income (Loss) Per Common Stock

Net income (loss) per common stock is computed by dividing net income (loss) by the weighted average number of shares of common stock outstanding for the period. We apply the two-class method in calculating income (loss) per common stock. Accretion associated with the redeemable shares of Class A common stock is excluded from income (loss) per common stock as the redemption value approximates fair value.

Recent Accounting Standards

In August 2020, the FASB issued ASU No. 2020-06, “Debt—Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging—Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity” (“ASU 2020-06”), which simplifies accounting for convertible instruments by removing major separation models required under current accounting principles generally accepted in the United States of America (“GAAP”). ASU 2020-06 removes certain settlement conditions that are required for equity contracts to qualify for the derivative scope exception and it also simplifies the diluted earnings per share calculation in certain areas. ASU 2020-06is effective for fiscal years beginning after December 15, 2023, including interim periods within those fiscal years, with early adoption permitted.

Management does not believe that any other recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on our condensed financial statements.

Quantitative and Qualitative Disclosures About Market Risk.

We are a smaller reporting company as defined by Rule 12b-2 of the Exchange Act and are not required to provide the information otherwise required under this item.

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Exhibit 99.7

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

On February 7, 2022, DPCM Capital, Inc. (“DPCM”), D-Wave Quantum Inc., a Delaware corporation and a direct, wholly-owned subsidiary of DPCM (“D-Wave Quantum”), DWSI Holdings Inc., a Delaware corporation and a direct, wholly-owned subsidiary of D-Wave Quantum (“Merger Sub”), DWSI Canada Holdings ULC, a British Columbia unlimited liability company and a direct, wholly-owned subsidiary of D-Wave Quantum (“CallCo”), D-Wave Quantum Technologies Inc., a British Columbia corporation and a direct, wholly-owned subsidiary of CallCo (“ExchangeCo”) and D-Wave Systems Inc., a British Columbia company (“D-Wave”) entered into a Transaction Agreement (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Transaction Agreement”) relating to a business combination between DPCM and D-Wave (the “Transaction”). On August 5, 2022 (the “Closing Date”), the Transaction was consummated with DPCM and D-Wave became wholly-owned subsidiaries of D-Wave Quantum and the stockholders of DPCM becoming stockholders of D-Wave Quantum. The shares of common stock, par value $0.0001 per share, of D-Wave Quantum (the “D-Wave Quantum Common Shares”) and the warrants to purchase D-Wave Quantum Common Shares (the “D-Wave Quantum Warrants”) trade on the New York Stock Exchange (the “NYSE”) under the symbols “QBTS” and “QBTS.WS”, respectively. All dollar amounts are expressed in thousands of United States dollars (“$”), unless otherwise indicated.

The following unaudited pro forma condensed combined financial statements have been prepared based on the historical unaudited financial statements of DPCM as of and for the six months ended June 30, 2022, the audited financial statements of DPCM for the year ended December 31, 2021, the historical unaudited consolidated financial statements of D-Wave as of and for the six months ended June 30, 2022, and the audited consolidated financial statements of D-Wave for the year ended December 31, 2021 as adjusted to give effect to the Transaction. The unaudited pro forma condensed combined balance sheet gives pro forma effect to the Transaction as if it had been consummated on June 30, 2022. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2021 gives effect to the Transaction as if it had occurred on January 1, 2021. The unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2022 gives effect to the Transaction as if it had occurred on January 1, 2021.

The unaudited pro forma condensed combined financial statements have been presented for illustrative purposes only and do not necessarily reflect what the combined company’s financial condition or results of operations would have been had the Transaction occurred on the dates indicated. Further, the pro forma combined financial information may not be useful in predicting the future financial condition and results of operations of the combined company. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

The unaudited pro forma combined financial statements have been derived from and should be read in conjunction with:

•	the accompanying notes to the unaudited pro forma condensed combined financial statements;

•

the historical unaudited financial statements of DPCM as of and for the six months ended June 30, 2022, and the audited financial statements for the year ended December 31, 2021, and the related notes incorporated by reference in the Amended Current Report Form 8-K (the “Form 8-K Amendment”) to which this document is filed as an exhibit;

•

the historical unaudited consolidated financial statements of D-Wave as of and for the six months ended June 30, 2022, and the audited consolidated financial statements for the year ended December 31, 2021, and the related notes incorporated by reference in the Form 8-K Amendment; and

•

the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” contained in DPCM’s quarterly report on Form 10-Q for the quarterly period ended June 30, 2022, filed with the Securities and Exchange Commission (the “SEC”) on August 15, 2022 and incorporated by reference in the Form 8-K Amendment, and the sections entitled “D-Wave Quantum Inc. Management’s Discussion and Analysis of Financial Condition and Results,” and “D-Wave Systems Inc. Management’s Discussion and Analysis of Financial Condition and Results”, contained in D-Wave Quantum’s quarterly report on Form 10-Q for the quarterly period ended June 30, 2022, filed with the SEC on August 26, 2022, and incorporated by reference in the Form 8-K Amendment.

The unaudited pro forma condensed combined financial data below reflects the 29,097,787 shares of the outstanding DPCM Class A common stock, par value $0.0001 (“DPCM Class A Common Stock”) that were redeemed, resulting in an aggregate payment of $291.3 million out of the trust account, at a redemption price of $10.01 per share.

Description of the Transaction

As noted above, on February 7, 2022, DPCM entered into the Transaction Agreement with D-Wave Quantum, Merger Sub, CallCo, ExchangeCo and D-Wave. Pursuant to the Transaction Agreement and in connection therewith, among other things and subject to the terms and conditions contained therein:

•

On the Closing Date, Merger Sub will merge with and into DPCM, as a result of which DPCM will become a direct, wholly-owned subsidiary of D-Wave Quantum, with the stockholders of DPCM receiving D-Wave Quantum Common Shares (the “DPCM Merger”);

•

At the time at which the certificate of merger has been duly filed with the Secretary of State of the State of Delaware and has become effective in accordance with the Delaware General Corporation Law (“DGCL”) or such later time as DPCM and Merger Sub may agree and specify in the Certificate of Merger pursuant to the DGCL (the “Effective Time”), (a) each issued and outstanding share of DPCM Class A Common Stock (other than any shares of DPCM Class A Common Stock or shares of DPCM’s Class B common stock, par value $0.0001 per share (“DPCM Class B Common Stock”) held in DPCM’s treasury or owned by D-Wave or any other wholly-owned subsidiary of D-Wave or DPCM immediately prior to the Effective Time (the “Excluded Shares”) and after giving effect to the right of the holders of DPCM Class A Common Stock to redeem all or a portion of their DPCM Class A Common Stock will be automatically converted into and exchanged for the right to receive from the depositary, for each share of DPCM Class A Common Stock, 1.4541326 D-Wave Quantum Common Shares (the “Exchange Ratio”) and (b) each issued and outstanding share of DPCM Class B Common Stock (other than any Excluded Shares) will be automatically converted into and exchanged for the right to receive from the depositary, one D-Wave Quantum Common Share;

•

Immediately following the DPCM Merger, the parties will proceed to effect the Arrangement on the terms and subject to the conditions set forth in the statutory plan of arrangement under the Business Corporations Act (British Columbia) (the “Plan of Arrangement”) and the Transaction Agreement or made at the direction of the Supreme Court of British Columbia (the “Court”) in accordance with the final order of the Court pursuant to Section 291 of the Business Corporations Act (British Columbia), in a form acceptable to D-Wave and DPCM, each acting reasonably, approving the Arrangement with the prior written consent of DPCM and D-Wave, each such consent not to be unreasonably withheld, conditioned, or delayed. Pursuant to the Plan of Arrangement, (i) CallCo will acquire a portion of the issued and outstanding share capital of D-Wave (the “D-Wave Shares”) from certain holders in exchange for D-Wave Quantum Common Shares (the “D-Wave Quantum Share Exchange”), (ii) CallCo will contribute such D-Wave Shares to ExchangeCo in exchange for shares of ExchangeCo’s non-par value common stock, (iii) following the D-Wave Quantum Share Exchange, ExchangeCo will acquire the remaining issued and outstanding D-Wave Shares from the remaining holders of D-Wave Shares in exchange for exchangeable shares in the capital of ExchangeCo (the “Exchangeable Shares”) and (iv) as a result of the foregoing, D-Wave will become a wholly-owned subsidiary of ExchangeCo. The holders of the Exchangeable Shares will have certain rights as specified in the Exchangeable Share Support Agreement and the Voting and Exchange Trust Agreement, including the right to exchange Exchangeable Shares for D-Wave Quantum Common Shares (the “Arrangement”);

•

Immediately following the consummation of the DPCM Merger, pursuant to the Plan of Arrangement, each outstanding D-Wave Share will be automatically converted into and exchanged the right to receive a number of D-Wave Quantum Common Shares or Exchangeable Shares equal to, in the aggregate, the Per Share D-Wave Stock Consideration (as defined in the Transaction Agreement);

•

Concurrently with the execution of the Transaction Agreement, certain investors (the “PIPE Investors”) entered into subscription agreements (the “PIPE Subscription Agreements”) , pursuant to which, among other things, each PIPE Investor subscribed to and agreed to purchase on the Closing Date, and D-Wave Quantum agreed to issue and sell to each such PIPE Investor on the Closing Date, the number of D-Wave Quantum Common Shares equal to the purchase price set forth therein, divided by $10.00 and multiplied by the Exchange Ratio, in each case, on the terms and subject to the conditions set forth therein (the “PIPE Shares”); and

•

On June 16, 2022, we entered into the Purchase Agreement with Lincoln Park pursuant to which Lincoln Park has agreed to purchase from us, at our option, up to $150,000,000 of Common Shares from time to time over a 36-month period following the Commencement Date. The Purchase Agreement is subject to certain limitations including but not limited to, the filing and effectiveness of the Lincoln Park Registration Statement. Pursuant to the Purchase Agreement, we also agreed to pay Lincoln Park the Commitment Fee of $2,625,000. We paid the Commitment Fee entirely in Common Shares, in two tranches consisting of 127,180 and 254,360 Common Shares issued on August 5, 2022 and August 25, 2022, respectively.

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Forfeiture Shares

Prior to the Transaction, CDPM Sponsor Group, LLC (the “Sponsor”) was the beneficial and record owner of 7,252,500 shares of the 7,500,000 outstanding shares of DPCM Class B Common Stock, or the Founder Shares. Pursuant to the terms of the Amended and Restated Sponsor Support Agreement entered into on June 16, 2022, immediately prior to the Closing, the Sponsor has agreed to forfeit 4,484,425 Founder Shares (the “Forfeited Shares”).

Basis of Pro Forma Presentation

The unaudited pro forma condensed combined financial statements were prepared in accordance with Article 11 of Regulation S-X of the SEC as amended by the final rule, Release No. 33-10786, Amendments to Financial Disclosures about Acquired and Disposed Businesses. Release No. 33-10786 replaces the historical pro forma adjustments criteria with simplified requirements to depict the accounting for the transaction (“Transaction Accounting Adjustments”) and present the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management’s Adjustments”). DPCM has elected not to present Management’s Adjustments and will only be presenting Transaction Accounting Adjustments in the unaudited pro forma combined financial information. The adjustments presented in the unaudited pro forma condensed combined financial statements have been identified and presented to provide relevant information necessary for an understanding of the combined company upon consummation of the Transaction.

The unaudited pro forma combined balance sheet as of June 30, 2022, was derived from the unaudited historical balance sheet of DPCM as of June 30, 2022, and the unaudited historical balance sheet of D-Wave as of June 30, 2022 and gives effect to the Transaction as if it had been consummated on June 30, 2022. The unaudited pro forma combined statement of operations for the six months ended June 30, 2022, combines the historical statement of operations of DPCM for the six months ended June 30, 2022, and the historical statement of operations of D-Wave for the six months ended June 30, 2022, and gives effect to the Transaction as if it had been consummated on January 1, 2021. The unaudited pro forma combined statement of operations for the year ended December 31, 2021, combines the historical statement of operations of DPCM for the year ended December 31, 2021, and the historical statement of operations of D-Wave for the year ended December 31, 2021, and gives effect to the Transaction as if it had been consummated on January 1, 2021.

Management has made significant estimates and assumptions in its determination of the pro forma adjustments. As the unaudited pro forma combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.

The pro forma adjustments reflecting the consummation of the Transaction are based on certain currently available information and certain assumptions and methodologies that each of D-Wave and DPCM believes are reasonable under the circumstances. The pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments, and it is possible the differences may be material. Each of D-Wave and DPCM believes that its assumptions and methodologies provide a reasonable basis for presenting all the significant effects of the Transaction based on information available to management at this time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma combined financial information.

The unaudited pro forma combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings, or cost savings that may be associated with the Transaction. DPCM and D-Wave have not had any historical relationship prior to the Transaction. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

The unaudited pro forma condensed combined financial data below reflects the 29,097,787 shares of the outstanding DPCM Class A Common Stock that was redeemed, resulting in an aggregate payment of $291.3 million out of the Trust Account that holds the proceeds of the initial public offering of DPCM (including interest not previously released to DPCM to pay its taxes) (“Trust Account”), at a redemption price of $10.01 per share.

Included in the shares outstanding and weighted average shares outstanding as presented in the unaudited pro forma condensed combined financial statements are the shares of D-Wave Quantum to be issued to D-Wave stockholders on the Closing Date, the D-Wave Quantum Common Shares to be issued to existing DPCM investors, the D-Wave Quantum Common Shares to be issued in respect of the Founder Shares, the initial tranche of shares to be issued to Lincoln Park to satisfy the Commitment Fee under the Purchase Agreement, and the PIPE Shares.

3

Upon the consummation of the Transaction, shares outstanding as presented in the unaudited pro forma condensed combined financial statements include the following:

(Shares In thousands)	Shares	%
D-Wave Stockholders	99,737	91%
PIPE Investors	5,817	5%
DPCM Public Stockholders	1,312	1%
Initial tranche Commitment Fee—Lincoln Park	127	0%
Shares held by Sponsor	2,769	3%
Additional Former Class B Holder shares	247	0%

Total D-Wave Quantum Common Shares	110,009	100%

The unaudited pro forma condensed combined financial statements are for illustrative purposes only and are not necessarily indicative of what the actual results of operations and financial position would have been had the Transaction taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of D-Wave Quantum.

The warrants of DPCM issued to its public stockholders (“Public Warrants”) and the warrants of DPCM held by Sponsor that were issued to the Sponsor at the closing of DPCM’s initial public offering (“Private Warrants”) have been reported as liability-classified instruments that will be subsequently remeasured at fair value in future reporting periods, with changes in fair value recognized in earnings. The warrants of D-Wave have been classified as permanent equity.

On November 20, 2020, D-Wave entered into an agreement (the “SIF Agreement”) with the Strategic Innovation Fund (“SIF”), whereby SIF agreed to make a repayable contribution to D-Wave of up to $40.0 million. The contractual repayment period is 15 years and commences in the first year in which D-Wave reports annual revenue of $70.0 million. Pursuant to the SIF Agreement, repayment of the SIF contribution could be triggered early upon default of the agreement, termination of the agreement or upon a change of control (as defined in the SIF Agreement) that has not been approved by the Canadian government. The Canadian government approved the transaction with DPCM conditionally on May 9, 2022, with all conditions being satisfied on the closing date of the transaction.

Accounting for the Transaction

The Transaction represents a reverse merger and will be accounted for as a reverse recapitalization in accordance with generally accepted accounting principles in the United States. Under this method of accounting, DPCM, as a direct wholly-owned subsidiary of D-Wave Quantum, who is the legal acquirer, will be treated as the “acquired” company for financial reporting purposes and D-Wave will be treated as the accounting acquirer. This determination was primarily based on evaluation of the following facts and circumstances:

•	D-Wave’s existing stockholders will have the majority of the voting interest in the combined entity as described above with an approximate 91% voting interest;

•

The combined company’s board of directors will have seven board members consisting of one board member designated by DPCM, three board members retained from the D-Wave board, and three additional, independent board member;

•	D-Wave senior management will comprise all the senior management of the combined company; and

•	D-Wave operations will comprise the ongoing operations of the combined company.

Accordingly, for accounting purposes, the Transaction will be treated as the equivalent of a capital transaction in which D-Wave is issuing stock for the net assets of DPCM, accompanied by a recapitalization. The net assets of DPCM will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Transaction will be those of D-Wave.

4

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF JUNE 30, 2022

(In thousands, except share and per share information)

	Historical
	DPCM Capital, Inc.	D-Wave Systems Inc.	Pro Forma Adjustments			D-Wave Quantum Inc. Pro Forma
Assets
Current assets:
Cash and cash equivalents	$78	$10,466	$300,627	(a	)	$22,938
			40,000	(b	)
			(21,525)	(h	)
			(15,019)	(e	)
			(291,269)	(g	)
			(420)	(l	)
Trade accounts receivable, net	—	918				918
Receivable research incentives	—	2,451				2,451
Inventories	—	2,148				2,148
Prepaid expenses and other current assets	70	1,529	1,101	(j	)	4,450
			1,750	(k	)
Deferred offering costs	—	5,671	(5,671)	(e	)	—

Total current assets	148	23,183	9,574			32,905
Property and equipment, net	—	2,772				2,772
Operating lease right-of-use assets	—	8,118				8,118
Intangible assets, net	—	262				262
Other noncurrent assets	—	1,350				1,350
Cash and marketable securities held in Trust Account	300,627	—	(300,627)	(a	)	—

Total assets	$300,775	$35,685	$(291,053)			$45,407

5

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF JUNE 30, 2022

(In thousands, except share and per share information)

Liabilities and stockholders’ equity (deficit)
Current liabilities:
Trade accounts payable	—	2,483				2,483
Accounts payable; accrued expenses and other current liabilities	5,731	8,295	(5,671)	(e	)	9,685
			(420)	(1)
			1,750	(k	)
Current portion of operating lease liabilities	—	1,573				1,573
Loans payable, current	—	21,353	(21,108)	(h	)	245
Deferred revenue, current	—	2,595				2,595

Total current liabilities	5,731	36,299	(25,449)			16,581
Warrant liabilities	6,300	—				6,300
Operating lease liabilities, net of current portion	—	6,556				6,556
Loans payable noncurrent	—	12,903				12,903
Deferred revenue, noncurrent	—	20				20

Total liabilities	$12,031	$55,778	$(25,449)			$42,360

DPCM Class A common stock subject to possible redemption	300,114	—	(300,114)	(f	)	—
Stockholders’ equity (deficit):
D-Wave Non-redeemable convertible preferred stock	—	189,881	(189,881)	(c	)	—
D-Wave Common stock	—	2,811	(2,811)	(c	)	—
DPCM Class B common stock	1	—	(1)	(f	)	—
D-Wave Quantum common stock	—	—	(3)	(g	)	76
			43	(f	)
			—	(j	)
			58	(b	)
			(22)	(c	)
Additional paid-in capital	10,151	147,779	39,942	(b	)	364,292
			300,072	(f	)
			(21,522)	(d	)
			(15,019)	(e	)
			192,714	(c	)
			340	(i	)
			1,101	(j	)
			(291,266)	(g	)
Accumulated deficit	(21,522)	(350,083)	21,522	(d	)	(350,840)
			(417)	(h	)
			(340)	(i	)
Accumulated other comprehensive loss	—	(10,481)				(10,481)

Total stockholders’ equity (deficit)	$(11,370)	$(20,093)	$34,510			$3,047

Total liabilities and stockholders’ equity (deficit)	$300,775	$35,685	$(291,053)			$45,407

See accompanying notes to the unaudited pro forma condensed combined financial statements.

6

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2021

(In thousands, except share and per share amounts)

	Historical
(In thousands, except share and per share data)	DPCM Capital, Inc	D-Wave Systems Inc.	Pro Forma Adjustments			D-Wave Quantum Inc. Pro Forma
Revenue	$—	$6,279				$6,279
Cost of revenue:	—	1,750				1,750

Total gross profit	—	4,529				4,529
Operating expenses:
Research and development	—	25,401				25,401
General and administrative	3,782	11,897	340	(cc	)	16,019
Sales and marketing	—	6,179				6,179

Total operating expenses	3,782	43,477	340			47,599

Loss from operations	(3,782)	(38,948)	(340)			(43,070)
Other income (expense):						—
Interest expense	—	(1,728)	(417)	(dd	)	(2,145)
Government assistance	—	7,167				7,167
Change in fair value of warrant liabilities	27,913	—				27,913
Interest earned on marketable securities held in Trust Account	116	—	(116)	(aa	)	—
Unrealized loss on marketable securities held in Trust Account	9	—	(9)	(aa	)	—
Gain on investment in marketable securities		1,163				1,163
Other income (expense), net	—	801				801

Total other income (expense), net	28,038	7,403	(542)			34,899

Net income (loss) before taxes	$24,256	$(31,545)	$(882)			$(8,171)

Provision for income taxes	(10)	—	—			(10)

Net income (loss)	$24,246	$(31,545)	$(882)			$(8,181)

Net income (loss) per share, basic and diluted		(0.28)				(0.08	) (bb)
Net income per share, Class A common stock, basic and diluted	0.65
Net income per share, Class B common stock, basic and diluted	0.65
Weighted-average shares outstanding ,basic and diluted	—	111,911,127				108,907,982
Weighted average shares outstanding, Class A common stock, basic and diluted	30,000,000	—
Weighted average shares outstanding, Class B common stock, basic and diluted	7,500,000	—

See accompanying notes to the unaudited pro forma condensed combined financial statements.

7

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2022

(In thousands, except share and per share amounts)

	Historical
	DPCM Capital, Inc	D-Wave Systems Inc.	Pro Forma Adjustments			D-Wave Quantum Inc. Pro Forma
Revenue	$—	$3,083				$3,083
Cost of revenue:	—	1,169				1,169

Total gross profit	—	1,914				1,914
Operating expenses:
Research and development	—	13,599				13,599
General and administrative	2,975	7,606				10,581
Sales and marketing	—	3,339				3,339

Total operating expenses	2,975	24,544				27,519

Loss from operations	(2,975)	(22,630)				(25,605)
Other income (expense):
Interest expense	—	(2,538)	606	(cc	)	(1,932)
Reduction of deferred underwriting fees	235	—				235
Change in fair value of warrant liabilities	4,487	—				4,487
Interest earned on marketable securities held in Trust Account	427	—	(427)	(aa	)	—
Unrealized loss on marketable securities held in Trust Account	17	—	(17)	(aa	)	—
Other income (expense), net	—	353				353

Total other income (expense), net	5,166	(2,185)	162			3,143

Net income (loss) before taxes	$2,191	$(24,815)	$162			$(22,462)

Provision for income taxes	(20)	—	—			(20)

Net income (loss)	$2,171	$(24,815)	$162			$(22,482)

Net income (loss) per share, basic and diluted		$(0.22)				$(0.20	) (bb)
Net income per share, Class A common stock, basic and diluted	$0.06
Net income per share, Class B common stock, basic and diluted	$0.06
Weighted-average shares outstanding ,basic and diluted	—	111,981,014				110,008,180
Weighted average shares outstanding, Class A common stock, basic and diluted	30,000,000	—
Weighted average shares outstanding, Class B common stock, basic and diluted	7,500,000	—

See accompanying notes to the unaudited pro forma condensed combined financial statements.

8

Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet as of June 30, 2022

The pro forma notes and adjustments, based on preliminary estimates that could change materially as additional information is obtained, are as follows:

Pro forma Transaction Accounting Adjustments:

(a)

Reflects the reclassification of the cash and marketable securities held in the Trust Account to cash and cash equivalents, subsequent to DPCM public stockholders exercising their right to have redeemed their shares of DPCM Class A Common Stock for their pro rata share of the Trust Account.

(b)

Reflects the proceeds of $40.0 million from the issuance and sale of D-Wave Quantum Common Shares at a par value of $0.0001 in the PIPE financing pursuant to the PIPE Subscription Agreements. PIPE Investors will receive 5,816,530 (5,816,528 as a result of rounding) D-Wave Quantum Common Shares.

(c)

Reflects the recapitalization of D-Wave through the contribution of all outstanding common shares and convertible preferred shares of D-Wave to DPCM and the issuance of 99.7 million (conversion ratio of 0.889657) D-Wave Quantum Common Shares (including 48.4 million Exchangeable Shares). As a result of the recapitalization, the carrying value of common shares of $2.8 million and non-redeemable convertible preferred shares of $189.9 million of D-Wave were derecognized. D-Wave Quantum Common Shares issued as part of the recapitalization were recorded to common shares in the amount $22,000 and Additional paid-in capital in the amount of $192.7 million.

(d)	Reflects the elimination of DPCM’s historical accumulated deficit.

(e)

Reflects the pro forma adjustment to record the payment of preliminary estimated transaction costs incurred by DPCM and D-Wave for legal, financial advisory, accounting, auditing, and other professional fees. Costs directly attributable to the Transaction (excluding DPCM underwriter’s fees described in (b)) amount to $15.0 million and consist of $12.9 million relating to legal, accounting, auditing, $750,000 relating to printing, $400,000 related to D&O insurance, $412,000 related to the NYSE and other filing fees, and $593,000 related to other professional fees. Such costs are recorded as a reduction to additional paid-in capital. Additionally, it reflects the reduction of deferred offering costs by $5.7 million for transaction costs capitalized by D-Wave and accrued liabilities by $5.7 million for transaction costs accrued by D-Wave.

(f)

Reflects the conversion of 902,213 shares of DPCM Class A Common Stock into 1,311,937 D-Wave Quantum Common Shares (Exchange Ratio of 1.4541326). Reflects the conversion of 7,500,000 shares of DPCM Class B Common Stock into 3,015,575 D-Wave Quantum Common Shares (after giving effect to the forfeiture of the 4,484,425 Forfeited Shares). D-Wave Quantum’s Common Shares issued as part of the conversion were recorded to common stock in the amount of $43,000 and additional paid-in capital in the amount of $300.0 million, which assumes no holders of shares of DPCM Class A Common Stock exercise their redemption rights.

(g)

Reflects that DPCM’s public stockholders exercised their redemption rights with respect to 29,097,787 shares of DPCM Class A Common Stock prior to the consummation of the Transaction at a redemption price of approximately $10.01 per share, or approximately $291.3 million in cash. 7,500,000 shares of DPCM Class B Common Stock were converted into 3,015,575 D-Wave Quantum Common Shares (after giving effect to the forfeiture of the 4,484,425 Forfeited Shares).

(h)

Reflects D-Wave’s payment of its first tranche of $15.0 million received as of March 31, 2022 and the second tranche of $5.0 million received as of June 30, 2022, totaling $20.0 million of its short-term debt with PSPIB Unitas Investments II Inc. This adjustment reflects a $1.0 million final payment fee (calculated as 5.0% of outstanding principal) and the eliminations of the short-term debt carrying value of $21.1 million and the unamortized debt discount due to unamortized debt issuance costs of $417,000.

(i)	Reflects the stock-based compensation for stock options that are subject to accelerated vesting upon the consummation of the Transaction.

(j)

Reflects the Closing Date issuance of 127,180 shares of D-Wave Quantum common stock to Lincoln Park to satisfy the initial tranche of the Commitment Fee under the Purchase Agreement. This adjustment reflects an increase of $1.1 million to additional paid-in capital and deferred issuance costs and an immaterial increase to D-Wave Quantum common stock. The deferred issuance costs are recorded at the Closing Date fair value of the 127,180 shares issued and are classified within prepaid expenses and other current assets in the unaudited pro forma condensed combined balance sheet.

(k)

Reflects a liability incurred on the Closing Date for the second tranche of the Commitment Fee under the Purchase Agreement with Lincoln Park. This adjustment reflects an increase of $1.75 million to deferred issuance costs and accounts payable, accrued expenses and other current liabilities. The liability for this adjustment was satisfied by the issuance of 254,360 shares of D-Wave Quantum common stock on August 25, 2022.

10

(l)

Reflects repayment of the Sponsor Note and Sponsor Affiliate Note upon the Closing. The Sponsor Note and Sponsor Affiliate Note are classified within accounts payable, accrued expenses and other current liabilities in the unaudited pro forma condensed combined balance sheet.

Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations for the Year Ended December 31, 2021

The pro forma notes and adjustments, based on preliminary estimates that could change materially as additional information is obtained, are as follows:

Pro forma Transaction Accounting Adjustments:

(aa)	Reflects the pro forma adjustment to eliminate the interest income earned and unrealized gain on marketable securities held in the Trust Account.

(bb)

Reflects the pro forma basic and diluted earnings per share amounts presented in the unaudited pro forma condensed combined statements of operations based upon the number of D-Wave Quantum Common Shares outstanding at the closing of the Transaction, assuming the Transaction occurred on January 1, 2021. As the unaudited pro forma condensed combined statement of operations is in a loss position, anti-dilutive instruments were not included in the calculation of diluted weighted average number of common shares outstanding (the anti-dilutive instruments are described below).

(cc)	Reflects the stock-based compensation for stock options that are subject to accelerated vesting upon the consummation of the Transaction.

(dd)	Reflects an adjustment to eliminate the unamortized debt discount due to unamortized debt issuance costs of $417,000.

Pro Forma weighted average common shares outstanding—basic and diluted is calculated as follows:

Year Ended December 31, 2021
(In thousands, except per share data)
Numerator:
Pro forma net loss	$(8,181)
Denominator:
Public shareholders	1,312
PIPE investors	5,817
Initial tranche Commitment Fee—Lincoln Park	127
Sponsor shares	2,769
Additional Former Class B Holder shares	248
D-Wave shareholders	98,636

Pro forma weighted average shares outstanding, basic and diluted	108,909

Pro forma basic and diluted net loss per share(1)	$(0.08)

(1)

Because basic and diluted weighted average shares outstanding are the same in a net loss position, combined pro forma net loss per share excludes 10,000,000 Public Warrants and 8,000,000 Private Warrants of DPCM and 3,406,413 (conversion ratio 0.881210) warrants of D-Wave as of December 31, 2021.

11

Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations for the Six Months Ended June 30, 2022

The pro forma notes and adjustments, based on preliminary estimates that could change materially as additional information is obtained, are as follows:

Pro forma Transaction Accounting Adjustments:

(aa)	Reflects the pro forma adjustment to eliminate the interest income earned and unrealized gain on marketable securities held in Trust Account held in the Trust Account.

(bb)

Reflects the pro forma basic and diluted earnings per share amounts presented in the unaudited pro forma condensed combined statements of operations based upon the number of D-Wave Quantum Common Shares outstanding at the closing of the Transaction, assuming the Transaction occurred on January 1, 2021. As the unaudited pro forma condensed combined statement of operations is in a loss position, anti-dilutive instruments were not included in the calculation of diluted weighted average number of common shares outstanding (the anti-dilutive instruments are described below).

(cc)

Reflects the elimination of interest expense on short-term debt with PSPIB Unitas Investments II Inc., as it is assumed the related debt balance would have been paid as if the Transaction had occurred on January 1, 2021.

Pro Forma weighted average common shares outstanding—basic and diluted is calculated as follows:

Six Months Ended June 30, 2022
(In thousands, except per share data)
Numerator:
Pro forma net loss	$(22,482)
Denominator:
Public Stockholders	1,312
PIPE investors	5,817
Initial tranche Commitment Fee—Lincoln Park	127
Sponsor shares	2,769
Additional Former Class B Holder shares	247
D-Wave shareholders	99,737

Pro forma weighted average shares outstanding, basic and diluted	110,009

Pro forma basic and diluted net loss per share(1)	$(0.20)

(1)

Because basic and diluted weighted average shares outstanding are the same in a net loss position, combined pro forma net loss per share excludes 14,451,000 Public Warrants and 11,633,000 Private Warrants of DPCM and 3,247,637 (conversion ratio 0.8896570) warrants of D-Wave as of June 30, 2022.

D-Wave’s pro forma options and warrants are as follows based on a conversion ratio of 0.8896570

(Shares In thousands)	Shares
D-Wave Warrants	2,889
D-Wave Option	13,621

Total D-Wave Quantum issuable to D-Wave (Dilutive)	16,510

12

DPCM’s anti-dilutive pro forma Warrants are as follows:

(Shares In thousands)	Shares
Public Warrants	14,541
Private Warrants	11,633

Total Dilutive Shares	26,174

13

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10-Q

(Mark One)

☒	QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the quarterly period ended June 30, 2022

OR

☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from                      and

Commission file number 001-41468

D-WAVE QUANTUM INC.

(Exact name of registrant as specified in its charter)

Delaware	88-1068854
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3033 Beta Avenue, Burnaby, British Columbia, Canada	V5G 4M9
(Address of Principal Executive Offices)	(Zip Code)

(604) 630-1428

Registrant’s telephone number, including area code

(Former name, former address and former fiscal year, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	QBTS	New York Stock Exchange
Warrants, each whole warrant exercisable for 1.4541326 shares of Common Stock at an exercise price of $11.50	QBTS.WS	New York Stock Exchange

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports) and (2) has been subject to such filing requirements for the past 90 days.    Yes  ☒    No  ☐

Indicate by check mark whether the registrant has submitted electronically every Interactive Data File required to be submitted pursuant to Rule 405 of Regulation S-T (§232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit such files).    Yes  ☒    No  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act).    Yes  ☐    No  ☒

APPLICABLE ONLY TO CORPORATE ISSUERS:

As of August 23, 2022, the registrant had 61,598,331 shares of common stock at par value $0.0001 outstanding. In addition, there were 48,409,641 exchangeable shares outstanding as of August 23, 2022, which are convertible into shares of common stock on a one for one basis at any time for no consideration.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this Quarterly Report on Form 10-Q (this “Report”) and in documents incorporated herein by reference may constitute “forward-looking statements” for purposes of the federal securities laws. Unless otherwise indicated or the context otherwise requires, all references in this Report to the terms “D-Wave” and the “Company” refer to D-Wave Quantum Inc., together with its subsidiaries. Our forward-looking statements include, but are not limited to, statements regarding D-Wave”) and D-Wave’s management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. In some cases, you can identify forward-looking statements by the following words: “believe,” “may,” “will,” “could,” “would,” “should,” “would,” “expect,” “intend,” “plan,” “anticipate,” “trend,” “believe,” “estimate,” “predict,” “project,” “potential,” “seem,” “seek,” “future,” “outlook,” “forecast,” “projection,” “continue,” “ongoing,” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. These statements involve risks, uncertainties, and other factors that may cause actual results, levels of activity, performance, or achievements to be materially different from the information expressed or implied by these forward-looking statements. We caution you that these statements are based on a combination of facts and factors currently known by us and our projections of the future, which are subject to a number of risks. Forward-looking statements in this Report may include, for example, statements about:

•	D-Wave’s future growth and innovations;

•	the increased adoption of quantum computing solutions and expansion of related market opportunities and use cases;

•	the estimated total addressable market (“TAM”) for quantum computing and expectations regarding product development and functionality;

•	D-Wave’s financial and business performance, including financial projections and business metrics;

•	changes in D-Wave’s strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects and plans;

•	the ability of D-Wave’s products and services to meet customers’ compliance and regulatory needs;

•	D-Wave’s ability to attract and retain qualified employees and management;

•	D-Wave’s ability to develop and maintain its brand and reputation;

•	developments and projections relating to D-Wave’s competitors and industry;

•	the impact of health epidemics, including the COVID-19 pandemic, on D-Wave’s business and the actions D-Wave may take in response thereto;

•	D-Wave’s expectations regarding its ability to obtain and maintain intellectual property protection and not infringe on the rights of others;

•	expectations regarding the time during which we will be an emerging growth company under the JOBS Act;

•	D-Wave’s future capital requirements and sources and uses of cash;

•	D-Wave’s ability to obtain funding for its operations and future growth; and

•	D-Wave’s business, expansion plans and opportunities.

These forward-looking statements are based on information available as of the date of this Report, and current expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties and are not predictions of actual performance. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

These forward-looking statements are not intended to serve as, and must not be relied on as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability regarding future performance, events or circumstances. Many of the factors affecting actual performance, events and circumstances are beyond the control of D-Wave. As a result of a number of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements.

Some factors that could cause actual results to differ include:

•	anticipated trends, growth rates, and challenges in companies, such as D-Wave, that are engaged in the business of quantum computing and in the markets in which they operate;

•	the risk that D-Wave’s securities will not maintain a listing on the New York Stock Exchange (“NYSE”);

•

D-Wave’s ability to recognize the anticipated benefits of the Transaction, which may be affected by, among other things, competition and the ability of D-Wave to grow and achieve and maintain profitability following the Business Combination (as defined below);

•	risks related to the uncertainty of the unaudited prospective forecasted financial information;

•	risks related to the performance of D-Wave’s business and the timing of expected business or financial milestones;

•	unanticipated technological or project development challenges, including with respect to the cost and or timing thereof;

•	the performance of D-Wave’s products and services;

•	the effects of competition on D-Wave’s business;

•	changes in the business of D-Wave, D-Wave’s market, financial, political and legal conditions;

•	the risk that D-Wave will need to raise additional capital to execute its business plan, which may not be available on acceptable terms or at all;

•	the risk that D-Wave may never achieve or sustain profitability;

•	the risk that D-Wave is unable to secure or protect its intellectual property;

•	changes in applicable laws or regulations;

•	the effect of the COVID-19 pandemic, geopolitical events, natural disasters, wars, terrorist acts or a combination of these factors on D-Wave’s business and the economy in general;

•	the ability of D-Wave to execute its business model, including market acceptance of its planned products and services;

•	D-Wave’s ability to raise capital;

•	the possibility that D-Wave may be negatively impacted by other economic, business, and/or competitive factors;

•	risks stemming from inflation;

•	any changes to U.S. tax laws; and

•	other risks and uncertainties described in Report, including those referenced under the section titled “Risk Factors.”

In addition, statements that “D-Wave believes” and similar statements reflect D-Wave’s beliefs and opinions on the relevant subject. These statements are based upon information available to D-Wave as of the date of this Report, and while D-Wave believes such information forms a reasonable basis for such statements, such information may be limited or incomplete, and such statements should not be read to indicate that such party has conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

Part I - Financial Information

Item  1. Financial Statements

D-Wave Quantum Inc.

Condensed Consolidated Balance Sheets

(Unaudited)

June 30,
2022
Assets
Current assets:
Cash and cash equivalents	$1
Total current assets	$1

Total assets	$1

Liabilities and stockholders’ equity
Stockholders’ equity:
Common stock, no par value; unlimited number of shares authorized; 100 and nil shares issued and outstanding as of June 30, 2022 and January 24, 2022, respectively.	1
Total stockholders’ equity	1

Total liabilities and stockholders’ equity	$1

See accompanying notes to the condensed consolidated financial statements.

D-Wave Quantum Inc.

Condensed Consolidated Statements of Stockholders’ Equity

	Common stock		Total stockholders’ equity
(In thousands, except share data)	Shares	Amount
Balances at January 24, 2022	—	$—	$—
Issuance of common stock	100	1	1
Stock-based compensation			—
Net loss			—

Balances at June 30, 2022	100	$1	$1

D-Wave Quantum Inc.

Condensed Consolidated Statements of Cash Flows

For the period from January 24, 2022 to June 30, 2022
Cash flows from operating activities:
Net loss	$—
Cash flows from financing activities:
Proceeds from issuance of common stock	1
Debt payments	—

Net cash provided by financing activities	1

Effect of exchange rate changes on cash and cash equivalents	—
Net (decrease) increase in cash and cash equivalents	1

Cash and cash equivalents at beginning of period	$—

Cash and cash equivalents at end of period	$1

D-Wave Quantum Inc.

Notes to Condensed Consolidated Financial Statements

(Unaudited)

1.	Background and Nature of Operations

D-Wave Quantum Inc. (“D-Wave” or the “Company”) was incorporated as a corporation organized and existing under the General Corporation Law of the State of the Delaware on January 24, 2022. The Company was formed for the purpose of effecting a merger between DPCM Capital, Inc. (“DPCM”), D-Wave Systems Inc. (“D-Wave Systems”), and certain other affiliated entities through a series of transactions (the “Business Combination”) pursuant to the definitive agreement entered into on February 7, 2022 (the “Transaction Agreement”). On August 5, 2022, in conjunction with the Business Combination, DPCM and D-Wave Systems became wholly owned subsidiaries of and are operated by the Company. Upon the completion of the Business Combination, the Company succeeded to substantially all of the operations of its predecessor, D-Wave Systems.

In conjunction with the Business Combination, D-Wave Systems and the Company entered into an agreement with Lincoln Park Capital Fund LLC (the “Investor”) on June 16, 2022 which provides D-Wave the sole right, but not the obligation, to direct the Investor to buy specified dollar amounts up to $150.0 million of D-Wave’s par value $0.0001 per share common stock through an Equity Line of Credit (“ELOC”). The ELOC will provide D-Wave Systems and the Company with additional liquidity to fund the business, subject to the conditions set forth in the agreement.

2.	Basis of Presentation and Accounting

The unaudited condensed consolidated financial statements have been prepared in accordance with the accounting principles generally accepted in the United States of America. Separate balance sheets, statements of operations, comprehensive income, changes in shareholders’ equity, and cash flows have not been presented because there have only been nominal activities in this entity as of June 30, 2022. For the period ended June 30, 2022, the Company’s only activity was the issuance of 100 shares of common stock, each having a par value of $0.0001 per share.

The condensed consolidated balance sheet includes the accounts of the Company and its wholly owned subsidiary during the relevant periods. The Company did not have any operations for the period ended June 30, 2022.

3.	Summary of Significant Accounting Policies – Use of Estimates

The preparation of the financial statements in conformity with the accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the balance sheet. Actual results could differ from those estimates.

4.	Subsequent Event

The Company evaluated subsequent events and transactions that occurred after the balance sheet data up to the date that the condensed consolidated financial statements were issued. Except as described below, the Company did not identify any subsequent events that would have required adjustment or disclosure in the financial statements.

Business Combination

On August 5, 2022, in accordance with the Transaction Agreement, the Company acquired 100% of the outstanding equity interests of DPCM and D-Wave Systems. As set forth in the Transaction Agreement, D-Wave Systems became an indirect subsidiary of D-Wave Quantum. For accounting purposes, the Business Combination will be accounted for as a reverse recapitalization whereby D-Wave Systems will be treated as the accounting acquirer and DPCM will be treated as the acquired company. Cash received by the Company from the Business Combination, including the PIPE Investment (as defined below) and DPCM cash on hand, totaled $37.6 million, net of related transaction costs.

On August 8, 2022, in connection with the close of the Business Combination, the Company Shares, as defined below, and the warrants to purchase Company Shares (the “Company Warrants”) were listed and began trading on the New York Stock Exchange under the symbols “QBTS” and “QBTS.WS”, respectively. The Company Warrants arose from the Business Combination and reflect the Warrants from D-Wave Systems as discussed in Note 9 of D-Wave Systems’ condensed consolidated financial statements.

2022 Equity Incentive Plan

On August 5, 2022, the DPCM stockholders considered and approved the D-Wave Quantum 2022 Equity Incentive Plan (the “2022 Plan”). The 2022 Plan became effective immediately upon the Closing. The 2022 Plan initially makes available a maximum number of 16,965,849 common shares in the stock of D-Wave (“Company Shares”). Additionally, the number of shares reserved for issuance under the 2022 Plan will increase on January 1st of each year for a period of ten years commencing on January 1, 2023 and ending on (and including) January 1, 2032, in an amount equal to the lesser of (a) 5% of the fully-diluted number of Company Shares outstanding on December 31st of the immediately preceding calendar year (inclusive of the Share Pool (as defined in the 2022 Plan) and the share reserve under the 2022 Plan (or any successor to either of the foregoing)) and (b) such smaller number of shares as is determined by the D-Wave board of directors.

Employee Stock Purchase Plan

On August 5, 2022, the DPCM stockholders considered and approved the D-Wave Quantum Employee Stock Purchase Plan (the “ESPP”). The ESPP became effective immediately upon the Closing. The ESPP initially makes available for sale a maximum number of 8,036,455 Company Shares. Additionally, the number of shares reserved for issuance under the ESPP will increase on January 1st of each year for a period of ten years commencing on January 1, 2023 and ending on (and including) January 1, 2032, in an amount equal to the lesser of (a) 1% of the fully diluted number of Company Shares outstanding on December 31st of the immediately preceding calendar year (inclusive of the share reserve under the ESPP and the 2022 Plan (or any successor to either of the foregoing)), (b) 1,607,291 shares and (c) such smaller number of shares as is determined by the D-Wave board of directors.

D-Wave Systems Inc.

Condensed Consolidated Balance Sheets

(Unaudited)

	June 30,	December 31,
(In thousands of U.S. dollars, except share and per share data)	2022	2021
Assets
Current assets:
Cash and cash equivalents	$10,466	$9,483
Trade accounts receivable, net	918	421
Receivable research incentives	2,451	4,774
Inventories	2,148	2,114
Prepaid expenses and other current assets	1,529	1,116
Deferred offering costs	5,671	1,250

Total current assets	$23,183	$19,158
Property and equipment, net	2,772	3,249
Operating lease right-of-use assets	8,118	8,578
Intangible assets, net	262	272
Other noncurrent assets	1,350	1,353

Total assets	$35,685	$32,610

Liabilities and stockholders’ equity
Current liabilities:
Trade accounts payable	2,483	2,109
Accrued expenses and other current liabilities	8,295	3,614
Current portion of operating lease liabilities	1,573	1,687
Loans payable, current	21,353	220
Deferred revenue, current	2,595	2,665

Total current liabilities	36,299	10,295
Operating lease liabilities, net of current portion	6,556	6,990
Loans payable, noncurrent	12,903	12,233
Deferred revenue, noncurrent	20	54
Other noncurrent liabilities	—	18

Total liabilities	$55,778	$29,590

Commitments and contingencies (Note 15)
Stockholders’ equity:
Non-redeemable convertible preferred stock, no par value; unlimited number of shares authorized as of June 30, 2022 and December 31, 2021; 137,765,828 shares issued and outstanding as of June 30, 2022 and December 31, 2021, respectively.	189,881	189,881
Common stock, no par value; unlimited number of shares authorized as of June 30, 2022 and December 31, 2021; 3,341,327 and 3,166,949 shares issued and outstanding as of June 30, 2022 and December 31, 2021, respectively.	2,811	2,610
Additional paid-in capital	147,779	146,240
Accumulated deficit	(350,083)	(325,268)
Accumulated other comprehensive loss	(10,481)	(10,443)

Total stockholders’ equity	$(20,093)	$3,020

Total liabilities and stockholders’ equity	$35,685	$32,610

The accompanying notes are an integral part of these condensed consolidated financial statements.

D-Wave Systems Inc.

Condensed Consolidated Statements of Operations and Comprehensive Loss

(Unaudited)

	For the three months ended June 30,		For the six months ended June 30,
(In thousands, except share and per share data)	2022	2021	2022	2021
Revenue	$1,371	$1,137	$3,083	$2,546
Cost of revenue	586	448	1,169	746

Total gross profit	785	689	1,914	1,800
Operating expenses:
Research and development	7,072	6,291	13,599	12,775
General and administrative	3,959	2,508	7,606	5,030
Sales and marketing	1,739	1,226	3,339	2,296

Total operating expenses	12,770	10,025	24,544	20,101

Loss from operations	(11,985)	(9,336)	(22,630)	(18,301)
Other income (expense), net:
Interest expense	(1,746)	(207)	(2,538)	(385)
Government assistance	—	4,586	—	4,586
Other income (expense), net	533	289	353	604

Total other income (expense), net	(1,213)	4,668	(2,185)	4,805

Net loss	$(13,198)	$(4,668)	$(24,815)	$(13,496)

Net loss per share, basic and diluted	$(0.12)	$(0.04)	$(0.22)	$(0.12)

Weighted-average shares used in computing net loss per share, basic and diluted	112,023,503	111,877,937	111,981,014	111,865,630

Comprehensive loss:
Net loss	$(13,198)	$(4,668)	$(24,815)	$(13,496)
Foreign currency translation adjustment, net of tax	32	(38)	(38)	11

Net comprehensive loss	$(13,166)	$(4,706)	$(24,853)	$(13,485)

The accompanying notes are an integral part of these condensed consolidated financial statements.

D-Wave Systems Inc.

Condensed consolidated statements of stockholders’ (deficit) equity

(Unaudited)

	Non-redeemable convertible preferred stock		Common stock		Additional Paid-in capital	Accumulated deficit	Accumulated other comprehensive loss	Total stockholders’ (deficit) equity
(In thousands, except share data)	Shares	Amount	Shares	Amount
Balances at December 31, 2020	137,765,828	$189,881	3,061,746	$2,492	$144,537	$(293,723)	$(10,458)	$32,729
D-Wave exercise of stock options			81,043	94	(29)			65
D-Wave stock-based compensation					330			330
Foreign currency translation adjustment, net of tax							11	11
Net loss						(13,496)		(13,496)

Balances at June 30, 2021	137,765,828	189,881	3,142,789	2,586	144,838	(307,219)	(10,447)	19,639

Balances at December 31, 2021	137,765,828	189,881	3,166,949	2,610	146,240	(325,268)	(10,443)	3,020

Exercise of stock options			174,378	201	(61)	—	—	140
Stock-based compensation					1,600			1,600
Foreign currency translation adjustment, net of tax							(38)	(38)
Net loss						(24,815)		(24,815)

Balances at June 30, 2022	137,765,828	189,881	3,341,327	2,811	147,779	(350,083)	(10,481)	(20,093)

The accompanying notes are an integral part of these condensed consolidated financial statements

D-Wave Systems Inc.

Condensed consolidated statements of cash flows

(Unaudited)

	Six months ended June 30,
(in thousands)	2022	2021
Cash flows from operating activities:
Net loss	$(24,815)	$(13,496)
Adjustments to reconcile net loss to cash used in by operating activities:
Depreciation and amortization	705	747
Stock-based compensation	1,600	330
Amortization of operating right of use assets	459	497
Provision for excess and obsolete inventory	265	219
Non-cash interest expense	1,955	385
Non-cash final fee payment for Venture Loan	583	—
Unrealized foreign exchange loss (gain)	(349)	44
Change in operating assets and liabilities:
Trade accounts receivable	(505)	(126)
Research incentives receivable	(851)	(5,339)
Inventories	(301)	39
Prepaid expenses and other current assets	(4,449)	(288)
Trade accounts payable	107	(1,764)
Accrued expenses and other current liabilities	4,578	(733)
Deferred revenue	(54)	(324)
Operating lease liabilities	(427)	(459)

Net cash used in operating activities	(21,499)	(20,268)

Cash flows from investing activities:
Purchase of property and equipment	(175)	(1,069)
Purchase of software	(43)	(196)

Net cash used in investing activities	(218)	(1,265)

Cash flows from financing activities:
Proceeds from government program	3,178	13,458
Proceeds from debt financing	19,870	—
Proceeds from issuance of common stock upon exercise of stock options	141	67
Debt payments	(424)	(398)

Net cash provided by financing activities	22,765	13,127

Effect of exchange rate changes on cash and cash equivalents	(65)	262
Net (decrease) increase in cash and cash equivalents	983	(8,144)

Cash and cash equivalents at beginning of period	$9,483	$21,335

Cash and cash equivalents at end of period	$10,466	$13,191

Supplemental disclosure of noncash investing and financial activities:
Acquisition of property and equipment included in accounts payable	$3	$21

Unpaid deferred costs	$3,734	$—

The accompanying notes are an integral part of these condensed consolidated financial statements.

D-Wave Systems Inc.

Notes to Condensed Consolidated Financial Statements

(Unaudited)

1.	Description of business

D-Wave Systems is a commercial quantum computing company that provides customers with a full suite of professional services and web-based access to its superconducting quantum computer systems and integrated software environment through its cloud service, LeapTM. References to the “Company” in these D-Wave Systems Inc. Notes to Condensed Consolidated Financial Statements (Unaudited) for the periods before April 14, 2020, shall be to D-Wave Inc., a federally incorporated corporation and its subsidiaries, collectively. References to the “Company” from April 14, 2020 to December 31, 2020 (inclusive) shall be to DWSI Holdings Inc. and its subsidiaries, collectively. References to the “Company” herein for the periods including and after January 1, 2021, shall be to D-Wave Systems and its subsidiaries, collectively. Historically, the Company has developed its own annealing superconducting quantum computer systems and associated software and its current-generation quantum system is the D-Wave AdvantageTM. During the year ended December 31, 2021, the Company initiated the development of a gate-model quantum computing system.

D-Wave Systems is a British Columbia corporation headquartered in Burnaby, British Columbia, and is an indirect subsidiary of D-Wave as a result of the Business Combination, as described in more detail in Note 12 - Subsequent events.

For the three and six month periods ended June 30, 2022 and 2021, the Company’s revenue was derived primarily from customers located in the United States, Japan, and Germany.

2.	Business Combination

On February 7, 2022, the Company entered into the Transaction Agreement to merge DPCM and certain other affiliates entities through the Business Combination. The Business Combination was subject to approval by the stockholders of DPCM and the Company and other customary closing conditions. The Business Combination will be accounted for as a reverse capitalization in accordance with the accounting principles generally accepted in the United States of America (“U.S. GAAP”). In connection with the Business Combination, subscription agreements were entered into between DPCM and various investors for proceeds of $40.0 million (the “PIPE Investment”). Total gross proceeds of the PIPE Investment, together with the amount that remained in DPCM’s trust account at the close of the Business Combination, totaled $49.0 million.

On August 5, 2022, each of the Business Combination and the PIPE Investment was consummated. See Note 12 - Subsequent events for further discussion on the close of the Business Combination.

3.	Basis of Presentation and Summary of Significant Accounting Policies

Basis of Presentation

The Company has prepared the accompanying financial statements in accordance with U.S. GAAP. Any reference in these notes to applicable guidance is meant to refer to the authoritative U.S. GAAP as found in the Accounting Standards Codification (“ASC”) and Accounting Standards Updates (“ASUs”) of the Financial Accounting Standards Board (“FASB”).

Unaudited Interim Financial Information-

The interim condensed consolidated financial statements included in this quarterly report have been prepared by the Company and are unaudited, pursuant to the rules and regulations of the SEC. Certain information and footnote disclosures normally included in financial statements prepared in accordance with U.S. GAAP have been condensed or omitted pursuant to such rules and regulations. However, the Company believes that the disclosures contained within these interim condensed consolidated financial statements comply with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) for interim condensed consolidated financial statements and are adequate to make the information presented not misleading. The interim condensed consolidated financial statements included herein reflect all adjustments (consisting of normal recurring adjustments) which are, in the opinion of management, necessary for a fair presentation of the financial position, results of operations and cash flows for the interim periods presented. These interim condensed consolidated financial statements should be read in conjunction with the consolidated financial statements and notes thereto for the year ended December 31, 2021 included in the final prospectus and definitive proxy statement, dated July 13, 2022 (the “Proxy Statement/Prospectus”) filed by D-Wave Quantum with the Securities and Exchange Commission (the “SEC”). The condensed consolidated statement of operations and comprehensive loss for the three and six month periods ended June 30, 2022 are not necessarily indicative of the results to be anticipated for the entire year ending December 31, 2022 or thereafter. All references to June 30, 2022 and 2021 in the notes to condensed consolidated financial statements are unaudited.

Principles of Consolidation

The consolidated financial statements include the accounts of the Company. All intercompany accounts and transactions have been eliminated upon consolidation.

Liquidity and going concern

The Company has prepared its consolidated financial statements assuming that it will continue as a going concern. Since its inception, the Company has incurred net losses and negative cash flows from operations. As of June 30, 2022, the Company had an accumulated deficit of $350.1 million and a working capital deficiency of $13.1 million. For the three months ended June 30, 2022 and 2021, the Company incurred a net loss of $13.2 million and $4.7 million respectively. For the six months ended June 30, 2022 and 2021, the Company incurred a net loss of $24.8 million and $13.5 million respectively. The Company had net cash outflows from operations of $21.5 million and $20.3 million, respectively. As of June 30, 2022, the Company had $10.5 million of cash and cash equivalents. The Company expects to incur additional operating losses and negative cash flows from operations as it continues to expand its commercial operations and research and development programs.

During the six months ended June 30, 2022, the Company received $20.0 million in gross proceeds from a Venture Loan and Security Agreement (the “Venture Loan”) with PSPIB Unitas Investments II Inc. (“PSPIB”). The maturity date of the loan was defined as the earliest of December 31, 2022 or the closing of the Business Combination or the date of acceleration of such loan following an event of default or the date of prepayment. On August 5, 2022, the Venture Loan, related accrued interest and a final fee totaling $21.8 million was repaid.

As further discussed in Note 12 – Subsequent events, on August 5, 2022, the Company completed a Business Combination with DPCM. The Company received gross proceeds of $49.0 million from the PIPE financing and the DPCM trust account.

In conjunction with the Business Combination, the Company and D-Wave entered into an agreement with the Investor on June 16, 2022 which provides D-Wave the sole right, but not the obligation, to direct the Investor to buy specified dollar amounts up to $150.0 million of D-Wave’s par value $0.0001 per share common stock through the ELOC. The ELOC will provide the Company and D-Wave with additional liquidity to fund the business, subject to the conditions set forth in the agreement. To-date, D-Wave has not drawn on the ELOC.

To the extent that sufficient capital is not obtained through the Business Combination and PIPE offering, or through the cash received in connection with the Business Combination, management will be required to obtain additional capital through the issuance of debt and /or equity, or other arrangements. However, there can be no assurance that D-Wave will be able to raise additional capital when needed or under acceptable terms. The issuance of additional equity may dilute existing stockholders and newly issued shares may contain senior rights and preferences compared to currently outstanding ordinary shares. Any future debt may contain covenants and limit D-Wave’s ability to pay dividends or make other distributions to stockholders. If D-Wave is unable to obtain additional financing, operations may be scaled back or discontinued. These conditions give rise to material uncertainties that may cast substantial doubt on the ability of D-Wave to continue as a going concern.

These consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might result from the outcome of this uncertainty. Such adjustments could be material.

Amalgamation of D-Wave Systems and DWSI

In order to simplify the corporate structure of DWSI Holdings Inc. and to reduce administrative costs, effective January 1, 2021, the Company, then DWSI Holdings Inc., completed a vertical short-form amalgamation pursuant to the British Columbia Business Corporations Act with its previously wholly-owned subsidiary, D-Wave Systems. Pursuant to the amalgamation, all of the issued and outstanding equity securities of D-Wave Systems were cancelled, and the assets and liabilities of D-Wave Systems were assumed by DWSI Holdings Inc. Immediately after the amalgamation, DWSI Holdings Inc. changed its name to D-Wave Systems Inc. No additional equity securities were issued in connection with the amalgamation and the share capital of the Company remained unchanged.

The amalgamation did not have a significant effect on the business and operations of the Company.

COVID-19 pandemic

The Company is subject to risks and uncertainties relating to the ongoing outbreak of the novel strain of coronavirus (“COVID-19”), which the World Health Organization declared a pandemic in March 2020. The COVID-19 pandemic has resulted in authorities implementing numerous measures to contain the virus, including travel bans and restrictions, quarantines, shelter-in-place orders, and business limitations and shutdowns. Work-from-home and other measures have introduced additional operational risks, including cybersecurity risks, and may adversely affect the way the Company and its third-party partners operate. The extent to which the COVID-19 pandemic impacts the Company’s workforce, business, financial condition, and results of operations will depend on future developments, which are highly uncertain and cannot be predicted at this time. If the financial markets and/or the overall economy are impacted for an extended period, the Company’s results may be materially adversely affected. As of June 30, 2022 and 2021, the Company’s business, results of operation and financial condition was not significantly impacted due to the effects of COVID-19.

Use of estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, revenues and expenses and the disclosure of contingent assets and liabilities in the Company’s consolidated financial statements and accompanying notes as of the date of the consolidated financial statements. These estimates and assumptions are based on current facts, historical experience and various other factors believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the recording of expenses that are not readily apparent from other sources. On an ongoing basis, management evaluates its estimates as there are changes in circumstances, facts, and experience.

The Company’s accounting estimates and assumptions may change over time in response to COVID-19 and the change could be material in future periods. As of the date of issuance of these consolidated financial statements, the Company is not aware of any specific event or circumstances that would require the Company to update estimates, judgments or revise the carrying value of any assets or liabilities. Actual results may differ from those estimates or assumptions.

Deferred Offering Costs

Deferred offering costs consist of legal, accounting and consulting fees incurred through the balance sheet date that are directly related to the Business Combination that was completed on August 5, 2022, as described in Note 12 – Subsequent events. These costs will be charged to shareholders’ equity in the period ended September 30, 2022. As of June 30, 2022 and December 31, 2021, respectively, the Company recorded $5.7 million and $1.2 million of transaction costs related to deferred offering costs in its consolidated balance sheets.

Operating segment

Operating segments are defined as components of an enterprise for which separate discrete information is available for evaluation by the chief operating decision maker, or decision-making group, in deciding how to allocate resources and in assessing performance. The Company’s Chief Executive Officer, who is the chief operating decision maker, reviews financial information on an aggregate basis for allocating and evaluating financial performance. As such, the Company views its operations and manages its business in one operating and reportable segment (See Note 11 - Geographic areas).

Foreign currency translation and transactions

The Company’s reporting currency is the U.S. dollar. Generally, the functional and reporting currency of its international subsidiaries is the currency of their primary economic environment. Accordingly, all foreign balance sheet accounts have been translated into the U.S. dollars using the rate of exchange at the respective balance sheet date. Components of the consolidated statements of operation and comprehensive loss have been translated at the average exchange rate for the year or the corresponding period. Translation gains and losses are recorded in accumulated other comprehensive loss as a component of stockholders’ equity. Gains or losses arising from currency exchange rate fluctuations on transactions denominated in a currency other than the local functional currency are included in the consolidated statements of operations and comprehensive loss. For the three months ended June 30, 2022 and 2021, the Company recorded $562,000 and $271,000, respectively of foreign currency transaction gain in its consolidated statements of operations and comprehensive loss. For the six months ended June 30, 2022 and 2021, the Company recorded $366,000 and $567,000 in foreign currency transaction gain, respectively, in other income in its consolidated statements of operations and comprehensive loss.

Cash and cash equivalents

The Company’s cash and cash equivalents consists of money held in demand depositary accounts. The carrying amount of cash and cash equivalents was $10.5 million and $9.5 million as of June 30, 2022 and December 31, 2021, respectively, which approximates fair value and was determined based upon Level 1 inputs. The Company did not hold short-term investments as of June 30, 2022 and December 31, 2021.

The increase in cash and cash equivalents from December 31, 2021 to June 30, 2022 was primarily the result of the Company receiving $20.0 million in financing through the Venture Loan with PSPIB.

Fair value of financial instruments

Certain assets and liabilities are carried at fair value under U.S. GAAP. Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. Valuation techniques used to measure fair value must maximize the use of observable inputs and minimize the use of unobservable inputs. Financial assets and liabilities carried at fair value are to be classified and disclosed in one of the following three levels of the fair value hierarchy, of which the first two are considered observable and the last is considered unobservable:

•	Level 1—Quoted prices in active markets for identical assets or liabilities.

•

Level 2—Observable inputs (other than Level 1 quoted prices), such as quoted prices in active markets for similar assets or liabilities, quoted prices in markets that are not active for identical or similar assets or liabilities, or other inputs that are observable or can be corroborated by observable market data.

•

Level 3—Unobservable inputs that are supported by little or no market activity and that are significant to determining the fair value of the assets or liabilities, including pricing models, discounted cash flow methodologies and similar techniques.

The categorization of a financial instrument within the valuation hierarchy is based on the lowest level of input that is significant to the fair value measurement. The Company recognizes transfers between levels of the fair value hierarchy on the date of the event or change in circumstances that caused the transfer.

The carrying amounts reflected in the consolidated balance sheets for cash and cash equivalents, trade accounts receivable, net, trade accounts payable and accrued expenses approximate their fair values (Level 1).

The Company carries its marketable investments at cost, plus or minus changes resulting from observable price changes in orderly transactions for identical or similar investments by the same issuer, as they represent investments in privately held companies for which there are no quoted market prices. As of June 30, 2022 and December 31, 2021, the Company estimated the fair value of its securities denominated in Canadian dollars to be C$10.2 million for both periods presented, and its securities denominated in United States dollars to be $1.2 million and $279,000, respectively. The carrying value of its securities as of June 30, 2022 was $1.2 million and $5,000, respectively and is included in other assets on the consolidated balance sheet.

The Company did not have any transfers of financial assets measured at fair value on a recurring basis to or from Level 1, Level 2 and Level 3 for any of the periods presented.

Concentration risk

Agreements which potentially subject the Company to concentration risk consist principally of three customer agreements. During the three month period ended June 30, 2022, the Company earned 17%, 14% and 11% of its total revenue from three customers. During the three month period ended June 30, 2021, the Company earned 18%, 13% and 11% of its total revenue earned from three customers. During the six month period ended June 30, 2022, the Company earned 15%, 14% and 10% of its total revenue from three customers. During the six month period ended June 30, 2021, the Company earned 20%, 12% and 10% of its total revenue from three customers.

Government assistance

The Company receives various forms of government assistance including (i) government grants (ii) investment credits, and (iii) government loans, for research and development initiatives from Canadian government agencies.

The Company recognizes grants and investment tax credits relating to qualifying scientific research and development expenditures as a reduction of the related eligible expenses (research and development expenses) in its condensed consolidated statement of operations and comprehensive loss. Grants and investment tax credits are recognized in the period during which the related qualifying expenses are incurred, provided that the conditions under which the grants and investment tax credits have been met. The Company recognizes grants and investment tax credits in an amount equal to the estimated qualifying expenses incurred in each period multiplied by the applicable reimbursement percentage. Grants and investment tax credits that are recognized upon incurring qualifying expenses in advance of receipt of grant funding or proceeds from research and development incentives are recorded in the condensed consolidated balance sheets as research incentives receivable. In circumstances where the grants received relate to prior period eligible expenses, the Company recognizes them as government assistance in its condensed consolidated statement of operations and comprehensive loss in the current period.

During the three months ended June 30, 2022 and 2021, the Company recorded a Scientific Research and Experimental Development (“SR&ED”) investment tax credit of $0.4 million in 2022 and 2021 as an offset to its research and development expenses in its condensed consolidated statements of operations and comprehensive loss. During the six months ended June 30, 2022 and 2021, the Company recorded a Scientific Research and Experimental Development (“SR&ED”) investment tax credit of $0.8 million and $0.6 million, respectively, as an offset to its research and development expenses in its condensed consolidated statements of operations and comprehensive loss

The Company has received government loans under funding agreements that bear interest at rates that are below market rates of interest or interest-free. The Company accounts for the imputed benefit arising from the difference between a market rate of interest and the rate of interest charged as additional grant funding, and records interest expense for the loans at a market rate of interest. On the date that loan proceeds are earned, the Company recognizes the portion of the loan proceeds allocated to grant funding as a discount to the carrying value of the loan and as other liability, which is subsequently recognized as additional government assistance upon draw down of the qualified loan amounts.

Revenue recognition

The Company recognizes revenue in accordance with Accounting Standards Update No. 2014-09, Revenue from Contracts with Customers (Topic 606) and accounts for certain contract costs in accordance with FASB’s Accounting Standards Codification (“ASC”) 340-40, Other Assets and Deferred Costs-Contracts with Customers.

The standard was adopted on a full retrospective method on January 1, 2018. The adoption of ASC 606 had no impact on the Company and as such there was no recorded transition adjustment. The core principle of ASC 606 is that an entity shall recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services.

To support this core principle, the Company applies the following five step approach:

•	Identify the contract with the customer

•	Identify the performance obligations

•	Determine the transaction price

•	Allocate the transaction price to the performance obligations

•	Recognize revenue when (or as) the entity satisfies a performance obligation

The Company generates revenue through subscription sales to access its Quantum Computing as a Service (“QCaaS”) cloud platform and from professional services related to the practical applications of quantum computing technology to solve its customers’ business challenges, to develop quantum proofs-of-concepts, pilot hybrid quantum applications and to put those applications into production. In addition, the Company also earns revenue from providing training regarding quantum computing systems and building related applications. In arrangements with re-sellers of the Company’s cloud services, the re-seller is considered the customer and the Company does not have any contractual relationships with the re-sellers’ end users. For these arrangements, revenue is recognized at the amount charged to the re-seller and does not reflect any mark-up to the end user.

Revenue from QCaaS is recognized evenly over the contractual period, on a straight-line basis over the subscription term, beginning on the date that the service is made available to the customer. Professional services are recognized as they are earned based on the terms of the contract or based on the cost-to-cost method. Under the cost-to-cost method, revenue is recognized based upon the ratio that incurred costs bear to total estimated contract costs with related cost of revenue recorded as the costs are incurred.

Recently adopted accounting standards and amendments

D-Wave is an emerging growth company, as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). Under the JOBS Act, emerging growth companies can delay adopting new or revised accounting standards issued subsequent to the enactment of the JOBS Act, until such time as those standards apply to private companies. D-Wave is provided the option to adopt new or revised accounting guidance as an “emerging growth company” under the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) either (1) within the same periods as those otherwise applicable to public business entities, or (2) within the same time periods as private companies, including early adoption when permissible. With the exception of standards, the Company elected to early adopt, when permissible, new or revised accounting guidance within the same time period as private companies, as indicated in Note 2 of its audited consolidated financial statements as of December 31, 2021 and 2020, included in the Proxy Statement/Prospectus.

Recent accounting pronouncements not yet adopted

In November 2021, the FASB issued ASU No.2021-10, Disclosures by Business Entities about Government Assistance. ASU 2021-10 was issued to increase the transparency of government assistance. ASU 2021-10 requires that entities make certain annual disclosures about transactions with a government that are accounted for by applying a grant or contribution accounting model by analogy. The required disclosures include: (1) information about the nature of the transactions and the related accounting policy used to account for the transactions; (2) the line items on the balance sheet and income statement that are affected by the transactions, and the amounts applicable to each financial statement line item; and (3) significant terms and conditions of the transactions, including commitments and contingencies. The amendments in ASU 2021-10 are effective for all entities within their scope for financial statements issued for annual periods beginning after December 15, 2021. Early application of the amendments is permitted. An entity should apply the amendments in ASU 2021-10 either(1) prospectively to all transactions within the scope of the amendments that are reflected in financial statements at the date of initial application and new transactions that are entered into after the date of initial application or (2) retrospectively to those transactions. The Company is currently evaluating the impact of the adoption of the standard on the financial statements.

4.    Revenue from contracts with customers

Disaggregation of revenue

The following table depicts the disaggregation of revenue by type of products or services and timing of transfer of products or services (in thousands):

	Three months ended June 30,
	2022	2021
Type of products or services
QCaaS	$1,176	$961
Professional services	156	158
Other revenue	39	18

Total revenue, net	$1,371	$1,137

Timing of revenue recognition
Revenue recognized over the time	$1,296	$1,099
Revenue recognized at a point in time	75	38

Total revenue, net	$1,371	$1,137

	Six months ended June 30,
	2022	2021
Type of products or services
QCaaS	$2,560	$2,083
Professional services	464	429
Other revenue	59	34

Total revenue, net	$3,083	$2,546

Timing of revenue recognition
Revenue recognized over the time	$2,957	$2,484
Revenue recognized at a point in time	126	62

Total revenue, net	$3,083	$2,546

Other revenue includes printed circuit board sales.

Revenue by geographical markets is presented in Note 11 - Geographic areas.

Contract balances

The following table provides information about account receivable, contract assets and liabilities as of June 30, 2022 and December 31, 2021 (in thousands):

	June 30,	December 31,
	2022	2021
Contract assets:
Trade account receivable	$918	$421
Unbilled receivables, which are included in ‘Prepaid expenses and other current assets’	41	17

Total contract assets	959	438

Contract liabilities:
Deferred revenue, current	2,595	2,665
Deferred revenue, noncurrent	20	54
Customer deposit, which are included in ‘Accrued expenses and other current liabilities’	21	21

Total contract liabilities	$2,636	$2,740

Changes in deferred revenue from contracts with customers were as follows (in thousands):

	June 30,	December 31,
	2022	2021
Balance at beginning of period	$2,719	$4,713
Deferral of revenue	2,906	4,092
Recognition of deferred revenue	(3,010)	(6,086)

Balance at end of period	$2,615	$2,719

Remaining performance obligations

A significant number of the Company’s product and service sales are short-term in nature with a contract term of one year or less. For those contracts, the Company has utilized the practical expedient in ASC 606-10-50-14 exempting the Company from disclosure of the transaction price allocated to remaining performance obligations if the performance obligation is part of a contract that has an original expected duration of one year or less.

As of June 30, 2022, the aggregate amount of remaining performance obligations that were unsatisfied or partially unsatisfied related to customer contracts was $2.6 million. This amount included deferred revenue on the Company’s consolidated balance sheets, of which approximately 99% is expected to be recognized to revenue in the next 12 months.

As of December 31, 2021, the aggregate amount of remaining performance obligations related to customer contracts that are unsatisfied or partially unsatisfied was $2.7 million which included deferred revenue on the Company’s consolidated balance sheets, of which approximately 98% was expected to be recognized to revenue in the next 12 months.

5.	Balance sheet details

Accrued expenses and other current liabilities

Accrued expenses and other current liabilities consisted of the following (in thousands):

	June 30,	December 31,
	2022	2021
Accrued expenses:
Accrued professional services	$6,026	$1,953
Accrued compensation and related benefits	1,859	1,108
Other accruals	205	318
Other current liabilities:
Other payroll expenses	149	175
Customer deposit	21	21
Current portion of equipment financing	35	39

Total accrued expenses and other current liabilities	$8,295	$3,614

6.	Property and equipment, net

Property and equipment, net consisted of the following (in thousands):

	June 30,	December 31,
	2022	2021
Quantum computer systems	$13,425	$13,425
Lab equipment	6,681	6,645
Computer equipment	3,352	3,305
Leasehold improvements	1,075	1,074
Furniture and fixtures	318	316
Construction-in-progress	374	285

Total property and equipment	25,225	25,050
Less: Accumulated depreciation	(22,453)	(21,801)

Property and equipment, net	$2,772	$3,249

Depreciation expense for the three month period ended June 30, 2022 and 2021 was $309,000 and $344,000 respectively. Depreciation expense for the six month period ended June 30, 2022 and 2021 was $705,000 and $747,000 respectively. The Company has not acquired any property and equipment under capital leases.

7.	Loans payable

As of June 30, 2022, loans payable consisted of the refundable government loans and the Venture Loan. At December 31, 2021, loans payable consisted of refundable government loans. The following table shows the component of loans payable (in thousands):

	June 30,	December 31,
	2022	2021
Loan payable, beginning of period	$29,844	$13,624
SIF contribution	—	16,786
Venture Loan	20,000	—
Payments	(398)	(399)
Interest on Venture Loan	606	—
Final fee on Venture Loan	583	—
Foreign exchange (gain) loss	(452)	(167)

Loan payable, end of period	$50,183	$29,844

Discount, beginning of period	$(17,391)	$(11,948)
SIF discount on additional contribution	—	(7,167)
Venture Loan discount	(130)	—
Interest expense	1,349	1,728
Foreign exchange (gain) loss	245	(4)

Discount, end of period	$(15,927)	$(17,391)

Total loans payable, end of period	$34,256	$12,453
Short-term portion	21,353	220
Long-term portion	12,903	12,233

Total loans payable	$34,256	$12,453

SIF liability

On November 20, 2020, the Company entered into an agreement with SIF, whereby SIF agreed to make a repayable contribution to the Company of up to C$40.0 million (“the Contribution”). Funds from the loan are to be used for projects involving the adaption of research findings for commercial applications that have the potential for market disruption; development of current product and services through the implementation of new or incremental technology that will enhance the Company’s competitive capability; and development of process improvements which reduce the environmental footprint of current production through the use of new or improved technologies.

The annual repayment of the Contribution is calculated based upon a formula using the Company’s fiscal year revenue multiplied by a repayment rate. The contractual repayment period is 15 years and commences in the first year in which the Company reports annual revenue of $70.0 million (the “Benchmark Year”). In each of those years, an annual repayment amount is due. Each annual repayment must be paid by April 30 of the year following the year for which the annual repayment due will be calculated. If the Benchmark Year is not achieved within 14 years following the fiscal year in which the project is completed, the SIF loan is forgiven. The SIF loan is initially recorded at fair value, and subsequently at amortized cost. As the SIF contribution is interest free, the difference between the carrying value and initial fair value is recorded as government assistance on the consolidated statement of operations and comprehensive loss.

The initial fair value of the SIF loan is determined by using a discounted cash flow analysis for the loan, which requires a number of assumptions. The significant assumptions used in determining the discounted cash flows include estimating the amount and timing of future revenue for the Company and the discount rate. The Company’s estimates of future revenues are derived from several significant assumptions including expected success of LeapTM and partnerships with large scale resellers. In determining the appropriate discount rates, the Company considered the weighted average cost of capital for the Company, risk adjusted based on the development risks of the Company’s product. Management used a discount rate of 26% to discount the SIF loan. Should projected revenue not be achieved as predicted, the adjustment to the fair value of the SIF loan could be material. At June 30, 2022, the carrying value of the loan approximates its fair value.

Repayments of the SIF contributions could also be triggered upon default of the agreement, or termination of the agreement, or upon a change of control that has not been approved by the Canadian government. The Canadian government approved the transaction with DPCM conditionally on May 9, 2022, with all conditions being satisfied on the closing date of the transaction.

Venture Loan

On March 3, 2022 the Company entered a Venture Loan and Security Agreement with PSPIB. Under this loan agreement, the Company may borrow up to an aggregate principal amount of $25.0 million in three tranches, subject to certain terms and conditions. The loan is subject to a per annum interest rate as published in the Wall Street Journal or any successor publication as the “prime rate” plus 7.25% provided that the Wall Street Journal prime rate is not less than 3.25% and if found to be less than 3.25%, such rate will be deemed to be 3.25%. The maturity date of the loan is defined as the earliest of December 31, 2022 or the closing of the Business Combination, or the date of acceleration of such loan following an event of default. As of June 30, 2022, the Company received $20.0 million recorded in loan proceeds that were recorded in current loans payable in its condensed consolidated balance sheet, $15.0 million of which was received on March 3, 2022 and $5.0 million of which was received on June 30, 2022. All obligations under the Venture Loan were repaid upon the completion of the Business Combination on August 5, 2022.

8.	Stock-based compensation

Stock option valuation

The Company estimates the fair value of stock options on the date of grant using the Black-Scholes option-pricing model. The Black-Scholes option-pricing model requires estimates of highly subjective assumptions, which affect the fair value of each stock option.

•

Risk-Free Interest Rate. The Company estimates its risk-free interest rate by using the yield on actively traded non-inflation- indexed U.S. treasury securities with contract maturities equal to the expected term.

•

Expected Term. The expected term of the Company’s options represents the period that the stock-based awards are expected to be outstanding. The Company has estimated the expected term of its employee awards using the SAB Topic 14 Simplified Method allowed by the FASB and SEC, for calculating expected term as it has limited historical exercise data to provide a reasonable basis upon which to otherwise estimate expected term. Certain of the Company’s options began vesting prior to the grant date, in which case the Company uses the remaining vesting term at the grant date in the expected term calculation.

•

Expected Volatility. As the Company is privately held and there has been no public market for its common stock to date, the expected volatility is based on the average historical stock price volatility of comparable publicly-traded companies in its industry peer group, financial, and market capitalization data.

•	Expected Dividend Yield. The Company has not declared or paid dividends to date and does not anticipate declaring dividends. As such, the dividend yield has been estimated to be zero.

•

Fair Value of Underlying Common Stock. Because the Company’s common stock is not yet publicly traded, the Company must estimate the fair value of common stock. The Board of Directors considers numerous objective and subjective factors to determine the fair value of the Company’s common stock at each meeting in which awards are approved. The factors considered include, but are not limited to: (i) the results of contemporaneous independent third-party valuations of the Company’s common stock; (ii) the prices, rights, preferences, and privileges of the Company’s Convertible Redeemable Preferred Stock relative to those of its common stock; (iii) the lack of marketability of the Company’s common stock; (iv) actual operating and financial results; (v) current business conditions and projections; (vi) the likelihood of achieving a liquidity event, such as an initial public offering or sale of the Company, given prevailing market conditions; and (vii) precedent transactions involving the Company’s shares.

There were no options granted during the six months ended June 30, 2022. The assumptions used to estimate the fair value of stock options granted during the six months ended June 30, 2021 are as follows:

	Six months ended June 30,
	2022	2021
Expected dividend yield	—	0%
Expected volatility	—	50%
Expected term (years)	—	6.08
Risk-free interest rate	—	0.83%

Common stock option activity

The following table summarizes the Company’s stock option activity during the periods presented (in thousands except share and per share data):

	Number of options outstanding	Weighted average exercise price ($)	Weighted average remaining contractual term (years)	Aggregate intrinsic value ($)
Balance as of December 31, 2021	16,336,134	0.81	8.55	80,179
Granted	—	—
Exercised	(174,378)	0.81
Forfeited	(840,002)	0.81
Expired	(11,077)	0.81

Balance as of June 30, 2022	15,310,677	0.81	7.96	75,144

Unvested as of June 30, 2022	4,698,271	0.81	7.77	73,479

Exercisable as of June 30, 2022	10,612,406	0.81	7.43	52,098

The aggregate intrinsic value of stock options was calculated as the difference between the exercise price of the stock options and the estimated fair value of the Company’s common stock for those stock options that had exercise prices lower than the fair value of the Company’s common stock.

The weighted average grant date fair values per share of stock options granted during the six months ended June 30, 2022 was nil as no stock options were granted. The weighted average grant date fair values per share of stock options granted during the six months ended June 30, 2021 was 0.62.

The total fair values of the stock options vested during the six months ended June 30, 2022 and 2021 was $1,703,000 and $535,000 respectively.

Common stock warrants

On April 14, 2022, 617,972 common stock warrants with an exercise price of $1.75 expired. As of June 30, 2022 there are no common stock warrants outstanding.

Preferred stock warrants

The Company did not record any movements during the six months ended June 30, 2022.

As of June 30, 2022, the following United States dollar preferred stock warrants were outstanding and exercisable:

	Number of warrants outstanding	Weighted average exercise price ($)	Expiry Date	Number exercisable
	3,247,637	$1.92	29-Nov-26	1,299,055

Total, June 30, 2022	3,247,637	$1.92		1,299,055

Stock-based compensation

The following table summarizes the stock-based compensation expense classified in the consolidated statements of operations and comprehensive loss as follows (in thousands):

	Three months ended June 30,
	2022	2021
Research and development	$117	$58
General and administrative	641	74
Sales and marketing	58	37

Total stock-based compensation	$816	$169

	Six months ended June 30,
	2022	2021
Research and development	$210	$88
General and administrative	1,270	173
Sales and marketing	120	69

Total stock-based compensation	$1,600	$330

9.	Commitment and contingencies

Warrant Transaction Agreements

In November 2020, contemporaneously with a revenue arrangement, the Company entered into a contract, pursuant to which the Company agreed to issue to a customer a warrant to acquire up to 3,247,637 shares of Class A Preferred Share (the “Warrant Preferred Shares”), subject to certain vesting requirements. As the warrant was issued in connection with an existing commercial agreement with a customer, the value of the warrant was determined to be consideration payable to the customer and consequently will be treated as a reduction to revenue recognized under the corresponding revenue arrangement. Approximately 40% of the Warrant Preferred Shares vested and became immediately exercisable on August 13, 2020. The remaining Warrant Preferred Shares will vest and become exercisable upon satisfaction of certain milestones based on revenue generated under the commercial agreement with the customer, to the extent certain prepayments are made by the customer. As of June 30, 2022, these revenue-based milestones have yet to be met. The exercise price for the Warrant Preferred Shares is $1.92 per share and the warrant is exercisable through November 29, 2026.

The fair value of the Warrant Preferred Shares at the date of issuance was determined to be $1.1 million. During the year ended December 31, 2021, no Warrant Preferred Shares were vested or probable of vesting. As of December 31, 2020, Warrant Preferred Shares with a fair value of $451,000 were vested and recorded into cost of revenue.

In April 2020, the Company entered into a contract pursuant to which the Company agreed to issue to a customer a warrant to acquire 617,972 shares of the Company’s common stock (“Warrant Common Share” and collectively with the Warrant Preferred Shares, the “Warrant Shares”), at a fixed price of $1.75 per Warrant Common Share. During the six month period ended June 30, 2022, no Warrant Common Shares were exercised prior to the expiration date.

The Company estimated the fair value of Warrant Shares on the date of grant using the Black-Scholes option-pricing model. The Black-Scholes option-pricing model requires estimates of highly subjective assumptions, which affect the fair value of each warrant. The estimated fair value of Class A Preferred Shares and common stock was based on the Class A Preferred Shares and common stock offering price due to its proximity to the grant date of the Warrant Shares. The estimated term is based on the contractual life of the Warrant Shares. The remaining assumptions were developed consistent with the methodologies described further in Note 12 - Share Based Compensation.

Lease obligation

In November 2021, the Company amended a building lease to extend the term by ten years and six months through December 31, 2033. The lease amendment constituted a modification as it extended the original lease term and required evaluation of the remeasurement of the lease liability and corresponding right-of-use asset. The reassessment resulted in the Company continuing to classify the lease as an operating lease and remeasurement of the lease liability on the basis of the extended lease term. The total right- of-use asset recorded in association with the lease extension was $6.8 million with a corresponding operating lease liability.

Litigation

From time to time, the Company may become involved in various legal proceedings in the ordinary course of its business and may be subject to third-party infringement claims.

In the normal course of business, the Company may agree to indemnify third parties with whom it enters into contractual relationships, including customers, lessors, and parties to other transactions with the Company, with respect to certain matters. The Company has agreed, under certain conditions, to hold these third parties harmless against specified losses, such as those arising from a breach of representations or covenants, other third-party claims that the Company’s products when used for their intended purposes infringe the intellectual property rights of such other third parties, or other claims made against certain parties. It is not possible to determine the maximum potential amount of liability under these indemnification obligations due to the Company’s limited history of prior indemnification claims and the unique facts and circumstances that are likely to be involved in each particular claim.

As of June 30, 2022 and 2021, the Company has not been subject to any litigation or pending litigation claims.

10.	Earnings per share

The following table sets forth the computation of the basic and diluted net loss per share attributable to common stockholders (in thousands, except share and per share data):

	For the three month period ended June 30,
	2022	2021
Numerator:

Net loss	$(13,198)	$(4,668)

Denominator:
Weighted-average common shares outstanding, basic and diluted	112,023,503	111,877,937

Net loss per share, basic and diluted	$(0.12)	$(0.04)

	For the six month period ended June 30,
	2022	2021
Numerator:

Net loss	$(24,815)	$(13,496)

Denominator:
Weighted-average common shares outstanding, basic and diluted	111,981,014	111,865,630

Net loss per share, basic and diluted	$(0.22)	$(0.12)

As of June 30, 2022 and 2021, the Company’s potentially dilutive securities were stock options and the Warrant Shares.

Since the Company was in a loss position for all periods presented, basic net loss per share is the same as diluted net loss per share for all periods as the inclusion of all potential common shares outstanding would have been anti-dilutive.

Potentially dilutive securities (upon conversion) that were not included in the diluted per share calculations because they would be anti-dilutive were as follows:

	June 30,	December 31,
	2022	2021
Options to purchase common stock	15,311	16,336
Warrants to purchase common stock	—	618
Warrants for Preferred shares	3,248	3,248

11.	Geographic areas

The following table presents a summary of revenue by geography for the three and six month periods ended June 30, 2022 and 2021:

	Three months ended June 30,
	2022	2021
United States	$655	$622
Japan	282	354
Germany	257	65
Other	177	96

Total revenue	$1,371	$1,137

	Six months ended June 30,
	2022	2021
United States	$1,439	$1,325
Japan	709	921
Germany	520	127
Other	415	173

Total revenue	$3,083	$2,546

Other includes EMEA not including Russia or Ukraine, Canada and Australia.

The following table sets forth the long-lived assets, consisting of property and plant, net, and operating lease right-of-use assets, by geographic area as of June 30, 2022 and December 31, 2021 as follows (in thousands):

	June 30,	December 31,
	2022	2021
Canada	$10,463	$11,251
United States	427	576

Total long-lived assets	$10,890	$11,827

As of June 30, 2022 and December 31, 2021, substantially all of the Company’s long-lived assets are located in Canada and in the United States.

Significant customers

The Company had significant customers during the three and six month periods ended June 30, 2022 and 2021. A significant customer is defined as one that comprises up to ten percent or more of total revenues in a particular year or ten percent of outstanding accounts receivable balance as of the year end.

	Three months ended June 30,
	2022	2021
Customer A	17%	18%
Customer B	14%	13%
Customer C	11%	11%

	Six months ended June 30,
	2022	2021
Customer A	15%	20%
Customer B	14%	12%
Customer C	10%	10%

As of June 30, 2022 and 2021, there were no significant customers that comprised ten percent or more of outstanding accounts receivable balances.

All revenues derived from major customers above are included in the United States and Germany during the three and six month periods ended June 30, 2022 and the United States and Japan during the three and six month periods ended June 30, 2021.

12.	Subsequent events

The Company has evaluated all events occurring through August 26, 2022, the date on which the condensed consolidated financial statements were issued. Except as described below, the Company did not identify any subsequent events that would have required adjustment or disclosure in the condensed consolidated financial statements.

On August 5, 2022, in accordance with the Transaction Agreement, D-Wave acquired 100% of the outstanding equity interests of DPCM and the Company. In line with the Transaction Agreement, the Company became an indirect subsidiary of D-Wave. For accounting purposes, the Business Combination will be accounted for as a reverse recapitalization whereby the Company will be treated as the accounting acquirer and DPCM will be treated as the acquired company. In connection with the close of the Business Combination, D-Wave was listed on the New York Stock Exchange under the symbol “QBTS” on August 8, 2022. Costs paid by the Company related to the Business Combination on August 5, 2022 were $11.5 million and will be treated as issuance costs and netted against additional paid-in-capital in the condensed consolidated balance sheet of D-Wave as of September 30, 2022. Cash received by the Company from the Business Combination included the PIPE Investment and DPCM cash on hand totaling $37.5 million, net of related transaction costs.

On August 5, 2022 the Company repaid the Venture Loan including accrued interest totaling $20.8 million. In addition to the $20.8 million, the Company paid a $1.0 million final payment fee to PSPIB.

Pursuant to the agreement entered into with the Investor on June 16, 2022, the Company paid the Investor a Commitment Fee entirely in Common Shares, in two tranches consisting of 127,180 and 254,360 Common Shares issued on August 5, 2022 and August 25, 2022, respectively.

Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations

D-WAVE QUANTUM INC.’S MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION

You should read “D-Wave Quantum Inc.’s Management’s Discussion and Analysis” of D-Wave’s financial condition and results of operations together with the condensed financial statements and related notes included elsewhere in this Report. This discussion contains forward-looking statements that involve risks and uncertainties, including those described in the section titled “Cautionary Note Regarding Forward-Looking Statements.” Our actual results and the timing of selected events could differ materially from those discussed below. Factors that could cause or contribute to such differences include, but are not limited to, those applicable to D-Wave and its business set forth under the section titled “Risk factors” in the Proxy Statement/Prospectus. In this section, unless otherwise specified, the terms “we”, “our”, “us” and “D-Wave” refer to D-Wave Quantum Inc. and its consolidated subsidiaries, and all other capitalized terms have the meanings ascribed thereto elsewhere in this Report. All dollar amounts are expressed in thousands of United States dollars (“$”), unless otherwise indicated.

Overview

D-Wave was incorporated on January 24, 2022, as a corporation organized and existing under the General Corporation Law of the State of the Delaware (the “DGCL”), with a registered office at 215 Little Falls Drive, Wilmington, New Castle County, Delaware 19808, and formed for the purpose of effecting the Business Combination pursuant to the Transaction Agreement. On August 5, 2022, we consummated our Business Combination with DPCM and D-Wave Systems. D-Wave’s principal offices are located at 3033 Beta Avenue, Burnaby, British Columbia, V5G 4M9, Canada.

As the Practical Quantum Computing Company, our mission is to unlock the power of quantum computing today to benefit business and society. We define “practical” as being focused on delivering quantum offerings and access, built to provide customer value for commercial use. We define “commercial” as customer use primarily focused on revenue-generating or cost-saving use cases. Our commercial-first approach brings quantum products to market that serve the needs of enterprise customers by solving their most complex and computationally intensive problems. We deliver this in real-time via our cloud services. Today, customers can access our annealing quantum computer and quantum hybrid solvers via our Leap cloud services (“QCaaS”). We are also developing a gate-model system with cross platform tools to help address a broader range of customer problem sets over the longer term.

Results of Operations and Known Trends or Future Events

Through June 30, 2022, we had neither engaged in any significant business operations nor generated any revenues. All activities through that date relate to our formation and consummation of the Business Combination. Prior to the closing of the Business Combination, we did not generate any revenue or incur any material expenses.

Liquidity and Capital Resources

On August 5, 2022, in accordance with the Transaction Agreement, we acquired 100% of the outstanding equity interests of D- Wave Systems and DPCM. In connection with the close of the Business Combination, we received, among other things, DPCM’s cash on hand and the PIPE Investment, which totaled $37.6 million, net of related transaction costs. See section titled “D-Wave Systems Inc.’s Management’s Discussion and Analysis - Liquidity and Capital Resources” and Note 12 to D-Wave’s condensed consolidated balance sheet included elsewhere in this Report for more information.

In conjunction with the Business Combination, D-Wave Systems and D-Wave entered into an agreement with the Investor on June 16, 2022 which provides D-Wave the sole right, but not the obligation, to direct the Investor to buy specified dollar amounts up to $150.0 million of D-Wave’s par value $0.0001 per share common stock through the ELOC.

The ELOC will provide D-Wave Systems and D-Wave with additional liquidity to fund the business, subject to the conditions set forth in the agreement.

Critical Accounting Policies

We prepare our consolidated financial statements in accordance with U.S. GAAP. The preparation of these consolidated financial statements requires that we make estimates, assumptions and judgments that can significantly impact the amounts it reports as assets, liabilities, revenue, costs and expenses and the related disclosures. We base our estimates on historical experience and other assumptions that we believe are reasonable under the circumstances. Our actual results could differ significantly from these estimates under different assumptions and conditions.

Our significant accounting policies are described in more detail in Note 3 of the D-Wave Systems Inc. condensed consolidated balance sheet included elsewhere in this Report. We believe that the accounting policies discussed in Note 3 are critical to understanding its historical and future performance as these policies involved a greater degree of judgment and complexity.

Recent Accounting Pronouncements

Management does not believe that any recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on our financial statements.

Emerging Growth Company Status

In April 2012, the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, was enacted. Section 107 of the JOBS Act provides that an “emerging growth company” may take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. Therefore, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have irrevocably elected to avail ourselves of this extended transition period and, as a result, we will not adopt new or revised accounting standards on the relevant dates on which adoption of such standards is required for other public companies. In addition, as an emerging growth company, we may take advantage of certain reduced disclosure and other requirements that are otherwise applicable generally to public companies. D-Wave will take advantage of these exemptions until such earlier time that it is no longer an emerging growth company. D-Wave would cease to be an emerging growth company on the date that is the earliest of (i) the last day of the fiscal year following the fifth anniversary of the date of the first sale of common equity securities pursuant to an effective registration statement; (ii) the last day of the fiscal year in which its total annual gross revenue is equal to or more than $1.07 billion; (iii) the date on which it has issued more than $1.0 billion in nonconvertible debt during the previous three years; or (iv) the date on which it is deemed to be a large accelerated filer under the rules of the SEC.

D-WAVE SYSTEMS INC.’S MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of our financial condition and results of operations together with the condensed financial statements and related notes included elsewhere in this Report. The following discussion contains forward-looking statements based upon current expectations that involve risks, uncertainties and assumptions. Our actual results may differ materially from those anticipated in these forward-looking statements as a result of various factors, including those risk factors applicable to D-Wave and its business set forth under the section titled “Risk factors” in the Proxy Statement/Prospectus. Our historical results are not necessarily indicative of the results that may be expected for any period in the future. In this section, unless otherwise specified, the terms “we”, “our”, “us” and “D-Wave” refer to D-Wave Systems Inc. and its consolidated subsidiaries, the term “D-Wave Quantum” refers to D-Wave Quantum Inc., and all other capitalized terms have the meanings ascribed thereto elsewhere in this Report. All dollar amounts are expressed in thousands of United States dollars (“$”), unless otherwise indicated.

Overview

D-Wave is a commercial quantum computing company that provides customers with a full suite of professional services and web-based access to its superconducting quantum computer systems and integrated software environment through its cloud service, LeapTM (or “Leap”). Historically, D-Wave has developed its own annealing superconducting quantum computer and associated software, and its current generation quantum system is the D-Wave AdvantageTM. D-Wave is a leader in the development and delivery of quantum computing systems, software and services, and is the world’s first commercial supplier of quantum computers—and the only company developing both annealing quantum computers and gate-model quantum computers. During the year ended December 31, 2021, D-Wave initiated the development of a gate-model quantum computing system. D-Wave was incorporated under the Business Corporation Act (British Columbia) and is headquartered in Burnaby, British Columbia, Canada.

D-Wave’s business model is focused primarily on generating revenue from providing customers access to our quantum computing systems via the cloud in the form of QCaaS products, and from providing professional services wherein we assist our customers in identifying and implementing quantum computing applications.

During the three months ended June 30, 2022 and 2021, we recognized revenue from our cloud and professional services of $1.4 million and $1.1 million, respectively. During the six months ended June 30, 2022 and 2021, we recognized revenue from our cloud and professional services of $3.1 million and $2.5 million, respectively. We have incurred significant operating losses since inception. For the three months ended June 30, 2022 and 2021, our net loss was $13.2 million and $4.7 million, respectively. For the six months ended June 30, 2022 and 2021, our net loss was $24.8 million and $13.5 million, respectively. We expect to continue to incur significant losses for the foreseeable future as we continue to invest in a number of research and development programs as well as a number of go-to-market initiatives. As of June 30, 2022, we had an accumulated deficit of $350.1 million.

On August 5, 2022, following the Business Combination, D-Wave became an indirect subsidiary of D-Wave Quantum, a Delaware corporation organized and existing under the DGCL, as further described below.

The Transaction Agreement and PIPE Financing

On February 7, 2022, DPCM and D-Wave entered into a definitive Transaction Agreement by and among DPCM, D-Wave, D-Wave Quantum, DWSI Holdings Inc., a Delaware corporation and a direct, wholly-owned subsidiary of D-Wave Quantum (“Merger Sub”), DWSI Canada Holdings ULC, a British Columbia unlimited liability company and a direct, wholly-owned subsidiary of D-Wave Quantum (“CallCo”), D-Wave Quantum Technologies Inc., a British Columbia corporation and a direct, wholly-owned subsidiary of CallCo, pursuant to which, among other things: (a) Merger Sub merged with and into DPCM, with DPCM surviving as a direct, wholly-owned subsidiary of D-Wave Quantum, (b) D-Wave Quantum indirectly acquired all of the outstanding share capital of D-Wave and D-Wave became an indirect subsidiary of D-Wave Quantum, with D-Wave Quantum becoming a public company and a registrant with the SEC. D-Wave and DPCM believe that the Business Combination and related proceeds will result in enhancing D-Wave’s leadership in commercial quantum computing.

While the legal acquirer in the Transaction Agreement is D-Wave Quantum, for financial accounting and reporting purposes under GAAP, D-Wave is the accounting acquirer and the Business Combination will be accounted for as a “reverse recapitalization.” A reverse recapitalization does not result in a new basis of accounting and the financial statements of D-Wave Quantum represent the continuation of our financial statements in many respects. Under this method of accounting, DPCM will be treated as the “acquired” company for financial reporting purposes. For accounting purposes, D-Wave will be deemed to be the accounting acquirer in the transaction and, consequently, the transaction will be treated as a recapitalization of D-Wave (i.e., a capital transaction involving the issuance of stock by D-Wave Quantum for the stock of D-Wave).

Upon consummation of the Transaction and the PIPE Financing, the most significant change in our future reported financial position and results of operations is an increase in cash (as compared to our condensed consolidated balance sheet as of June 30, 2022) of approximately $49.0 million, which includes $40.0 million in gross proceeds from the PIPE Financing. Total direct transaction costs of DPCM and D-Wave paid on August 5, 2022 are approximately $11.5 million, substantially all of which will be recorded as a reduction to additional-paid-in-capital as costs related to the reverse recapitalization. Upon the closing of the Transaction, D-Wave Quantum became the successor to an SEC registrant and has listed the common shares in the stock of D-Wave Quantum and the warrants to purchase common shares in the stock of D-Wave Quantum on the NYSE under the ticker symbol “QBTS” and “QBTS.WS,” respectively. Being a public company will require us to hire additional personnel and implement procedures and processes to address applicable regulatory requirements and customary practices. We expect D-Wave Quantum will incur additional annual expenses as a public company for, among other things, directors’ and officers’ liability insurance, director fees and additional internal and external accounting, legal and administrative resources, including increased audit, legal, and filing fees.

COVID-19 Update

In March 2020, the COVID-19 outbreak was declared a pandemic by the World Health Organization. There are many uncertainties regarding the current pandemic, and we are closely monitoring the impact of the pandemic on all aspects of our business, including how it will impact our employees, suppliers, vendors and business partners.

The pandemic has resulted in government authorities implementing numerous measures to try to contain the virus, such as travel bans and restrictions, quarantines, stay-at-home or shelter-in-place orders, and business shutdowns. These measures may adversely impact our employees and operations and the operations of our suppliers, customers and business partners. In addition, various aspects of our business cannot be conducted remotely. These measures by government authorities may continue to remain in place for a significant period of time and could adversely affect our development plans, sales and marketing activities, and business operations.

The full impact of the COVID-19 pandemic continues to evolve as of the date of this Report. As such, the full magnitude of the pandemic’s effect on our financial condition, liquidity and future results of operations is uncertain. Management continues to actively monitor our financial condition, liquidity, operations, suppliers, industry and workforce. See “Risk Factors—Risks Related to D-Wave’s Business and Industry—We may in the future be adversely affected by continuation or worsening of the global COVID-19 pandemic, its various strains or future pandemics” in the Proxy Statement/Prospectus.

As of June 30, 2022 and December 31, 2021, D-Wave’s financial position, business, results of operation and financial condition were not significantly impacted due to the effects of the COVID-19 outbreak.

Key Components of Results of Operations

Revenue

We currently generate our revenue through subscription sales to access our Quantum Computing as a Service (“QCaaS”) cloud platform; professional services that includes problem evaluation, proof of concept, and pilot applications; training on our quantum computing systems and other revenue derived from the sale of printed circuit boards. QCaaS revenue is recognized on a ratable basis over the contract term, which generally ranges from one month to two years. Professional services revenue is recognized based on the terms of the contract, or based upon the ratio that incurred costs bear to total estimated contract costs. Other revenue is not material and is recognized upon completion. Our contracts with our customers do not, at any time, provide the customer with the right to take possession of the software that runs our cloud platform.

We expect our cloud based recurring QCaaS revenue to increase over time as a function of the increasing number of applications driven by professional services engagements with our customers, as well as by customers that choose to access our Leap cloud service without utilizing our professional services organization.

We expect that there will be a marginal decrease in our cloud based recurring QCaaS revenue as a percentage of total revenue in 2022 when compared to 2021 due to the scaling up of our professional services revenue. In subsequent periods, we expect that the QCaaS revenue as a percentage of total revenue will increase from year to year.

Cost of Revenue

Our cost of revenue consists primarily of all direct and indirect expenses related to providing our QCaaS offering and delivering our professional services, including personnel-related expenses and costs associated with maintaining the cloud platform on which the QCaaS resides. Cost of revenue also includes depreciation and amortization related to our quantum computing systems and related software.

We expect our total cost of revenue to increase in absolute dollars in future periods, corresponding to our anticipated growth in revenue and employee headcount to support our customers and to maintain the QCaaS cloud offering, manufacturing, operations and field service team.

Operating Expenses

Our operating expenses consist of research and development, general and administrative and sales and marketing expenses.

Research and Development

Research and development expenses consist primarily of personnel-related expenses, including salaries, benefits and stock-based compensation for personnel, fabrication costs, lab supplies, and cloud computing resources and allocated facility costs for our research and development functions. Unlike a standard computer, design and development efforts continue throughout the useful life of our quantum computing systems to ensure proper calibration and optimal functionality. Research and development expenses also include purchased hardware components, fabrication and software costs related to quantum computing systems constructed for research purposes that do not have a high probability of providing future economic benefits, and have no alternate future use. We currently do not capitalize any research and development expenditures.

We expect our research and development expenses will increase on an absolute dollar basis for the foreseeable future as we continue to invest in research and development efforts to enhance the functionality of our QCaaS cloud platform, and improve the reliability, availability and scalability of our cloud platform. In addition, research and development costs could increase in absolute dollars if we do not receive government grants and research incentives, which have historically offset a portion of these costs.

General and Administrative

General and administrative expenses consist primarily of personnel-related expenses, including salaries, benefits and stock-based compensation for personnel and outside professional services expenses including legal, audit and accounting services, insurance, other administrative expenses and allocated facility costs for our administrative functions.

We expect our operating expenses to increase in absolute dollars for the foreseeable future as a result of operating as a public company. In particular, we expect our legal, accounting, tax, personnel-related expenses and directors’ and officers’ insurance costs reported within general and administrative expense to increase as we establish more comprehensive compliance and governance functions, increased IT security and compliance, expanded internal controls over financial reporting in accordance with the Sarbanes-Oxley Act and prepare and distribute periodic reports as required by the rules and regulations of the U.S. Securities and Exchange Commission. As a result, our historical results of operations may not be indicative of our results of operations in future periods.

Sales and marketing

Sales and marketing expenses consist primarily of personnel-related expenses, including salaries, benefits and stock-based compensation for personnel, direct advertising, marketing and promotional material costs, sales commission expense, consulting fees and allocated facility costs for our sales and marketing functions. We intend to continue to make significant investments in our sales and marketing organization to drive additional revenue, expand our global customer base, and broaden our brand awareness. We expect our sales and marketing expenses to continue to increase in absolute dollars for the foreseeable future.

Other income (expense), net

Our other income (expense), net is primarily comprised of government assistance, gain on settlement of warranty, gain on debt extinguishment, interest income, net and other miscellaneous income and expense unrelated to our core operations.

Results of Operations

The following table sets forth our results of operations for the periods indicated:

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Revenue	$1,371	$1,137	$3,083	$2,546
Cost of revenue	586	448	1,169	746

Total gross profit	785	689	1,914	1,800
Operating expenses:
Research and development	7,072	6,291	13,599	12,775
General and administrative	3,959	2,508	7,606	5,030
Sales and marketing	1,739	1,226	3,339	2,296

Total operating expenses	12,770	10,025	24,544	20,101

Loss from operations	(11,985)	(9,336)	(22,630)	(18,301)
Other income (expense):
Interest expense	(1,746)	(207)	(2,538)	(385)
Government assistance	—	4,586	—	4,586
Other income (expense), net	533	289	353	604

Total other income (expense), net	(1,213)	4,668	(2,185)	4,805

Net loss	$(13,198)	$(4,668)	$(24,815)	$(13,496)

Foreign currency translation adjustment, net of tax	32	(38)	(38)	11

Net comprehensive loss	$(13,166)	$(4,706)	$(24,853)	$(13,485)

Comparison of the Three Months Ended June 30, 2022 and 2021

Revenue

Revenue increased $234,000, or 21%, to $1.4 million for the three months ended June 30, 2022 as compared to $1.1 million for the three months ended June 30, 2021. The increase in revenue was driven by an increase in QCaaS revenue of $215,000.

Cost of Revenue

Cost of revenue increased $138,000, or 31%, to $586,000 for the three months ended June 30, 2022 as compared to $448,000 for the three months ended June 30, 2021. The increase in cost of revenue was driven primarily by:

•	An increase in personnel-related costs of $131,000 associated with the growth of our QCaaS revenue during the three months ended June 30, 2022;

•	A decrease in software related costs of $93,000 due to design and implementation changes;

•	An increase of $52,000 related to maintenance and repair of customer systems; and

•	An increase of $46,000 related to the increase of depreciation of customer systems, and travel.

Operating Expenses

Research and Development Expenses

	Three Months Ended June 30,		Change
	2022	2021	Amount	%
Research and development	$7,072	$6,291	$781	12%

Research and development expenses increased by $781,000, or 12% to $7.1 million for the three months ended June 30, 2022 compared to $6.3 million for the three months ended June 30, 2021. The increase in research and development was primarily driven by:

•	An increase in personnel-related costs of $337,000 due to an increase in headcount and which included an increase of $60,000 of stock based-compensation;

•

An increase of $280,000 associated with the increase in fabrication activities necessary for various research and development as we continue to develop new products and enhance existing products, services and technologies; and

•

An increase of $172,000 associated to the increase in computing resources, R&D supplies and the associated freight and custom fees to support the continued development for various research and development activities.

We expect our research and development expenses to increase in absolute dollars as we continue to develop new products and enhance existing products, services, and technologies.

General and Administrative Expenses

	Three Months Ended June 30,		Change
	2022	2021	Amount	%
General and administrative	$3,959	$2,508	$1,451	58%

General and administrative expenses increased $1.5 million, or 58%, to $4.0 million for the three months ended June 30, 2022 as compared to $2.5 million for the three months ended June 30, 2021. The increase was driven primarily by:

•	An increase of $1.0 million in personnel-related expenses due to an increase in headcount and which included an increase of $567,000 in stock-based compensation;

•	An increase of $288,000 in professional services from legal and accounting consultants; and

•	An increase of $112,000 in other expenses.

We expect our general and administrative expenses to increase in absolute dollars as a result of operating as a public company, including expenses related to compliance with the rules and regulations of the SEC and the NYSE, additional insurance costs, investor relations activities, and other administrative and professional services.

Sales and Marketing Expenses

	Three Months Ended June 30,		Change
	2022	2021	Amount	%
Sales and marketing	$1,739	$1,226	$513	42%

Sales and marketing expenses increased $513,000, or 42%, to $1.7 million for the three months ended June 30, 2022 as compared to $1.2 million for the three months ended June 30, 2021. The increase was primarily due to:

•	An increase of $301,000 in personnel-related costs due to an increase in headcount and which included an increase of $20,000 in stock-based compensation;

•	An increase of $187,000 in public relations, conferences and promotion expenses; and

•	An increase of $25,000 in other expenses.

We expect our sales and marketing expenses to increase in absolute dollars as we hire additional sales and marketing personnel, expand our sales professional support, and market our QCaaS cloud service offerings to further penetrate the United States and international markets.

Other Income (Expense), net

Interest Expense

	Three Months Ended June 30		Change
	2022	2021	Amount	%
Interest expense	$(1,746)	$(207)	$(1,539)	743%

Interest expense increased $1.5 million or 743%, to $1.7 million for the three months ended June 30, 2022 as compared to $207,000 for the three months ended June 30, 2021. The increase was primarily due to a higher debt balance in the current period compared to the prior period due to a $15.0 million Venture Loan that became effective on March 3, 2022 and was increased by an additional $5.0 million on June 21, 2022, final payment fee for the Venture Loan of $583,000 as well as an increase in our government loan.

Other income (expense), net

	Three Months Ended June 30		Change
	2022	2021	Amount	%
Other income (expense), net	$533	$289	$244	84%

Other income (expense), increased $244,000 or 84%, to $533,000 for the three months ended June 30, 2022 as compared to $289,000 for the three months ended June 30, 2021. The decrease was largely driven by the net impact of foreign exchange gains and losses that totaled $562,000.

Government assistance

	Three Months Ended June 30		Change
	2022	2021	Amount	%
Government assistance	$—	$4,586	$(4,586)	(100)%

Government assistance decreased by $4.6 million for the three months ended June 30, 2022 when compared to the three months ended June 30, 2021. The decrease was driven by the timing of the deemed interest benefit resulting from the SIF loan, which was recognized in years 2020 and 2021. See Note 3 included in the notes to our unaudited condensed consolidated financial statements for the three and six month periods ended June 30, 2022 included elsewhere in this Report for details regarding the government assistance programs.

Comparison of the Six Months Ended June 30, 2022 and 2021

Revenue

Revenue increased $537,000, or 21%, to $3.1 million for the six months ended June 30, 2022 as compared to $2.5 million for the six months ended June 30, 2021. The increase in revenue was primarily driven by an increase in QCaaS revenue of $477,000.

Cost of Revenue

Cost of revenue increased $423,000, or 57%, to $1,169,000 for the six months ended June 30, 2022 as compared to $746,000 for the six months ended June 30, 2021. The increase in cost of revenue was primarily driven by:

•	An increase in personnel-related costs of $290,000 associated with the growth of our QCaaS revenue during the six months ended June 30, 2022;

•	An increase of $118,000 related to software costs;

•	An increase of $67,000 related to the increase of depreciation of customer systems; and

•	An increase of $66,000 related to the related to maintenance and repair of customer systems.

Operating Expenses

Research and Development Expenses

	Six Months ended - June 30th		Change
	2022	2021	Amount	%
Research and development	$13,599	$12,775	$824	6%

Research and development expenses increased by $824,000, or 6% to $13.6 million for the six months ended June 30, 2022 compared to $12.8 million for the six months ended June 30, 2021. The increase in research and development expenses was primarily driven by:

•	An increase in personnel-related costs of $802,000 included an increase of $123,000 in stock based-compensation, and higher salaries due to an increase in headcount;

•	An increase of $155,000 in fabrication costs; and

•	The increases above are partially offset by a decrease of $133,000 in supplies and analytical costs.

We expect our research and development expenses to increase in absolute dollars as we continue to develop new products and enhance existing products, services, and technologies.

General and Administrative Expenses

	Six Months Ended June 30,		Change
	2022	2021	Amount	%
General and administrative	$7,606	$5,030	$2,576	51%

•

General and administrative expenses increased $2.6 million, or 51%, to $7.6 million for the six months ended June 30, 2022 as compared to $5.0 million for the six months ended June 30, 2021. The increase was primarily driven by:

•	An increase of $1.7 million in personnel-related expenses which included an increase of $1.1 million in stock-based compensation, and higher salaries due to an increase in headcount;

•	An increase of $512,000 in professional services from legal and accounting consultants;

•	An increase of $200,000 related to increase from software licensing; and

•	An increase of $188,000 in other expenses.

We expect our general and administrative expenses to increase in absolute dollars as a result of operating as a public company, including expenses related to compliance with the rules and regulations of the SEC and the NYSE, additional insurance costs, investor relations activities, and other administrative and professional services.

Sales and Marketing Expenses

	Six Months Ended June 30,		Change
	2022	2021	Amount	%
Sales and marketing	$3,339	$2,296	$1,043	45%

Sales and marketing expenses increased $1.0 million or 45%, to $3.3 million for the six months ended June 30, 2022 as compared to $2.3 million for the six months ended June 30, 2021. The increase was primarily due to:

•	An increase of $721,000 in personnel-related costs which included an increase of $51,000 in stock-based compensation, and higher salaries due to an increase in headcount; and

•	An increase of $298,000 in public relations, conferences and promotion expenses.

We expect our sales and marketing expenses to increase in absolute dollars as we hire additional sales and marketing personnel, expand our sales professional support, and market our QCaaS cloud service offerings to further penetrate the United States and international markets.

Other Income (Expense), net

Interest Expense

	Six Months Ended June 30		Change
	2022	2021	Amount	%
Interest expense	$(2,538)	$(385)	$(2,153)	559%

Interest expense increased $2.2 million or 559%, to $2.5 million for the six months ended June 30, 2022 as compared to $385,000 for the six months ended June 30, 2021. The increase was primarily due to our higher debt balance in the current period compared to the prior period due to a $15.0 million Venture Loan that was closed on March 3, 2022 and was increased by $5.0 million on June 30, 2022, final payment fee on the Venture Loan of $583,000 as well as an increase in our government loan.

Other income (expense), net

	Six Months Ended June 30		Change
	2022	2021	Amount	%
Other income (expense), net	$353	$604	$(251)	(42)%

Other income (expense), net decreased $251,000 or 42%, to $353,000 for the six months ended June 30, 2022 as compared to $604,000 for the six months ended June 30, 2021. The decrease was largely driven by the net impact of foreign exchange gains and losses.

Government assistance

	Six Months Ended June 30		Change
	2022	2021	Amount	%
Government assistance	$—	$4,586	$(4,586)	(100)%

Government assistance decreased $4.6 million to nil for the six months ended June 30, 2022 as compared to $4.6 million for the six months ended June 30, 2021. The decrease was driven by the timing of the deemed interest benefit resulting from the SIF loan, which was recognized in years ended December 31, 2020 and 2021. See Note 3 included in the notes to our unaudited condensed consolidated financial statements for the six month period ended June 30, 2022 included elsewhere in this Report for details regarding the government assistance programs.

Liquidity and Capital Resources

We have incurred net losses since inception and experienced negative cash flows from operations. To date, our primary sources of capital have been through private placements of convertible preferred shares, revenue from the sale of our products and services, government assistance and the venture loan. During the six months ended June 30, 2022 and 2021, we incurred net losses of $24.8 million and $13.5 million, respectively. We expect to incur additional losses and higher operating expenses for the foreseeable future as we continue to invest in research and development and go-to-market programs. We have determined that additional financing will be required to fund our operations for the next 12 months and our ability to continue as a going concern is dependent upon obtaining additional capital and financing, including through the consummation of the Transaction. If D-Wave is unable to obtain additional financing, operations may be scaled back or discontinued. These conditions give rise to material uncertainties that may cast substantial doubt on the ability of D-Wave to continue as a going concern.

Our primary uses of cash are to fund our operations as we continue to grow our business. We will require a significant amount of cash for expenditures as we invest in ongoing research and development and business operations. Until such time as we can generate significant revenue from sales of our QCaaS offering and our professional services, we expect to finance our cash needs through public and/or private equity and/or debt financings or other capital sources, including strategic partnerships. However, we may be unable to raise additional funds or enter into such other arrangements, when needed, on favorable terms or at all. To the extent that we raise additional capital through the sale of equity or convertible debt securities, the ownership interest of our stockholders will be, or could be, diluted, and the terms of these securities may include liquidation or other preferences that adversely affect the rights of our common shareholders. Debt financing and equity financing, if available, may involve agreements that include covenants limiting or restricting our ability to take specific actions, such as incurring additional debt, making capital expenditures or declaring dividends. If we are unable to raise additional funds through equity or debt financings when needed, we may be required to delay, limit, or substantially reduce our quantum computing development and go-to-market efforts.

We continue to assess the effect of the COVID-19 pandemic and the Russia/Ukraine crisis on our operations. The extent to which the COVID-19 pandemic will impact our business and operations will depend on future developments that are highly uncertain and cannot be predicted with confidence, such as the continuing spread of the infection, new and emerging variants of the virus, the duration of the pandemic, and the effectiveness of actions taken in the U.S. and other countries to contain and treat the disease. The extent to which the Russia/Ukraine crisis will impact our business and operations will also depend on future developments that are highly uncertain and cannot be predicted with confidence, including restrictive actions that may be taken by the U.S. and/or other countries, such as sanctions or export controls, and the duration of the conflict.

Our future capital requirements and the adequacy of available funds will depend on many factors, including those set forth in the section titled “Risk Factors—Risks Related to D-Wave’s Business and Industry” in the Proxy Statement/Prospectus. Our management believes that the funds available under the ELOC would be sufficient to fund our operations for at least 18 months, subject to the terms and conditions of the agreement.

Venture Loan and Security Agreement

On March 3, 2022, we entered into the Venture Loan Agreement, by and between the Borrowers, as defined in the agreement, and PSPIB, as the lender. Under the Venture Loan Agreement, term loans in an aggregate principal amount of $25.0 million were made available to the Borrowers in three tranches, subject to certain terms and conditions.

The first tranche in an aggregate principal amount of $15.0 million was advanced on March 3, 2022. The second tranche in an aggregate principal amount of $5.0 million was advanced to D-Wave on June 30, 2022.

The term loans under the Venture Loan Agreement bear interest at a rate equal to the greater of either (i) the Prime Rate (as reported in The Wall Street Journal) plus 7.25%, and (ii) 10.5%. Interest on the outstanding advances is payable monthly, on the first business day of each calendar month through the Maturity Date.

Final payment fee is 5.0% of the aggregate amount of the term loans made under the Venture Loan Agreement on the earliest of (i) the Maturity Date; (ii) the date that we prepay all of the outstanding aggregate principal amount in full, or (iii) the date the loan payments are accelerated due to an event of default (as defined in the Venture Loan Agreement). In connection with any prepayment of less than all of the outstanding principal balance of the loans, we agreed to pay PSPIB an amount equal to five percent of the principal balance of the loans being prepaid.

The Venture Loan Agreement is secured by a first-priority security interest in substantially all of the Borrower’s assets and contains certain operational covenants. The Borrowers remained in compliance with all covenants under the Venture Loan Agreement for the term of the Venture Loan Agreement. The full text of the Venture Loan Agreement is filed as an exhibit to this Report, and such description is qualified in its entirety by the full text of such exhibit.

On August 5, 2022, the Company repaid the Venture Loan including accrued interest totaling $20.8 million. In addition to the $20.8 million, the Company paid a $1.0 million final payment fee to PSPIB.

Cash Flows

The following table sets forth our cash flows for the period indicated:

	Six Months Ended June 30,
	2022	2021
Net cash (used in) provided by:
Operating activities	$(21,499)	$(20,268)
Investing activities	(218)	(1,265)
Financing activities	22,765	13,127
Effect of exchange rate changes on cash and cash equivalent	(65)	262

Net (decrease) increase in cash and cash equivalent	$983	$(8,144)

Cash Flows Used in Operating Activities

Our cash flows from operating activities are significantly affected by the growth of our business, and are primarily related to research and development, sales and marketing and general and administrative activities. Our operating cash flows are also affected by our working capital needs to support growth in personnel-related expenditures and fluctuations in accounts payable, accounts receivable and other current assets and liabilities.

Net cash used in operating activities during the six months ended June 30, 2022 was $21.5 million, resulting primarily from a net loss of $24.8 million, adjusted for non-cash charges of $1.2 million in depreciation and amortization, including amortization of operating right of use assets, $1.6 million in stock-based compensation, $2.4 million of other non-cash charges, and $1.9 million in working capital adjustments.

Net cash used in operating activities during the six months ended June 30, 2021 was $20.3 million, resulting primarily from a net loss of $13.5 million, adjusted for non-cash charges of $1.2 million in depreciation and amortization including amortization of operating right of use assets, $0.3 million in stock-based compensation, $0.6 million of other non-cash charges and $9.0 million in working capital adjustments.

Cash Flows Used in Investing Activities

Net cash used in investing activities during the six months ended June 30, 2022 was $0.2 million, representing additions of $0.2 million in property and equipment primarily related to the development and upgrade of our quantum computing systems.

Net cash used in investing activities during the six months ended June 30, 2021 was $1.3 million representing additions of $1.1 in property and equipment and $0.2 million in software primarily related to the development of our quantum computing systems.

Cash Flows Provided by Financing activities

Net cash provided by financing activities during the six months ended June 30, 2022 was $22.8 million, primarily reflecting proceeds received from the Venture Loan entered into signed on March 3, 2022 for $19.9 million, net proceeds received from government programs (SIF) for $2.7 million and proceeds received from issuance of common stock upon exercise of stock options for $0.1 million.

Net cash provided by financing activities during the six months ended June 30, 2021 was $13.1 million, primarily reflecting net proceeds received from government programs (SIF).

Contractual Obligations and Commitments

The following table summarizes our non-cancellable contractual obligations and other commitments as of December 31, 2021 and the effects that such obligations are expected to have on our liquidity and cash flow for future periods (in thousands):

	Payments due by period (2)
	Total	Less than 1 year	1 - 3 year	4 - 5 year	More than 5 years
Lease commitment (1)	$16,356	$1,687	$2,563	$2,458	$9,648

Total	$16,356	$1,687	$2,563	$2,458	$9,648

(1)	Includes operating lease liabilities for certain of our offices and facilities.
(2)	Excludes the Venture Loan Agreement entered into on March 3, 2022 by and between the Borrowers, and PSPIB, as the lender.

The commitment amounts in the table above are associated with contracts that are enforceable and legally binding and that specify all significant terms, including fixed or minimum services to be used, fixed, minimum or variable price provisions, and the approximate timing of the actions under the contracts. The table does not include obligations under agreements that we can cancel without a significant penalty.

Item 3. Quantitative and Qualitative Disclosures About Market Risk

We are exposed to market risk in the ordinary course of our business. Market risk represents the risk of loss that may impact our financial position due to adverse changes in financial market prices and rates. Our market risk exposure is primarily the result of fluctuations in foreign currency exchange rates. As of June 30, 2022, we have not, to date, been exposed to material risks given our early stage of operations. We have not engaged in any hedging activities since our inception.

Credit risk

Financial instruments which potentially subject us to concentrations of credit risk consist principally of cash and cash equivalents and accounts receivable. We maintain cash and cash equivalents with major and reputable financial institutions. Deposits held with the financial institutions may exceed the amount of insurance provided by the Canadian Deposit Insurance Corporation on such deposits but may be redeemed upon demand. We perform periodic evaluations of the relative credit standing of the financial institutions. With respect to accounts receivable, we monitor the credit quality of our customers as well as maintain an allowance for doubtful accounts for estimated losses resulting from the inability of customers to make required payments.

Concentration risk

Agreements which potentially subject the Company to concentration risk consist principally of three customer agreements for the three month and six month periods ended June 30, 2022, respectively. During the three month period ended June 30, 2022, the Company earned 17%, 14% and 11% of its total revenue from three customers. During the three month period ended June 30, 2021, the Company earned 18%, 13% and 11% of its total revenue from three customers. During the six month period ended June 30, 2022, the Company earned 15%, 14% and 10% of its total revenue from three customers. During the six month period ended June 30, 2021, the Company earned 20%, 12% and 10% of its total revenue from three customers.

Interest rate risk

We are not currently exposed to significant market risk related to changes in interest rates. As of June 30, 2022, the Company did not have any cash equivalents nor short-term money market funds.

Foreign currency risk

We are not currently exposed to significant market risk related to changes in foreign currency exchange rates. Our operations may be subject to fluctuations in foreign currency exchange rates in the future. Our customers are primarily located in the United States, Japan, Germany and Canada; therefore, foreign exchange risk exposures arise from transactions denominated in currencies other than our functional and reporting currency (United States dollars). To date, a majority of our sales have been denominated in United States dollars and a significant portion of our operating expenses are denominated in Canadian dollars. We also purchase certain of our key manufacturing inputs in Euros. As we expand our presence in international markets, our results of operations and cash flows may increasingly be subject to fluctuations due to changes in foreign currency exchange rates and may be adversely affected in the future due to changes in foreign exchange rates. To date, we have not entered into any hedging arrangements to minimize the impact of these fluctuations in the exchange rates. We will periodically reassess our approach to manage our risk relating to fluctuations in currency rates.

We do not believe that foreign currency risk had a material effect on our business, financial condition, or results of operations during the periods presented.

Inflation risk

Inflation generally affects us by increasing our cost of labor and purchase of materials. We do not believe that inflation had a significant impact on our results of operations for any periods presented in our consolidated financial statements. Nonetheless, if our costs were to become subject to significant inflationary pressures, we may not be able to fully offset such higher costs, and our inability or failure to do so could harm our business, financial condition and results of operations.

Concentration of credit risk

We deposit our cash with financial institutions, and, at times, such balances may exceed federally insured limits. Management believes the financial institutions that hold our cash and cash equivalents are financially sound and, accordingly, minimal credit risk exists with respect to cash and cash equivalents.

Item 4. Controls and Procedures

Limitations on Effectiveness of Controls and Procedures

In designing and evaluating our disclosure controls and procedures, as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act, management recognizes that any controls and procedures, no matter how well designed and operated, can provide only reasonable assurance of achieving the desired control objectives.

Evaluation of Disclosure Controls and Procedures

As required by the Exchange Act, our Chief Executive Officer and Chief Financial Officer carried out an evaluation of the effectiveness of the design and operation of our disclosure controls and procedures as of June 30, 2022. Based upon their evaluation, our Chief Executive Officer and Chief Financial Officer concluded that, due to a material weakness in our internal control over financial reporting as described below, our disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act) were not effective as of the end of the period covered by this Report.

In connection with the preparation and audit of financial statements of D-Wave Systems Inc. as of and for the fiscal years ended December 31, 2021 and 2020, a material weakness was identified in D-Wave’s internal control over financial reporting. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected on a timely basis. Specifically, a material weakness was identified in D-Wave’s control environment related to D-Wave’s financial statement close process: we lacked sufficient accounting and financial reporting personnel with requisite knowledge and experience in the application of complex areas of GAAP and SEC rules to facilitate accurate and timely financial reporting and we lacked adequate accounting personnel to perform sufficient review over certain areas including non-routine revenue transactions, equity and government assistance, which resulted in a number of material year end audit adjustments made prior to the issuance of the financial statements of D-Wave for the years ended December 31, 2021 and December 31, 2020.

We are implementing measures designed to improve our internal control over financial reporting to remediate this material weakness including adding additional qualified accounting personnel with experience with complex GAAP and SEC rules, engaging consultants to assist with the financial statement close process, and segregating duties among accounting personnel to enable adequate review controls. The primary costs associated with such measures are corresponding recruiting and additional salary and consulting costs, which are difficult to estimate at this time but which may be significant. These additional resources and procedures are intended to enable us to broaden the scope and quality of our internal review of underlying information related to financial reporting and to formalize and enhance our internal control procedures.

The material weakness will not be considered remediated until our remediation plan has been fully implemented, the applicable controls operate for a sufficient period of time, and we have concluded, through testing, that the newly implemented and enhanced controls are operating effectively. We will continue to test such controls over time and will make any further changes management determines appropriate.

Changes in Internal Control Over Financial Reporting

Other than the remediation work to address the material weakness described above, which includes adding additional qualified accounting personnel with experience with complex GAAP and SEC rules engaging consultants to assist with the financial statement close process, and segregating duties among accounting personnel to enable adequate review controls, there has been no change in our internal control over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act), during the three months ended June 30, 2022 that has materially affected, or is reasonably likely to materially affect, our internal control over financial reporting.

Part II - Other Information

Item 1. Legal Proceedings

To the knowledge of our management, there is no litigation currently pending or contemplated against us, any of our officers or directors in their capacity as such or against any of our property.

From time to time, we may become involved in legal proceedings relating to claims arising from the ordinary course of business. Our management believes that there are currently no claims or actions pending against us, the ultimate disposition of which could have a material adverse effect on our results of operations, financial condition or cash flows.

Item 1A. Risk Factors

Factors that could cause our actual results to differ materially from those results in this report are any of the risks described in the Proxy Statement/Prospectus. Any of these factors could result in a significant or material adverse effect on our results of operations or financial condition. Additional risk factors not presently known to us or that we currently deem immaterial may also impair our business or results of operations. As of the date of this report, there have been no material changes to the risk factors applicable to D-Wave and its business previously disclosed in the Proxy Statement/Prospectus. We may, however, disclose changes to such factors or disclose additional factors from time to time in our future filings with the SEC.

Item 2. Unregistered Sales of Equity Securities and Use of Proceeds

The information required by Item 2 is contained in our Current Report on Form 8-K filed with the SEC on August 10, 2022.

Item 3. Defaults Upon Senior Securities

None.

Item 4. Mine Safety Disclosures

Not applicable.

Item 5. Other Information

The Company today announced that, after 4 years at D-Wave, Jennifer Houston, Chief Marketing Officer, will be leaving the Company as of September 9, 2022. The Company thanks Jennifer for her impact, years of service and wishes her well.

Item 6. Exhibits

The documents listed below are incorporated by reference or are filed with this Quarterly Report on Form 10-Q, in each case as indicated therein (numbered in accordance pursuant to Item 601 of Regulation S-K).

Exhibit No.	Description	Incorporated by Reference Exhibits
		Filer	Form	Exhibit	Filing Date

2.1	Transaction Agreement, dated February 7, 2022, by and among DPCM Capital, Inc., D-Wave Quantum Inc., DWSI Holdings Inc., DWSI Canada Holdings ULC, D-Wave Quantum Technologies Inc. and D-Wave Systems Inc.	D-Wave Quantum Inc.	S-4	2.1	March 15, 2022

2.2	Amendment to Transaction Agreement, dated June 16, 2022, by and among DPCM Capital, Inc., D-Wave Quantum Inc., DWSI Holdings Inc., DWSI Canada Holdings ULC, D-Wave Quantum Technologies Inc. and D-Wave Systems Inc.	D-Wave Quantum Inc.	S-4/A	2.2	June 23, 2022

3.1.	Amended and Restated Certificate of Incorporation of D-Wave Quantum Inc.	D-Wave Quantum Inc.	S-4	3.4	March 15, 2022

3.2	Amended and Restated Bylaws of D-Wave Quantum Inc.	D-Wave Quantum Inc.	S-4	3.5	March 15, 2022

3.3	Certificate of Designations of Special Voting Preferred Stock of D-Wave Quantum Inc.	D-Wave Quantum Inc.	S-4/A	3.6	May 27, 2022

4.1	Specimen Common Stock Certificate of D-Wave Quantum Inc.	D-Wave Quantum Inc.	S-4/A	4.1	May 27, 2022

4.2	Warrant Agreement, dated October 20, 2020, between Continental Stock Transfer & Trust Company and DPCM Capital, Inc.	DPCM Capital, Inc.	8-K	4.1	October 26, 2020

4.3	Assignment, Assumption and Amendment Agreement, dated August 5, 2022, among DPCM Capital, Inc., D-Wave Quantum Inc., Continental Stock Transfer & Trust Company, Computershare Inc., and Computershare Trust Company, N.A.	D-Wave Quantum Inc.	8-K	4.3	August 10, 2022

4.4	Exchangeable Share Provisions.	D-Wave Quantum Inc.	S-4/A	4.7	May 27, 2022

4.5	Specimen Warrant Certificate of D-Wave Quantum Inc. (included in Exhibit 4.3).	D-Wave Quantum Inc.	8-K	4.5	August 10, 2022

10.1	Plan of Arrangement.	DPCM Capital, Inc.	8-K	10.1	February 11, 2022

10.2	Registration Rights and Lock-Up Agreement.	D-Wave Quantum Inc.	8-K	10.2	August 10, 2022

10.3	Form of PIPE Subscription Agreement	DPCM Capital, Inc.	8-K	10.5	February 11, 2022

10.4	Exchangeable Share Support Agreement.	D-Wave Quantum Inc.	8-K	10.4	August 10, 2022

10.5	Voting and Exchange Trust Agreement.	D-Wave Quantum Inc.	8-K	10.5	August 10, 2022

10.6	Form of Transaction Support Agreement	DPCM Capital, Inc.	8-K	10.2	February 11, 2022

10.7†	Agreement, dated as of September 22, 2005, between Her Majesty the Queen in Right of Canada as represented by the Minister of Industry and D-Wave Systems Inc., as amended.	D-Wave Quantum Inc.	S-4	10.16	March 15, 2022

10.8	Contribution Agreement, dated as of July 10, 2018, between Canada Foundation for Sustainable Development Technology and D-Wave Systems Inc.	D-Wave Quantum Inc.	S-4	10.17	March 15, 2022

10.9†	Amendment No. 1 to Contribution Agreement, dated as of May 25, 2020, between Canada Foundation for Sustainable Development Technology and D-Wave Systems Inc.	D-Wave Quantum Inc.	S-4/A	10.18	May 27, 2022

10.10†	Agreement, dated as of November 20, 2020, among D-Wave Systems Inc., DWSI Holdings Inc., each as recipients, and Her Majesty the Queen in Right of Canada as represented by the Minister of Industry.	D-Wave Quantum Inc.	S-4/A	10.19	May 27, 2022

10.11	Amendment Agreement No. 1 to Agreement, dated as of August 24, 2021, between D-Wave Systems Inc., (resulting from the amalgamation of D-Wave Systems Inc. with its parent company DWSI Holdings Inc.) and Her Majesty the Queen in Right of Canada as represented by the Minister of Industry.	D-Wave Quantum Inc.	S-4	10.20	March 15, 2022

10.12	Triple Net Lease, dated as of January 15, 2013, between Embarcadero Joint Venture and D-Wave Systems Inc.	D-Wave Quantum Inc.	S-4	10.21	March 15, 2022

10.13	First Amendment to Lease, dated as of January 29, 2018, between Embarcadero Joint Venture and D-Wave Commercial Inc.	D-Wave Quantum Inc.	S-4	10.22	March 15, 2022

10.14	Lease Agreement, dated as of July 25, 2012, among 0727219 Ltd., PCI Beta Holdings Inc. and D-Wave Systems Inc.	D-Wave Quantum Inc.	S-4	10.23	March 15, 2022

10.15	Amendment of Lease, dated as of October 11, 2012, among 0727219 Ltd., PCI Canada Way Limited Partnership and D-Wave Systems Inc.	D-Wave Quantum Inc.	S-4	10.24	March 15, 2022

10.16	Lease Extension and Modification Agreement, dated as of November 8, 2021, between Redstone Enterprises Ltd. and D-Wave Systems Inc.	D-Wave Quantum Inc.	S-4	10.25	March 15, 2022

10.17†	Lease Agreement, dated as of December 15, 2017, between 0937847 B.C. Ltd. and Omni Circuit Boards Ltd.	D-Wave Quantum Inc.	S-4	10.26	March 15, 2022

10.18†	Agreement for Pilot Line Operation, dated as of July 31, 2006, by and between Cypress Semiconductor Corporation and D-Wave Systems Inc., as amended.	D-Wave Quantum Inc.	S-4	10.27	March 15, 2022

10.19†	Agreement for Semiconductor Line Operation, dated as of December 23, 2012, by and between Cypress Semiconductor Corporation and D-Wave Systems Inc., as amended.	D-Wave Quantum Inc.	S-4	10.28	March 15, 2022

10.20#†	Full-Time Amended and Restated Employment Agreement, dated as of January 1, 2020, between D-Wave Commercial Inc. and Alan Baratz.	D-Wave Quantum Inc.	S-4	10.29	March 15, 2022

10.21#†	Form of DWSI Holdings Inc. 2020 Equity Incentive Plan Award Agreement – Option between Alan Baratz and DWSI Holdings Inc.	D-Wave Quantum Inc.	S-4	10.30	March 15, 2022

10.22#†	Full-time Employment Agreement dated as of August 20, 2021, between D-Wave Commercial Inc. and John Markovich.	D-Wave Quantum Inc.	S-4	10.31	March 15, 2022

10.23#†	Form of D-Wave Systems Inc. 2020 Equity Incentive Plan Award Agreement – Option between John Markovich and D-Wave Systems Inc.	D-Wave Quantum Inc.	S-4	10.32	March 15, 2022

10.24#†	Full-time Employment Agreement, dated as of May 31, 2018, between D-Wave Commercial Inc. and Jennifer Studer Houston.	D-Wave Quantum Inc.	S-4	10.33	March 15, 2022

10.25#†	Form of D-Wave Systems Inc. 2020 Equity Incentive Plan Award Agreement – Option between Jennifer Houston and D-Wave Systems Inc.	D-Wave Quantum Inc.	S-4	10.34	March 15, 2022

10.26#	DWSI Holdings Inc. 2020 Equity Incentive Plan.	D-Wave Quantum Inc.	S-4	10.35	March 15, 2022

10.27	Form of Indemnification Agreement of D-Wave Quantum Inc.	D-Wave Quantum Inc.	S-4/A	10.36	May 27, 2022

10.28#	2022 Equity Incentive Plan.	D-Wave Quantum Inc.	8-K	10.29	August 10, 2022

10.29#	2022 Employee Stock Purchase Plan.	D-Wave Quantum Inc.	8-K	10.30	August 10, 2022

10.30	Venture Loan and Security Agreement, dated as of March 3, 2022, between D-Wave, D-Wave US Inc., D-Wave Government Inc., D-Wave Commercial Inc., D-Wave International Inc., D-Wave Quantum Solutions Inc. and Omni Circuit Boards Ltd., as Borrower, and PSPIB Unitas Investments II Inc., as Lender.	D-Wave Quantum Inc.	S-4/A	10.39	March 15, 2022

10.31	DWSI Holdings Inc. Warrant Certificate for Purchase of Preferred Shares dated as of November 24, 2020 held by Amazon.com NV Investment Holdings LLC.	D-Wave Quantum Inc.	S-4/A	10.40	March 15, 2022

10.32	Form of Performance Guarantee of D-Wave Quantum Inc. to Her Majesty the Queen in Right of Canada as represented by the Minister of Industry.	D-Wave Quantum Inc.	S-4/A	10.41	May 27, 2022

10.33	Purchase Agreement, dated as of June 16, 2022, among D-Wave Quantum Inc., D-Wave Systems Inc., DPCM Capital, Inc. and Lincoln Park Fund, LLC.	D-Wave Quantum Inc.	S-4/A	10.43	June 23, 2022

10.34	Registration Rights Agreement, dated as of June 16, 2022, among D-Wave Quantum Inc., D-Wave Systems Inc., DPCM Capital, Inc. and Lincoln Park Fund, LLC.	D-Wave Quantum Inc.	S-4/A	10.44	June 23, 2022

10.35	Side Letter Agreement, dated as of August 5, 2022, among D-Wave Quantum Inc. and Public Sector Pension Investment Board.	D-Wave Quantum Inc.	8-K	10.36	August 10, 2022

101.INS *	Inline XBRL Instance Document

101.SCH *	Inline XBRL Taxonomy Schema Document

101.CAL *	Inline XBRL Taxonomy Calculation Linkbase Document

101.DEF *	Inline XBRL Taxonomy Definition Linkbase Document

101.LAB *	Inline XBRL Taxonomy Label Linkbase Document

101.PRE *	Inline XBRL Taxonomy Presentation Linkbase Document

104*	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).

*	Filed herewith.
#	Indicates management contract or compensatory plan or arrangement.
†	Certain portions of this exhibit (indicated by “[*****]”) have been redacted pursuant to Regulation S-K, Item 601(a)(6).

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

D-WAVE QUANTUM, INC.

Date: August 26, 2022	By:	/s/ Alan Baratz
Alan Baratz
President and Chief Executive Officer
(Principal Executive Officer)

	By:	/s/ John M. Markovich
John M. Markovich
Chief Financial Officer
(Principal Financial and Accounting Officer)

46